Exhibit 10.7

CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”

LUMP SUM TURNKEY AGREEMENT

for the

ENGINEERING, PROCUREMENT AND CONSTRUCTION

of the

SABINE PASS LNG STAGE 5 LIQUEFACTION PROJECT

by and between

SABINE PASS LIQUEFACTION STAGE V, LLC

as Owner

and

BECHTEL ENERGY INC.

as Contractor

Dated as of the 22 Day of May 2026

i

3.32	Electronic File Sharing Site	54
3.33	Contractor Responsibility for Owner-Supplied Equipment	54

ARTICLE 4	OWNER’S RESPONSIBILITIES	54
4.1	Payment	54
4.2	Permits	55
4.3	Access to the Site, Supporting Real Estate and SPL Liquefaction Facility Site	55
4.4	Operation Personnel	55
4.5	Legal Description and Survey	55
4.6	Owner-Furnished Items	56
4.7	Owner Representative	58
4.8	Louisiana Sales and Use Tax	58
4.9	Hazardous Materials	61
4.10	Insurance	61
4.11	Owner-Supplied Equipment	62

ARTICLE 5	COMMENCEMENT OF WORK, GUARANTEED SUBSTANTIAL COMPLETION DATES, AND SCHEDULING OBLIGATIONS	62
5.1	Limited Notice to Proceed	62
5.2	Notice to Proceed	64
5.3	Guaranteed Substantial Completion Dates	66
5.4	Project Schedule	67
5.5	Recovery and Recovery Schedule	69
5.6	Acceleration and Acceleration Schedule	71

ARTICLE 6	CHANGES; FORCE MAJEURE; AND OWNER CAUSED DELAY	72
6.1	Owner’s Right to Change Order	72
6.2	Contractor’s Right to Change Orders	74
6.3	Changed Criteria Adjustment; Contractor Documentation	77
6.4	Change Orders Act as Accord and Satisfaction	77
6.5	Timing Requirements for Change Notices Issued by Contractor	78
6.6	Adjustment Only Through Change Order	79
6.7	Force Majeure	79
6.8	Delay Caused by Owner, etc. for Which Owner Is Responsible, Time Extensions and Compensation Adjustments	81
6.9	Work Activity on the Critical Path	83
6.10	Delay	83
6.11	Contractor Obligation to Mitigate Delay	83
6.12	Separated Contract Price Adjustments in Change Orders	83
6.13	[***]	84
6.14	[***]	84

ARTICLE 7	CONTRACT PRICE AND PAYMENTS TO CONTRACTOR	84
7.1	Contract Price	84
7.2	Subproject Contract Pricing	84
7.3	Additional Pricing Provisions	84
7.4	Interim Payments	85

7.5	Final Completion and Final Payment	89
7.6	Payments Not Acceptance of Work	90
7.7	Payments Withheld	90
7.8	Payment of Amounts Withheld or Collected on Letter of Credit	91
7.9	Interest on Late Payments	92
7.10	Offset	92
7.11	Currency	92
7.12	Currency Conversion	92
7.13	Fuel Adjustment	93
7.14	Conditions Precedent to Payment	94
7.15	[***]	94

ARTICLE 8	TITLE AND RISK OF LOSS	94
8.1	Title	94
8.2	Risk of Loss	94

ARTICLE 9	INSURANCE AND LETTER OF CREDIT	96
9.1	Insurance	96
9.2	Irrevocable Standby Letter of Credit	97

ARTICLE 10	OWNERSHIP OF DOCUMENTATION	99
10.1	Ownership of Work Product	99
10.2	Contractor’s Intellectual Property and Third Party Intellectual Property	100
10.3	Limitations on Use of Work Product	101
10.4	Owner Provided Documents	101
10.5	License to Use Liquefaction and Other Process Technology	102
10.6	Licensors	102

ARTICLE 11	COMPLETION AND PERFORMANCE LIQUIDATED DAMAGES	104
11.1	Notice and Requirements for RFSU and RFFGI	104
11.2	Notice and Requirements for Substantial Completion of a Subproject	105
11.3	Owner Acceptance of RFFGI, RFSU, and Substantial Completion	106
11.4	Performance Guarantees and Minimum Acceptance Criteria	106
11.5	Commissioning Test	110
11.6	Punchlist	110
11.7	Notice and Requirements for Final Completion	111
11.8	Partial Occupancy and Use	112
11.9	Operations Activities	112
11.10	Long-Term Obligations	113

ARTICLE 12	WARRANTY AND CORRECTION OF WORK	113
12.1	Warranty	113
12.2	Inspection of Work	115
12.3	Correction of Work	116
12.4	Assignability of Warranties	119
12.5	Waiver of Implied Warranties and Exclusive Warranties / Remedies	119

ARTICLE 13	GUARANTEE OF TIMELY COMPLETION AND DELAY LIQUIDATED DAMAGES	119
13.1	Delay Liquidated Damages	119
13.2	Payment of Liquidated Damages	120
13.3	Schedule Bonus	120
13.4	LNG Production Bonus	120

ARTICLE 14	CONTRACTOR’S REPRESENTATIONS	121
14.1	Contractor Representations	121

ARTICLE 15	OWNER’S REPRESENTATIONS	122
15.1	Owner Representations	122

ARTICLE 16	DEFAULT, TERMINATION AND SUSPENSION	123
16.1	Default by Contractor	123
16.2	Termination for Convenience by Owner	126
16.3	Suspension of Work	127
16.4	Suspension by Contractor	128
16.5	Termination by Contractor	128

ARTICLE 17	INDEMNITIES	129
17.1	Contractor’s General Indemnification	129
17.2	Injuries to Contractor’s Employees and Damages to Contractor’s Property	131
17.3	Injuries to Owner’s Employees and Damages to Owner’s Property	132
17.4	Pre-Existing Hazardous Materials	134
17.5	Patent and Copyright Infringement	134
17.6	Lien Discharge	135
17.7	Landowner Claims	135
17.8	Legal Defense	136
17.9	Enforceability	136

ARTICLE 18	DISPUTE RESOLUTION	137
18.1	Negotiation	137
18.2	Arbitration	138
18.3	Continuation of Work during Dispute	139

ARTICLE 19	CONFIDENTIALITY	139
19.1	Contractor’s Obligations	139
19.2	Owner’s Obligations	139
19.3	Definitions	140
19.4	Exceptions	140
19.5	Equitable Relief	141
19.6	Term	141
19.7	Compliance	141

ARTICLE 20	LIMITATION OF LIABILITY	141
20.1	Contractor Aggregate Liability	141

20.2	Limitation on Contractor’s Liability for Liquidated Damages	142
20.3	Liquidated Damages in General	142
20.4	Consequential Damages	143
20.5	Exclusive Remedy	143
20.6	Application of Liability Limitations	144

ARTICLE 21	MISCELLANEOUS PROVISIONS	144
21.1	Entire Agreement	144
21.2	Amendments	144
21.3	Joint Effort	144
21.4	Captions	144
21.5	Notice	144
21.6	Severability	145
21.7	Assignment	146
21.8	No Waiver	146
21.9	Governing Law	147
21.10	Foreign Corrupt Practices Act	147
21.11	Successors and Assigns	147
21.12	Attachments and Schedules	147
21.13	Obligations	147
21.14	Further Assurances	147
21.15	Priority	148
21.16	Restrictions on Public Announcement	148
21.17	Parent Guarantee	148
21.18	Language	148
21.19	Counterparts	148
21.20	Owner’s Lender	148
21.21	Potential Lenders, Potential Equity Investors and Equity Participants	149
21.22	Liquefaction Facility	149
21.23	Survival	150

v

LIST OF ATTACHMENTS AND SCHEDULES
ATTACHMENT A	Scope of Work and Basis of Design
SCHEDULE A-1	Scope of Work
SCHEDULE A-2	Basis of Design
ATTACHMENT B	Contractor Deliverables
ATTACHMENT C	Payment Schedule
SCHEDULE C-1	Aggregate Labor and Skills Price Payment Milestones
SCHEDULE C-2	Aggregate Labor and Skills Price Monthly Payment Schedule
SCHEDULE C-3	Aggregate Equipment Price Payment Milestones
SCHEDULE C-4	Estimated Monthly Payments for the Project
ATTACHMENT D	Form of Change Order
SCHEDULE D-1	Change Order Form
SCHEDULE D-2	Unilateral Change Order Form
SCHEDULE D-3	Change Order Request Forms
SCHEDULE D-4	Rate Sheet
ATTACHMENT E	Delay Liquidated Damages
ATTACHMENT F	Key Personnel and Contractor’s Organization
ATTACHMENT G	Approved Subcontractors
ATTACHMENT H	Notice to Proceed Forms
SCHEDULE H-1	Form of Notice to Proceed
SCHEDULE H-2	Form of Limited Notice to Proceed
SCHEDULE H-3	Form of Limited Notice to Proceed No. 1
SCHEDULE H-4	Form of Limited Notice to Proceed No. 2
ATTACHMENT I	Form of Contractor’s Invoices

SCHEDULE I-1	Form of Contractor’s Interim Invoice
SCHEDULE I-2	Form of Contractor’s Final Invoice
SCHEDULE I-3	Form of Contractor’s LNTP Invoice
ATTACHMENT J	HSE Plan Requirements
ATTACHMENT K	Form of Lien and Claim Waivers
SCHEDULE K-1	Contractor’s Interim Conditional Lien Waiver
SCHEDULE K-2	Contractor’s Interim Unconditional Lien Waiver
SCHEDULE K-3	Major Subcontractor’s Interim Conditional Lien Waiver
SCHEDULE K-4	Major Subcontractor’s Interim Unconditional Lien Waiver
SCHEDULE K-5	Major Sub-subcontractor’s Interim Conditional Lien Waiver
SCHEDULE K-6	Major Sub-subcontractor’s Interim Unconditional Lien Waiver
SCHEDULE K-7	Contractor’s Final Conditional Lien and Claim Waiver
SCHEDULE K-8	Contractor’s Final Unconditional Lien and Claim Waiver
SCHEDULE K-9	Major Subcontractor’s Final Conditional Lien and Claim Waiver
SCHEDULE K-10	Major Subcontractor’s Final Unconditional Lien and Claim Waiver
SCHEDULE K-11	Major Sub-subcontractor’s Final Conditional Lien and Claim Waiver
SCHEDULE K-12	Major Sub-subcontractor’s Final Unconditional Lien and Claim Waiver
ATTACHMENT L	Form of Completion Certificates
SCHEDULE L-1	Form of RFFGI Certificate
SCHEDULE L-2	Form of RFSU Certificate
SCHEDULE L-3	Form of Substantial Completion Certificate
SCHEDULE L-4	Form of Final Completion Certificate

ATTACHMENT M	Pre-Commissioning, Commissioning, Start-up, Training and Turnover Program
ATTACHMENT N	Owner-Supplied Equipment
ATTACHMENT O	Insurance Requirements
ATTACHMENT P	Contractor Permits
ATTACHMENT Q	Owner Permits
ATTACHMENT R	Form of Irrevocable, Standby Letter of Credit
ATTACHMENT S	Performance Tests and Commissioning Tests
ATTACHMENT T	Minimum Acceptance Criteria, Performance Guarantees and Performance Liquidated Damages
ATTACHMENT U	Form of Parent Guarantee
SCHEDULE U-1	Guarantor Form of Acknowledgment and Consent Agreement with Lender
ATTACHMENT V	Owner-Furnished Items
ATTACHMENT W	Capital Spare Parts List
ATTACHMENT X	Meeting and Reporting Requirements
ATTACHMENT Y	Quality Plan
ATTACHMENT Z	Real Estate Matters
ATTACHMENT AA	Form of Acknowledgment and Consent Agreement
ATTACHMENT BB	Rely Upon Information
ATTACHMENT CC	List of Contractor-Supplied Equipment
ATTACHMENT DD	Form of Fixed Asset Price Allocation Schedule
ATTACHMENT EE	Scheduled Activities
ATTACHMENT FF	BASF Assignment Agreement
ATTACHMENT GG	Provisional Sums
ATTACHMENT HH	Form of Novation Agreement

ATTACHMENT II	BASF Sublicense Agreement
ATTACHMENT JJ	Chart Assignment Agreement
ATTACHMENT KK	Not Used
ATTACHMENT LL	FTZ Agreement
ATTACHMENT MM	Commodity Price Rise and Fall
ATTACHMENT NN	High Value Orders True Up
ATTACHMENT OO	[***]

SABINE PASS LNG STAGE 5 LIQUEFACTION PROJECT
ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT
THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Agreement”), dated the 22 Day of May, 2026 (the “Agreement Date”), is entered into by and between Sabine Pass Liquefaction Stage V, LLC, a limited liability company organized under the laws of the State of Delaware having its principal place of business at 845 Texas Avenue, Suite 1250, Houston Texas 77002 (“Owner”), and Bechtel Energy Inc., a Delaware corporation having an address at 2105 CityWest Boulevard, Houston, Texas 77042 (“Contractor”). Each of Owner and Contractor are a “Party” and together the “Parties.”
RECITALS
WHEREAS, Owner’s Affiliate Sabine Pass Liquefaction, LLC (“SPL”) owns and operates an LNG facility comprised of six (6) liquefaction units and supporting infrastructure, each having an aggregate nominal LNG production capacity of approximately 4.5 million metric tonnes per annum (“mtpa”) (each a “CoP Train”) and a combined nameplate capacity of 27 mtpa at its Sabine Pass liquefaction facility in Cameron Parish, Louisiana, consisting of the Stage 1 Liquefaction Facility (defined below) located at the Stage 1 Site (defined below), the Stage 2 Liquefaction Facility (defined below) located at the Stage 2 Site (defined below), the Stage 3 Liquefaction Facility (defined below) located at the Stage 3 Site (defined below), and the Stage 4 Liquefaction Facility (defined below) located at the Stage 4 Site (defined below). The “SPL Liquefaction Facility” means the Stage 1 Facility, Stage 2 Facility, Stage 3 Facility, and the Stage 4 Facility. The “SPL Liquefaction Facility Site” means the Stage 1 Site, Stage 2 Site, Stage 3 Site, and the Stage 4 Site;
WHEREAS, Owner’s Affiliate Sabine Pass LNG, L.P. (“SPLNG”) owns and operates a regasification facility (the “Regas Facility”), located on the Regas Facility Site (as defined below) which together with the SPL Liquefaction Facility are collectively the “Sabine Pass Facilities”, and the “Sabine Pass Facilities Site” means, collectively, the SPL Liquefaction Facility Site and the Regas Facility Site;
WHEREAS, Owner or its Affiliate intends to develop an expansion to the SPL Liquefaction Facility to be comprised of one (1) additional CoP Train and one (1) boil-off gas re-liquefaction unit (“Train 7” and “BOGR” respectively, as further described herein), with Train 7 having an aggregate nominal LNG production capacity of approximately 4.5 mtpa, and BOGR having an aggregate nominal LNG production capacity of 0.75 MTPA, together with the tie-ins to the Sabine Pass Facilities, (collectively, the “Stage 5 Facilities”) ( all of which are further defined in Attachment A) to be located adjacent to the SPL Liquefaction Facility Site as further described in Attachment Z (the “Stage 5 Project Site” or “Site”). “Stage 5 Project” or “Project” means the engineering, design, procurement, manufacturing, fabrication and delivery of Contractor-Supplied Equipment, assembly and installation of Equipment, construction, pre-commissioning, commissioning, start-up and testing of the Stage 5 Facilities, as specified in the Agreement, and any portion thereof, and all other Work required to be performed under this Agreement;
WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to perform the foregoing engineering, procurement, construction, pre-commissioning, commissioning,

start-up and testing of the Stage 5 Facilities on a lump sum turnkey basis (which lump sum is separated for tax purposes); and
NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Article 1.
“90 Day Look-ahead Schedule” has the meaning set forth in Section 5.4E.
“AAA” has the meaning set forth in Section 18.2.
“AAA Rules” has the meaning set forth in Section 18.2.
“Abandonment” or “Abandon” means, prior to the acceptance by Owner of the Substantial Completion Certificates for all Subprojects, Contractor's cessation of all or substantially all of the Work (unless Contractor is entitled to stop, suspend or terminate the performance of the Work under the Agreement).
“Acceleration Schedule” has the meaning set forth in Section 5.6.
“Actual Sum Insured” has the meaning set forth in Section 8.2A.
“Affiliate” means with respect to any Person (for the purposes of this definition, a “subject Person”) (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a subject Person, and (ii) any Person that, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of any class of equity securities of, or other ownership interests in, a subject Person or of which the subject Person is directly or indirectly the owner of fifty percent (50%) or more of any class of equity securities or other ownership interests. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.
“Agreement” means this Agreement for the performance of the Work (including these Terms and Conditions and all Attachments and Schedules attached hereto), as it may be amended from time to time in accordance with these Terms and Conditions.
“Agreement Date” has the meaning set forth in the preamble.

“Aggregate Cap” has the meaning set forth in Section 3.17.
“Aggregate Equipment Price” means the sum of the Train 7 Equipment Price and BOGR Equipment Price.
“Aggregate Labor and Skills Price” means the sum of the Train 7 Labor and Skills Price and BOGR Labor and Skills Price.
[***].
“Aggregate Provisional Sum” has the meaning set forth in Section 7.3A.
“Aggregate Provisional Sum Equipment Price” has the meaning set forth in Section 7.3A.
“Aggregate Provisional Sum Labor and Skills Price” has the meaning set forth in Section 7.3A.
“aMDEA” has the meaning set forth in Section 10.6A.
“Applicable Codes and Standards” means any and all codes, standards or requirements set forth in Attachment A or in any Applicable Law, which codes, standards and requirements shall govern Contractor’s performance of the Work, as provided herein. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards, the more specific obligation as contemplated therein that complies with Applicable Law shall govern Contractor’s performance under this Agreement.
“Applicable Law” means all laws, statutes, ordinances, certifications, orders, (including presidential orders), decrees, proclamations, injunctions, licenses, Permits, approvals, rules and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over any Party, all or any portion of the Land or the Stage 5 Facilities or performance of all or any portion of the Work or the operation of any of the Stage 5 Facilities, or other legislative or administrative action of a Governmental Instrumentality having jurisdiction over all or any portion of the Site or the Project or performance of all or any portion of the Work or the operation of the Project, or a final decree, judgment or order of a court which relates to the performance of Work hereunder or the interpretation or application of this Agreement. For greater certainty, Applicable Law includes (i) any Applicable Codes and Standards set forth in Applicable Law, (ii) Environmental Law and (iii) tariffs, quotas and quantitative restrictions, and duties.
“approval” and “consent” means, unless specified otherwise herein, written approval and written consent. Wherever in this Agreement a provision is made for the giving or issuing of any consent by a Party, unless otherwise specified, such consent shall be in writing and the words “consent”, “approve”, “accept” or “certify” (or words of similar effect) are to be construed accordingly.
“As-Built Drawings” has the meaning set forth in Attachment B.

“Assignment Effective Date” means the date on which the written notice of the assignment is provided to the Subcontractor.
“Attachments” means, collectively, Attachment A through and including Attachment OO of this Agreement (including all Schedules attached thereto).
“Baker” has the meaning set forth in Section 19.2.
“Baker Competitors” has the meaning set forth in Section 19.2.
“BASF” means BASF SE.
“BASF License Agreement” means the license agreement between Contractor and BASF for the Durasorb technology.
“Basis of Design” means the basis of design of the Stage 5 Facilities as set forth in Schedule A-2.
“Bechtel Treasury Secured Hedge Rate” has the meaning set forth in Section 7.12
“BOGR” means the boil-off gas re-liquefaction unit licensed by Chart using the Chart liquefaction process technology (which includes the required supporting infrastructure necessary to support the addition of such unit and the Work required to tie-in BOGR to the existing LBG storage and boil-off gas handling system in Train 7 and the SPL Liquefaction Facility) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 5 Facilities, as further defined in this Agreement, including Attachment A and Attachment EE.
“BOGR Contract Price” has the meaning set forth in Section 7.2B.
“BOGR Delay Liquidated Damages” has the meaning set forth in Section 13.1A.
“BOGR Equipment Price” has the meaning set forth in Section 7.2B.1.
“BOGR Labor and Skills Price” has the meaning set forth in Section 7.2B.2.
“BOGR Liability Cap” has the meaning set forth in Section 20.1.
“BOGR LNG Production Bonus Date” means the date that is [***] ([***]) Days following Contractor’s receipt of LNTP No. 1.
“BOGR Performance Liquidated Damages” means the Performance Liquidated Damages for BOGR, as further described in Attachment T.
“BOGR Work” means the Work required to be performed pursuant to this Agreement for BOGR.
“Boil-Off Gas” means the cryogenic vapor generated from LNG in the LNG storage tanks and loading systems.

“BOM” has the meaning set forth in Section 3.4A.
“Books and Records” has the meaning set forth in Section 3.13A.
“Brownfield Labor Provisional Sum” has the meaning set forth in Attachment GG.
“Bulk Material Supplier” means those Subcontractors or Sub-subcontractors not performing Work on-Site but engaged by Contractor to provide bulk commodities or materials (e.g., commodities or materials ordered by weight, volume, or footage) for incorporation into the Work.
“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.
“CAD” has the meaning set forth in Section 3.3E.
“Capital Spare Parts” means those capital spare parts listed in Attachment W for use after Substantial Completion, as further set forth in Section 3.4B.
“Challenge Damages” has the meaning set forth in Section 20.3B.
“Change Order” means a written instrument signed by both Parties after the execution of this Agreement in the form of Schedule D-1, that authorizes an addition to, deletion from, suspension of, or any other modification or adjustment to the requirements of these Terms and Conditions, including an addition to, deletion from or suspension of the Work or any modification or adjustment to any Changed Criteria. Owner and Contractor are entitled to a Change Order in accordance with Article 6.
“Change Request” has the meaning set forth in Section 6.1A.
“Changed Criteria” has the meaning set forth in Section 6.1C.
“Change in COVID-19 Applicable Law” means the enactment, adoption, promulgation, imposition or repeal of an Applicable Law or an amendment to an Applicable Law or a change in the interpretation or application of an Applicable Law by a Governmental Instrumentality, that, in either case, is issued (a) in response to the COVID-19 pandemic, or to protect the general public or those performing the Work from the spread of COVID-19, or to otherwise fight against the spread of COVID-19, and (b) after the Agreement Date.
“Changes in Law” means any amendment, modification, superseding act, deletion, addition, or change in or to Applicable Law (including changes to Tax laws that directly impact the Work but excluding changes to Tax laws where such Taxes are based upon Contractor’s revenue, income, profits/losses or cost of finance or withholding Tax, and excluding all changes in duties, quotas and quantitative restrictions and tariffs, which are separately addressed in Section 6.2A.10, Section 6.2A.13, Section 6.2A.15 and Section 6.2A.16) that occurs and takes effect after July 16, 2025. Changes in Law shall include any official change in the interpretation or application of Applicable Law (including Applicable Codes and Standards set forth in Applicable Law) that is not due to an act or omission of Contractor or its Subcontractors or Sub-subcontractors, provided that such change is expressed in writing by the applicable Governmental Instrumentality. Changes in Law do not include Change in COVID-19 Applicable Law.
“Changes in Non-U.S. Duties and Tariffs” means any amendment, modification, superseding act, deletion, addition, or change in or to any Non-U.S. Duties and Tariffs that occurs and takes effect after April 17, 2026. Changes in Non-U.S. Duties and Tariffs shall include any official change in the interpretation or application of Non-U.S. Duties and Tariffs that is not due to an act or omission of Contractor or its Subcontractors or Sub-subcontractors, provided that such change is expressed in writing by the applicable Governmental Instrumentality.
“Changes in U.S. Duties and Tariffs” means any amendment, modification, superseding act, deletion, addition, or change in or to any U.S. Duties and Tariffs that occurs and takes effect after April 17, 2026. Changes in U.S. Duties and Tariffs shall include any official change in the interpretation or application of U.S. Duties and Tariffs that is not due to an act or omission of Contractor or its Subcontractors or Sub-subcontractors, provided that such change is expressed in writing by the applicable Governmental Instrumentality.
[***].
“Chart” means Chart Energy and Chemicals, Inc., a corporation organized under the laws of the State of Delaware.
“Chart License Agreement” means the license agreement between Contractor and Chart for the Chart liquefaction technology.
“Chart’s Confidential Information” has the meaning set forth in Section 19.2.
[***].
“Commissioning Test” has the meaning set forth in Attachment S.
“Competitors of Contractor” has the meaning set forth in Section 19.2.
“Conclusive Defect” has the meaning set forth in Section 12.3A.
“Confidential Information” has the meaning set forth in Section 19.3.
“ConocoPhillips Intellectual Property” has the meaning set forth in Section 10.6B.
“ConocoPhillips License Agreement” means the license agreement between ConocoPhillips Company and Owner relating to the Optimized Cascade Process for Train 7.
“ConocoPhillips Work Product” has the meaning set forth in Section 10.6B.

“Consequential Damages” means (i) loss of use, loss of revenue, loss of profit or anticipated profit (if any), loss of business or contracts, service or business interruption, loss of market, loss of financing, increased or additional costs of obtaining or maintaining capital, loans or financing, loss of bonding capacity or capital, loss of opportunity or reputation or goodwill, loss of production, loss of productivity, and claims by Owner’s customers for economic loss or business interruption, and losses for principal office expenses including compensation of personnel stationed there, in each case whether direct, or consequential or indirect and whether or not foreseeable, and (ii) any special, incidental, punitive, exemplary, consequential, or indirect loss or damage.
“Construction Equipment” means the equipment, machinery, temporary structures, scaffolding, materials, tools, supplies and systems, purchased, owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work, but not intended for incorporation into the Stage 5 Facilities.
“Contract Exchange Rate” has the meaning set forth in Section 7.12.
“Contract Price” has the meaning set forth in Section 7.1.
“Contractor” has the meaning set forth in the preamble.
“Contractor Group” means (i) Contractor and its Affiliates and parents and (ii) the respective directors, officers, agents, members, partners, shareholders, employees, representatives and invitees of each Person specified in clause (i) above.
“Contractor Representative” means that Person or Persons designated by Contractor in Section 2.2B, or in a notice to Owner pursuant to the process in Section 2.2A, who shall have complete authority to act on behalf of Contractor on all matters pertaining to this Agreement or the Work, including giving instructions and making changes in the Work, except for any limitations specified in such notice.
“Contractor-Supplied Equipment” means all Equipment other than Owner-Supplied Equipment.
“Contractor’s Confidential Information” has the meaning set forth in Section 19.2.
“Contractor’s Intellectual Property” has the meaning set forth in Section 10.2.
“CoP Train” has the meaning set forth in the recitals. CoP Trains 1 and 2 are further described in the Stage 1 EPC Agreement, CoP Train 3 and 4 are further described in the Stage 2 EPC Agreement, CoP Train 5 is further described in the Stage 3 EPC Agreement, and CoP Train 6 is further described in the Stage 4 EPC Agreement.
“Corrective Work” has the meaning set forth in Section 12.3B.1.
“COVID-19” means an infectious respiratory disease caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), as identified by the World Health Organization and further abbreviated by such organization as “COVID-19,” including any related strains and mutations of COVID-19, wherever the same may occur.
“COVID-19 Event” means the occurrence of any of the following:
A.a Change in COVID-19 Applicable Law affecting the Work;
B.a change in COVID-19 Guidelines affecting the Work; or
C.a COVID-19 Outbreak affecting the Work.
“COVID-19 Guidelines” means the published guidelines, recommendations or suggested practices (including all revisions, amendments or supplements thereto) of any Governmental Instrumentality or relevant health or safety agency or body, including the Centers for Disease Control and Prevention (CDC), World Health Organization (WHO) or the Occupational Safety & Health Administration (OSHA), that is applicable to the performance of the Work that (a) is issued for the purpose of protecting the general public or those performing the Work from the spread of COVID-19, or to otherwise fight against the spread of COVID-19 and (b) is implemented by Contractor or its applicable Subcontractors or Sub-subcontractors for the purpose of reasonably protecting those performing the Work from the spread of COVID-19, provided that with respect to any Work at the Land, Contractor will first consult with Owner before implementation .
“COVID-19 Outbreak” means a threatened or actual increase in the incidence of COVID-19 infection among Owner Group’s or Contractor’s (or its Subcontractor’s or Sub-subcontractors) personnel assigned to perform the Work above the incident rate at the Site or in the region where the applicable Work is being performed that existed prior to such increase.
“Cumulative Changes in Non-U.S. Duties and Tariffs” has the meaning set forth in Section 7.15D.
“Cure Period” has the meaning set forth in Section 16.1C.
“Cybersecurity Event” means (i) an unauthorized, malicious or criminal act or series of related unauthorized, malicious or criminal acts, or (ii) any error or omission or series of related errors or omissions, involving access to, processing of, use of or operation of any Information System which, in any case, causes a partial or total unavailability or failure of any Information System or failure to access, process, use or operate any Information System.
“Day” means a calendar day.
“Default” has the meaning set forth in Section 16.1A.
“Defect” or “Defective” has the meaning set forth in Section 12.1A.
“Defect Correction Period” means:

(i)with respect to BOGR Work, the period commencing upon Substantial Completion of BOGR and ending [***] ([***]) months thereafter, as extended in accordance with Section 12.3C; and
(ii)with respect to Train 7 Work, the period commencing upon Substantial Completion of Train 7 and ending [***]([***]) months thereafter, as extended in accordance with Section 12.3C.
“Delay Liquidated Damages” means one or all of the Train 7 Delay Liquidated Damages and BOGR Liquidated Damages, as the context requires.
“Direct Competitor of Chart” means the following direct competitors of Chart in the Chart liquefaction process technology or the design or manufacture of brazed aluminum heat exchangers and cold boxes: [***], (as such list may be updated from time to time as mutually agreed in writing by the Parties).
“Disclosing Party” has the meaning set forth in Section 19.3.
“Dispute” has the meaning set forth in Section 18.1.
“Dispute Notice” has the meaning set forth in Section 18.1.
“Drawings” means the graphic and pictorial documents (in written or electronic format) showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams, which are prepared as a part of and during the performance of the Work.
“Durasorb” has the meaning set forth in Section 10.6A.2 and as further described in Schedule A-2.
“Environmental Law” means any Applicable Law relating to (i) pollution; (ii) protection of human health and safety (to the extent such health and safety relates to exposure to Hazardous Materials, including any Pre-Existing Contamination), natural resources or the environment; and/or (iii) any exposure to, or presence, generation, manufacture, use, handling, storage, treatment, processing, transport or disposal, arrangement for transport or disposal, or spill, discharge or other release of Hazardous Materials, including any Pre-Existing Contamination.
“Equipment” means all materials and equipment to be permanently incorporated into the Stage 5 Facilities. Equipment is comprised of Contractor-Supplied Equipment and Owner-Supplied Equipment.
“Excepted Risks” has the meaning set forth in Section 8.2A.
“Excessive Monthly Precipitation” means that the total precipitation measured on the Land for the Month that the event in question occurred has exceeded the following selected probability levels for such Month for Weather Station 417174 BTP, Port Arthur AP Beaumont TX, as specified in the National Oceanic and Atmospheric Administration publication titled

“Climatography of the U.S. No. 81, Supplement No. 1, Monthly Precipitation Probabilities and Quintiles, 1971-2000”:
(1)for Train 7, the period from Contractor’s mobilization of the Site until [***]([***]) months after NTP, the selected probability level of 0.6 shall apply; and
(2)for BOGR, the period from Contractor’s mobilization of the Site until [***] ([***]) months after NTP, the selected probability level of 0.6 shall apply; and
(3)For all other periods after Contractor’s mobilization to the Site, the selected probability level of 0.8 shall apply.
The Parties recognize that the assessment as to whether or not total precipitation measured at the Land for a given Month constitutes Excessive Monthly Precipitation can only be made after the end of the Month in question.
“FCPA” has the meaning set forth in Section 21.10.
“FEED Agreement” means the Front End Engineering Design (FEED) Agreement between Sabine Pass Liquefaction Stage V, LLC and Contractor for the SPL Liquefaction Project, dated April 7, 2023, as amended.
“FEED Package” means the documents listed in Table A-2-1, Table A-2-2, Table A-2-3 and Table A-2-4 of Schedule A-2.
“FERC” means the Federal Energy Regulatory Commission.
“FERC Authorization” means a written authorization issued from time to time by the FERC director of the Office of Energy Projects, authorizing Owner to commence construction of the Stage 5 Facilities, or take such other actions with respect to the Facilities as set forth therein.
“Final Completion” means that all Work for the Stage 5 Facilities and all other obligations under this Agreement (except for that Work and obligations that survive the termination or expiration of this Agreement, including obligations for Warranties, correction of Defective Work and those covered by Section 11.10), are fully and completely performed in accordance with the terms of this Agreement, including: (i) the achievement of Substantial Completion of all Subprojects; (ii) the achievement of all Performance Guarantees or payment of all Performance Liquidated Damages due and owing; (iii) the completion of all Punchlist items for all Subprojects; (iv) delivery by Contractor to Owner of a fully executed Final Conditional Lien and Claim Waiver in the form of Schedule K-7; (v) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement, including Record As-Built Drawings and Specifications, test reports and the final operation and maintenance manuals for the Stage 5 Facilities; (vi) delivery to Owner, in content and form reasonably satisfactory to Owner, of copies of all requested Subcontracts (redacted in accordance with Section 2.4D); (vii) removal from the Land of all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities for which Contractor is responsible under Article 3, other than as required by Contractor to fulfill its obligations under Section 12.3B; (viii) delivery by Contractor to Owner of fully executed Final Conditional Lien and Claim Waivers from all Major Subcontractors in the form of Schedule K-9; (ix) if requested by Owner, fully executed Final Conditional Lien and Claim Waivers from each Major Sub-subcontractor in a form substantially similar to the form of Schedule K-11; and (x) delivery by Contractor to Owner of a Final Completion Certificate in the form of Schedule L-4 and as required under Section 11.7, which Owner has accepted by signing such certificate.
“Final Completion Certificate” has the meaning set forth in Section 11.7.
“Final Completion Date” has the meaning set forth in Section 5.3B.
“Final Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.5, which shall be in the form of Schedules K-7 through K-12.
“Five Hundred Year Storm Event” has the meaning specified in Schedule A-2.
“Force Majeure” means catastrophic storms or floods, hurricanes, typhoons, cyclones, [***] or floods, Excessive Monthly Precipitation, tsunamis, lightning, tornadoes, earthquakes and other acts of God, radioactive contamination, accidents at sea, wars, Russia and Ukraine Conflict, civil disturbances, Regional Strikes or other similar national or industry wide labor actions, terrorist attacks, revolts, insurrections, sabotage, commercial embargoes, COVID-19 Event, epidemics, pandemics, fires, explosions, Cybersecurity Events, and actions of a Governmental Instrumentality (such as compulsory acquisition or expropriation) that were not requested, promoted, or caused by the affected Party; provided that such act or event (a) delays or renders impossible the affected Party’s performance of its obligations under this Agreement, (b) is beyond the reasonable control of the affected Party and not due to its fault or negligence, and (c) could not have been safely prevented or avoided by the affected Party through the exercise of reasonable due diligence. For avoidance of doubt, Force Majeure shall not include any of the following: (i) economic hardship, (ii) changes in market conditions, (iii) late delivery or failure of Construction Equipment or Contractor-Supplied Equipment unless such late delivery or failure of Construction Equipment or Contractor-Supplied Equipment was otherwise caused by Force Majeure, (iv) labor availability, strikes, or other similar labor actions, other than Regional Strikes or other similar national or industry wide labor actions, (v) climatic conditions (including rain, snow, wind, temperature and other weather conditions), tides, and seasons, regardless of the magnitude, severity, duration or frequency of such climatic conditions, tides or seasons, but excluding catastrophic storms, lightning, tornadoes, hurricanes, typhoons, cyclones, [***] or floods, Excessive Monthly Precipitation, tsunamis and earthquakes or (vi) [***].
“Form of Fixed Asset Price Allocation Schedule” has the meaning set forth in Section 4.8F.
“FTZ” means Foreign Trade Zone.

“Fuel Adjustment Basis” has the meaning set forth in Section 7.13.
“Geotechnical Reports” means:

	Source Document Number	Transmittal Number	Report Title	Report Date	Contractor
1.	260954-REP3	SPL5EXPRF-BEC-T-00023	Sabine Pass Liquefaction Stage 5 Re-FEED Project - Phase 3A	5/5/2025	Fugro
2.	260954-REP4	SPL5EXPRF-BEC-T-00023	Sabine Pass Liquefaction Stage 5 Re-FEED Project - Phase 3B	5/12/2025	Fugro
3.	22.14.259	SPL5EXPFEED-BEC-T-00154	Final Geotechnical Factual Report SPL Expansion Project	10/20/2023	TWEI
4.	23.14.088 – Land	SPL5EXPRF-BEC-T-00028	GEOTECHNICAL LAND FACTUAL REPORT – REV. NO. 5 SPL EXPANSION PROJECT – STAGE 5	07/30/2024	TWEI
“Good Engineering and Construction Practices” or “GECP” means the generally recognized and accepted reasonable and prudent practices, methods, skill, care, techniques and standards employed by the international LNG liquefaction and storage engineering and construction industries with respect to the engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of Natural Gas liquefaction and storage facilities of similar size and type as the Stage 5 Facilities and in accordance with Applicable Codes and Standards and Applicable Law.
“Governmental Instrumentality” means any governmental body, instrumentality, agency, authority, board, subdivision, court or commission of any nation or state, federal or local jurisdiction, having jurisdiction over a Party or any portion of the Work, the Stage 5 Facilities, or the Land.
“Guarantee Conditions” mean the conditions upon which the Minimum Acceptance Criteria and Performance Guarantees are based and shall be tested, as further defined in Attachment S and Attachment T.
“Guaranteed BOGR Substantial Completion Date” has the meaning set forth in Section 5.3A.2 as may be adjusted by Change Order in accordance with the terms of this Agreement.
“Guaranteed Substantial Completion Date” or “Guaranteed Substantial Completion Dates” has the meaning set forth in Section 5.3A.
“Guaranteed Train 7 Substantial Completion Date” has the meaning set forth in Section 5.3A.1 as may be adjusted by Change Order in accordance with the terms of this Agreement.

“Guarantor” means Bechtel Global Energy, Inc., a Delaware corporation.
“Hazardous Materials” means any substance that under Environmental Law is regulated as hazardous or toxic if released into the environment, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Environmental Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability under Environmental Law for damages, costs, remediation or corrective action.
“HAZOP” means a hazard and operability study used as a structured and systematic technique for system examination and risk management.
“HHC Unit” means the system designed to remove heavy hydrocarbons utilizing the Durasorb licensed treatment technology as further described in Schedule A-2.
“HHC Unit Failure” has the meaning set forth in Section 11.4C.
“High Value Orders” has the meaning set forth in Attachment NN.
“Imminent Threat” has the meaning set forth in Section 12.3A.
“Indemnified Party” means any member of Owner Group or Contractor Group, as the context requires.
“Indemnifying Party” means Owner or Contractor, as the context requires.
“Independent Engineer” means the engineer(s) employed by Owner or Lender.
“Information System” means any computer, hardware, software, control system, communications system, networks, server, cloud, electronic device (including smart phones, wearables, laptops and tablets) or microcontroller including any similar system or any configuration of the aforementioned, in each case that is necessary for and an integral part of Contractor’s or its Subcontractors’ or Sub-subcontractors’ use in the prosecution of the Work.
“Initial Schedule” has the meaning set forth in Section 5.4A.
“Insolvency Event” has the meaning set forth in Section 16.1A.

“Interim Lien Waiver” means the waiver and release provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.4D, which shall be in the form of Schedules K-1 through K-6.
“Investment Grade” means a rating of at least A- by Standard & Poor’s and at least A3 by Moody’s Investors Service.
“Invoice” means Contractor’s request for an interim payment pursuant to Section 7.4 and for final payment pursuant to Section 7.5, which invoice shall be in the form of Schedule I-1 for interim payments and Schedule I-2 for final payment.
“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2A.
“Land” means, as applicable, the Site, the Supporting Real Estate, the SPL Liquefaction Facility Site, or any portion thereof.
“Landowner” means any landowner that (i) has leased land or provided a right of way or easement to Owner in connection with the Project, (ii) is the grantee of an easement on the Site or (iii) owns land contiguous to the Site and who requires access to that land through the Site.
“Lender” means any entity or entities providing temporary or permanent debt financing to Owner for the Stage 5 Facilities.
“Letter of Credit” has the meaning set forth in Section 9.2.
“Limited Notice to Proceed” or “LNTP” means any limited notice to proceed issued in accordance with Section 5.1, authorizing and requiring Contractor to proceed with the Work identified in such LNTP.
“Liquidated Damages” means Delay Liquidated Damages and Performance Liquidated Damages, as the context requires.
“LNG” means liquefied Natural Gas.
“LNG Production Bonus for BOGR” has the meaning set forth in Section 13.4A.
“LNG Production Bonus for Train 7” has the meaning set forth in Section 13.4B.
“LNTP No. 1” has the meaning set forth in Section 5.1A.2.
“LNTP No. 2” has the meaning set forth in Section 5.1A.3.
“LNTP No. 1 Deadline” has the meaning set forth in Section 5.1A.2.
“LNTP No. 2 Deadline” has the meaning set forth in Section 5.1A.3.
“LNTP No. 1 Phase 1” has the meaning set forth in Section 5.1A.2.

“LNTP No. 1 Phase 2” has the meaning set forth in Section 5.1A.2.
“LNTP No. 1 Phase 3” has the meaning set forth in Section 5.1A.2.
“LNTP No. 1 Work” has the meaning set forth in Section 5.1A.2.
“LNTP No. 2 Work” has the meaning set forth in Section 5.1A.3.
“LNTP Work” means the Work, if any, which shall be performed upon issuance of any LNTP.
“Louisiana Sales and Use Tax” means Louisiana state, parish, and local-option sales and use taxes.
“Louisiana Sales and Use Tax Provisional Sum” has the meaning set forth in Attachment GG.
“Major Subcontract” means (i) any Subcontract having an aggregate value in excess of [***] U.S. Dollars (U.S. $[***]), (ii) multiple Subcontracts with one Subcontractor that have an aggregate value in excess of [***] U.S. Dollars (U.S. $[***]), or (iii) any Subcontract entered into with a Subcontractor for Work listed in Section 2 of Attachment G.
“Major Subcontractor” means any Subcontractor with whom Contractor enters, or intends to enter, into a Major Subcontract.
“Major Sub-subcontract” means (i) any Sub-subcontract having an aggregate value in excess of [***]U.S. Dollars (U.S. $[***]), (ii) multiple Sub-subcontracts with one Sub-subcontractor that have an aggregate value in excess of [***] U.S. Dollars (U.S. $[***]), or (iii) any Sub-subcontract entered into with a Sub-subcontractor for Work listed in Section 2 of Attachment G.
“Major Sub-subcontractor” means any Sub-subcontractor with whom a Subcontractor or Sub-subcontractor enters, or intends to enter, into a Major Sub-subcontract.
“MDR” has the meaning set forth in Section 3.3B.
[***].
[***].
“Minimum Acceptance Criteria” or “MAC” means the minimum acceptance criteria specified in Attachment T.
“MM&E Utilization Report” has the meaning set forth in Section 4.8C.1.
“Mobilization Payment” has the meaning set forth in Section 7.4A.

“Month” means a Gregorian calendar month; “month” means any period of thirty (30) consecutive Days.
“Monthly” means an event occurring, or an action taken, once every Month.
“Monthly Payments” has the meaning set forth in Section 7.4B.
“Month N” has the meaning set forth in Section 7.4C.
“Month N-1” means the Month prior to Month N.
“Month N-2” means the Month prior to Month N-1.
“Month N-3” means the Month prior to Month N-2.
“Month N+1” has the meaning set forth in Section 7.4C.1.
“Monthly Progress Reports” has the meaning set forth in Section 3.19A.4.
“Monthly Updated Project Schedule” has the meaning set forth in Section 5.4D.
“mtpa” has the meaning set forth in the recitals.
“Natural Gas” means combustible gas consisting primarily of methane.
[***].
“Non-U.S. Duties and Tariffs” means all duties and tariffs assessed by one country for the importation of Contractor-Supplied Equipment into such country, other than Changes in U.S. Duties and Tariffs, and exclusive of value added taxes, sales taxes, or other taxes and fees that do not relate directly to the importation of the Contractor-Supplied Equipment.
“Non-U.S. Duties and Tariffs Provisional Sum” has the meaning set forth in Section 7.15B.
“Notice to Proceed” or “NTP” means the full notice to proceed issued in accordance with Schedule H-1 and Section 5.2, authorizing and requiring Contractor to commence the performance of the entire Work.
“Novation Agreement” has the meaning set forth in Section 18.2.
“NTP Deadline” has the meaning set forth in Section 5.2C.
“OECD” has the meaning set forth in Section 21.10.
“Operation Personnel” has the meaning set forth in Section 4.4.
“Operations Activity” or “Operations Activities” has the meaning set forth in Section 11.9.

“Optimized Cascade Process” means ConocoPhillips Company’s natural gas cascade liquefaction process for transforming a methane-rich gas stream from the gaseous state to the liquid state wherein refrigerative cooling is provided by three cascaded refrigeration cycles which employ predominantly methane in an open or closed cycle configuration.
“OSBL” means outside the battery limits.
“OSHA” means the United States Department of Labor’s Occupational Safety and Health Administration.
“Owner” has the meaning set forth in the preamble hereto.
“Owner-Furnished Items” has the meaning set forth in Section 4.6B.
“Owner Group” means (i) Owner, its parent and their respective Affiliates, Lender, and (ii) the respective directors, officers, agents, members, partners, shareholders, employees, representatives and invitees of each Person specified in clause (i) above.
“Owner Permits” means the Permits set forth in Attachment Q and any other Permits (not listed in either Attachment P or Attachment Q) necessary for performance of the Work or the operation of the Stage 5 Facilities and which are required by Applicable Law to be in Owner’s name.
“Owner Proprietary Work Product” has the meaning set forth in Section 10.4.
“Owner Representative” means that Person or Persons designated by Owner in a notice to Contractor who shall have complete authority to act on behalf of Owner on all matters pertaining to the Work, including giving instructions and making changes in the Work, except for any limitations specified in such notice.
“Owner-Supplied Equipment” has the meaning set forth in Section 4.11.
“Owner’s Confidential Information” has the meaning set forth in Section 19.1.
“P&ID” means piping and instrumentation diagrams.
“Parent Guarantee” has the meaning set forth in Section 21.17.
“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.
“Payment Milestone” means a designated portion of the Work as shown in the Payment Schedule.
“Payment Schedule” means the schedule set forth in Attachment C, which sets out the payments to be paid based on achievement of Payment Milestones.
“pdf” has the meaning set forth in Section 5.4B.

“Performance Guarantee(s)” means the performance guarantees specified in Attachment T.
“Performance Liquidated Damages” means the liquidated damages associated with the failure to achieve one or more of the Performance Guarantees as specified in Attachment T, namely one or all of the BOGR Performance Liquidated Damages and the Train 7 Performance Liquidated Damages, as the context requires.
“Performance Test” means the tests performed by Contractor to determine whether Train 7 and BOGR meet the Performance Guarantees and the applicable Minimum Acceptance Criteria, which tests shall be set forth in Attachment S.
“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Stage 5 Facilities, the Land or the Work.
“Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Instrumentality or other entity having legal capacity.
“PHMSA” means the Pipeline and Hazardous Materials Safety Administration.
“Potential Lender” has the meaning set forth in Section 21.21A.
“Pre-Existing Contamination” means Hazardous Materials that (i) are present in concentrations that exceed action levels which trigger a duty to investigate or respond as established under Environmental Law, (ii) are located on the Land, and (iii) either (a) pre-date Contractor’s and its Subcontractors’ and Sub-subcontractors’ commencement of any Work on the Land under this Agreement or (b) were brought to the Site by any Person other than Contractor, its Subcontractors or its Sub-subcontractors.
“Project” has the meaning set forth in the recitals.
“Project Execution Plan” means the Project execution plan described in Section 2.2 of Schedule A-1.
“Project Procurement Plan” has the meaning set forth in Schedule A-1.
“Project Schedule” has the meaning set forth in Section 5.4B.
“Project-Related Prolongation Costs” means the following time-related costs incurred by Contractor resulting solely from a prolongation to the overall duration required to complete the Work for the entire Project: maintenance and rental of temporary trailers, roads, parking, laydown and temporary fences and facilities on the Land; warehousing (including personnel); maintenance of heavy haul facilities on the Land; maintenance of permanent roads on the Land; dust control services on the Land; janitor service for temporary buildings on the Land; site security on the Land; jobsite trailer furniture, office supplies and computer equipment on the

Land; and communications (telephone, cell phone service) for Contractor personnel performing services on the Land.
“Prolongation Costs” means both the Project-Related Prolongation Costs and the Subproject-Related Prolongation Costs.
“Provisional Sums” means the provisional sums described in Attachment GG with each provisional being a “Provisional Sum.”
“Punchlist” means those finishing items required to complete the Work, the existence of or completion of which shall not interrupt, disrupt or interfere with the safe and reliable operation or use of all or any part of the Stage 5 Facilities as contemplated by this Agreement, as more fully described in Section 11.6 and Attachment M.

“Qualified Research Expenditures” means the costs funded by Owner under this Agreement that are incurred in connection with Work performed by Contractor, its Subcontractors and Sub-subcontractors which meet all of the requirements of Section 41(d)(1) of the Internal Revenue Code of 1986, as amended, and which are related to the development or improvement of a business component of the Project.
[***].
“Quality Plan” has the meaning set forth in Section 3.18.
“Quarter” means any or all of the following periods in each calendar year throughout the Project: January 1st through March 31st; April 1st through June 30th; July 1st through September 30th; and October 1st through December 31st.
“Quarterly” means an event occurring, or an action taken, once every Quarter.
“Quarterly Progress Report” has the meaning set forth in Section 3.19B.2.
“Ready for Feed Gas Introduction” or “RFFGI” means, with respect to a Subproject, that all of the following have occurred: (i) Contractor has commissioned the systems and subsystems for RFFGI for such Subproject and completed the activities necessary to support the introduction of hydrocarbons, including the utility and process systems, safeguarding and shutdown systems have been pre-commissioned, commissioned and integrity verified, all as set forth in greater detail in Attachment A and Attachment M; (ii) with respect to Train 7, such Subproject is ready for acceptance of hydrocarbon feed and with respect to BOGR, such Subproject is ready for acceptance of Boil-Off Gas and fuel; (iii) Contractor has provided the required documents for FERC approval; and (iv) Contractor has delivered to Owner a RFFGI Certificate in the form of Schedule L-1 and Owner has accepted such certificate by signing such certificate.
“Ready for Start-Up” or “RFSU” means, with respect to each Subproject, that all of the following have occurred: (i) Contractor has achieved and maintained Ready for Feed Gas Introduction for such Subproject; (ii) systems are commissioned and ready to start operating all as set forth in greater detail in Attachment A and Attachment M; (iii) Contractor has provided required documents for FERC approval; and (iv) Contractor has delivered to Owner an RFSU Certificate for such Subproject in the form of Schedule L-2 and Owner has accepted such certificate by signing such certificate.
“Rebatable Louisiana Incentive” means the rebate Owner shall be entitled to receive through Owner’s participation in the tax incentive program commonly known as the Louisiana Quality Jobs Program, or any successor or similar incentive programs, including the Project Facility Expense Rebate or Sales and Use Tax Rebate (each as defined under Louisiana statute).
“Receiving Party” has the meaning set forth in Section 19.3.
“Record As-Built Drawings and Specifications” means final, record Drawings and Specifications of each Subproject and the Stage 5 Facilities showing the “as-built” conditions of each Subproject and the completed Stage 5 Facilities, as required under Attachment B.
“Recovery Schedule” has the meaning set forth in Section 5.5.
“Regas Facility” has the meaning set forth in the recitals and is further defined in Stage 4 EPC Agreement.
“Regas Facility Site” means those areas where the Regas Facility is located as shown in Attachment Z.
“Regional Strikes” means strikes or similar labor actions by craft construction labor occurring in the entire Gulf coast region in Texas and Louisiana, including the Site.
“Releasor Entities” has the meaning set forth in Section 5.1B.3.
“Rely Upon Information” means that certain information provided by Owner, which is expressly identified in Attachment BB as being Rely Upon Information.
“Required Sum Insured” has the meaning set forth in Section 8.2A.
“RFFGI Certificate” has the meaning set forth in Section 11.1A.
“RFSU Certificate” has the meaning set forth in Section 11.1B.
“Russia and Ukraine Conflict” means the conflict between Russia and Ukraine existing as of the Agreement Date including the expansion, exacerbation and/or continuation thereof that impacts the Work.
“Sabine Pass Facilities” has the meaning set forth in the recitals.
“Sabine Pass Facilities Site” has the meaning set forth in the recitals and is further described in Attachment Z.

“Schedules” means the sub-divided portions of certain Attachments to this Agreement that are identified as Schedules in the list of Attachments and Schedules above.
“Schedule Bonus Date for BOGR” has the meaning specified in Section 13.3A.
“Schedule Bonus Date for Train 7” has the meaning specified in Section 13.3B.
“Schedule Bonus for BOGR” has the meaning specified in Section 13.3A.
“Schedule Bonus for Train 7” has the meaning specified in Section 13.3B.
“Scope of Work” means the description of Work to be performed by Contractor as set forth in this Agreement, including Attachment A.
“Site” has the meaning set forth in the recitals and means those parcels of land where the Stage 5 Facilities shall be located, as shown in greater detail in Attachment Z. For the avoidance of doubt, the Site does not include the Supporting Real Estate or the SPL Liquefaction Facility Site.
“SPL” has the meaning set forth in the recitals.
“SPL Liquefaction Facility” has the meaning set forth in the recitals.
“SPL Liquefaction Facility Site” has the meaning set forth in the recitals and is further shown in greater detail in Attachment Z.
“SPLNG” has the meaning set forth in the recitals.
“Soil Investigation Period” has the meaning set forth in Section 2.5B.2(i).
“Soils Data” means the soils information contained in the Geotechnical Reports.
“Specifications” means those documents consisting of the written requirements for Equipment, standards and workmanship for the Work and performance of related services, which are prepared as a part of and during the performance of the Work.
“Stage 1 EPC Agreement” is that Engineering, Procurement and Construction Agreement between Bechtel Oil, Gas and Chemicals, Inc. and Sabine Pass Liquefaction, LLC for the Sabine Pass Stage 1 Liquefaction Facility dated November 11, 2011.
“Stage 1 Liquefaction Facility” means the facilities that are engineered, procured and constructed pursuant to the Stage 1 EPC Agreement, including CoP Train 1, CoP Train 2 and related facilities to be engineered, procured, constructed, pre-commissioned, commissioned and tested by Contractor under the Stage 1 EPC Agreement, as further described in the Stage 1 EPC Agreement.
“Stage 1 Site” means those areas where the Stage 1 Liquefaction Facility is located as further described in the Stage 1 EPC Agreement and Attachment Z.

“Stage 2 EPC Agreement” is that Engineering, Procurement and Construction Agreement between Bechtel Oil, Gas and Chemicals, Inc. and Sabine Pass Liquefaction, LLC for the Sabine Pass Stage 2 Liquefaction Facility dated December 20, 2012.
“Stage 2 Liquefaction Facility” means the facilities that are engineered, procured and constructed pursuant to the Stage 2 EPC Agreement, including CoP Train 3, CoP Train 4 and related facilities to be engineered, procured, constructed, pre-commissioned, commissioned and tested by Contractor under the Stage 2 EPC Agreement, as further described in the Stage 2 EPC Agreement.
“Stage 2 Site” means those areas where the Stage 2 Liquefaction Facility is located as further described in the Stage 2 EPC Agreement and Attachment Z.
“Stage 3 EPC Agreement” is that Engineering, Procurement and Construction Agreement between Bechtel Oil, Gas and Chemicals, Inc. and Sabine Pass Liquefaction, LLC for the Sabine Pass Stage 3 Liquefaction Facility dated May 4, 2015.
“Stage 3 Liquefaction Facility” means the facilities that are engineered, procured and constructed pursuant to the Stage 3 EPC Agreement, including CoP Train 5 and related facilities to be engineered, procured, constructed, pre-commissioned, commissioned and tested by Contractor under the Stage 3 EPC Agreement, as further described in the Stage 3 EPC Agreement.
“Stage 3 Site” means those areas where the Stage 3 Liquefaction Facility is located as further described in the Stage 3 EPC Agreement and Attachment Z.
“Stage 4 EPC Agreement” is that Engineering, Procurement and Construction Agreement between Bechtel Oil, Gas and Chemicals, Inc. and Sabine Pass Liquefaction, LLC for the Sabine Pass Stage 4 Liquefaction Facility dated November 7, 2018.
“Stage 4 Liquefaction Facility” means the facilities contemplated in this Agreement (including the Scope of Work), including CoP Train 6, LNG Berth 3 and related facilities to be engineered, procured, constructed, pre-commissioned, commissioned and tested by Contractor under this Agreement, as further described as Subproject 6(a) and Subproject 6(b), respectively, in the Stage 4 EPC Agreement.
“Stage 4 Site” means those areas where the Stage 4 Liquefaction Facility is located as further described in the Stage 4 EPC Agreement and Attachment Z.
“Stage 5 Facilities” has the meaning set forth in the recitals and as further described in Attachment A.
“Stage 5 Project” has the meaning set forth in the recitals.
“Stage 5 Project Site” has the meaning set forth in the recitals and means those parcels of land where the Stage 5 Facilities shall be located, as shown in greater detail in Attachment Z. For the avoidance of doubt, the Stage 5 Project Site does not include the Supporting Real Estate or the SPL Liquefaction Facility Site.
“Subcontract” means an agreement by Contractor with a Subcontractor for the performance of any portion of the Work.
“Subcontractor” means any Person (other than an Affiliate of Contractor), including a Contractor-Supplied Equipment supplier or vendor, who has a direct contract with Contractor to manufacture or supply Contractor-Supplied Equipment which is a portion of the Work, to lease Construction Equipment to Contractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor or materials.
“Subproject” means Train 7 or BOGR as the context requires, and “Subprojects” means, collectively, Train 7 and BOGR, which together shall compose the entire Project.
“Subproject Contract Price” means the Train 7 Contract Price or BOGR Contract Price as the context requires, and “Subproject Contract Prices” means, collectively, all of them.
“Subproject-Related Prolongation Costs” means the following time-related costs incurred by Contractor resulting solely from a prolongation to the duration required to complete the Work for a Subproject: Letter of Credit, temporary construction utilities (temporary electrical, temporary water and chemical toilets) on the Land, clean up and trash dumpster service on the Land, and weather and storm protection and storm cleanup on the Land.
“Substantial Completion” means either Substantial Completion of Train 7 or Substantial Completion of the BOGR, as the context requires, and further means that all of the following has occurred with respect to a Subproject: (i) RFFGI has been achieved for such Subproject; (ii) RFSU has been achieved for such Subproject; (iii) the Minimum Acceptance Criteria have been achieved; (iv) the Performance Guarantees have been achieved, or in the case that any Performance Guarantees have not been achieved for such Subproject, Contractor has provided a corrective work plan in accordance with Section 11.4A, and Contractor has turned over such Subproject pursuant to Section 11.4A; (v) Contractor and Owner have agreed upon a list of Punchlist items for such Subproject as set forth in Section 11.6B; (vi) Contractor has paid to Owner all Delay Liquidated Damages due and owing for such Subproject in accordance with Section 13.2; (vii) Contractor has performed all Work related to such Subproject (including training, and the delivery of all documentation required for operation) in accordance with the requirements and specifications of this Agreement, other than Work which meets the definition of Punchlist; (viii) Contractor has delivered to Owner the applicable Substantial Completion Certificate in the form of Schedule L-3 and as required under Section 11.2 and Owner has accepted such certificate by signing such certificate; (ix) Contractor has obtained and has continued to maintain all Permits required to be obtained by Contractor in Section 3.12B for the Stage 5 Facilities.
“Substantial Completion Certificate” has the meaning set forth in Section 11.2.

“Sub-subcontract” means any agreement by a Subcontractor with a Sub-subcontractor or by a Sub-subcontractor with another Sub-subcontractor for the performance of any portion of the Work.
“Sub-subcontractor” means any Person (including a Contractor-Supplied Equipment supplier or vendor, but excluding Contractor and its Affiliates) of any tier, who has a contract with a Subcontractor or another Sub-subcontractor to manufacture or supply Contractor-Supplied Equipment which comprises a portion of the Work, to lease Construction Equipment to Subcontractor or another Sub-subcontractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor, materials or equipment (including Equipment).
“subsystem” has the meaning set forth in Attachment M.
“Supporting Real Estate” means those off-Site rights of way, easements and other real estate rights listed in Attachment Z.
“system” has the meaning set forth in Attachment M.
“Tax Exempt Equipment” means the Contractor-Supplied Equipment listed in Attachment CC for which Owner intends to claim an exemption from Louisiana Sales and Use Tax, including through use of the Louisiana Sales/Use Tax Exemption for Manufacturing Machinery and Equipment (including through the use of Louisiana Department of Revenue Forms R-1071 and R-1072, as applicable, in making the qualifying purchases).
“Taxable Equipment” means any Contractor-Supplied Equipment which is not Tax Exempt Equipment.
“Taxes” means any and all taxes, assessments, levies, duties, tariffs, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including sales and use taxes (including Louisiana Sales and Use Taxes), value-added, gross receipts, license, payroll, federal, state, local or foreign income, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.
“Taxes, Duties and Tariffs Administration Cap” has the meaning set forth in Section 7.15F.
“Terms and Conditions” means, collectively, the recitals and Article 1 through and including Article 21.
“Third Party Intellectual Property” has the meaning set forth in Section 10.2.
[***].
“Train” or “Train 7” means the additional CoP Train (which includes the required OSBL, the utility facility/modules and interconnecting facilities and supporting infrastructure necessary to support the addition of such CoP Train and the Work required to tie-in Train 7 to the BOGR and SPL Liquefaction Facility) that is designed, procured, constructed, pre-commissioned, commissioned, started up, and tested for the Stage 5 Facilities, as further defined in this Agreement, including Attachment A and Attachment EE.
“Train 7 Contract Price” has the meaning set forth in Section 7.2A.
“Train 7 Delay Liquidated Damages” has the meaning set forth in Section 13.1B.
“Train 7 Equipment Price” has the meaning set forth in Section 7.2A.1.
“Train 7 Labor and Skills Price” has the meaning set forth in Section 7.2A.2.
“Train 7 Liability Cap” has the meaning set forth in Section 20.1.
“Train 7 LNG Production Bonus Date” means the date that is [***] ([***]) Days following Contractor’s receipt of LNTP No. 1.
“Train 7 Performance Liquidated Damages” means the Performance Liquidated Damages for Train 7, as further described in Attachment T.
“Train 7 Work” means the Work required to be performed pursuant to this Agreement for Train 7.
“Unforeseen Subsurface Conditions” means any (i) caverns or seismic faults or substantial voids, (ii) substantial manmade or natural subsurface obstructions or (iii) fossils, antiquities or other things of archeological interest, in any case encountered by Contractor in the performance of the Work that (a) are not identified in any Soils Data and (b) with respect to the substantial natural subsurface obstructions in (ii) above, were not reasonably anticipated by Contractor or any of its Subcontractors or Sub-subcontractors, acting in accordance with GECP, from the Soils Data.
“Unilateral Change Order” has the meaning set forth in Section 6.1E.
“U.S. Dollars” or “U.S. $” means the legal tender of the United States of America.
“U.S. Duties and Tariffs Provisional Sum” has the meaning set forth in Attachment GG.
[***].
[***].
“Value of Foreign Currency” has the meaning set forth in Section 7.12
“Vendor” means a Subcontractor or Sub-subcontractor (as the case requires) supplying Contractor-Supplied Equipment.
“Warranty” or “Warranties” has the meaning set forth in Section 12.1A.

“Weekly Progress Report” has the meaning set forth in Section 3.19A.3.
“Windstorms” has the meaning set forth in Section 8.2A.
“Work” means all obligations, duties and responsibilities required of Contractor pursuant to this Agreement, including all engineering and design; Construction Equipment; spare parts; procurement, fabrication, manufacture and delivery of all Contractor-Supplied Equipment and receipt and visual inspection in accordance with Attachment N of all Owner-Supplied Equipment; transportation, storage, erection and installation of all Equipment; construction, workmanship, labor, pre-commissioning, commissioning, inspection, training, Performance Tests, other tests, start-up and any other services, work or things furnished or used or required to be furnished or used, by Contractor in the performance of this Agreement, including that set forth in Attachment A, Section 3.1A and any Corrective Work performed pursuant to Section 12.3. On the Agreement Date, the Work includes the Train 7 Work and BOGR Work.
“Work Product” has the meaning set forth in Section 10.1.
1.2 Interpretation. The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof. Unless expressly stated otherwise, reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in these Terms and Conditions (and not in any Attachments or Schedules to this Agreement) and reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement.
ARTICLE 2
RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS
2.1Status of Contractor. The relationship of Contractor to Owner shall be that of an independent contractor. Any provisions of this Agreement which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and authoritative control over the Work as to the manner, means or details as to how to perform the Work. Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors or Sub-subcontractors, and Owner. Nevertheless, Contractor shall comply with all provisions, terms and conditions of this Agreement, and the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the Work in compliance with this Agreement.
2.2Key Personnel, Organization Chart and Contractor Representative.
A.Key Personnel and Organization Chart. Attachment F sets forth Contractor’s organizational chart to be implemented for the Work and also contains a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization who will be assigned to the

Work. Key Personnel shall, unless otherwise expressly stated in Attachment F, be devoted full-time to the Work for the entire duration of the Project, and Key Personnel shall not be removed or reassigned without Owner’s prior approval (such approval not to be unreasonably withheld). [***]. All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and the résumés of professional education and experience for a minimum of two (2) candidates with the requisite qualifications and experience. Should Owner approve of the replacement of a Key Person, Contractor shall allow for an overlap of two (2) weeks during which both the Key Person to be replaced and the Owner-approved new Key Person shall work together full time. The additional cost of any replacement of such Key Personnel and overlap time shall be entirely at Contractor’s expense. Owner has the right, but not the obligation, to require Contractor to remove or cause to be removed Key Persons who are not, in Owner’s reasonable judgment, using GECP in the performance of the portion of the Work assigned to such Key Persons.
B.Contractor Representative. Contractor designates [***] as the Contractor Representative. Notification of a proposed change in Contractor Representative shall be provided in advance, in writing, to Owner. The Contractor Representative is a Key Person.
2.3Subcontractors and Sub-subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work accomplished by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors and by Contractor’s Affiliates, and that such Subcontractors may have certain portions of the Work performed by Sub-subcontractors. All Subcontractors and Sub-subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. Subject to Section 2.4E, Contractor shall use commercially reasonable efforts to require that all contracts with Subcontractors and Sub-subcontractors be consistent with the terms and provisions of this Agreement. EXCEPT AS STATED IN SECTION 20.4, NO SUBCONTRACTOR OR SUB-SUBCONTRACTOR IS INTENDED TO BE OR SHALL BE DEEMED A THIRD-PARTY BENEFICIARY OF THIS AGREEMENT. Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and Sub-subcontractors and of its Affiliates performing any Work and of Persons directly or indirectly employed by any of them, as Contractor is for the acts or omissions of Persons directly or indirectly employed by Contractor. The work of any Subcontractor or Sub-subcontractor and Contractor’s Affiliates shall be subject to inspection by Owner, Lender, or Independent Engineer to the same extent as the Work of Contractor. All Subcontractors and Sub-subcontractors and Contractor’s Affiliates and their respective personnel performing Work at the Site are to be instructed by Contractor in the terms and requirements of the safety and environmental protection policies and procedures established under Section 3.10 and shall be expected to comply with such policies and procedures with respect to Work performed at the Land. In the event that any personnel do not adhere to such policies and procedures, such personnel shall be removed by Contractor. In no event shall Contractor be entitled to any adjustment to the Changed Criteria as a result of compliance with such policies and procedures or any removal of personnel necessitated by non-compliance. Nothing contained herein shall (a) create any contractual relationship between any Subcontractor and Owner, or between any Sub-subcontractor and Owner, or between any of Contractor’s Affiliates performing Work and Owner or (b) obligate Owner to pay or cause the payment of any amounts to any Subcontractor or Sub-subcontractor or any of Contractor’s Affiliates. Some Subcontracts and Sub-subcontracts, designated by Owner, will be separated contracts.

2.4Subcontracts and Sub-subcontracts.
A.Approved List. Attachment G set forth the lists of Subcontractors and Sub-subcontractors that Contractor and Owner have agreed are approved Subcontractors and Sub-subcontractors for the performance of that portion of the Work specified in Attachment G. Approval by Owner of any Subcontractors or Sub-subcontractors does not relieve Contractor of any responsibilities under this Agreement.
B.Additional Proposed Major Subcontractors and Major Sub-subcontractors. In the event that Contractor is considering the selection of a Subcontractor or Sub-subcontractor not listed on Attachment G that would qualify as a Major Subcontractor or Major Sub-subcontractor, Contractor shall (i) notify Owner of its proposed Major Subcontractor or Major Sub-subcontractor as soon as practicable during the selection process and furnish to Owner all information reasonably requested by Owner with respect to Contractor’s selection criteria (including information regarding the Major Subcontractors and Major Sub-subcontractors qualifications, safety performance and the agreed scope of work but excluding Major Subcontractors or Major Sub-subcontractors (a) pricing (other than unit rates), discount or credit information, payment terms, payment schedules and retention and (b) performance security, liquidated damages and limitations on liability), and (ii) notify Owner no less than [***]([***]) Business Days prior to the execution of a Major Subcontract with a Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor not listed on Attachment G. Owner shall have the discretion, not to be unreasonably utilized, to reject any proposed Major Subcontractor or Major Sub-subcontractor not listed on Attachment G for a Major Subcontract or Major Sub-subcontract for failing to meet the standard set out in Section 2.3. Contractor shall not enter into any Major Subcontract with a proposed Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor that is rejected by Owner in accordance with the preceding sentence. Owner shall undertake in good faith to review the information provided by Contractor pursuant to this Section 2.4B expeditiously and shall notify Contractor of its decision to accept or reject a proposed Major Subcontractor or Major Sub-subcontractor as soon as practicable after such decision is made. Failure of Owner to respond within [***]([***]) Days after Owner’s receipt of Contractor’s notice of a proposed Major Subcontractor or Major Sub-subcontractor shall be deemed to be an acceptance of such Major Subcontractor or Major Sub-subcontractor. This Section 2.4B does not apply to the selection of Bulk Material Suppliers.
C.Other Additional Proposed Subcontractors and Sub-subcontractors. For any Subcontractor that will perform Work on the Land which are not otherwise covered by Sections 2.4A or 2.4B, Contractor shall, within [***]([***]) Days after the execution of a Subcontract with such Subcontractor, but in any event no later than the mobilization of such Subcontractor to the Land, notify Owner in writing of the selection of such Subcontractor and inform Owner generally what portion of the Work such Subcontractor is performing. In addition, for any Sub-subcontractor that will perform Work on the Land which are not otherwise covered by Sections 2.4A or 2.4B, Contractor shall, before any Sub-subcontractor mobilizes to the Land, notify Owner of such Sub-subcontractor and inform Owner generally what portion of the Work such Sub-subcontractor is performing.

D.Delivery of Major Subcontracts and Major Sub-subcontracts. Within [***]([***]) Days after Owner’s request, Contractor shall furnish Owner with a redacted copy of all Major Subcontracts and Major Sub-subcontracts, or any other Subcontracts or Sub-subcontracts, (excluding only provisions regarding pricing, discount or credit information, payment terms, payment schedules, retention, performance security, liquidated damages and limitations on liability, except that for Subcontracts or Sub-subcontracts for High Value Orders, only provisions regarding retention, performance security, liquidated damages and limitations on liability shall be excluded). Notwithstanding the above, Owner’s receipt and review (or non-review) of any Subcontracts or Sub-subcontracts shall not relieve the Contractor of any obligations under this Agreement nor shall such action constitute a waiver of any right or duty afforded Owner under this Agreement or approval of or acquiescence in a breach hereunder.
E.Terms of Major Subcontracts and Major Sub-subcontracts. In addition to the requirements in Section 2.3 and without in any way relieving Contractor of its full responsibility to Owner for the acts and omissions of Subcontractors and Sub-subcontractors, Contractor shall:
1.include in each Major Subcontract and each Major Sub-subcontract provisions allowing each Major Subcontract and Major Sub-subcontract to be assigned to Owner, at Owner’s sole discretion, without the consent of the respective Major Subcontractor or Major Sub-subcontractor, provided that with respect to Chart, such assignment shall be subject to Chart’s consent, but such consent shall not be withheld unless (i) the assignee is a direct competitor of Chart in the Chart liquefaction process technology or the design or manufacture of brazed aluminum heat exchangers, Cold Boxes (as defined in the Chart License Agreement), nitrogen rejection units (as may be required for the Project scope) and all equipment listed in Schedule 1.25 of the Chart License Agreement; (ii) the proposed assignment increases Chart’s obligations or liabilities under or relating in any way to the Chart License Agreement; or (iii) the assignment would cause a violation of Applicable Law, and provided further that with respect to each Construction Equipment rental or lease agreement that falls within the definition of Major Subcontract or Major Sub-subcontract, Contractor shall only be obligated to use its best efforts to include a provision that such agreement may be assigned to Owner without the consent of the respective construction equipment lessor; and
2.use reasonable commercial efforts to include in each Major Subcontract and Major Sub-subcontract a provision requiring each Major Subcontractor and Major Sub-subcontractor to comply with all requirements and obligations of Contractor to Owner under this Agreement, as such requirements and obligations are applicable to the performance of the Work under their respective Major Subcontract or Major Sub-subcontract, provided however, notwithstanding the foregoing, Contractor shall, at a minimum, include in each Major Subcontract and Major Sub-subcontract, to the extent such requirements and obligations are applicable to their performance of the Work under the respective Major Subcontract or Major Sub-subcontract, the following:
(i)requirements and obligations substantially similar to those set forth in Article 10, Article 17, and Article 19; Sections 2.3, 2.5C, 3.3D, 3.8, 3.13, 3.16,

3.18, 8.1, 9.1 (and Attachment O), 12.1C, 12.2A, 16.2, 16.3, the Interim Lien Waiver requirements in Section 7.4D and the Final Lien and Claim Waiver requirements in Section 7.5; and
(ii)for all Major Subcontractors and Major Sub-subcontractors performing Work on the Land, requirements and obligations substantially similar to those set forth in Sections 3.6, 3.7, 3.10, 3.17, 3.24, and 3.25, in addition to the requirements and obligations set forth in Section 2.4E.2(i).
Notwithstanding the foregoing, Contractor shall not be required to flow down such terms (other than provisions substantially similar to Sections 7.4 and 7.5(d) and (e)) to Bulk Material Suppliers, provided that Contractor is not in any way relieved of its full responsibility to Owner for the acts or omissions of such Bulk Material Suppliers.
2.5Contractor Acknowledgements.
A.This Agreement. Prior to the execution of this Agreement, Contractor performed or verified the engineering, cost estimating and related services and developed and provided, or verified, the information that forms the Scope of Work and Basis of Design in Attachment A. Subject to Section 4.6A, Contractor hereby agrees and acknowledges that the Scope of Work and Basis of Design are accurate, adequate and sufficiently complete for Contractor to engineer, procure, construct, pre-commission, commission, start-up and test the Stage 5 Facilities, including Train 7 and the BOGR, for the Contract Price, in accordance with the Guaranteed Substantial Completion Dates, and in accordance with all requirements of this Agreement, including Applicable Codes and Standards, Applicable Law, and the Warranties, Minimum Acceptance Criteria and Performance Guarantees. Accordingly, except for Section 4.6A, Contractor hereby (i) agrees that it shall have no right to claim or seek any adjustment to the Changed Criteria with respect to any incomplete, inaccurate or inadequate information or requirements that may be contained or referenced in Attachment A, and (ii) waives and releases Owner from and against such claims. Owner makes no guaranty or warranty, express or implied, as to the accuracy, adequacy or completeness of any such information that is contained or referenced in Attachment A.
B.Conditions of the Site and the Supporting Real Estate.
1.Subject to Section 4.6A, Contractor further agrees and acknowledges that it is sufficiently familiar with the Site (to the extent related to the Work) and the Supporting Real Estate and understands the climate, terrain, topography, subsurface conditions (subject to this Section 2.5B.1) and other difficulties that it may encounter in performing the Work in accordance with the Guaranteed Substantial Completion Dates. Except as provided in this Agreement, including Section 6.7 and Section 6.8, Contractor waives any right to claim an adjustment in the Contract Price or the Guaranteed Substantial Completion Dates as a result of any of the following conditions at the Site (i) river levels, topography; (ii) climatic conditions, tides, and seasons; (iii) availability of laborers, Subcontractors, Sub-subcontractors, Construction Equipment or any other items or supplies; (iv) adequate availability and transportation of Contractor-Supplied Equipment; and (v) breakdown or other failure of Construction Equipment; provided, however, that Contractor does not assume the risk or waive its rights with respect to those conditions in Sections 2.5B2 and 4.9. This Section 2.5B1 shall not affect the rights of Contractor pursuant to Section 4.3.
2.Contractor assumes all risks related to, and waives any right to claim an adjustment for, any and all subsurface conditions of whatever nature or condition, except as expressly provided in this Section 2.5B.2.
(i)Within [***]([***]) Days after Owner’s issuance of NTP (“Soil Investigation Period”), Contractor may conduct, or cause to be conducted, additional soil testing and investigations (including conducting additional soil borings) in order to further verify the Soils Data and to, at Contractor’s option, further ascertain the subsurface conditions of the Land. Provided that Contractor complies with the requirements set forth in Sections 6.2 and 6.5, if as a result of its investigations Contractor discovers subsurface soil conditions that are materially different than the information described in or what was reasonably inferable from the Soils Data, Contractor shall be entitled to a Change Order adjusting the Contract Price to the extent that such differing conditions adversely affect Contractor’s costs of performance of the Work or Contractor’s ability to perform any material requirement of this Agreement and if such differing conditions cause a delay (as that term is defined in Section 6.10), Contractor shall be entitled to relief to the extent permitted in Section 6.8, provided that in any case such conditions were not discovered or reasonably inferred by Contractor or any Subcontractor or Sub-subcontractor, acting in accordance with GECP, from the Soils Data. No later than the completion of the Soil Investigation Period, if Contractor meets its notification and Change Order proposal requirements in this Section 2.5B.2(i), the Parties shall negotiate in good faith to reach agreement on such Change Order. If the Parties fail to reach agreement on the adjustment to the Contract Price and/or Guaranteed Substantial Completion Dates, then Owner may direct Contractor through a Unilateral Change Order pursuant to Section 6.2D to commence and perform Contractor’s technical solution to such differing conditions. If the Parties mutually agree to a Change Order in accordance with this Section 2.5B.2(i), Contractor shall not be entitled to any further relief for subsurface conditions of whatever nature, except for Unforeseen Subsurface Conditions pursuant to Section 2.5B.2(ii). If Contractor fails, within the Soil Investigation Period, to (a) notify Owner in accordance with Section 6.5A of such materially different conditions (if any) and (b) provide its proposed Change Order in accordance with Section 6.5A.3, then Contractor assumes all risks and waives any right to claim an adjustment in the Changed Criteria, including the Contract Price, with respect to any additional costs incurred by Contractor or any Subcontractor and Sub-subcontractor in the performance of the Work in connection with any subsurface conditions of whatever nature or condition, except for Unforeseen Subsurface Conditions pursuant to Section 2.5B.2(ii). Owner may not issue a Unilateral Change Order to shorten the Soil Investigation Period or reduce Contractor’s right to conduct additional soil testing and investigations during the Soil Investigation Period, nor may Owner issue a Unilateral Change

Order that requires Contractor to perform a different technical solution to address any differing subsurface soil conditions discovered prior to the conclusion of the Soil Investigation Period.
(ii)Provided that Contractor complies with the requirements set forth in Sections 6.2 and 6.5, if Contractor encounters Unforeseen Subsurface Conditions on the Land in the performance of the Work that adversely affect Contractor’s costs of performance of the Work or ability to perform any material requirement of this Agreement, Contractor shall be entitled to a Change Order adjusting the Contract Price pursuant to Section 6.2A.5 and if such Unforeseen Subsurface Conditions cause a delay (as that term is defined in Section 6.10), Contractor shall be entitled to relief to the extent permitted in Section 6.8. Notwithstanding anything to the contrary in this Section 2.5B.2, to the extent Contractor encounters Pre-Existing Contamination, then Section 3.17 shall control.
C.Applicable Law and Applicable Codes and Standards. Contractor has investigated to its satisfaction Applicable Law and Applicable Codes and Standards and warrants that it can perform the Work at the Contract Price and within the Guaranteed Substantial Completion Dates in accordance with such Applicable Law and Applicable Codes and Standards, provided however that for Applicable Codes and Standards that are not set forth in Applicable Law, Contractor shall perform the Work in accordance with the Applicable Codes and Standards specified in Attachment A. Contractor shall perform the Work in accordance with Applicable Law and Applicable Codes and Standards, whether or not such Applicable Law or Applicable Codes and Standards came into effect before the Agreement Date or during the performance of the Work; provided, however, Contractor shall be entitled to a Change Order for Changes in Law to the extent allowed under Section 6.2A.7. Except for any Changes in Law for which Contractor is entitled to a Change Order under Section 6.2A.7 or any Changes in U.S. Duties and Tariffs under Section 6.2A.10 or any Changes in Non-U.S. Duties and Tariffs under Section 6.2A.13, Contractor hereby waives any right to make any claim for adjustment to the Changed Criteria in relation to any change in Applicable Law or Applicable Codes and Standards, including any changes in duties or tariffs.
D.Owner’s Consultants. Owner may designate consultants that are not an employee of Owner to provide certain administrative, management, planning and other services as it deems appropriate to assist with Owner’s rights, remedies and obligations under this Agreement. Such consultants or professionals may, to the extent specified in this Agreement between Owner and such consultants or professionals, act for or on behalf of Owner with respect to Owner’s rights, remedies and obligations under this Agreement, which may include receiving and reviewing certain deliverables and submittals from Contractor, inspecting certain portions of the Work and receiving Contractor’s Confidential Information to the extent necessary to perform such services (having first been bound to an obligation of confidentiality in accordance with this Agreement) to the extent Owner is permitted to do the same under this Agreement, as further specified by Owner to Contractor in writing. Under no circumstances shall such consultants or professionals have any authority to amend this Agreement, sign any Change Order or issue any Unilateral Change Order. In no event will Owner retain as a consultant on this Project any Person that is a Competitor of Contractor.
ARTICLE 3
CONTRACTOR’S RESPONSIBILITIES
3.1Scope of Work.
A.Generally. Subject to Section 3.1B, the Work shall be performed on a turnkey basis and shall include all engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of the Stage 5 Facilities and all portions thereof, including labor, workmanship, the supply of all Construction Equipment, spare parts, the design, manufacture, fabrication and delivery of all Contractor-Supplied Equipment, the receipt and visual inspection of all Owner-Supplied Equipment in accordance with Attachment N, the installation, and storage of all Equipment, the training of Owner’s Operation Personnel and all other items or tasks that are set forth in Attachment A, or otherwise required to achieve RFFGI, RFSU, and Substantial Completion of each Subproject and Final Completion of the Stage 5 Facilities, including achieving the Minimum Acceptance Criteria and Performance Guarantees in accordance with the requirements of this Agreement. Contractor shall be required to integrate and use such Owner’s personnel in Contractor’s pre-commissioning, commissioning, start-up and testing efforts as required in this Agreement, including Attachment M and Attachment S. Contractor shall perform the Work in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, with the explicit understanding that the Stage 5 Facilities will operate as a Natural Gas liquefaction facility meeting all requirements and specifications of this Agreement, including Applicable Codes and Standards, Applicable Law, Warranties, Minimum Acceptance Criteria and Performance Guarantees. Subject only to Section 3.1B, it is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as required and necessary to complete the Stage 5 Facilities and all portions thereof in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, excluding only those items which Owner has specifically agreed to provide under the terms of this Agreement. Without limiting the generality of the foregoing, the Work is more specifically described in Attachment A.
B.Exception to Scope of Work. Contractor shall not be responsible for providing those items expressly identified in Article 4 as Owner’s obligations.

3.2Specific Obligations. Without limiting the generality of Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:
A.procure and supply all Contractor-Supplied Equipment;
B.handle, properly store, assemble, erect and install all Equipment;
C.provide construction, construction management (including the furnishing of all Construction Equipment, and all supervision and craft labor), civil/structural, electrical, instrumentation, field design, inspection and quality control services required to ensure that the Work is performed in accordance herewith;
D.negotiate all guarantees, warranties, delivery schedules and performance requirements with all Subcontractors so that all Subcontracts are consistent with this Agreement, as set forth in Sections 2.3 and 2.4;
E.perform shop and other inspections of the work of Subcontractors and Sub-subcontractors to ensure that such work meets all of the requirements of this Agreement;
F.pay Subcontractors in accordance with the respective Subcontracts;
G.pay all Taxes incurred by Contractor in connection with the Work in a timely fashion, and as between Owner and Contractor, be responsible for all Taxes incurred by any Subcontractor or Sub-subcontractor;
H.ensure the Work is performed in accordance with the Guaranteed Substantial Completion Dates;
I.until Substantial Completion of each Subproject, conduct and manage all pre-commissioning, commissioning, start-up, Performance Tests, other testing, and operations of such Subproject, while directing Operation Personnel provided by Owner pursuant to Section 4.4;
J.obtain and thereafter maintain all Permits required per Section 3.12;
K.provide prompt assistance, information and documentation required or requested by Owner to enable Owner to obtain any Owner Permits; provided that such assistance, information and documentation shall not include Contractor’s provision of information, testimony, documents or data by Contractor’s employees under oath during litigation (unless specifically authorized by Contractor) and activities outside the field of Contractor’s expertise, training or experience of personnel assigned to the performance of the Work under this Agreement (except to the extent provided for by Change Order issued pursuant to Section 6.1 and agreed by Contractor);
L.provide training for Owner’s Operation Personnel per Section 3.5;
M.ensure all Subcontractors perform their Subcontract obligations;

N.cooperate with and respond promptly to reasonable inquiries from Owner;
O.obtain and manage all temporary utilities required to complete the Work;
P.perform the engineering, procurement, construction and start-up of all permanent utilities necessary for the commercial operation of the Stage 5 Facilities (whether to be constructed within or outside the Site, including all connections and tie-ins to the Stage 5 Facilities) except as otherwise provided in Article 4 or Attachment V;
Q.supply all initial fills of lubricants, refrigerants and chemicals and transformer oils and all consumables necessary to perform the Work through Substantial Completion of each Subproject, excluding Owner’s supply requirements under Attachment V and Owner-Furnished Items in Section 4.6 for commissioning, start-up, testing and operations as set forth in this Agreement, and as a condition of Substantial Completion, as applicable;
R.perform all design and engineering Work in accordance with this Agreement, including that specified in Section 3.3; and
S.comply with its obligations in Attachment LL.
3.3Design and Engineering Work.
A.General. Contractor shall, as part of the Work, perform, or cause to be performed, all design and engineering Work in accordance with this Agreement and cause the Work to meet and achieve the requirements of this Agreement, including achieving the Minimum Acceptance Criteria and Performance Guarantees.
B.Drawings and Specifications. Upon receipt of an LNTP in accordance with Section 5.1 or an NTP issued in accordance with Section 5.2, Contractor shall commence the preparation of the Drawings and Specifications for all Work relating to such LNTP or NTP. The Drawings and Specifications shall be based on the requirements of this Agreement, including the Scope of Work, Basis of Design, GECP, Applicable Codes and Standards, Applicable Law, and all applicable provisions of this Agreement. Contractor shall develop a design document submittal schedule in the form of a master document register (“MDR”) and issue to Owner no later than [***]([***]) Days after each NTP. The MDR shall be aligned with and at a minimum include the Design Basis, Specifications and the approved Document Distribution Matrix specified in Attachment B.
C.Review Process.
1.Review. For the period of the Work during which Contractor is continuing to develop design specifications, 3-D model or other similar design documents, Contractor shall coordinate with Owner and provide regular updates to Owner through model reviews, HAZOPs, and other technical discussions.
2.Submission by Contractor. Contractor shall submit copies of the Drawings and Specifications specified in Attachment B to Owner for formal review,

comment or disapproval in accordance with (a) Attachment B and (b) the design document submittal schedule provided pursuant to Section 3.3B.
3.Review Periods. Owner shall have up to [***]([***]) Business Days after its receipt of Drawings and Specifications submitted in accordance with Section 3.3C.2 to issue to Contractor written comments, proposed changes and/or approvals or disapprovals of the submission of such Drawings and Specifications.
4.No Owner Response. If Owner does not issue any comments, proposed changes, approvals or disapprovals within such time periods set forth in Section 3.3C.3, Contractor may proceed with the development of such Drawings and Specifications and any construction relating thereto, but Owner’s lack of comments, approval or disapproval, if applicable, shall in no event constitute an approval of the matters received by Owner.
5.Disapproval by Owner. If Owner disapproves of the Drawings or Specifications (which disapproval shall not be exercised unreasonably), Owner shall provide Contractor with a written statement of the reasons for such disapproval within the time period required for Owner’s response for disapproval of Drawings and Specifications set forth in Section 3.3C.3. Contractor shall provide Owner with revised and corrected Drawings and Specifications as soon as possible thereafter and Owner’s rights with respect to issuing comments, proposed changes, approvals or disapprovals of such revised and corrected Drawings or Specifications are governed by the procedures specified above in this Section 3.3C; provided that Contractor shall not be entitled to any adjustment to the Changed Criteria, unless: (a) such disapproval is exercised unreasonably (e.g., due to one or more material changes required by Owner to any such Drawings or Specifications and not the result of noncompliance of such Drawings or Specifications with the requirements of this Agreement), (b) such disapproval and associated changes adversely impact Contractor’s costs or ability to perform the Work in accordance with the Monthly Updated Project Schedule, and (c) Contractor complies with and meets the requirements under Article 6.
6.Approval by Owner. Upon Owner’s approval of the Drawings and Specifications, such Drawings and Specifications shall be the Drawings and Specifications that Contractor shall use to construct the Work; provided that Owner’s review or approval of any Drawings and Specifications (or Owner’s lack of comments, proposed changes or approval) shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Work in accordance with the requirements of this Agreement, and in the event that there is a discrepancy, difference or ambiguity between the terms of this Agreement and any Drawings and Specifications, the terms of this Agreement shall control. Due to the limited time for Owner’s review of Drawings and Specifications, Contractor’s or its Subcontractors’ or Sub-subcontractors’ expertise in the Work and Owner’s contractual expectation for Contractor to prepare accurate and complete Drawings and Specifications, Contractor recognizes and agrees that Owner is not required or expected to make detailed reviews of Drawings and Specifications, but instead Owner’s review of Drawings and Specifications may be of only a general, cursory nature. Accordingly, any review or approval given by Owner under this Agreement (or Owner’s non-response) with respect to any Drawings or Specifications shall not in any way be, or deemed to be, an approval of any Work, Drawings or Specifications not meeting the requirements of this Agreement, as Contractor has the sole responsibility for performing the Work in accordance with this Agreement.
D.Design Licenses. Contractor shall perform, or cause to be performed, all design and engineering Work in accordance with Applicable Law and Applicable Codes and Standards, and all Drawings, Specifications and design and engineering Work shall be signed and stamped by design professionals licensed to the extent required by Applicable Law.
E.CAD Drawings. Unless otherwise expressly provided under this Agreement, all Drawings and Record As-Built Drawings prepared by Contractor or its Subcontractors under this Agreement shall be prepared using computer aided design (“CAD”). All Contractor CAD drawing files shall be in fully operable and editable in native format as set forth in Attachment B. Contractor shall use reasonable efforts to also provide Drawings, including Record As-Built Drawings, in other formats requested by Owner.
F.As-Built Drawings. During construction, Contractor shall keep a redlined, marked, up-to-date set of As-Built Drawings on the Site as required under Attachment B. Contractor shall make redlined documents available to Owner for inspection upon request during the course of construction. As a condition precedent to Final Completion, Contractor shall deliver to Owner the Record As-Built Drawings and Specifications in accordance with Attachment B, which shall include delivery of final as-built drawing files in fully operable and editable format in CAD.
G.SmartPlant Files. Contractor shall, as a part of the requirements for achieving Final Completion, provide SmartPlant native files as required under Attachment B. This shall include Contractor furnishing SmartPlant electrical, SmartPlant instrumentation, and SmartPlant P&ID native files to Owner. For all SmartPlant data furnished by Contractor, Contractor shall verify the SmartPlant data is consistent with the As-Built Drawings prior to providing such SmartPlant data to Owner.
H.Other Information. Contractor shall deliver copies of all other documents required to be delivered pursuant to Attachment B within and in accordance with the requirements and timing set forth in Attachment B.
3.4Spare Parts.
A.Commissioning Spare Parts. Contractor shall provide all pre-commissioning, commissioning, start-up and testing spare parts (except for Owner-Supplied Equipment) necessary to achieve Substantial Completion of each Subproject, as applicable, and shall deliver such spare parts for such Subproject to the Site. Contractor shall develop and deliver a bill of material list (“BOM”) for all commissioning spare parts being delivered to the Site. The detailed BOM shall comply with (i) Owner’s template format and minimum information requirements for spare parts and (ii) Owner’s inventory data master standards. The cost associated with all Work related to such pre-commissioning, commissioning, start-up and testing spare parts is included in the Contract Price, including all Work related to procuring and storing the commissioning spare parts and the purchase price for such parts.
B.Capital Spare Parts. Prior to Final Completion, Contractor shall deliver to the Site all the Capital Spare Parts that pertain to such Subproject. Such Capital Spare Parts are listed in Attachment W, and the cost associated with all Work related to such Capital Spare Parts is included in the Capital Spare Parts Provisional Sum (which is part of the Contract Price, provided that at the Agreement Date, the Capital Spare Parts Provisional Sum is equal to [***] U.S. Dollars (U.S. $[***]), including the cost of procurement of such spare parts, the transportation, preservation and handling costs of such spare parts and the actual out-of-pocket purchase price of such spare parts. To the extent that Contractor desires to use any Capital Spare Parts, Contractor must obtain Owner’s prior approval, not to be unreasonably withheld, and promptly replace all such spare parts, unless otherwise approved by Owner.
C.Operating Spare Parts and Consumables. With respect to operating spare parts and consumables for use after Substantial Completion, Contractor shall deliver to Owner for Owner’s approval a detailed priced list of the manufacturer and Contractor-recommended operating spare parts and consumables for each applicable item of Contractor-Supplied Equipment necessary for operating such Contractor-Supplied Equipment for [***]([***]) years. The purchase price of each operating spare part shall be provided to Owner for each item of Contractor-Supplied Equipment for which there is manufacturer or Contractor-recommended operating spare parts or consumables no later than [***]([***]) Days after the execution of the applicable Subcontract for such Contractor-Supplied Equipment, and such purchase prices will be valid for [***]([***]) Days after Contractor’s execution thereof. Owner may respond to Contractor identifying which operating spare parts or consumables, if any, that Owner wishes Contractor to procure under each Subcontract within such [***]([***]) Day period. The cost associated with all Work related to the [***]([***]) years’ operating spare parts and consumables is included in the Contract Price, except for the purchase price (including transport) of such operating spare parts and consumables. In the event Owner requests in writing that Contractor procure any operating spare parts or consumables on Owner’s behalf, Contractor shall be entitled to a Change Order in accordance with Section 6.2A.6 to increase the Contract Price for the actual purchase price and delivery costs of such requested operating spare parts or consumables, plus costs of transportation, preservation and a profit of [***] percent ([***]%) on such price and costs. To the extent that Contractor desires to use any operating spare parts or consumables, Contractor must obtain Owner’s prior approval and promptly replace all such spare parts or consumables.
3.5Training Program in General. As part of the Work, a reasonable number of competent personnel, who are capable of being trained by Contractor, designated by Owner in its sole discretion (but not to exceed the number of Persons listed in Attachment M) shall be given training designed and administered by Contractor at its expense, which shall be based on the program requirements contained in Attachment A and shall cover at a minimum the following topics: (i) the testing of each item of Equipment; (ii) the start-up, operation and shut-down of each item of Equipment; (iii) the performance of routine, preventative and emergency maintenance for each item of Equipment; and (iv) spare parts to be maintained for each item of Equipment, and their installation and removal. Such training shall include instruction for Owner’s operations personnel in the operation and routine maintenance of each item of Equipment prior to completion of commissioning of each item of Equipment. As part of the training, Contractor shall provide Owner’s operating personnel with full access to the Stage 5 Facilities during commissioning, start-up and testing. Training shall be provided by personnel selected by Contractor who, in Contractor’s and the Equipment Subcontractor’s or Sub-subcontractor’s judgment, are qualified to provide such training, and shall take place at such locations and at such times as agreed upon by the Parties. Contractor shall provide trainees with materials described in Attachment A and Attachment M. Contractor shall also provide to Owner all training materials and aids developed to conduct such training in order to facilitate future training by Owner of personnel hired after Substantial Completion.
3.6Environmental Regulations and Environmental Compliance. No later than the earlier of [***]([***]) Days after an NTP or [***]([***]) Days prior to the commencement of the Work on the Land, Contractor shall submit for Owner’s approval, not to be unreasonably withheld, a Project-specific environmental policies and procedures. Such policies and procedures shall be in compliance with requirements of this Agreement, including Applicable Law and the policies and procedures set forth in Attachment J. Without limitation of Section 3.1, Contractor is responsible for performing the Work in compliance with all provisions of this Agreement regarding the environment and Applicable Law and in compliance with the policies and procedures set forth in Attachment J and the Contractor’s Project-specific policies and procedures approved by Owner (where applicable). Contractor shall maintain all environmental compliance records required by Applicable Law and shall provide, or cause to be provided, necessary training to its employees, Subcontractors and Sub-subcontractors to ensure their compliance with the environmental requirements of this Agreement. Contractor shall, at its sole cost and expense, dispose of all non-hazardous wastes and Hazardous Materials generated during the performance of the Work (excluding any Hazardous Materials arising from Pre-Existing Contamination) or brought onto the Land by Contractor, any Subcontractor or any Sub-subcontractor during performance of the Work at off-Site disposal facilities permitted to receive such wastes and Hazardous Materials. Contractor shall provide copies of all waste and disposal records and reports to Owner. Contractor shall report to Owner, as soon as reasonably possible after having knowledge thereof and in no event later than one (1) Day after such occurrence, any violation of the foregoing. Contractor shall, at its sole cost and expense, remediate the on-Land release of any Hazardous Materials generated during the performance of the Work (excluding any Hazardous Materials arising from Pre-Existing Contamination) or brought onto the Land by Contractor, any Subcontractor or any Sub-subcontractor or other event in violation of this Section 3.6.
3.7Contractor’s Tools and Construction Equipment. Contractor shall furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in compliance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all Construction Equipment owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work. Contractor shall require all insurance policies (including policies of Contractor and all Subcontractors and Sub-subcontractors) in any way relating to such Construction Equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against any and all members of the Owner Group.

3.8Employment of Personnel.
A.Contractor shall not employ or retain, or permit any Subcontractor or Sub-subcontractor to employ or retain, in connection with its performance under this Agreement anyone who is unsafe, not skilled, or not qualified to perform the work assigned to such Person. Contractor agrees to promptly remove or reassign (or to require any Subcontractor or Sub-subcontractor to remove or reassign) from its services in connection with the Work any Person who does not meet the foregoing requirements, excluding vendors or suppliers who are not performing Work on the Land. In addition, Contractor agrees that within forty-eight (48) hours after receipt of notice from Owner, it shall remove from the Work any employee or agent of Contractor or of Contractor’s Subcontractors or Sub-subcontractors who, in Owner’s reasonable opinion, is unsafe, incompetent, careless, unqualified to perform the Work assigned to such Person, creates an unsafe work environment, persists in any conduct which is prejudicial to safety, health, or the protection of the environment, disregards the terms and conditions of this Agreement, or is interrupting, interfering with or impeding the timely and proper completion of the Work. NOTWITHSTANDING THE FOREGOING, OWNER SHALL HAVE NO LIABILITY AND CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS ANY AND ALL MEMBERS OF THE OWNER GROUP FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES AND LITIGATION EXPENSES) AND LIABILITIES, OF WHATSOEVER KIND OR NATURE, WHICH MAY ARISE OR RESULT FROM CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TERMINATING THE EMPLOYMENT OF OR REMOVING OR REASSIGNING FROM THE WORK ANY SUCH EMPLOYEE OR AGENT WHO FAILS TO MEET THE FOREGOING REQUIREMENTS FOLLOWING A REQUEST BY OWNER TO HAVE SUCH EMPLOYEE REMOVED OR REASSIGNED FROM THE WORK. Contractor shall replace any such employee or agent at its sole cost and expense.
B.Contractor is responsible for maintaining labor relations in such manner that there is reasonable harmony among the employees of Contractor and its Subcontractors and Sub-subcontractors performing Work at the Land. Contractor and its Subcontractors and Sub-subcontractors performing Work at the Land shall conduct their labor relations in accordance with the recognized prevailing local area practices. Contractor shall inform Owner promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. Contractor further agrees to inform Owner, before any commitments are made, about the negotiations of any agreements or understandings with local or national labor organizations.
C.Contractor and its Subcontractors and Sub-subcontractors and the personnel of any of them shall not bring onto the Land any: (i) firearm of whatsoever nature, knife with a blade exceeding four (4) inches (100 millimeters) in length or other object which in the sole judgment of Owner is determined to be a potential weapon; (ii) alcoholic beverages or intoxicants of any nature; (iii) substance that creates a hazard and not related to the Work; (iv) animal; (v) illegal drugs of any nature; (vi) drugs (whether prescription or non-prescription) which impair physical or mental faculties; or (vii) prescription drugs without a valid prescription.

D.In connection with the enforcement of this Section 3.8D, all employees and agents of Contractor and its Subcontractors and Sub-subcontractors shall successfully complete a drug screening test prior to performing Work on the Land, and periodically thereafter in accordance with the requirements of Contractor’s safety program required under Section 3.10. Contractor and its Subcontractors and Sub-subcontractors shall abide by and enforce the requirements of this Section 3.8D, and shall immediately remove from the Work and the Land to the extent permitted by Applicable Law any employee or agent of Contractor, Subcontractor or Sub-subcontractor who has violated the requirements of this Section 3.8D. The provisions of Section 3.8A with regard to liability of any member of the Owner Group and Contractor’s release, indemnification, defense and hold harmless obligations shall apply to the removal of any such Person under this Section 3.8D.
3.9Clean-up. Contractor shall, to Owner’s reasonable satisfaction, keep the Land free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors or Sub-subcontractors. As soon as practicable after the completion of all Punchlist items, Contractor shall remove, at its own cost, all Construction Equipment and other items not constituting part of the Stage 5 Facilities (other than as required by Contractor to fulfil its obligations under Section 12.3A) and remove all such waste material, Hazardous Materials and rubbish where any of such are brought on to the Land by Contractor from the Land (unless Owner otherwise approves) and restore the Land in accordance with this Agreement. In the event of Contractor’s failure to comply with any of the foregoing, Owner may accomplish the same; provided, however, that Contractor shall be liable for and pay to Owner (directly, by offset, or by collection on the Letter of Credit, at Owner’s sole option) all reasonable costs associated with such removal and/or restoration, including reasonable costs associated with permitting, transportation and disposal at an authorized location.

3.10Safety and Security. Contractor recognizes and agrees that safety and physical security are of paramount importance in the performance of the Work and that Contractor is responsible for performing the Work in a safe and physically secure manner. No later than the earlier of [***]([***]) Days after an NTP or any LNTP or [***]([***]) Days prior to the commencement of the Work on the Land, Contractor shall deliver to Owner a safety program for Owner’s review. Contractor’s safety program shall specify the written policies and procedures for maintaining and supervising all environmental, health and safety precautions and programs in connection with the performance of the Work, including appropriate precautions and Work-specific detailed programs for areas in and around the Land and the handling, collecting, removing, transporting or disposing of Hazardous Materials for which Contractor is responsible under this Agreement, in order to ensure prudent practice on the Land for the safety of all Persons on the Land. Contractor further agrees to perform the Work in accordance with the safety and health rules and standards of Applicable Law (including OSHA) and such safety program, and Contractor shall assume all costs associated with compliance therewith. Contractor’s safety program shall include the Owner’s requirements set forth in Attachment J. Owner’s review of Contractor’s safety program shall not in any way relieve Contractor of its responsibility regarding safety, and Owner, in reviewing such safety program, assumes no liability for such safety program. Contractor shall appoint one or more (as appropriate) safety representative(s) acceptable to Owner who shall be resident on the Land, have responsibility to immediately correct unsafe conditions or unsafe acts associated with the Work and the Stage 5 Facilities, act on behalf of Contractor on safety and health matters, and participate in periodic safety meetings with Owner after Work has commenced on the Site. Contractor further agrees to provide or cause to be provided necessary training and safety Construction

Equipment to its employees, Subcontractors and Sub-subcontractors to ensure their compliance with the foregoing safety and health rules and standards and enforce the use of such training and Construction Equipment. Contractor shall maintain all accident, injury and any other records required by Applicable Law or by Contractor’s safety program and shall furnish Owner a Monthly summary of injuries and labor hours lost due to injuries. Should Owner at any time observe Contractor, or any of its Subcontractors or Sub-subcontractors, performing the Work in an unsafe manner, or in a manner that may, if continued, become unsafe, then Owner shall have the right (but not the obligation) to require Contractor to stop the portion of the Work that is being performed in an unsafe manner until such time as the manner of performing the Work has been rendered safe; provided, however, that at no time shall Contractor be entitled to an adjustment to the Changed Criteria based on such work stoppage. Contractor shall be responsible for the security, fencing, guarding, temporary facilities, lighting, and supervision of the Stage 5 Facilities, the Site and the Supporting Real Estate as described in Attachment A until all of the requirements of Substantial Completion for an applicable Subproject have been satisfied. Nothing in this Section 3.10 shall affect Contractor’s status as an independent contractor. With respect to (i) the Land’s access requirements, restrictions and procedures, (ii) Owner’s safety and security rules and procedures and (iii) other such safety rules and procedures as required by the Site’s landowner or Applicable Laws, provided that, with respect to (i) through (iii) inclusive, such requirements, restrictions, rules and procedures have been provided to Contractor by Owner prior to the Agreement Date (except to the extent such information is in the public domain), Contractor acknowledges that it has fully investigated and has taken such requirements, rules and procedures into account in planning the Work to be performed in accordance with the Guaranteed Substantial Completion Dates. Further, Contractor shall comply with any Site access, safety and security requirements, restrictions, rules and procedures imposed by Owner, or the Site’s landowner provided that such have been provided to Contractor by Owner (to the extent such information is not available to the public domain) prior to the Agreement Date or as otherwise mutually agreed between the Parties; provided further that Contractor shall in all cases comply with any requirements, restrictions, rules and procedures imposed by Applicable Law, regarding Site access and performance of the Work on the Site. As such, Contractor shall not be entitled to a Change Order to adjust the Contract Price or Guaranteed Substantial Completion Dates as a result of Contractor’s (including its Subcontractors and Sub-subcontractors) compliance with such access, safety and security requirements, restrictions, rules and procedures except to the extent of any material changes made thereto by the Site’s landowner subsequent to the Agreement Date. Contractor (i) is aware of all Applicable Law and safety requirements established by Governmental Instrumentalities (including social distancing and use of protective equipment) and applicable guidelines issued by the Center for Disease Control relating to COVID-19 that were issued prior to or as of the Agreement Date, and (ii) has taken such requirements and guidelines into account in planning the Work and developing the Contract Price and Guaranteed Substantial Completion Dates.

3.11Emergencies. In the event of any emergency endangering life or property in any way relating to the Work, the Stage 5 Facilities or the Site, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as reasonably possible, report any such incidents, including Contractor’s response thereto, to Owner. If Contractor fails to take such action and the emergency requires immediate action, then Owner, with or without notice to Contractor may, but shall be under no obligation to, take reasonable action as required to address such emergency. The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability. Contractor shall reimburse Owner for the performance of any work or furnishing of any equipment or other items in connection with any emergency in an amount equal to the reasonable costs incurred by Owner in such performance of work or furnishing of equipment or other items.
3.12Approvals, Certificates, Permits and Licenses.
A.Contractor shall obtain Owner approval prior to engaging in any communication related to an Owner Permit with a Governmental Instrumentality (whether verbal, written, electronic or otherwise). Additionally, Contractor shall copy Owner on all correspondence related to Owner Permits between Contractor and any Governmental Instrumentality (whether written, electronic, facsimile, or otherwise), and to the extent Contractor receives any such correspondence from a Governmental Instrumentality, Contractor shall provide Owner with copies of all such correspondence no later than five (5) Days of Contractor’s receipt. Notwithstanding the preceding sentence, Contractor shall not take or omit to take any action that violates or jeopardizes any required Permit or approval of a Governmental Instrumentality.
B.Other than the Owner Permits, Contractor shall obtain in a timely manner so as not to delay performance of the Work, all Permits required to perform the Work, including the Permits listed in Attachment P. All Permits obtained by Contractor shall be valid for the full duration of time in which Contractor is required to perform the Work, including the Defect Correction Period, as applicable. Contractor shall provide Owner with copies of such Permits as soon as they are obtained.
C.Contractor shall provide information, assistance and documentation to Owner as reasonably requested in connection with the Owner Permits. Without limiting the generality of the foregoing, Contractor acknowledges that Owner is required to provide regular reports and other information to FERC and PHMSA during the design and construction of the Stage 5 Facilities, and that the Stage 5 Facilities will be subject to regular inspections by FERC and PHMSA staff, and continuous monitoring by inspectors providing reports to FERC. Contractor shall provide continuing support services relating to the FERC and PHMSA regulatory processes, including the preparation of all design and engineering documentation necessary to conform and update Owner’s FERC and PHMSA filings, TCEQ filings, and other filings with respect to the Scope of Work, either prior to or following the issuance of the final FERC Order, Permits and approvals for the Project. Contractor shall also perform the engineering with respect to the Owner Permits in accordance with Attachment A, and shall cooperate with FERC and PHMSA staff and inspectors, and take such actions as necessary to facilitate FERC monitoring and inspection programs.

D.Contractor shall not be entitled to any adjustment to the Changed Criteria to the extent Owner’s failure to obtain a FERC Authorization or another Owner Permit is due to Contractor’s failure to comply with Section 3.12C or to cooperate with Owner or any relevant Governmental Instrumentality.
3.13Books, Records and Audits.
A.Contractor shall keep full and detailed books, construction and manufacturing logs, records, daily reports, accounts, schedules, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper management under this Agreement, as required under Applicable Law or this Agreement (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with generally accepted accounting principles applicable in the United States and shall retain all such Books and Records for a minimum period of time equal to the greater of: (i) three (3) years after Final Completion, or (ii) such period of time as may be required under Applicable Law.
B.Upon reasonable notice, Owner, Lender, and Independent Engineer shall have the right to audit or to appoint an independent public accounting firm to audit Contractor’s Books and Records; provided, however, with respect to an independent public accounting firm, such Lender, Independent Engineer and independent public accounting firm and their representatives shall first execute a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind. Contractor’s Books and Records may be audited as necessary to (i) validate all amounts billed under any Change Orders that are not lump sum or with respect to any Provisional Sums, and (ii) review and confirm safety and quality records. When requested by Owner, Contractor shall provide the auditors with reasonable access to all such relevant Books and Records at Owner’s expense, and Contractor’s personnel shall cooperate with the auditors to effectuate the audit or audits hereunder. The auditors shall have the right to copy such Books and Records. Contractor shall bear all reasonable costs and expenses incurred by it in assisting Owner with audits performed pursuant to this Section 3.13. The restrictions in this Section 3.13B to the audit rights of Owner, Lender or Independent Engineer shall not control over any rights such parties have under Applicable Law, in discovery in any litigation arising out of Article 18 or in any litigation against a Guarantor.
3.14Tax Accounting.
A.Notwithstanding anything to the contrary contained in this Agreement, within a reasonable period of time (not to exceed thirty (30) Days) following Contractor’s receipt of Owner’s written request therefor, Contractor shall, subject to Section 3.14C, provide Owner and Owner’s tax consultant with any information regarding quantities, descriptions and sales prices or any other information, including Books and Records or other tax documentation in connection with the Project, all as reasonably deemed necessary by Owner in connection with the (i) preparation of its tax returns (including information reasonably required to determine the amount of Qualified Research Expenditures incurred in connection with the Work), (ii) any audit or regulatory compliance, standards, or demands from any Governmental Instrumentality, including in relation to any tax incentives, including any Rebatable Louisiana Incentives; (iii) any administrative or judicial proceeding before any Governmental Instrumentality; or (iv) the determination of Contractor-Supplied Equipment that constitutes Tax Exempt Equipment or any other potential tax exemptions or abatements associated with the Work; provided, however, if Owner or Owner’s tax consultant requests information relating to the actual cost for any item of Work and such item of Work is included in the Contract Price or in any lump sum Change Order, Contractor shall provide such information to Owner or Owner’s tax consultant. No access to the aforementioned information (including Books and Records) shall be granted to Owner’s tax consultant until such tax consultant has signed a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind. Owner shall bear the cost of its own tax consultants in connection with any audits pursuant to this Section 3.14.
B.With respect to Contractor-Supplied Equipment that (i) Owner has title to, and (ii) is not located at the Site or in the Supporting Real Estate, Contractor shall establish a system for reporting the locations of such Contractor-Supplied Equipment as of the Day on which the applicable Government Instrumentality assesses property tax on such Equipment (i.e., January 1), and shall notify Owner of the location of such Contractor-Supplied Equipment within [***]([***]) Days after such applicable property tax Day.
C.If any Books and Records, Taxes, or information required by Owner under this Agreement, including the information in Attachment CC and Attachment DD, would disclose the actual cost of Contractor-Supplied Equipment, and/or materials or equipment incorporated into Contractor-Supplied Equipment, Contractor shall only be required to provide such Books and Records, Taxes and information to Owner’s tax and accounting departments, tax counsel and tax consultant and advisors on the understanding that such personnel in such designated departments, tax counsel and tax consultant and advisors shall not disclose to other Owner personnel the actual cost incurred by Contractor or its Subcontractor for any item of Contractor-Supplied Equipment, and/or materials or equipment incorporated into such Contractor-Supplied Equipment, unless otherwise mutually agreed by the Parties.
3.15Temporary Utilities, Roads, Facilities and Storage.
A.Prior to Substantial Completion of the relevant Subproject and except for those utilities designated to be provided by Owner pursuant to Article 4, Contractor shall provide and pay for all utilities (e.g., electricity, water, communication, cable, telephone, waste and sewer) with respect to such Subproject, including all connections and substations, necessary for the performance of the Work, including installation, Permit and usage costs.
B.Contractor shall construct and maintain temporary access and haul roads as may be necessary for the proper performance of this Agreement. Roads constructed on the Land shall be subject to Owner’s approval, not to be unreasonably withheld. Contractor shall provide Owner with sufficient office space at the time of Contractor’s mobilization at the Site and the Supporting Real Estate to accommodate Owner’s Representative and support staff. Contractor shall provide Owner with all office space, construction trailers, utilities, storage and warehousing, security, telephones, furnishings, and other temporary facilities required for their oversight of the Work, as set forth in more detail in Attachment A.

C.All Equipment and other items comprising part of the Work stored at a location other than on the Land shall be segregated from other goods, and shall be clearly marked as “Property of Sabine Pass Liquefaction, LLC.”
3.16Subordination of Liens. In consideration of [***] U.S. Dollars (U.S. $[***]) included as part of the Contract Price and as part of the consideration of receiving this Agreement and other valuable consideration received and acknowledged by Contractor, Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Land or the Stage 5 Facilities to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its Subcontractors and Sub-subcontractors to similarly subordinate their lien, claim and encumbrance rights. Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by Lender, including any necessary lien subordination agreements, affidavits or other documents that may be required to demonstrate that Owner’s property and premises are free from liens, claims and encumbrances arising out of the furnishing of Work under this Agreement. Nothing in this Section 3.16 shall be construed as a limitation on or waiver by Contractor of any of its rights under Applicable Law to file a lien or claim or otherwise encumber the Project as security for any undisputed payments owed to it by Owner hereunder that are past due, provided that such lien or claim is subordinate to any liens granted in favor of Lender.
3.17Hazardous Materials. Contractor shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials onto the Land and shall bear all responsibility and liability for such materials; provided, however, that Contractor may bring onto the Land such Hazardous Materials in such quantities as are necessary to perform the Work so long as the same is done in compliance with Applicable Law, Applicable Codes and Standards, and the requirements specified in Attachment J, and Contractor shall remain responsible for all such Hazardous Materials. If Contractor or any Subcontractor or Sub-subcontractor encounter Pre-Existing Contamination on the Land, and Contractor knows that such material is Hazardous Material, Contractor and its Subcontractors and Sub-subcontractors shall immediately stop Work in the affected area and notify Owner. If under such circumstances Contractor or any of its Subcontractors or Sub-subcontractors fail to stop the Work and notify Owner, Contractor shall be responsible and liable to Owner for all damages, costs, losses and expenses to the extent such failure increases the damages, costs, losses and expenses with respect to such exacerbation of Pre-Existing Contamination at the Site, provided that Contractor’s liability to Owner for such failure shall not exceed [***] U.S. Dollars (U.S. $[***]) in the aggregate (“Aggregate Cap”) and Owner hereby releases Contractor, its Subcontractors and Sub-subcontractors from any such liability for Pre-Existing Contamination in excess of the Aggregate Cap. Contractor has no obligation to identify, characterize, manage, manifest, treat, store, remediate, remove, transport or dispose of any Pre-Existing Contamination. Owner shall be responsible for the investigation and response to any Pre-Existing Contamination and any such investigation and response shall be performed expeditiously and in accordance with Applicable Law and Applicable Codes and Standards so as to not adversely impact Contractor’s costs or ability to perform the Work in accordance with the Monthly Updated Project Schedule.

3.18Quality Assurance. No later than [***]([***]) Days after the date Owner issues NTP, Contractor shall submit to Owner for its review and approval, not to be unreasonably withheld, a Stage 5 Facilities-specific quality control and quality assurance plan and an inspection plan detailing Contractor’s quality plan (“Quality Plan”) as required by Attachment Y. No later than [***]([***]) Days after the date Owner issues NTP, Contractor shall submit to Owner for its approval, not to be unreasonably withheld, detailed construction inspection and test plans and supporting construction procedures as required by Attachment Y. Prior to the commencement of the Work, detailed quality assurance and quality control procedures and plans applicable to that portion of the Work shall be issued to Owner in accordance with Attachment Y. Owner’s review and approval of Contractor’s Quality Plan, detailed construction inspection and test plans and supporting construction procedures, and detailed quality assurance and quality control procedures and plans shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement. As part of such plans, Contractor agrees that it shall keep a daily record of inspections performed, and Contractor shall make available at the Site for Owner’s and Lender’s (including Independent Engineer) review a copy of all such inspections.
3.19Reports and Meetings.
A.Reports. Contractor shall provide Owner with one (1) electronic copy of the following reports and such other information required in this Agreement:
1.minutes for all weekly status and Project-related meetings with Owner within five (5) Business Days following such meeting;
2.safety or environmental incident reports in accordance with Attachment J (including significant “near miss” incidents where no individual was injured or property was damaged), except for any safety or environmental incident involving a significant non-scheduled event such as LNG or Natural Gas releases, fires, explosions, mechanical failures, unusual over-pressurizations or major injuries which shall be provided to Owner within eight (8) hours of the occurrence of such incident; provided, however, notification shall be provided to Owner immediately if any safety or environmental incident threatens public or employee safety, causes significant property damage, or interrupts the Work;
3.weekly (or such longer duration as otherwise agreed by Owner in writing) progress reports (“Weekly Progress Reports”), in a form reasonably acceptable to Owner and containing the information required in Attachment X, which shall be provided one (1) Day prior to the weekly progress meeting and shall cover all activities up to the end of the previous week; and
4.Monthly progress reports, in a form reasonably acceptable to Owner and containing the information required in Attachment X (“Monthly Progress Reports”). Contractor shall provide the Monthly Progress Report no later than ten (10) Business Days after the end of each Month covering activities up through the end of the previous Month. On a Quarterly basis, the Monthly Progress Report shall contain the additional information required in Attachment X. Contractor shall arrange for the electronic distribution thereof as Owner may reasonably request.

B.Meetings.
1.A weekly progress meeting with Owner shall occur every week, on a weekday to be agreed to by the Parties, at the Site, or at an alternate site agreeable to the Parties, to discuss the matters described in Attachment X for the prior week. The meetings shall be attended by Contractor and those Contractor employees reasonably requested by Owner.
2.Each Quarter the Monthly Progress Report will be replaced with a quarterly progress report (the “Quarterly Progress Report”), which shall be reviewed at the weekly progress meeting immediately succeeding the end of the applicable Quarter. At such weekly progress meeting, the Parties shall discuss the matters described in Attachment X for the prior Quarter and review the Quarterly Progress Report for that Quarter with Owner.
3.20Payment. Contractor shall timely make all payments required to be paid to Owner pursuant to the terms of this Agreement.
3.21Commercial Activities. Neither Contractor nor its employees shall establish any commercial activity or issue concessions or permits of any kind to third parties for establishing commercial activities on the Land or any other lands owned or controlled by Owner; provided, however, temporary lunch wagons and vending machines may be permitted upon prior approval by Owner, not to be unreasonably withheld.
3.22Title to Materials Found. As between Owner and Contractor, the title to water, soil, rock, gravel, sand, minerals, timber, and any other materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor, or any Sub-subcontractor at the Site, and the right to use said materials or dispose of same, is hereby expressly reserved by Owner. Contractor may, provided that Contractor has received Owner’s approval, be permitted, without charge, to use in the Work any such materials that comply with the requirements of this Agreement. Owner hereby approves Contractor’s right to use the spoils (cut) from the Site for use on the Site, but Owner makes no warranty or representation regarding the adequacy or sufficiency of same. Notwithstanding the above, Contractor shall meet the requirements of this Agreement and remain liable for, at its sole cost and expense, the disposal of all materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor or Sub-subcontractor (excluding Pre-Existing Contamination and Unforeseen Subsurface Conditions).
3.23Survey Control Points and Layout. Contractor shall establish all survey control points and layout the entire Work in accordance with the requirements of this Agreement, which shall be based on the survey control point established by Owner pursuant to this Agreement. Contractor acknowledges that, prior to commencement of the Work, it has independently confirmed with a surveyor, licensed in the state of Louisiana, the proper placement of such survey control points. If Contractor or any of its Subcontractors, Sub-subcontractors or any of the representatives or employees of any of them move or destroy or render inaccurate the survey control point provided by Owner, such control point shall be replaced by Contractor at Contractor’s own expense.

3.24Cooperation with Others.
A.Cooperation Within the Site. Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner, its consultants and professionals described in Section 2.5D and other contractors and other subcontractors or other Persons may be working at the Site during the performance of this Agreement. Owner shall provide Contractor with reasonable notice of any request for access to the Site by (i) any of Owner’s other contractors or subcontractors seeking to perform work at the Site (except with respect to Contractor’s work performed under the Stage 1 EPC Agreement, Stage 2 EPC Agreement, Stage 3 EPC Agreement, or the Stage 4 EPC Agreement) or (ii) any other entity acting on behalf of Owner or the Site’s landowner. Subject to Section 4.3, Contractor agrees to use reasonable efforts to accommodate such request and to coordinate the performance of the Work with those certain activities to be performed by Owner’s other contractors or subcontractors or such other Persons so as not to materially interfere with the performance of such activities at the Site. Owner shall require that such consultants and professionals described in Section 2.5D and other contractors and subcontractors or entities working at the Site during the performance of this Agreement prior to Substantial Completion of each Subproject, at all times while on the Site comply with Contractor’s safety program approved by Owner pursuant to Section 3.10 that is applicable to the Site. To minimize interference with the work of any other parties, Contractor and its Subcontractors and Sub-subcontractors shall not, unless permitted by Owner in writing, perform the Work outside the Site and Supporting Real Estate as described in Attachment Z.
B.Cooperation Within the Supporting Real Estate. Owner shall provide Contractor with reasonable prior notice of access to the Supporting Real Estate by any of Owner’s other contractors or subcontractors seeking to perform work within such Supporting Real Estate. Likewise, Contractor shall provide Owner with reasonable prior notice of any access to the Supporting Real Estate by Contractor or any of its Subcontractors or Sub-subcontractors. Owner hereby notifies Contractor that Affiliates of Owner Group will need access to the Supporting Real Estate. Contractor hereby acknowledges such notice and agrees that no further notices are required in connection with any Affiliates of Owner Group accessing the Supporting Real Estate. Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner or Owner’s other contractors or subcontractors may be working within the Supporting Real Estate and that other Persons (including any Landowner) may be on or using the Supporting Real Estate during the performance of this Agreement and Contractor’s Work or use of certain facilities may be interfered with as a result of such concurrent activities. Subject to Section 4.3, Contractor agrees to use reasonable efforts to coordinate the performance of the Work with such other contractors or subcontractors performing work within the Supporting Real Estate so as not to materially interfere with any of Owner’s other contractors or subcontractors performing work within the Supporting Real Estate; provided, however, Contractor shall in all cases coordinate the Work with any Persons (other than Owner or Owner’s other contractors or subcontractors) on or using the Supporting Real Estate pursuant to Attachment Z. All coordination required of Contractor in this Section 3.24B with other Persons shall be done through Owner.

3.25Responsibility for Property. Contractor shall plan and conduct its operations so that neither Contractor nor any of its Subcontractors or Sub-subcontractors shall (a) enter upon private lands (other than the Land) or waterbodies in their natural state unless authorized by the owners of such lands; (b) enter any restricted areas set forth in Attachment Z; (c) close or obstruct any utility installation, highway, waterway, harbor, road or other such property unless and until applicable Permits have been obtained and, to the extent such items are located on the Site, Owner’s permission has been obtained; (d) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, ship or barge operation, dredging activities, conduit or electric transmission line, railroad, ditch, navigational aid, dock or other similar structure unless otherwise specifically authorized by (i) Owner in writing or (ii) the appropriate entity or authority, or otherwise provided in Attachment Z; (e) damage any property listed in (c) or (d); and (f) damage or destroy maintained, cultivated or planted areas or vegetation such as trees, plants, shrubs, shore protection, paving, or grass adjacent to the Site. The foregoing includes damage arising from performance of the Work through operation of Construction Equipment or stockpiling of materials. Contractor shall be responsible for all damages, costs, losses and expenses arising out of non-compliance with this Section 3.25 (in accordance with the indemnification and defense obligations set forth in Article 17) and shall, as soon as reasonably possible, restore at its own cost and expense such property to the condition it was in before such damage. Contractor and its Subcontractors and Sub-subcontractors shall coordinate and conduct the performance of the Work so as to not unreasonably interfere with or disrupt the use and peaceful enjoyment of any adjacent property to the Site.
3.26Explosives. Explosives shall not be transported to the Land without Owner’s prior approval. In the event that Contractor receives such approval, explosives shall be transported to the Land only when required to perform the Work under this Agreement and with at least thirty (30) Days’ prior notice to and approval of Owner. Contractor shall be responsible for properly purchasing, transporting, storing, safeguarding, handling and using explosives required to perform the Work under this Agreement. Contractor shall employ competent and qualified personnel for the use of explosives. Residual surplus explosives shall be promptly removed from the Site and properly disposed of by Contractor. Contractor shall comply with Applicable Law and Applicable Codes and Standards in the handling of explosives pursuant to this Agreement (including the U.S. Patriot Act of 2001 and any and all rules and regulations promulgated by the U.S. Department of Homeland Security and the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives), shall perform all obligations and obtain all Permits with respect to explosives, and shall develop and file and provide copies to Owner of all documentation regarding same.
3.27Interference and Integration.
A.No Interference with the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject. Contractor understands that (i) various components of the SPL Liquefaction Facility will be under full operation during the performance of the Work, (ii) various components of BOGR will be under construction, commissioning, testing, and full operation during the performance of the Work, (iii) various components of Train 7 will be under construction, commissioning, testing, and full operation during the performance of the Work and (iv) upon Substantial Completion of a Subproject, such Subproject will be under full commercial operation during the performance of the Work. Performance of the Work or any portion thereof, and any other obligations of Contractor under this Agreement, shall at no time cause a suspension of operation of the SPL Liquefaction Facility or a Subproject after Substantial

Completion of such Subproject, except (a) to the extent specified in Attachment EE and in compliance with the requirements of Section 3.27B or (b) agreed by the Owner Representative in writing.
B. Scheduled Activities. No later than [***]([***]) Days prior to performing any Work that has the potential to interfere with the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject, as described in Section 3.27A, Contractor shall notify Owner in writing that Contractor plans to perform such scheduled, interfering Work identified in Attachment EE. No later than [***]([***]) Days prior to performing any Work that has the potential to interfere with the operation of the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject, as described in Section 3.27A, Contractor shall provide Owner with a written integration plan listing the scheduled, interfering Work and proposing in detail how Contractor intends that such Work will be performed to minimize, to the greatest extent reasonably possible, any such interference. Such proposed plan shall (i) comply with the requirements of Section 3.27A; (ii) be scheduled so that it is not on the critical paths; (iii) include attention to safe work practices to ensure safety and reliability of the operating facilities and the safety of the construction and operational personnel; and (iv) list (a) the component of the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject that will be impacted by such activity, (b) how such component or work will be impacted, and (c) the duration of such impact. If the plan proposed by Contractor does not meet any of the requirements in the immediately preceding sentence, does not meet all of the requirements specified in Attachment EE, or if Owner reasonably believes that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the SPL Liquefaction Facility, or a Subproject after Substantial Completion of such Subproject as described in Section 3.27A, then Owner may, no later than [***]([***]) Days following receipt of the proposed plan, instruct Contractor in writing to modify the proposed plan and Contractor shall modify such plan to meet such Owner’s instructions, provided that such instruction may not require Contractor to comply with any requirements in addition to those specified in subsections (i)-(iv) above of this Section 3.27B or in Attachment EE or any requirements made by Owner that are based on Owner’s reasonable belief that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject as described in Section 3.27A. After Owner and Contractor reach agreement on such plan, Contractor shall proceed to execute such Work in accordance with such modified plan; provided that, if Owner does not respond and comment upon the Contractor’s proposed plan within [***]([***]) Days following receipt of Contractor’s proposed plan, then Contractor shall proceed to execute such Work in accordance with Contractor’s proposed plan as long as it complies with the limitations specified in this Section 3.27B(i)-(iv), Attachment EE and any requirements made by Owner that are based on Owner’s reasonable belief that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject as described in Section 3.27A. If the Parties cannot agree on such plan, then the Dispute shall be resolved as provided in Article 18. Notwithstanding Owner’s agreement (or failure to agree) to the schedule and the plan for the performance of such Work, if Owner fails to comply with such plan that is agreed upon by Owner or resolved pursuant to Article 18 or Owner, in its sole discretion, subsequently prohibits the performance of such Work occurring on the scheduled date in accordance with the plan agreed upon by Owner or resolved pursuant to Article 18, in either such case, Contractor shall be entitled to a Change Order to the extent permitted under Section 6.8. If Owner fails to provide Contractor with access when and for the duration required by Contractor for the Work, other than for non-compliance with Section 3.27B(i)-(iv), Attachment EE and any requirements made by Owner that are based on Owner’s reasonable belief that the plan proposed by Contractor has not been developed to reasonably minimize the impact on the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject as described in Section 3.27A, Applicable Law, Owner Permits relating to safety, or Owner’s reasonable security requirements, then, Contractor shall be entitled to a Change Order to the extent permitted under Section 6.8.
C.Unscheduled Activities. It is the Parties’ intent that except for the activities listed in Attachment EE, the performance of the Work and Contractor’s other obligations under this Agreement will not interfere with the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject, as described in Section 3.27A. During the performance of the Work, should a situation arise that Contractor reasonably believes has the potential to interfere with the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject as described in Section 3.27A and such situation was not addressed pursuant to Section 3.27B, Contractor shall, except in an emergency endangering property or any Persons, give Owner written notice as soon as possible but no later than [***]([***]) Days prior to the time that Contractor plans to perform such Work, detailing a plan that is least disruptive, to the greatest extent reasonably possible, to activities occurring at the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject. Emergency actions are governed by Section 3.11. Prior to performing such Work, Owner and Contractor shall mutually agree on a proposed plan for Contractor to execute such Work; provided that, if Owner fails to provide Contractor with access when and for the duration required by Contractor for the Work, other than for non-compliance with Section 3.27B(i)-(iv) or a failure to reasonably minimize the impact on the SPL Liquefaction Facility or a Subproject after Substantial Completion of such Subproject, then Contractor shall be entitled to a Change Order to the extent permitted under Section 6.8. Notwithstanding Owner’s agreement to the schedule and the plan for the performance of such Work, Owner may, in its sole discretion, subsequently prohibit the performance of such Work on such scheduled date, and Contractor shall work with Owner to develop a new plan and date for performing such Work in accordance with this Section 3.27C, and in such case Contractor shall be entitled to a Change Order to the extent permitted under Section 6.8.

3.28Equipment Not Incorporated into the Stage 5 Facilities. If, after Substantial Completion all Subprojects and prior to Final Completion, Contractor has any Contractor-Supplied Equipment that it purchased for the Stage 5 Facilities but did not incorporate into the Stage 5 Facilities, Owner has the option of either (a) purchasing such Contractor-Supplied Equipment at fair market value, plus applicable sales tax (unless an applicable exemption or direct payment permit exemption certificate is provided to Contractor), and customs and import duties if the item was intended for re-export, or (b) requiring that Contractor haul off such Contractor-Supplied Equipment at Contractor’s own cost and expense (and if Contractor is required to haul off such Contractor-Supplied Equipment, Owner shall transfer title to such Contractor-Supplied Equipment to Contractor); provided that, if such Contractor-Supplied Equipment was purchased on a basis other than a lump sum basis (such as on a time and material basis under a Change Order), then if Owner elects to take such Contractor-Supplied Equipment, it may take such Contractor-Supplied Equipment at no cost to Owner, and title to such Contractor-Supplied Equipment shall remain with Owner in accordance with Section 8.1B.
3.29Operation Personnel.
A.Until Substantial Completion of the applicable Subproject, Owner’s operating personnel designated in Section 4.4 shall be under the control of and supervised by Contractor, and Contractor shall (subject to Owner’s indemnification obligations under Section 17.3) be fully responsible for the acts and omissions of such personnel; provided, however, notwithstanding the foregoing, such operating and maintenance personnel shall remain employees or agents of Owner and shall not be considered employees of Contractor for any reason.
B.Contractor shall, no later than [***]([***]) Days prior to RFSU for a Subproject, prepare for Owner’s review a proposed plan regarding the utilization of Owner’s Operation Personnel and Contractor’s personnel during commissioning and for the conduct of Performance Tests and any other tests. Each such plan shall be prepared to avoid any impact on the operation of a Subproject after Substantial Completion and to take into account Owner’s operating and maintenance procedures, the number of operating and maintenance personnel available to Owner for participation in pre-commissioning, commissioning, start-up and Performance Testing, safety issues for the Subproject and the type of activities to be performed. Such plan shall be mutually agreed-upon by the Parties in writing no later than [***]([***]) Days after Owner’s receipt of Contractor’s proposed plan. Nothing in this Agreement, including this Section 3.29 or Section 3.2I, shall be interpreted to create a master-servant or principal-agent relationship between Contractor and any of Owner’s operation or maintenance personnel.
3.30Compliance with Real Property Interests. Contractor shall, in the performance of the Work, comply, and cause all Subcontractors and Sub-subcontractors to comply, with any easement, lease, right-of-way, licenses or other property interests that are clearly delineated in Attachment Z and affect or govern the Site or any other real property used for the purposes of completing the Work.
3.31Taxes. The Contract Price includes all Taxes imposed on or payable by Contractor, its Subcontractors and Sub-subcontractors in connection with the Work. Contractor shall be responsible for the payment of all Taxes imposed on or payable by Contractor, its Subcontractors and Sub-subcontractors in connection with the Work.

3.32Electronic File Sharing Site. Within ten (10) Days after the Agreement Date and until the expiration of the Defect Correction Period, Contractor shall create and maintain an electronic file sharing site that can be accessible by Owner, Owner’s Affiliates, Lenders, Independent Engineer and any other Persons designated by Owner, and their respective employees, officers and directors (using their own or their respective company’s computers or electronic devices). Such electronic file share site shall be subject to approval by Owner, not to be unreasonably withheld. Contractor shall upload, onto such electronic file sharing site all Work Product, reports, schedules, Drawings, Specifications and project specific policies and procedures (other than Invoices or Change Orders or any other commercial information) contemporaneously with, or immediately after, such document, data and information was submitted to Owner. Such electronic file sharing site shall not be a substitute for the submission of documents to Owner as required herein, but instead shall serve as an additional service provided to Owner enabling Owner, Owner’s Affiliates, Lenders, Independent Engineer and any other Persons designated by Owner to have another source of access to such documents, data and information.
3.33Contractor Responsibility for Owner-Supplied Equipment. Once Owner has delivered Owner-Supplied Equipment in accordance with Section 4.11 and Attachment N, Contractor will be responsible for unloading, storing, preserving, protecting and inspecting the Owner-Supplied Equipment and transporting the Owner-Supplied Equipment to the Site for incorporation into the Work, all in compliance with the requirements in Attachment A and Attachment N. Promptly after delivery of the Owner-Supplied Equipment by Owner, Contractor shall visually inspect jointly with Owner all Owner-Supplied Equipment for damage, or insufficiency in quantity or kind for performance of the Work. If any of the Owner-Supplied Equipment is damaged or insufficient in number or kind, Contractor shall notify Owner within [***]([***]) hours of discovery and wait for Owner’s instructions as to such damaged or insufficient items. If the Owner-Supplied Equipment is free of damage and of sufficient quantity and kind, Contractor shall store, protect, preserve, transport, keep segregated, identify, and use in a reasonably economical manner all such Owner-Supplied Equipment. Owner shall properly document and control all Owner-Supplied Equipment from the time of transport until receipt of such Owner-Supplied Equipment by Contractor and shall furnish Contractor with bills of lading, packing slips and/or delivery tickets. Contractor shall properly document and control all Owner-Supplied Equipment from the time of receipt and verify all bills of lading, packing slips and/or delivery tickets to Owner as reasonably promptly as possible. Contractor shall thereafter assemble and install the Owner-Supplied Equipment and then commission, start-up and test such Owner-Supplied Equipment as part of the Stage 5 Facilities.
ARTICLE 4
OWNER’S RESPONSIBILITIES
Owner shall comply with the following provisions in a timely manner:
4.1Payment. Owner shall timely pay the Contract Price in accordance with the provisions of Article 7 hereof.

4.2Permits. Owner shall be responsible for obtaining and thereafter maintaining the Owner Permits for the duration necessary for the performance of the Work, including, if and to the extent applicable, throughout the applicable Defect Correction Periods. To the extent Owner has not obtained any Permits listed in Attachment Q prior to an NTP, Owner shall obtain such Permits in accordance with the schedule contained in Attachment Q and Owner shall provide Contractor with copies of such Permits within five (5) Business Days after obtaining them.
4.3Access to the Site, Supporting Real Estate and SPL Liquefaction Facility Site.
A.Site. Owner shall provide Contractor with access to the Site to the extent necessary to perform any LNTP Work and, in any event, upon issuance of an NTP. Subject to Sections 3.24 and 3.25, such access shall be sufficient to permit Contractor to progress with construction on a continuous basis without material interruption or interference.
B.Supporting Real Estate. Subject to Sections 3.24 and 3.25, Owner shall provide Contractor with the right to enter those portions of the Supporting Real Estate to the extent such access is provided for in Owner’s written agreement with the owner of such Supporting Real Estate as provided in Attachment Z.
C.SPL Liquefaction Facility Site. Subject to Sections 3.24, 3.25, and 3.27, Owner shall provide Contractor with reasonable access on the SPL Liquefaction Facility Site to perform the Work required by this Agreement. To the extent Contractor is not provided with access as described in this Section 4.3, and such lack of access adversely impacts Contractor’s or its Subcontractors’ or Sub-subcontractors’ cost or time for performance of the Work in accordance with the requirements of this Agreement, Contractor shall be entitled to a Change Order; provided that (i) Contractor complies with the notice and Change Order request requirements set forth in Sections 6.2 and 6.5, and (ii) at or prior to the Agreement Date, Contractor did not know (based on information set forth in Attachment Z and Attachment EE) that its access was or would be restricted.
D.Foreign Trade Zone. Owner shall comply with its obligations in Attachment LL.
4.4Operation Personnel. Owner shall retain competent and qualified operating personnel (who are capable of being trained by Contractor) to assist Contractor with the commissioning and start-up of the Stage 5 Facilities under the supervision of Contractor and to operate the Stage 5 Facilities prior to Substantial Completion of each Subproject under the supervision of Contractor as set forth in Attachment A and Attachment M (Owner’s “Operation Personnel”). Until Substantial Completion of the applicable Subproject, such Operation Personnel shall be under the control of and supervised by Contractor in accordance with Section 3.29, subject to Owner’s indemnity obligations in Section 17.3.
4.5Legal Description and Survey. Owner has provided to Contractor for Contractor’s information a survey, land interest summaries and real estate for the Land which includes the boundaries of the Land and a minimum of one (1) survey control point, the proper placement of which Contractor has confirmed as set forth in Section 3.23. The survey contains metes and bounds of the Site. Contractor shall be entitled to rely upon the accuracy of such metes and bounds description of the Site as well as the land interest summaries and real estate information. To the extent any existing structures or utilities are shown in the survey, Contractor shall independently verify the location of such structures and utilities.
4.6Owner-Furnished Items.
A.Rely Upon Information. Contractor shall be entitled to rely upon the accuracy of the Rely Upon Information furnished or referenced by Owner in Attachment BB. Should (i) Contractor discover an inaccuracy or an error in such information, (ii) Owner change the Rely Upon information in any way or (iii) such information not comply with Applicable Law or Applicable Codes and Standards, Contractor shall be entitled to a Change Order to the extent permitted under Sections 6.2A.9 and 6.8.
B.Owner-Furnished Items. Owner shall, at no cost to Contractor, provide the items listed in Attachment V (“Owner-Furnished Items”) within the times and at the locations set forth therein, subject to the conditions specified therein. For the avoidance of doubt, Owner-Supplied Equipment is not included in Owner-Furnished Items.
C.Natural Gas Feed to Achieve Substantial Completion. As between Owner and Contractor under this Agreement and subject to Section 4.6D, Owner shall procure and make Natural Gas feed available at no cost to Contractor for the pre-commissioning, commissioning, start-up, cool down and testing of Train 7 (including Natural Gas utilized in the initial cool-down) and as otherwise required for Contractor to achieve Substantial Completion of Train 7, subject to the conditions in Attachment V. The Natural Gas feed to Train 7 will meet the pressure, temperature and quality requirements set forth in Schedule A-2. Such Natural Gas feed shall be made available by (or on behalf of) Owner at the delivery point provided by Owner. Contractor shall use GECP to minimize the amount of Natural Gas flaring or venting (and at all times complying with any restrictions required under Applicable Law) that is necessary to achieve Substantial Completion of Train 7, and the commissioning, start-up and testing procedures agreed upon by the Parties shall be developed and administered in a manner to minimize Natural Gas flaring and venting.
D.Natural Gas Feed Delivery.
1.In connection with Train 7, Contractor shall give its best estimate of when Natural Gas feed is required to produce the LNG necessary to achieve RFSU of such Train, and such estimate shall be given in a written notice from Contractor to Owner, as set forth below. Such notice shall include the quantities of Natural Gas feed needed, including a range of Days and range of flows for each Day.
2.For all other circumstances that Contractor may require Natural Gas feed up to the achievement of Substantial Completion of Train 7, Contractor shall provide Owner:
(i)written notice at least sixty (60) Days prior to Contractor needing its first deliveries of Natural Gas feed including a range of Days and a range of flows for each Day which Contractor, using GECP, believes it will need for delivery of Natural Gas feed; and

(ii)a second written notice at least thirty (30) Days prior to Contractor needing its first deliveries of Natural Gas feed, with an updated forecast of the Days and amounts of Natural Gas feed deliveries (within the ranges provided by Contractor in its initial notice delivered pursuant to Section 4.6D2(i)).
E.Boil-Off Gas for Substantial Completion. As between Owner and Contractor under this Agreement and subject to Section 4.6F, Owner shall make available Boil-Off Gas and fuel at no cost to Contractor for the pre-commissioning, commissioning, start-up, cool down and testing of BOGR and as otherwise required for Contractor to achieve Substantial Completion of BOGR, subject to the conditions in Attachment V. The Boil-Off Gas to BOGR will meet the pressure, temperature and quality requirements set forth in the Process Design Basis. Such Boil-Off Gas feed shall be made available by (or on behalf of) Owner at the delivery point provided by Owner.

F.Boil-Off Gas Delivery.

1.In connection with BOGR, Contractor shall give its best estimate of when Boil-Off Gas feed is required to produce the LNG necessary to achieve RFSU for BOGR, and such estimate shall be given in a written notice from Contractor to Owner, as set forth below. Such notice shall include the quantities of Boil-Off Gas feed needed, including a range of Days and range of flows for each Day.

2.For all other circumstances that Contractor may require Boil-Off Gas feed up to the achievement of Substantial Completion of Train BOGR, Contractor shall provide Owner:

(i)written notice at least sixty (60) Days prior to Contractor needing its first deliveries of Boil-Off Gas feed including a range of Days and a range of flows for each Day which Contractor, using GECP, believes it will need for delivery of Boil-Off Gas feed; and

(ii)a second written notice at least thirty (30) Days prior to Contractor needing its first deliveries of Boil-Off Gas feed, with an updated forecast of the Days and amounts of Boil-Off Gas feed deliveries (within the ranges provided by Contractor in its initial notice delivered pursuant to Section 4.6F.2(i)).

G.LNG Storage Tanks. Based upon Contractor’s estimate of Natural Gas feed submitted to Owner pursuant to Section 4.6D, Owner shall ensure a reasonable volume is available in the LNG storage tanks (to the extent such volume is necessary for Contractor to achieve Substantial Completion of each Subproject) for the commissioning and testing of each Subproject.
H.Electrical Power. Owner shall procure and make permanent electric power available for the operation of such Subproject in accordance with Attachment V.

4.7     Owner Representative. Owner designates [***] as the Owner Representative. Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.

4.8     Louisiana Sales and Use Tax.

A.Owner may participate in tax incentive programs, such as the Louisiana Quality Jobs Program or any successor or similar incentive programs, which may allow Owner to receive a rebate of Louisiana Sales and Use Taxes incurred and paid by Contractor and its Subcontractors or Sub-subcontractors in connection with performance of the Work or a Project Facility Expense Rebate. Contractor shall, subject to Section 3.14C, provide to Owner, for itself and its Subcontractors and Sub-subcontractors, all documentation as may be reasonably requested by Owner or Owner’s tax consultant and available to Contractor and its Subcontractors and Sub-subcontractors in order to allow Owner to secure such rebate. Such documentation shall include a MM&E Utilization Report, submitted and signed Forms R-1029 (Louisiana Department of Revenue Sales Tax Return) and invoice documentation supporting all Louisiana Sales and Use Taxes paid by Contractor and its Subcontractors and Sub-subcontractors for the purchase of Contractor-Supplied Equipment, including purchases of Contractor-Supplied Equipment made under lump sum contract agreements. Such Forms R-1029 (Louisiana Department of Revenue Sales Tax Return) shall be provided to Owner within [***] ([***]) Days after submission, by Contractor or its Subcontractors or Sub-subcontractors, of the Form R-1029 (Louisiana Department of Revenue Sales Tax Return) to the Governmental Instrumentality. Such invoice documentation shall be provided to Owner within [***] ([***]) Days after receipt of such invoice documentation by Contractor or its Subcontractors or Sub-subcontractors. The invoice documentation shall clearly identify (i) the name of the Subcontractor and Sub-subcontractor; (ii) the invoice number; (iii) the delivery date; (iv) a description of the item of Contractor-Supplied Equipment purchased; (v) the purchase amounts, including separately stated purchase amounts for Contractor-Supplied Equipment on which Louisiana Sales and Use Tax was paid; (vi) the amounts of itemized Louisiana Sales and Use Tax paid, (vii) all information (including Owner’s name, the taxpayer’s name, the Project name and the Project address) to properly establish that the Contractor-Supplied Equipment was used in connection with or incorporated into the Stage 5 Facilities and (viii) any other information necessary for Owner to secure Rebatable Louisiana Incentive. If the Contractor-Supplied Equipment was taken from Contractor’s, any Subcontractor’s or Sub-subcontractor’s inventory, subject to Section 4.8C, Contractor shall provide Owner with an invoice, journal vouchers or other similar documentation as may be required to evidence that the applicable Louisiana Sales and Use Tax was paid by Contractor, any Subcontractor or Sub-subcontractor on such inventory. Owner’s tax consultant (as notified by Owner to Contractor) shall assist Owner to secure all available Rebatable Louisiana Incentives and is authorized to request and receive information directly from Contractor and its Subcontractors and Sub-subcontractors on behalf of Owner. No information shall be provided to Owner’s tax consultant until such tax consultant has signed a confidentiality agreement with Contractor and any applicable Subcontractor and Sub-subcontractor with terms customary in the audit industry for audits of this kind.
B.Exemption Certificates.
1.If Owner claims the Louisiana Sales/Use Tax Exemption for Manufacturing Machinery and Equipment (including through the use of Louisiana Department of Revenue Forms R-1071 (Manufacturer’s Exemption Certificate) and

R-1072 (Manufacturer’s Designation of Mandate), as applicable), Contractor and any applicable Subcontractors and Sub-subcontractors shall, as Owner’s mandatary, make all purchases of Tax Exempt Equipment on Owner’s behalf for Louisiana Sales and Use Tax purposes. In such case, to the fullest extent permitted by Applicable Law, Contractor shall and shall cause its Subcontractors and Sub-subcontractors to utilize the Louisiana Sales/Use Tax Exemption for Manufacturing Machinery and Equipment (including through the use of Louisiana Department of Revenue Forms R-1071 (Manufacturer’s Exemption Certificate) and R-1072 (Manufacturer’s Designation of Mandate), as applicable, in making the qualifying purchases) as mandatary of Owner for purposes of the Louisiana Sales/Use Tax Exemption for Manufacturing Machinery and Equipment. Contractor shall provide Owner written notice at least [***] ([***]) Days prior to the placement of each Subcontract or Sub-subcontract for the purchase of Tax Exempt Equipment, which shall identify the Tax Exempt Equipment being purchased and each Subcontractor and Sub-subcontractor procuring such Tax Exempt Equipment. If Owner provides Contractor with Louisiana Department of Revenue Forms R-1071 and R-1072 for any Subcontractors and Sub-subcontractors, Contractor shall provide such forms to such Subcontractors and Sub-subcontractors. The Tax Exempt Equipment as identified on Attachment CC constitutes all of the Contractor-Supplied Equipment determined by Owner that Owner reasonably expects is eligible for an exemption from Louisiana Sales and Use Tax under Applicable Law as of the Agreement Date, and Contractor represents and warrants that the Contract Price does not include any amount of Louisiana Sales and Use Tax with respect to such Contractor-Supplied Equipment.
2.If Contractor or any Subcontractor or Sub-subcontractor incurs any Louisiana Sales and Use Taxes on any items of Contractor-Supplied Equipment for which Owner has previously provided Contractor with an applicable exemption certificate (as described in Section 4.8B.1) as a result of Contractor’s, or such Subcontractor’s or Sub-subcontractor’s, failure to use such exemption certificate, such Taxes shall be borne by Contractor and Owner shall have no obligation to pay or reimburse Contractor for any such Louisiana Sales and Use Taxes paid by Contractor or any Subcontractor or Sub-subcontractor. In no event shall Owner have any liability with respect to such Taxes or any obligation to reimburse Contractor or any other Person for the payment of such Taxes. Contractor shall have the right to review and comment on whether the application of any claimed Louisiana Sales or Use Tax exemption complies with Applicable Law. If Contractor reasonably determines that Owner’s determination that a Louisiana Sales or Use Tax exemption applies is inconsistent with Applicable Law or represents a novel or non-customary interpretation thereof, Contractor may decline to apply such exemption unless Owner directs Contractor in writing to proceed. If a Governmental Instrumentality later assesses Louisiana Sales and Use Taxes on Tax Exempt Equipment set forth in Attachment CC on the basis that such Contractor-Supplied Equipment was not eligible for an exemption from Louisiana Sales and Use Tax under Applicable Law not due to the failure of Contractor or its Subcontractors or its Sub-subcontractors to use applicable exemption certificates provided by Owner, then Owner shall be responsible for such Louisiana Sales and Use Taxes (including any applicable penalty, interest, and reasonable audit and defense costs incurred by Contractor as a result of such determination by the Governmental Authority). In addition, Contractor shall have the right to control the defense of any audit by a Governmental Instrumentality of Contractor that relates to any Louisiana Sales and Use Tax on any Tax

Exempt Equipment or the Project, and Owner shall cooperate with Contractor in such defense).

(i)Contractor and Owner shall notify the other within [***] ([***]) Days after receipt of any notice from a Governmental Instrumentality of any audit that may result in the assessment of any Louisiana Sales and Use Tax related to the Project. Owner shall have the right to participate in (at its own cost and expense) the defense of any claim or assessment against Contractor by any Governmental Instrumentality relating to any Louisiana Sales and Use Tax on any Tax Exempt Equipment or the Project, and Contractor shall consider any arguments or defenses Owner provides.

C.MM&E Utilization Report.

1.Contractor shall create and implement a specific identification code in its accounting system to track the Louisiana Sales and Use Tax paid and not paid specifically due to the use of the Louisiana Sales/Use Tax Exemption for Manufacturing Machinery and Equipment for purchases of Contractor-Supplied Equipment. Each Month, as part of each Invoice, Contractor shall provide Owner with a report (“MM&E Utilization Report”) listing the Contractor-Supplied Equipment included on Attachment CC that was purchased during the prior Month and which includes: (a) the Subcontract number; (b) the date that such Subcontract was issued; (c) the delivery dates for the items of Contractor-Supplied Equipment purchased; (d) the total amount paid under such Subcontract; (e) document identification numbers for the invoices paid; (f) the total amount of Louisiana Sales and Use Tax excluded due to the utilization of the Louisiana Sales/Use Tax Exemption for Manufacturing Machinery and Equipment; and (g) any other data reasonably requested by Owner in order to secure Louisiana tax credits, rebates, exemptions, or exclusions.

2.As a condition to Punchlist completion of the last Subproject to achieve Substantial Completion, Contractor shall provide a final MM&E Utilization Report that lists all of the Contractor-Supplied Equipment purchased by Contractor or its Subcontractors or its Sub-subcontractors utilizing the Louisiana Sales/Use Tax Exemption for Manufacturing Machinery and Equipment and includes the information listed in Section 4.8C.1. This final report must reconcile to Attachment CC and must include the taxable cost of each item purchased.

D.Contractor and Owner shall reasonably cooperate with each other to minimize any and all Taxes relating to the Project to the extent legally permissible, including any audit by a Governmental Instrumentality related to the Project, and to secure Tax credits, rebates, exemptions and exclusions, such as Rebatable Louisiana Incentives, and property Tax abatements Owner may obtain for the Project.

E.Pursuant to Section 3.14, Section 4.8A, and Section 7.1, Owner and its tax consultant shall have the right to audit the Books and Records of Contractor and its Subcontractors or Sub-subcontractors to confirm that all Louisiana Sales and Use Taxes paid by Contractor and its Subcontractors and Sub-subcontractors in connection with the Work are properly owed under Applicable Law.

F.Contractor shall complete a fixed asset price allocation schedule in the form attached hereto as Attachment DD (the “Form of Fixed Asset Price Allocation Schedule”) for the Work and shall provide Owner such other information reasonably necessary for Owner to maintain segregated accounts for its Tax records and fixed asset records. The Form of Fixed Asset Price Allocation Schedule, among other information, will provide a breakdown of the Contract Price by individual category (i.e., “soft costs” (i.e., engineering, permitting, etc.) and “hard costs” (i.e., materials, labor, equipment, etc.)). The Form of Fixed Asset Price Allocation Schedule shall also include information necessary to assist Owner with any tax abatement filings or other filings with any Governmental Instrumentality. Contractor shall deliver the Form of Fixed Asset Price Allocation Schedule within [***] ([***]) Days after LNTP No. 1 with Quarterly updates thereafter.

4.9 Hazardous Materials. Owner shall, or shall cause its Affiliates to, as applicable in Owner’s reasonable determination and at the sole cost, expense and liability of Owner (except for those costs, damages, losses and expenses for which Contractor is responsible under Sections 3.6 or 3.17), identify, characterize, manage, treat, store, remediate, remove, transport and, as appropriate, dispose of any Pre-Existing Contamination encountered by Contractor or any of its Subcontractors or Sub-subcontractors on the Land. Owner shall be identified as the “generator” of any Pre-Existing Contamination requiring off-Site transportation and/or disposal, shall select the treatment or disposal facility to which any such Hazardous Materials are sent, and shall make all arrangements for the placement of any such Hazardous Materials in appropriate containers and their transfer to any contractors for off-Site transportation and/or disposal, and, without limitation of Owner’s obligations set forth in Section 17.4, SHALL SAVE, INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR GROUP FROM ANY LIABILITIES FOR COSTS, DAMAGES, LOSSES AND EXPENSES (INCLUDING ANY FINES, PENALTIES OR OTHER SANCTIONS IMPOSED BY ANY GOVERNMENTAL INSTRUMENTALITY (INCLUDING THE COST OF REQUIRED REMEDIAL MEASURES)) BROUGHT BY THIRD PARTIES ARISING FROM OWNER’S RESPONSE OR FAILURE TO RESPOND TO PRE-EXISTING CONTAMINATION.
4.10 Insurance. Owner shall timely provide and maintain all insurance coverages required to be provided by Owner as set forth in Attachment O.

4.11     Owner-Supplied Equipment. Owner shall be solely responsible for the procurement of the Equipment specifically designated on Attachment N (“Owner-Supplied Equipment”). Other than the Owner-Supplied Equipment, Contractor shall provide all other Equipment required under this Agreement. Owner shall cause the Owner-Supplied Equipment to be delivered to Contractor within the times and at the locations specified in Attachment N. Prior to delivery of any Owner-Supplied Equipment to Contractor, Owner will perform an inspection of such Owner-Supplied Equipment and provide Contractor an Owner inspection report.

ARTICLE 5
COMMENCEMENT OF WORK, GUARANTEED SUBSTANTIAL COMPLETION
DATES, AND SCHEDULING OBLIGATIONS

5.1Limited Notice to Proceed.
A.Limited Notice to Proceed.
1.Commencement of LNTP Work. Upon Contractor’s receipt from Owner of a limited notice to proceed executed pursuant to this Section 5.1A (individually or collectively, “Limited Notice to Proceed” or “LNTP”), Contractor shall promptly commence with the performance of the portion of the Work specified in such LNTP. The LNTP shall be issued in the applicable form attached hereto in Attachment H, as further described below. If permitted to be filed under Applicable Law, Contractor shall timely file for registry with the applicable recorder of mortgages and post at the Site a notice of commencement as required under La. Rev. Stat. §9:4801, et. seq. and shall provide copies of such notice of commencement of construction to Subcontractors and Sub-subcontractors as required under La. Rev. Stat. §9:4801, et. seq. Contractor shall not, and shall not be obligated to, commence performance of such Work until receipt from Owner of such LNTP and execution of mutually agreed Change Order for such Work.
2.LNTP No. 1. Owner shall issue Limited Notice to Proceed no. 1 in the form attached hereto as Schedule H-3 in three (3) phases (“LNTP No. 1 Phase 1”, “LNTP No. 1 Phase 2”, “LNTP No. 1 Phase 3”, collectively “LNTP No. 1”), authorizing and requiring Contractor to commence the Work described in Schedule H-3 (the “LNTP No. 1 Work”) on or prior to the dates set forth in the LNTP No.1 table below (each an “LNTP No. 1 Deadline”). The portion of the Contract Price payable for the LNTP No. 1 Work shall be made in accordance with the payment schedule set forth in Schedule H-3 (as may be amended by Change Order) and the applicable provisions of Article 7. The LNTP No. 1 Work shall be performed in accordance with the terms and conditions of this Agreement, and all payment for LNTP No. 1 Work shall be credited against the Contract Price and the first payments to become due hereunder if NTP is issued. If Owner fails to issue any of the phases for LNTP No. 1 by the corresponding LNTP No. 1 Deadline, Contractor shall be entitled to adjustments to the Contract Price in the amount of [***] U.S. Dollars (U.S. $[***]) per Day for each Day such LNTP No. 1 phase is delayed up to the date the affected LNTP No. 1 phase is issued, provided that for any delay measured in whole months, such adjustment shall be [***] U.S. Dollars (U.S. $[***]) per month. Contractor shall be entitled to an adjustment to the Guaranteed Substantial Completion Dates if Owner does not issue any phase of LNTP No. 1 by the applicable LNTP No. 1 Deadline, with such schedule adjustment determined based on the actual date the LNTP No. 1 phase is issued. Following issuance of LNTP No. 1 Phase 1, Owner shall issue LNTP No. 1 Phase 2 and LNTP No. 1 Phase 3 by letter, without any deviations from Schedule H-3. Owner may provide notice of intent for LNTP No. 1 Phase 2 and LNTP No. 1 Phase 3 [***] ([***]) Days prior to the applicable LNTP No. 1 Deadline.

LNTP No. 1 Table

LNTP No. 1 Phase	LNTP No. 1 Deadlines	Value (U.S. $)
LNTP No. 1 Phase 1	[***]	U.S. $[***]
LNTP No. 1 Phase 2	[***]	U.S. $[***]
LNTP No. 1 Phase 3	[***]	U.S. $[***]

3.Optional LNTP No. 2. Provided that Owner has issued the LNTP No. 1 Phase 1 and LNTP No. 1 Phase 2, Owner may issue Limited Notice to Proceed no. 2 in the form attached hereto as Schedule H-4 (“LNTP No. 2”), authorizing and requiring Contractor to commence the Work described in Schedule H-4 (the “LNTP No.2 Work”) on or prior to [***] (“LNTP No. 2 Deadline”). The portion of the Contract Price payable for the LNTP No. 2 Work shall be made in accordance with the payment schedule set forth in Schedule H-4 (as may be amended by Change Order) and the applicable provisions of Article 7. The LNTP No. 2 Work shall be performed in accordance with the terms and conditions of this Agreement, and all payment for LNTP No. 2 Work shall be credited against the Contract Price and the first payments to become due hereunder if NTP is issued. If Owner issues LNTP No. 2 by the LNTP No. 2 Deadline and Owner issues all phases of LNTP No. 1 in accordance with the LNTP No. 1 table, Owner shall be entitled to a reduction of the Contract Price in the amount of [***] U.S. Dollars (U.S.$[***]). Owner may provide notice of intent for LNTP No. 2 [***]([***]) Days prior to the LNTP No. 2 Deadline.
4.LNTPs Generally. At any time prior to the date of issuance of an NTP, Owner may issue other LNTPs which, if issued, shall authorize and require Contractor to commence performance of a specified portion of the Work; provided that the Parties have executed a Change Order for such other LNTP Work prior to the issuance of such LNTP. Each other LNTP, if any, shall specify the Work to be performed under the LNTP and the cost of such specified Work, and Contractor shall be paid for such specified Work pursuant to the terms and conditions of such other LNTP and this Agreement, with all such payments credited against the Contract Price if an NTP is issued. Such LNTP shall be issued in the form attached hereto as Schedule H-2. The portion of the Contract Price payable for the LNTP Work shall be made in accordance with the Payment Schedule set forth in Attachment C or in the applicable LNTP (as may be amended by the applicable LNTP or by Change Order) and the applicable provisions of Article 7.

B.Conditions of Issuance of LNTP. Owner shall not issue any LNTPs (including LNTP No. 1) until the following conditions have been met (or waived in writing by Contractor) with respect to such LNTP:
1.Owner has obtained all Owner Permits that are necessary for performance of the Work under such LNTP, or if Owner has not obtained all such Owner Permits at the commencement of such LNTP Work, by issuance of the LNTP, Owner commits to obtain any such remaining Owner Permits in such time so as to not delay the performance of such LNTP Work;
2.Owner shall be in compliance with its other obligations set forth in Article 4 as necessary for the performance of Work under such LNTP; and
3.Owner has delivered to Contractor (A) a release, acceptable to Contractor, from Cheniere Land Holdings, LLC, Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P. (the “Releasor Entities”) releasing Contractor Group and its Subcontractors and Sub-subcontractors: (1) from and against all damages, losses, costs and expenses (including all reasonable attorneys’ fees, and litigation or arbitration expenses) resulting from or related to Pre-Existing Contamination and (2) Consequential Damages for which Contractor is released under Section 20.4, including Consequential Damages arising out of or relating to such Pre-Existing Contamination and (B) a commitment, acceptable to Contractor, from the Releasor Entities that the obligations and requirements in Sections 3.17, 4.9, 17.3B, 17.3D and 17.4 apply equally to the Releasor Entities. Such release and commitment shall be binding on and extend to any Affiliate of Owner or the Releasor Entities that takes equity ownership in the Site. Notwithstanding the foregoing, this condition of issuing an LNTP is not required for a Releasor Entity if such Releasor Entity has transferred its ownership interest in the SPL Liquefaction Facility, Regas Facility and the Land, respectively, to Owner, and in such event this release and commitment will be void and of no further force or effect as to such Releasor Entity. Additionally, this condition of issuing an LNTP is not required for a Releasor Entity or Releasor Entities to which this Agreement is assigned in its entirety (if this Agreement is assigned to a Releasor Entity). If no additional LNTPs are issued under this Agreement, Owner shall deliver the releases required in this Section 5.1B.3 upon the issuance of NTP.
5.2Notice to Proceed.
A.Contractor shall not, and shall not be obligated to, commence performance of the Work (other than any LNTP Work) until Owner issues the NTP authorizing the same pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, Owner shall not be obligated to issue NTP. Upon Contractor’s receipt from Owner of the NTP, Contractor shall promptly commence with the performance of the Work. NTP shall be issued in the form attached hereto as Schedule H-1. Contractor shall timely file in the required superior court and post at the Site a notice of commencement as required under La. Rev. Stat. §9:4801, et. seq. and shall provide copies of such notice of commencement of construction to Subcontractors and Sub-subcontractors as required under La. Rev. Stat. §9:4801, et. seq.

B.Owner shall not issue NTP until the following conditions precedent with respect to such NTP have been fulfilled by Owner or waived in writing by Contractor:
1.Owner has furnished Contractor with reasonable documentation demonstrating that Owner has sufficient funds to fulfill its payment obligations under this Agreement with respect to the Work as payments become due hereunder, (a) through itself, its parent or Affiliate(s) and/or (b) through firm commitments from Lenders to Owner or its parent or Affiliates, including, (i) only to the extent required by Lenders, evidence of the equity commitments required for such financing, (ii) evidence of satisfaction, or waiver by Lenders, of all applicable conditions precedent to the occurrence of the closing date of the financing, which shall be prior to or contemporaneous with the issuance of the Notice to Proceed, and which may be in the form of an email from Lender’s counsel so specifying such satisfaction or waiver, and (iii) a draft copy of such credit agreement or credit agreements to be provided prior to NTP and an executed copy of such credit agreement or credit agreements to be provided promptly after NTP. For purposes of this Section 5.2B1, funds “sufficient to fulfill Owner’s payment obligations” shall mean a total amount equal to the Contract Price less Mobilization Payment, available in accordance with the payment schedule shown in Attachment C. Such funds shall be in addition to and exclusive of the Mobilization Payment.
2.Owner has provided, or is able to provide, Contractor with access on the Site in accordance with Section 4.3 and Owner is in compliance with its other obligations set forth in Article 4 as necessary for the commencement of the Work;
3.The Mobilization Payment has been received by Contractor in cleared funds;
4.Owner has obtained all Owner Permits which are shown in Attachment Q as required to be obtained prior to the issuance of such NTP;
5.Owner has made payment to Contractor of all undisputed amounts due and owing as of the date of such NTP that were invoiced in connection with Contractor’s performance of the applicable LNTP Work;
6.Contractor’s performance of Work under LNTP No. 1 and any LNTPs, if such LNTPs were issued prior to the issuance of NTP, have not been cancelled or suspended by Owner; and
7.If Owner fails to issue NTP on or before the NTP Deadline but elects to issue NTP after the NTP Deadline, the Parties have first agreed to the adjustments to the Contract Price and Guaranteed Substantial Completion Dates as provided in Section 5.2C below.

C.     Delayed NTP.
1. If Owner issues NTP on or prior to [***], and provided that LNTP No. 1 and LNTP No. 2 are issued in accordance with Sections 5.1A.2 and 5.1A.3, respectively, Owner shall be entitled to a reduction of the Contract Price in the amount of [***] U.S. Dollars (U.S. $[***]). In the event Owner fails to issue NTP on or before [***](the “NTP Deadline”) despite Owner having issued LNTP No. 1 in accordance with Section 5.1A.2, then Contractor’s proposal including the Contract Price and Project Schedule shall expire and Owner may request Contractor to prepare a new proposal, with an updated Contract Price and Project Schedule, without limitations or restrictions; provided that there will be no changes to the terms and conditions unless mutually agreed by the Parties. The Parties shall meet and discuss whether and how to proceed with this Agreement and the Work, including agreeing on any amendments to this Agreement that may be required, and upon Owner’s request, Contractor shall prepare and submit to Owner a Change Order to prepare a new proposal with an updated Contract Price and Project Schedule. Such adjustments shall include cost and schedule impacts caused by, for example, closing of vendor shops, unavailability of or delay in availability of materials (including any delays due to any quotas), labor unavailability, impacts on ability to attract and/or retain qualified labor, as well as escalation. If the Parties reach agreement on how to proceed with this Agreement on the basis of the updated Contract Price and Project Schedule or otherwise, Contractor and Owner shall enter into a Change Order (or amend and restate this Agreement, as mutually agreed), and any necessary amendments to this Agreement as the Parties agree, to adjust the Contract Price and the Guaranteed Substantial Completion Dates or such other terms or conditions of this Agreement as necessary, and such adjustments proposed and agreed to by the Parties shall not be subject to the requirements or the limitations or waivers described in Article 6 and no limitations or restrictions on changes shall apply. Contractor shall use commercially reasonable efforts to mitigate the increase to the Contract Price and the Guaranteed Substantial Completion Dates. Contractor shall, at the end of every three (3) Month period thereafter until NTP (if any) is issued by Owner, notify Owner in writing of any impacts such delay has on Contractor’s costs of performance of the Work, including Subcontractor and Sub-subcontractor prices, and Contractor’s ability to perform the Work in accordance with this Agreement, including the Guaranteed Substantial Completion Dates.
2.Contractor shall not be entitled to the relief in this Section 5.2C for delayed issuance of NTP to the extent the reason for Owner failing to issue such NTP is because Contractor failed to provide the Letter of Credit in accordance with Section 9.2A.
5.3Guaranteed Substantial Completion Dates.

Provided that LNTP No. 1 is issued in accordance with the LNTP No.1 table, and NTP is issued prior to or on the NTP Deadline, then:
A.Guaranteed Substantial Completion Dates.
1.Contractor shall achieve Substantial Completion of Train 7 on or before [***] ([***]) Days after issuance of LNTP No. 1 (“Guaranteed Train 7 Substantial Completion Date”); and
2.Contractor shall achieve Substantial Completion of BOGR on or before [*** ]([***]) Days after issuance of LNTP No. 1 (“Guaranteed BOGR Substantial Completion Date”);
each a “Guaranteed Substantial Completion Date” and collectively, the “Guaranteed Substantial Completion Dates.” The Guaranteed Substantial Completion Dates shall only be adjusted by Change Order as provided under this Agreement.
B.Final Completion Date. Contractor shall achieve Final Completion no later than [***] ([***]) Days after achieving Substantial Completion of the last Subproject to be completed under this Agreement or as soon as reasonably practicable thereafter (if the Parties mutually agree, both acting reasonably) (“Final Completion Date”). The Final Completion Date shall only be adjusted by Change Order as provided under this Agreement.
5.4Project Schedule.
A.Initial Schedule. On or prior to the date that Owner issues NTP, Contractor shall submit to Owner for its review a detailed level 2 critical path method schedule for the Work that is consistent with the Guaranteed Substantial Completion Dates and meets all of the requirements of Section 5.4B (such schedule is hereinafter referred to as the “Initial Schedule”). Contractor’s submission to Owner of the Initial Schedule shall be in native electronic format and portable document format.
B.Project Schedule. Within [***]([***]) Days after the date that Owner issues NTP, Contractor shall prepare and submit to Owner for its review a critical path method schedule for the Work using Primavera Project Planner version 8.2 or later (“Project Schedule”) in native electronic format and portable document format (“pdf”) developed in accordance with Attachment X. The Initial Schedule shall govern Contractor’s Work until the Project Schedule is prepared and reviewed by Owner. The Project Schedule shall be consistent with the Guaranteed Substantial Completion Dates and shall represent Contractor’s best judgment as to how it shall complete the Work in compliance with the Guaranteed Substantial Completion Dates. The Project Schedule shall, at a minimum, be detailed at a level 3 for all activities for the Project and shall comply with GECP. Without limitation of the foregoing, the Project Schedule shall: (1) show the duration, early/late start dates, early/late finish dates, show a unique activity number, activity description, actual start/finish dates, remaining duration, and reflect logical relationships between activities, show an uninterrupted critical path for Train 7 Work and BOGR Work from each LNTP or NTP, as the case may be, through each of the Guaranteed Substantial Completion Dates, including showing the dates for achieving each of the Payment Milestones and

Guaranteed Substantial Completion Dates; (2) be tagged by activity codes to allow sorting and filtering by responsible Contractor, Subcontractor, Sub-subcontractor, Owner activities, major work area, engineering, procurement, construction and commissioning; and (3) include the work breakdown structure identifier for each activity. Contractor shall submit with the Project Schedule the following: (a) progress “S” curve, showing the baseline plan and actual progress by Month for total progress of the Work, which shall be based on the Project Schedule; and (b) overall engineering and overall construction progress “S” curve, showing the actual progress by Month. Contractor shall use the Project Schedule in planning, organizing, directing, coordinating, performing and executing the Project, and the Project Schedule shall be the basis for evaluating progress of the Project. The Project Schedule shall reflect the critical paths to Substantial Completion of each Subproject.
C.Owner Review of the Initial Schedule and Project Schedule. Owner may review the Initial Schedule and the Project Schedule for general conformance with this Agreement, including the Guaranteed Substantial Completion Dates, and issue written comments to each Project Schedule. Once each Project Schedule and the required submittals have been reviewed by Owner, such version of the Project Schedule shall be the baseline Project Schedule for the Project. Owner’s review or acceptance of the Initial Schedule or each Project Schedule shall not relieve Contractor of any obligations for the performance of the Work, change any Guaranteed Substantial Completion Date, nor shall it be construed to establish the reasonableness of each Project Schedule.
D.Monthly Updates to Project Schedule. After receipt by Owner of the Project Schedule, Contractor shall manage and update the Project Schedule no less frequently than once per Month with Primavera Project Planner version 8.2 or later, using the critical path method, to reflect the actual progress to date (“Monthly Updated Project Schedule”). The Monthly Updated Project Schedule shall be in the same detail and form and meet all of the other requirements specified for the Project Schedule and shall be submitted by Contractor to Owner in pdf format and native electronic format on a Monthly basis all as set forth in Attachment X in further detail.
E.90 Day Look-ahead Schedule. In accordance with Attachment X, Contractor shall submit to Owner a 90 Day look-ahead schedule (“90 Day Look-ahead Schedule”).
F.Other Reporting. Without limitation to Contractor’s other reporting requirements under this Agreement, Contractor shall provide to Owner the following reports on a Monthly basis, as required and described in greater detail in Attachment X: (i) Invoice and payment log showing Invoice numbers, dates, and amounts and payment receipt dates, and (ii) Change Order logs showing tracking numbers, descriptions, amounts, submittal dates and status (pending, approved or rejected).
G.Form of Submittals. All submittals by Contractor to Owner of the Initial Schedule, Project Schedule, Recovery Schedule and Acceleration Schedule shall be in pdf format, using Primavera Project Planner version 8.2 or later (except the Initial Schedule does not need to be developed using Primavera Project Planner). In addition, all of the following submittals by Contractor to Owner shall be in native electronic format using Primavera Project

Planner version 8.2 or later: the Project Schedule; each Monthly Updated Project Schedule; the Recovery Schedule and the Acceleration Schedule.
5.5Recovery and Recovery Schedule. If, at any time during the prosecution of the Work, (a) should (i) a Monthly Updated Project Schedule show (or if Contractor has not provided such Monthly Updated Project Schedule and Owner reasonably determines) that any activity on the critical path of each of the Train 7 Work or BOGR Work shown on such Monthly Updated Project Schedule is delayed such that Substantial Completion of a Subproject is forecasted to occur thirty (30) or more Days after the applicable Guaranteed Substantial Completion Date, or (ii) Contractor fails to achieve Substantial Completion of a Subproject within thirty (30) Days after the applicable Guaranteed Substantial Completion Date, and (b) Contractor or any of its Subcontractors or Sub-subcontractors are, in Owner’s reasonable judgment, responsible for such delay, then Owner may, in addition to any other remedies that it may have under this Agreement, require that, as soon as reasonably possible, Contractor prepare a schedule to explain and display how it intends to regain compliance with the Project Schedule and the Guaranteed Substantial Completion Dates within a sixty (60) Day period unless recovery cannot be reasonably achieved in such time, in which case the duration of the recovery period shall be for that period of time reasonably necessary to regain compliance with the Project Schedule and the Guaranteed Substantial Completion Dates (“Recovery Schedule”). Contractor shall do the following after written notification by Owner of the requirement for a Recovery Schedule:
A.Within fifteen (15) Business Days after such notice, Contractor shall prepare the Recovery Schedule and submit it to Owner for its review. The Recovery Schedule shall represent Contractor’s best judgment as to how it shall regain compliance with the Project Schedule and the Guaranteed Substantial Completion Dates and shall have a maximum duration of sixty (60) Days unless recovery cannot be reasonably achieved in such time, in which case the duration of the Recovery Schedule shall be for that period of time reasonably necessary to regain compliance with the Project Schedule. The Recovery Schedule shall also (i) be prepared in accordance with GECP, and (ii) have a similar level of detail as the Project Schedule.
B.Within fifteen (15) Days after Owner’s receipt of such Recovery Schedule but in all cases no later than thirty (30) Days after such notice, Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom the Parties mutually agree should participate, to review and evaluate the Recovery Schedule. Contractor shall address all comments received from Owner during Owner’s review of the Recovery Schedule, and Contractor shall provide a written statement describing why any of Owner’s comments or proposed changes to the Recovery Schedule were not implemented by Contractor. Any of Owner’s comments or proposed changes to the Recovery Schedule that Contractor implements should be reflected in the revised Recovery Schedule, which shall be resubmitted for review by Owner within three (3) Days following the conference. The revised Recovery Schedule shall then be used by Contractor in planning, organizing, directing, coordinating, performing, and executing the Work (including all activities of Subcontractors and Sub-subcontractors) to regain compliance with the Project Schedule.

C.Five (5) Days prior to the expiration of the Recovery Schedule, Contractor shall meet with Owner at the Site to determine the effectiveness of the Recovery Schedule and to determine whether Contractor has regained compliance with the Project Schedule and the Guaranteed Substantial Completion Dates. At the direction of Owner, one of the following shall happen:
1.If, in the reasonable opinion of Owner, Contractor is still behind schedule, Contractor shall be required to prepare another Recovery Schedule pursuant to Section 5.5A above, to take effect during the immediate subsequent sixty (60) Day period or other longer period as may be reasonably necessary to regain compliance with the Project Schedule and the Guaranteed Substantial Completion Dates.
2.If, in the reasonable opinion of Owner, Contractor has sufficiently regained compliance with the Project Schedule and the Guaranteed Substantial Completion Dates, Contractor shall return to the use of the Project Schedule.
D.In preparing and executing the Recovery Schedule, Contractor shall take all commercially reasonable steps necessary to regain compliance with the Project Schedule and the Guaranteed Substantial Completion Dates within a sixty (60) Day period unless recovery cannot be reasonably achieved in such time, in which case the duration of the recovery period shall be for that period of time reasonably necessary to regain compliance with the Project Schedule and Guaranteed Substantial Completion Dates, which may include establishing additional shifts, hiring additional manpower, paying or authorizing overtime, providing additional Construction Equipment, and resequencing activities.
E.The cost of preparing and performance in accordance with the Recovery Schedule shall be for Contractor’s account.
F.Owner’s requirement and review of the Recovery Schedule shall not relieve Contractor of any obligations for the performance of the Work, change any Guaranteed Substantial Completion Dates, or be construed to establish the reasonableness of the Recovery Schedule.
G.If, at any time prior to the applicable Guaranteed Substantial Completion Date, Contractor’s performance of the Work is delayed such that Substantial Completion of the Train 7 Work or BOGR Work is projected to achieve Substantial Completion beyond the applicable Guaranteed Substantial Completion Date (as may be adjusted by Change Order) to such an extent that a Delay Liquidated Damages cap in Section 20.2 would apply, and (i) Contractor fails to provide a Recovery Schedule in accordance with this Section 5.5 or (ii) Contractor provides a Recovery Schedule in accordance with this Section 5.5, but Contractor fails to materially comply with such Recovery Schedule, then Contractor shall be in Default, and Owner, after written notice to Contractor and a cure period of fifteen (15) Days from the date of Owner’s notice, shall have the right, prior to the applicable Guaranteed Substantial Completion Date, to terminate Contractor’s performance of all of the Work in accordance with Section 16.1A. In the case of a termination by Owner pursuant to this Section 5.5G solely for Contractor’s failure to provide a Recovery Schedule and materially comply therewith, Contractor’s liability under Section 16.1 arising out of such termination shall be limited to the applicable cap or caps in Section 20.2 and no Performance Liquidated Damages would be owed.
5.6Acceleration and Acceleration Schedule. Even if the Train 7 Work or BOGR Work is otherwise in compliance with the Project Schedule and Guaranteed Substantial Completion Dates, Owner may, at any time, direct Contractor by Change Order or Unilateral Change Order to accelerate such Work by, among other things, establishing additional shifts, performing overtime Work, providing additional Construction Equipment or expediting Contractor-Supplied Equipment; provided, however, such directive shall be reasonable, and (a) in no event shall Owner order with a Unilateral Change Order acceleration of such Work requiring Contractor to achieve any Substantial Completion or Final Completion prior to the respective Guaranteed Substantial Completion Dates or if such acceleration is not technically feasible and (b) Contractor’s obligation with respect to an acceleration directive from Owner shall be limited to using commercially reasonable efforts to accelerate the Project Schedule for such Work. In the event of this directive, Owner shall pay to Contractor any (i) documented direct and indirect costs (and profit) clearly and solely attributable to such acceleration; and (ii) appropriate incentives, if any, that the Parties agree to in advance and which are set forth in the any Unilateral Change Order, as applicable. Any Unilateral Change Order shall be governed by Sections 6.1E and 6.2D. Any adjustment to the Contract Price or any other Changed Criteria that is necessitated by Owner’s acceleration of the Train 7 Work or BOGR Work shall be implemented by Change Order. If Owner directs Contractor to accelerate the Train 7 Work or BOGR Work, Contractor shall promptly commence and diligently perform the acceleration of such Work as directed by Owner and shall prepare a schedule to explain and display how it intends to accelerate the Work and how that acceleration will affect a critical path of the Project Schedule (the “Acceleration Schedule”). With respect to the Acceleration Schedule, Contractor shall do the following:
A.No later than fifteen (15) Business Days after such directive, Contractor shall prepare the Acceleration Schedule and submit it to Owner for its review. The Acceleration Schedule shall represent Contractor’s best judgment as to how it shall satisfy Owner’s acceleration directive. The Acceleration Schedule shall be prepared using GECP and to a similar level of detail as the Project Schedule.
B.Within fifteen (15) Business Days after issuance of such directive (or such longer time as specified in writing by Owner), Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner requests and Contractor agrees (with such agreement not to be unreasonably withheld) to participate, to review and evaluate the Acceleration Schedule. Any revisions to the Acceleration Schedule necessary as a result of this review shall be resubmitted for review by Owner as soon as reasonably practicable. The revised Acceleration Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing that portion of the Work that is affected by such acceleration, with the Project Schedule governing the performance of all other Work.
C.Owner’s review of the Acceleration Schedule shall not constitute an independent evaluation or determination by Owner of the workability, feasibility, or reasonableness of that schedule.

ARTICLE 6
CHANGES; FORCE MAJEURE; AND OWNER CAUSED DELAY

6.1Owner’s Right to Change Order. Owner may, at any time, instruct Contractor to alter, amend, omit, or suspend the Work or modify the requirements of this Agreement in accordance with this Section 6.1.
A.Prior to the execution of any Change Order under this Section 6.1, Owner shall notify Contractor of the nature of the proposed addition to, omission from, deletion from, suspension of, or any other modification or adjustment to the requirements of this Agreement, by issuing a change request to Contractor in the form of Schedule D-3, Part 1 (“Change Request”).
B.Within ten (10) Business Days after Contractor’s receipt of such Owner’s Change Request (when reasonably possible but if it is not reasonably possible for Contractor to provide all of the information required under this Section 6.1B within such ten (10) Business Day period, Contractor shall provide Owner with as much information as reasonably possible as well as the reason that additional time is required, but in no event later than thirty (30) Business Days following Contractor’s receipt of Owner’s written request for a change), Contractor shall respond to Owner with a written statement in the form of Schedule D-3, Part 2 detailing:
1.the description of Work to be performed and a program for its execution;
2.a preliminary assessment of the effect (if any) such request, were it to be implemented by Change Order, would have on the Changed Criteria; and
3.the original Owner’s Change Request number and revision numbers.
C.After submission of Contractor’s written preliminary assessment in accordance with Section 6.1B and upon Owner’s written request, Contractor shall provide Owner within ten (10) Business Days (or if Contractor requires third party quotes in order to prepare the comprehensive written estimate required under this Section 6.1C or states that a longer time period is reasonably required at the time Contractor provides the preliminary assessment, within thirty (30) Days or such longer period if mutually agreed by the Parties in writing), a comprehensive written estimate setting forth in detail the effect, if any, which such request, if implemented by Change Order, would have on the Contract Price, the Guaranteed Substantial Completion Dates, the Basis of Design, the Payment Schedule, any of the Minimum Acceptance Criteria or Performance Guarantees, or any other obligation or potential liability of Contractor hereunder (collectively or individually, the “Changed Criteria”). This detailed estimate shall (i) include a lump sum breakdown (unless otherwise agreed by the Parties in writing) for the Work to be performed derived from the unit rates set forth in Schedule D-4 to the extent applicable or, if not stated therein, derived from rates not to exceed then-current market rates, (ii) include all information required by Section 6.5A.3, and (iii) supplement and supersede the assessment provided under Section 6.1B.
D.If the Parties agree on such Changed Criteria for such request, the Parties shall execute a Change Order, which shall be in the form of Schedule D-1 and such Change Order shall become binding on the Parties, as part of this Agreement.

E.If the Parties cannot agree on such Changed Criteria for such request within fifteen (15) Business Days after Owner’s receipt of Contractor’s comprehensive written estimate specified in Section 6.1C, unless mutually extended in writing by the Parties, or if Owner desires that the proposed changed Work set forth in such Owner’s notice commence immediately without the requirement of a preliminary estimate or comprehensive estimate by Contractor as required under Section 6.1B or 6.1C, Owner may, by issuance of a Unilateral Change Order in the form attached hereto as Schedule D-2 (“Unilateral Change Order”), require and authorize Contractor to commence and perform the changed Work specified in the Unilateral Change Order in accordance with the rates as set forth in Schedule D-4 (or if not specified therein, at rates not to exceed then-current market rates) with the effect of such Unilateral Change Order on the Changed Criteria (or if the Parties agree on the effect of such Unilateral Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties disagree) to be determined as soon as possible but without prejudice to Contractor’s right to refer any Dispute for resolution in accordance with Article 18. Notwithstanding the foregoing, Owner may not (1) issue a Unilateral Change Order (a) that would cause an adjustment to the Minimum Acceptance Criteria or the Performance Guarantees or (b) that would require Contractor to handle, transport or remediate any Pre-Existing Contamination without Contractor’s agreement in the form of a mutual Change Order or (2) issue any Unilateral Change Order (a) where such Unilateral Change Order would result in an increase in the Contract Price exceeding [***] U.S. Dollars (U.S. $[***]), or (b) if in conjunction with other outstanding Unilateral Change Orders issued by Owner, such Unilateral Change Orders would in themselves result in an increase in the Contract Price equal to or exceeding [***] U.S. Dollars (U.S. $[***]). After Owner’s issuance of a Unilateral Change Order, the Parties shall continue to negotiate in good faith to reach agreement on the Changed Criteria. If the Parties cannot agree on the effect of such Unilateral Change Order within a reasonable period of time but no longer than [***]([***]) Days after Owner’s receipt of all supporting documentation reasonably required by Owner to evaluate the Changed Criteria, then the Dispute shall be resolved as provided in Article 18. Pending resolution of the Dispute, Contractor shall perform the Work as specified in such Unilateral Change Order and Owner shall pay Contractor on a Monthly basis for (i) additional design and engineering Work related to the changed Work specified in the Unilateral Change Order in accordance with the rates set forth in Schedule D-4; (ii) the actual purchase price of Contractor-Supplied Equipment procured by Contractor, plus associated margin of [***] percent ([***]%) on such purchase price for profit and corporate overhead; and (iii) Work performed in the field (such as relocation of Equipment within the Stage 5 Facilities) at the rates set forth in Schedule D-4. When Owner and Contractor agree on the effect of such Unilateral Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a Change Order in the form attached hereto as Schedule D-1, which shall supersede the Unilateral Change Order previously issued and relating to such changed Work. Contractor shall be considered to be in Default under Section 16.1 should it (x) fail to commence (which may include planning or design activities) the performance of the changed Work or other obligations required in such Unilateral Change Order within [***]([***]) Business Days after receipt of such Unilateral Change Order (or within such other longer time as specified in such Unilateral Change Order), or (y) fail to diligently perform the changed Work or other obligations required in such Unilateral Change Order.

F.Owner shall be entitled to reductions in the Contract Price to the extent permitted in Attachment MM.
6.2Contractor’s Right to Change Orders.
A.Contractor shall only have the right to a Change Order in the event of any of the following occurrences:
1.Acts or omissions of a member of the Owner Group, Owner’s consultants under Section 2.5D or any other Person acting on behalf of or under the control of Owner that constitute a failure to perform as required of Owner under this Agreement and adversely affect either (a) Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or (b) Contractor’s ability to perform any requirement under this Agreement; provided that Contractor shall not be entitled to a Change Order to the extent that such acts or omissions of Owner are caused by Contractor’s failure to perform its obligations under this Agreement. If such acts or omissions cause a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8A;
2.Force Majeure to the extent allowed under Section 6.7A;
3.Acceleration of the Work ordered by Owner pursuant to Section 5.6;
4.Owner’s request for an increase in coverage under the Letter of Credit pursuant to Section 9.2 to cover any increase in the Contract Price as a result of Change Orders;
5.To the extent expressly permitted under Sections 2.5B.2, 3.3C.5, 3.27B, 3.27C, 4.3, 5.2C, 6.14, 7.3C, 7.15B, 8.2D, 11.4C, 11.8, 12.2D, 12.3A and Section 2.2B of Attachment GG;
6.To the extent expressly permitted under Sections 3.4C, 7.3A, 7.3B, 7.12, 7.13, 9.1C, Sections 1A(10), 1A(12), 1K, 1S and 1U of Attachment O and Section 7 of Attachment LL;
7.Changes in Law that adversely affects either (a) Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work, or (b) Contractor’s ability to perform any requirement under this Agreement, provided that under no circumstances shall Contractor be entitled to any relief for changes in tariffs, quotas and quantitative restrictions or duties (whether occurring prior to or after July 16, 2025) except to the extent Contractor is entitled to a Change Order permitted under Sections 6.2A.10, 6.2A.13, 6.2A.15 and 6.2A.16. If such Changes in Law causes a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8A. Notwithstanding anything provided in this Agreement, any change in Applicable Law related to Changes in U.S. Duties and Tariffs shall be addressed exclusively and Contractor shall be entitled to a Change Order only to the extent permitted in Section 6.2A.10 and any change in

Applicable Law related to Non-U.S. Duties and Tariffs shall be addressed exclusively and Contractor shall be entitled to a Change Order only to the extent permitted in Section 6.2A.13;
8.Suspension in Work ordered by Owner pursuant to Section 16.3 or by Contractor pursuant to Section 16.4;
9.Changes to the Rely Upon Information or errors or inaccuracies in the Rely Upon Information that adversely affect Contractor’s (a) actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work, or (b) ability to perform any material requirement under this Agreement. If such errors, inaccuracies or changes in the Rely Upon Information cause a delay (as that term is defined in Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8A;
10.Changes in U.S. Duties and Tariffs to the extent allowed under Attachment GG. In addition to the relief allowed under Section 6.8B, if Changes in U.S. Duties and Tariffs causes a delay, Contractor shall be entitled to relief to the extent allowed under Section 6.8A;
11.Any Pre-Existing Contamination on the Land for which Owner is responsible for under Sections 3.17 or 4.9 that adversely affects (a) Contractor’s costs to perform of the Work or (b) Contractor’s ability to perform any obligation under this Agreement. If such occurrence causes a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8A;
12.Delay beyond the permissible times specified in Section 1.A(9)g(2) of Attachment O for the delivery by Owner to Contractor of builder’s risk or marine cargo insurance proceeds received by the Collateral Agent (or if no Collateral Agent (as defined in Attachment O), a mutually agreed upon escrow agent) shall relieve Contractor of any obligation under this Agreement to effect repairs or other restoration of the Work affected by the insured occurrence for any costs of repairs or restoration exceeding the sum of the deductible under such insurance and any amounts previously paid to Contractor under such insurance and shall entitle Contractor to a Change Order adjusting the Contract Price and Guaranteed Substantial Completion Dates, but only to the extent such delay adversely affects (a) Contractor’s costs of performance of the Work or (b) Contractor’s ability to perform any obligation under this Agreement; provided that, notwithstanding the foregoing, in no event shall this Section 6.2A.12 in any way relieve Contractor from any obligation to perform any work necessary to maintain the builder’s risk and marine cargo insurance in full force and effect. If such occurrence causes a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8A;
13.Changes in Non-U.S. Duties and Tariffs to the extent permitted in Section 7.15;
14.[***];

15.[***];
16.[***]; and
17.Any failure or non-performance of Owner-Supplied Equipment that adversely affects (a) Contractor’s costs to perform the Work or (b) Contractor’s ability to perform any obligation under this Agreement. If such occurrence causes a delay (as that term is defined Section 6.10), Contractor shall be entitled to relief to the extent allowed under Section 6.8A.
B.Should Contractor desire a Change Order under this Section 6.2, Contractor shall, pursuant to Section 6.5, notify Owner in writing and issue to Owner, at Contractor’s expense, the notices and information required by Section 6.5. Any adjustments to the Contract Price shall be requested on a lump sum basis (unless otherwise agreed by the Parties in writing) and shall be derived from the rates set forth in Schedule D-4 to the extent applicable or, if not stated therein, derived from rates not to exceed then-current market rates.
C.Owner shall respond to Contractor’s request within thirty (30) Days of receipt (unless Owner requests additional information in order to respond), stating (i) whether Owner agrees that Contractor is entitled to a Change Order and (ii) the extent, if any, to which Owner agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, including any adjustment to the Contract Price. If Owner agrees that a Change Order is necessary and agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, then Owner shall issue such Change Order, which shall be in the form of Schedule D-1, and such Change Order shall become binding on the Parties as part of this Agreement upon execution thereof by the Parties.
D.If the Parties agree that Contractor is entitled to a Change Order but cannot agree on the effect of the proposed Change Order on the Changed Criteria within fourteen (14) Days after Owner’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately, the rights, obligations and procedures set forth in Section 6.1E are applicable.
E.If the Parties cannot agree upon whether Contractor is entitled to a Change Order within ten (10) Business Days after Owner’s receipt of Contractor’s request and proposed Change Order, then the Dispute shall be resolved as provided in Article 18. Pending resolution of the Dispute, Contractor shall continue to perform the Work required under this Agreement, and Owner shall continue to pay Contractor in accordance with the terms of this Agreement, as modified by any previously agreed Change Orders, and with the terms of any Unilateral Change Orders.

6.3Changed Criteria Adjustment; Contractor Documentation. If a Change Order is executed on a time and materials basis pursuant to Section 6.1E or 6.2D, then interim payments shall be made to Contractor in accordance with the terms of Section 6.1E for such Unilateral Change Order Work; provided that the Contract Price shall not be adjusted unless and until the Dispute is resolved in accordance with Article 18 or by mutual agreement of the Parties. Contractor shall use reasonable efforts to minimize such costs (consistent with the requirements of this Agreement) and shall provide Owner with options for reducing such costs whenever possible. The foregoing costs shall be supported by reasonable documentation, including daily work logs, time sheets, invoices and receipts.
6.4Change Orders Act as Accord and Satisfaction. Change Orders agreed pursuant to Section 6.1D or 6.2C by the Parties, and Unilateral Change Orders entered into pursuant to Section 6.1E or 6.2D in which the Parties have subsequently agreed upon the effect of such Unilateral Change Order and executed a superseding and mutually agreed upon Change Order as provided in Section 6.1D or 6.2C, shall, unless otherwise expressly reserved in such Change Order, constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for all direct and indirect impacts of such change. Accordingly, unless otherwise expressly reserved in such Change Order, Contractor expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding against Owner for any other consequences arising out of, relating to, or resulting from such change reflected in such Change Order, whether the consequences result directly or indirectly from such change reflected in such Change Order, including any claim or demand for damages due to delay, disruption, hindrance, impact, interference, inefficiencies or extra work arising out of, resulting from, or related to, the change reflected in that Change Order (including any claims or demands that any Change Order or number of Change Orders, individually or in the aggregate, have impacted the unchanged Work). If Contractor expressly reserves its right in a Change Order to maintain a claim arising out of the change in the Change Order, then Contractor shall provide Owner with notice every ninety (90) Days setting forth the then known impact of the reserved claim in the Change Order, provided that Contractor shall provide no further notice later than one hundred eighty (180) Days prior to Substantial Completion of the applicable Subproject to which the Change Order relates (and at this point Contractor waives any additional claims it may have beyond what Contractor has already notified as required above); provided however, if the applicable Change Order is executed within one hundred eighty (180) Days prior to Substantial Completion of the applicable Subproject to which the Change Order relates, in which case Contractor shall provide Owner with notice every ninety (90) Days setting forth the then known impact of the reserved claim in the Change Order, however Contractor shall provide no further notice on such Change Order later than Substantial Completion of the applicable Subproject to which the Change Order relates (and at this point Contractor waives any additional claims it may have beyond what Contractor has already notified as required above).

6.5Timing Requirements for Change Notices Issued by Contractor. Should any circumstance that Contractor has reason to believe may give rise to the right to a Change Order, Contractor shall, with respect to each such circumstance:
A.issue a notice of change (“Initial Notice of Change”) to Owner within fourteen (14) Days following the date that Contractor knew of, or sixty (60) Days after the date that Contractor reasonably should have known of, the first occurrence or beginning of such circumstance; provided that if such occurrence or circumstance is an emergency, oral notice shall be given immediately, followed by an Initial Notice of Change within seventy two (72) hours after such oral notice is provided.
1.In such Initial Notice of Change, Contractor shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Contractor first knew of such circumstance, any activities impacted by such circumstance, the estimated cost and time consequences of such circumstance (including showing a good faith estimate of the impact of such circumstance, if any, on the critical paths shown on the Monthly Updated Project Schedule) and any other details or information that are expressly required under this Agreement;
2.Contractor shall only be required to comply with the notice requirements of this Section 6.5A once for continuing circumstances, provided the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the impact on any Changed Criteria by such circumstance; and
3.submit to Owner a comprehensive written estimate no later than forty five (45) Days (unless mutually extended by the Parties in writing) after the later of (1) the date that the notice in Section 6.5A.2 is given and (2) the completion of each such circumstance, together with a written statement (a) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by or necessary for Owner to determine the factors necessitating the possibility of a Change Order and all other information and details expressly required under this Agreement (including the information required by Schedule D-4, applicable detailed estimates and cost records, time sheet summaries and a graphic demonstration using the Project Schedule, showing Contractor’s entitlement to a time extension to the Guaranteed Substantial Completion Dates pursuant to the terms of this Agreement, which shall be provided in hard copy and in its native electronic format); and (b) setting forth the effect, if any, which such proposed Change Order would have for the Work on any of the Changed Criteria.
B.If Contractor fails to provide the notice as required under this Section 6.5, and if Owner demonstrates that it has been prejudiced on account of such failure to provide notice, then, to the extent that Owner is so prejudiced, Contractor waives its right for, and releases Owner from and against any claims for, adjustments in the Contract Price, the Guaranteed Substantial Completion Dates, Payment Schedule, any Work, any of the Minimum Acceptance Criteria or Performance Guarantee or any other modification to any other obligation of

Contractor under this Agreement. Oral notice, shortness of time, or Owner’s actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse Contractor’s strict compliance with this Section 6.5. Contractor shall have the burden of proof with respect to any claim made by it.
6.6Adjustment Only Through Change Order. No change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment to any Changed Criteria or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article 6, except that the Work may be changed by a Unilateral Change Order. Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to a Change Order or Unilateral Change Order in accordance with this Article 6, and all costs incurred by Contractor prior to authorization by Change Order shall be for Contractor’s account. No course of conduct or dealings between the Parties (including the issuance of an Owner’s Change Request or Contractor’s notice of changes or claims), nor express or implied acceptance of additions, deletions, suspensions or modifications to this Agreement, and no claim that Owner has been unjustly enriched by any such addition, deletion, suspension or modification to this Agreement, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim for an adjustment to the Changed Criteria or any other obligations of Contractor under this Agreement.
6.7Force Majeure.
A.Contractor Relief. If the commencement, prosecution or completion of the Work is delayed by Force Majeure, then Contractor shall be entitled to an extension to the applicable Guaranteed Substantial Completion Dates to the extent, if any, permitted under Section 6.7A.1 and an adjustment to the Contract Price to the extent, if any, permitted under Section 6.7A.2 provided that Contractor complies with the notice and Change Order requirements in Section 6.5 and the mitigation requirements in Section 6.11. All time extensions to the Guaranteed Substantial Completion Dates and adjustments to the Contract Price for the delays described in this Section 6.7A shall be by Change Order implemented and documented as required under Article 6.
1.Time Extension. Contractor shall be entitled to an extension to the applicable Guaranteed Substantial Completion Dates (i.e., Train 7 or BOGR) for delay caused by Force Majeure if such delay affects the performance of any Work that is on the applicable critical path (i.e., Train 7 or BOGR) shown on the Monthly Updated Project Schedule.
2.Compensation. Contractor shall be entitled to an adjustment to the Contract Price in accordance with the following: for any delay that meets the requirements of this Section 6.7A.2, if such delay, alone or in conjunction with other Force Majeure events, causes Contractor delay in the performance of any Work that is on the applicable critical path shown on the Monthly Updated Project Schedule of more than thirty (30) Days in the aggregate, provided, however, with respect to Subproject-Related Prolongation Costs and Project-Related Prolongation Costs, Contractor shall only be entitled to an adjustment to the Contract Price for such delays if and to the extent that Contractor demonstrates that, based on the Monthly Updated Project Schedule using critical path analysis, Work on the applicable critical path shown on the Monthly Updated Project Schedule will be delayed and such delays will cause Contractor to achieve Substantial Completion of such Subproject or Subprojects beyond the earlier of the forecasted date for Substantial Completion for such Subproject or Subprojects as shown on a Monthly Updated Project Schedule or the Guaranteed Substantial Completion Date in effect at the time of such delay for such Subproject or Subprojects, and in each case Contractor shall be entitled to an adjustment to the Contract Price based on such delays equal to (i)(a) [***] percent ([***]%) of the Subproject-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor with respect to each such Subproject impacted by the Force Majeure event after such thirty (30) Days in the aggregate until such delays will cause Contractor to achieve Substantial Completion of such Subproject or Subprojects beyond the Guaranteed Substantial Completion Date in effect at the time of such delay for such Subproject or Subprojects, and (b) [***] percent ([***]%) of Subproject-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor with respect to each such Subproject impacted by the Force Majeure event after such thirty (30) Days in the aggregate after each such Guaranteed Substantial Completion Date for such Subproject or Subprojects, and (ii)(a) [***] percent ([***]%) of the Project-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor after such thirty (30) Days in the aggregate upon delay to the last Subproject until such delays will cause Contractor to achieve Substantial Completion of such Subproject beyond the Guaranteed Substantial Completion Date for such Subproject in effect at the time of such delay for such Subproject, and (b) [***] percent ([***]%) of Project-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor after such thirty (30) Days in the aggregate after such Guaranteed Substantial Completion Date for the last Subproject, provided however that and for the avoidance of doubt, if Contractor’s forecasted date for the applicable Substantial Completion for such Subproject or Subprojects is after the applicable Guaranteed Substantial Completion Date(s) (as such is required to be extended under this Section 6.7A.1 and Section 6.8A), then, in such circumstance, Owner shall not be liable for any Prolongation Costs arising out of a delay which otherwise meets the requirement set forth in this Section 6.7A that are incurred prior to such forecasted date but after the Guaranteed Substantial Completion Date (as such is required to be extended under this Section 6.7A.1 and Section 6.8A). For the avoidance of doubt, only one (1) aggregate period of thirty (30) Days applies to any and all entitlements to adjustments to the Contract Price under this Section 6.7A.2. Any such Contract Price adjustment shall be for reasonable costs necessarily incurred by Contractor with respect to each Subproject impacted by the Force Majeure event, as applicable, for delay or in mitigation or avoidance of delay occurring after the expiration of such thirty (30) Day period referenced in this Section 6.7A.2. Notwithstanding anything to the contrary herein, Owner’s total liability under this Agreement for any Contract Price adjustment(s) for all Force Majeure events occurring during the term of this Agreement shall not exceed [***] U.S. Dollars (U.S. $[***]) in the aggregate.
B.Owner Relief. Subject to Section 6.7C, Owner’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed by

Force Majeure (but without prejudice to Contractor’s entitlement to a Change Order for the events described in Section 6.2A).
C.Payment Obligations. No obligation of a Party to pay moneys under or pursuant to this Agreement shall be excused by reason of Force Majeure affecting such Party.
D.Cybersecurity Events. Notwithstanding anything to the contrary in this Agreement, a Cybersecurity Event shall in no event qualify as Force Majeure and Contractor shall receive no relief in relation thereto unless the Cybersecurity Event: (a) delays or renders impossible Contractor’s or the affected Subcontractor’s or Sub-subcontractor’s performance of their respective obligations under this Agreement, the applicable Subcontract or the applicable Sub-subcontract; (b) is beyond the reasonable control of Contractor or the affected Subcontractor or Sub-subcontractor and not due to their respective fault or negligence (including not due to the failure to implement and maintain generally recognized and accepted reasonable and prudent preventative measures and cybersecurity risk management protocols expected from an EPC contractor in the international LNG industry, including appropriately training employees in cybersecurity awareness); and (c) could not have been safely prevented or avoided by Contractor or the affected Subcontractor or Sub-subcontractor through the exercise of reasonable due diligence. Without prejudice to the preceding sentence, if a Cybersecurity Event occurs due to an act, error or omission by an employee of Contractor or Contractor’s Affiliates or Subcontractors or Sub-subcontractors, whether intentional or unintentional, Contractor shall not be entitled to any relief (including any adjustments to the Contract Price or Guaranteed Substantial Completion Dates) until the delays associated with such Cybersecurity Event causes a delay in the performance of the Work that is on the critical path of the Monthly Updated Project Schedule in excess of [***] ([***]) Days in the aggregate.

6.8Delay Caused by Owner, etc. for Which Owner Is Responsible, Time Extensions and Compensation Adjustments.
A.Should (1) any member of Owner Group or any Person acting on behalf of or under the control of Owner delay the commencement, prosecution or completion of the Work, including Owner’s failure to provide an Owner-Furnished Items and Owner-Supplied Equipment, and to the extent such delay is not attributable to Contractor or its Subcontractors or Sub-subcontractors but is caused by Owner’s failure to perform an express obligation of Owner under this Agreement, or (2) the commencement, prosecution or completion of the Work be delayed as a result of (a) Changes in Law for which Contractor is entitled to relief under Section 6.2A.7, (b) changes to or errors or inaccuracies in Rely Upon Information for which Contractor is entitled to relief under Section 6.2A.9, (c) a suspension of the Work for which Contractor is entitled to relief under Section 6.2A.8, (d) discovery of Pre-Existing Contamination on the Land for which Contractor is entitled to relief under Section 6.2A.11, (e) any of the bases set forth in Section 6.2A.5 and Section 6.2A.17, (f) [***], and (g) delays for which Contractor is entitled to relief under Section 6.2A.12 and Section 6.2A.14, then Contractor shall, with respect to any of the above, be entitled to an extension to the applicable Guaranteed Substantial Completion Dates if (i) such delay affects the performance of any Work that is on the applicable critical path shown on the Monthly Updated Project Schedule and (ii) Contractor complies with the notice and Change Order request requirements in Section 6.5 and the mitigation requirements of Section 6.11. Contractor shall be entitled to an adjustment to the Contract Price for reasonable, additional costs (including markups for Contractor’s overhead and associated profit margin of [***] percent ([***]%) for such costs except for costs for delays pursuant to Section 6.8A(2)(f)) incurred by Contractor for a delay which otherwise meets the requirements set forth in this Section 6.8 or in mitigation or avoidance of such delay; provided that, with respect to Subproject-Related Prolongation Costs and Project-Related Prolongation Costs, Contractor shall only be entitled to an adjustment to the Contract Price for such delays if and to the extent that Contractor demonstrates that, based on the Monthly Updated Project Schedule using critical path analysis, Work on the applicable critical path shown on the Monthly Updated Project Schedule will be delayed and such delays will cause Contractor to achieve Substantial Completion of such Subproject or Subprojects beyond the earlier of the forecasted date for Substantial Completion for such Subproject or Subprojects as shown on the Monthly Updated Project Schedule or the Guaranteed Substantial Completion Date in effect at the time of such delay for such Subproject or Subprojects, and in each case Contractor shall be entitled to an adjustment to the Contract Price based on such delays equal to (i)(a) [***] percent ([***]%) of the Subproject-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor with respect to each such Subproject impacted by such delays until such delays will cause Contractor to achieve Substantial Completion of such Subproject or Subprojects beyond the Guaranteed Substantial Completion Date in effect at the time of such delay for such Subproject or Subprojects, and (b) [***] percent ([***]%) of Subproject-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor with respect to each such Subproject impacted by such delay after each such Guaranteed Substantial Completion Date for such Subproject or Subprojects and (ii)(a) [***] percent ([***]%) of the Project-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor upon delay to the last Subproject until such delays will cause Contractor to achieve Substantial Completion of such Subproject beyond the Guaranteed Substantial Completion Date for such Subproject in effect at the time of such delay of such Subproject, and (b) [***] percent ([***]%) of Project-Related Prolongation Costs that Contractor demonstrates will be incurred by Contractor after such Guaranteed Substantial Completion Date for the last Subproject, provided however that and for the avoidance of doubt, if Contractor’s forecasted date for the applicable Substantial Completion for such Subproject or Subprojects is after the applicable Guaranteed Substantial Completion Date(s) (as such is required to be extended under Section 6.7A.1 and this Section 6.8A), then, in such circumstance, Owner shall not be liable for any Prolongation Costs arising out of a delay which otherwise meets the requirements of this Section 6.8A that are incurred prior to such forecasted date but after the Guaranteed Substantial Completion Date (as such is required to be extended under Section 6.7A.1 and this Section 6.8A). Any adjustments to the Contract Price or a Guaranteed Substantial Completion Date shall be recorded in a Change Order.
B.To the extent Contractor seeks to recover additional costs (other than the delay costs to which it is entitled under Section 6.8A) incurred by Contractor or a Subcontractor resulting from Changes in U.S. Duties and Tariffs affecting Contractor-Supplied Equipment or materials or equipment incorporated into such Contractor-Supplied Equipment (in each case being manufactured in the Unites States of America), Contractor shall not be entitled to such costs incurred by Contractor or Subcontractor that are equal to or less than [***] U.S. Dollars (U.S. $[***]) per occurrence, but Contractor’s obligation to assume such costs shall not exceed [***] U.S. Dollars (U.S. $[***]) in the aggregate. Contractor shall not be entitled to recover costs resulting from Changes to Non-U.S. Duties and Tariffs affecting Contractor-Supplied

Equipment or materials or equipment incorporated into such Contractor-Supplied Equipment, other than the costs permitted under Section 7.15 and Attachment GG.

C.The Parties agree that if they execute a Change Order with respect to any change in the Scope of Work described in this Section 6.8, any delay arising out of such change in the Scope of Work and meeting the requirements of this Section 6.8 shall be included in the Change Order incorporating such change in the Scope of Work.
6.9Work Activity on the Critical Path. The Parties recognize that for the purposes of Section 6.7 and Section 6.8, a Work activity not on the applicable critical path can become on the applicable critical path, and if a delay causes a Work activity off the applicable critical path to become a critical path activity, Contractor is entitled to an extension to the applicable Guaranteed Substantial Completion Date for those days of delay after which the non-critical path activity becomes a critical path activity; provided that Contractor complies with the notice and Change Order request requirements in Section 6.5 and the mitigation requirements of Section 6.11.
6.10Delay. For the purposes of Sections 2.5B.2, 6.2A.1, 6.2A.7, 6.2A.9, 6.2A.10, 6.2A.11, 6.2A.12, 6.2A.15, 6.7, and 6.8 the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, ripple or lost production.
6.11Contractor Obligation to Mitigate Delay. With respect to Sections 6.7 and 6.8, in no event shall Contractor be entitled to any adjustment to the Guaranteed Substantial Completion Dates or Contract Price for any portion of delay to the extent Contractor could have taken, but failed to take, reasonable actions to mitigate such delay; provided that mitigation of delays caused by U.S. Duties and Tariffs and Non-U.S. Duties and Tariffs shall be solely subject to Section 2.2H of Attachment GG and Section 7.15, respectively.
6.12Separated Contract Price Adjustments in Change Orders. Any adjustment by Change Order to the Contract Price shall be made on a separated basis to specify the applicable adjustments to the Aggregate Equipment Price and Aggregate Labor and Skills Price in accordance with Section 7.1. Additionally, all costs under unilateral Change Orders shall be separated pursuant to this Section 6.12.

6.13[***].
6.14[***].
ARTICLE 7
CONTRACT PRICE AND PAYMENTS TO CONTRACTOR
7.1Contract Price. As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement, Owner shall pay and Contractor shall accept Four Billion Six Hundred Eighty Six Million U.S. Dollars (U.S. $4,686,000,000) (the “Contract Price”), which is separated as further described below. The Contract Price (including the Subproject Contract Prices) is subject to adjustment only by Change Order as provided in Article 6, and includes all Taxes payable by Contractor, its Subcontractors and its Sub-subcontractors in connection with the Work, all Provisional Sums, and all costs, charges, and expenses of whatever nature necessary for performance of the Work.
7.2Subproject Contract Pricing. The Contract Price is broken down by Subprojects into separated contract pricing as follows:
A.Train 7 Subproject. As compensation in full to Contractor for the full and complete performance of the Train 7 Work and all of Contractor’s other obligations under this Agreement for the Train 7 Work, Owner shall pay and Contractor shall accept [***] U.S. Dollars (U.S. $[***]) (the “Train 7 Contract Price”). The Train 7 Contract Price is separated as follows:
1.[***] U.S. Dollars (U.S. $[***]) (“Train 7 Equipment Price”). The Train 7 Equipment Price includes the cost of all Equipment for Train 7, including markup, overhead, freight and profit, but excludes labor.
2.[***] U.S. Dollars (U.S. $[***]) for all Train 7 Work in this Agreement other than what is included in the Train 7 Equipment Price (“Train 7 Labor and Skills Price”).
B.BOGR Subproject. As compensation in full to Contractor for the full and complete performance of the BOGR Work and all of Contractor’s other obligations under this Agreement for the BOGR Work, Owner shall pay and Contractor shall accept [***] U.S. Dollars (U.S.$[***]) (the “BOGR Contract Price”).The BOGR Contract Price is separated as follows:
7.1[***] U.S. Dollars (U.S. $[***]) (“BOGR Equipment Price”). The BOGR Equipment Price includes the cost of all Equipment for BOGR, including markup, overhead, freight and profit, but excludes labor.
7.2[***] U.S. Dollars (U.S. $[***]) for all BOGR Work in this Agreement other than what is included in the BOGR Equipment Price (“BOGR Labor and Skills Price”).
7.3Additional Pricing Provisions.

A.Provisional Sums. The Contract Price, which is separated as described above, includes an aggregate amount that is provided in Attachment GG for the Provisional Sums (the “Aggregate Provisional Sum”). The Aggregate Provisional Sum is separated into (i) the “Aggregate Provisional Sum Equipment Price” (the total amount of the Aggregate Equipment Price component of the Aggregate Provisional Sum that is provided in Attachment GG) and (ii) the “Aggregate Provisional Sum Labor and Skills Price” (the total amount of the Aggregate Labor and Skills Price component of the Aggregate Provisional Sum that is provided in Attachment GG) . The scope and values of each Provisional Sum comprising the Aggregate Provisional Sum amount are included in Attachment GG, together with the breakdown between the Aggregate Equipment Prices and all other Work. To the extent that the value of a Provisional Sum exceeds the respective Provisional Sum set forth in Attachment GG, Contractor shall be entitled to a Change Order to increase the Contract Price (including the applicable Subproject Contract Prices) for such amount. Accordingly, Owner shall be entitled to a Change Order reducing the Contract Price (including the applicable Subproject Contract Prices) to the extent the value of the Work related to a Provisional Sum is less than the respective Provisional Sum set forth in Attachment GG.
B.Commodity Price Rise and Fall. The Parties have agreed to adjust the Contract Price based on the fluctuations in the pricing of certain agreed upon commodities as described in Attachment MM. Such adjustments shall be implemented by Change Order and follow the procedure set forth in Attachment MM.
C.High Value Orders. The Parties shall prior to NTP adjust the Contract Price and Guaranteed Substantial Completion Dates based on the true up of certain agreed upon High Value Orders described in Attachment NN. Such adjustments shall follow the procedure set forth in Attachment NN.
7.4Interim Payments.
A.Mobilization Payment. Concurrently with and as a condition precedent to the issuance of the NTP in accordance with Section 5.2 and upon Owner’s receipt of an Invoice from Contractor, Owner shall, subject to Owner’s receipt of the Letter of Credit, pay Contractor a fixed amount equal to [***] percent ([***]%) of the Contract Price (the “Mobilization Payment”). The Mobilization Payment will be separated at issuance of NTP with an amount of the Mobilization Payment being attributed to the Aggregate Equipment Price and the remaining amount of the Mobilization Payment being attributed to the Aggregate Labor and Skills Price.
B.Payments. With the exception of the Mobilization Payment and payments for the U.S. Duties and Tariffs Provisional Sum and Brownfield Labor Provisional Sum, which shall be separately invoiced and paid, payments shall be made by Owner to Contractor in accordance with the Payment Schedule set forth in Attachment C (as may be amended by Change Order), which allocates (i) [***] percent ([***]%) of the Aggregate Labor and Skills Price to be paid based on completion of the Payment Milestones set forth in Attachment C, Schedule C-1, (ii) [***] percent ([***]%) of the Aggregate Labor and Skills Price to be paid based on the Monthly payments set forth in Attachment C, Schedule C-2 (the “Monthly Payments”), as adjusted pursuant to Section 7.4F; and (iii) [***] percent ([***]%) of the Aggregate Equipment Price to be paid based on completion of the Payment Milestones set forth in Attachment C, Schedule C-3. Owner shall also make payments to Contractor for Work performed in accordance with Change Orders to be paid on a time and material basis and any Unilateral Change Orders issued in accordance with Section 6.1E or Section 6.2D). Each payment shall be subject to Owner’s right to withhold payments under this Agreement, as set forth in Section 7.7. Payments shall be made in U.S. Dollars to an account designated by Contractor. The Payment Schedule, including Payment Milestones and Monthly Payments, shall be amended only by Change Order pursuant to this Agreement.
C.Invoices. On the first (1st) Day of each Month (“Month N”), Contractor shall submit to Owner an Invoice, supported by information and documentation required under this Agreement, for the following:
1.amounts for Payment Milestones Contractor plans to fully complete during the next Month (“Month N+1”), as supported by the sixty (60) Day look-ahead schedule submitted with such Invoice. Contractor shall not include any amounts for any Payment Milestones that will only be partially completed at the end of Month N+1;
2.plus the Monthly Payment for Month N+1;
3.plus (a) allowable costs and expenses Contractor plans to incur during Month N+1 for Work performed in accordance with Change Orders to be paid on a time and material basis, and (b) allowable costs and expenses Contractor plans to incur during Month N+1 for Work covered by a Provisional Sum, all as supported by the sixty (60) Day look-ahead schedule and other information required herein;
4.less amounts for any Payment Milestones Invoiced in Month N-2 that Contractor did not complete during Month N-1; and
5.less amounts Invoiced in Month N-3 for (a) time and material Change Orders, and (b) Provisional Sums that Contractor did not incur in Month N-2.
If Owner pays Contractor for the completion of a Payment Milestone in Month N+1, but Contractor does not complete such Payment Milestone during such Month N+1, and Owner exercises its right to withhold payment in accordance with Section 7.7 for such uncompleted Payment Milestone, Contractor shall not be entitled to Invoice for the amount withheld by Owner for such Payment Milestone until the Month after Contractor completes such Payment Milestone.
Contractor shall include with such Invoice a sixty (60) Day look-ahead schedule, prepared by Contractor, for such Month N and Month N+1 that shows, among other requirements, Contractor’s schedule for (i) completing such Payment Milestones in Month N+1 and (ii) incurring such allowable costs and expenses for time and materials Change Orders and Provisional Sums during such Month N+1. All Invoices issued to Owner hereunder shall separately state charges for the Aggregate Equipment Price and the Aggregate Labor and Skills Price. All Invoices, other than the Invoice for final payment under this Agreement, shall be in the form of Schedule I-1.

D.Interim Lien Waivers. As a condition of payment, each Invoice received by Owner prior to Final Completion shall be accompanied by the following:
1.a fully executed (a) Interim Conditional Lien Waiver from Contractor in the form of Schedule K-1 for all Work performed through the end of the Month preceding the Month of the date of the Invoice (i.e., Month N-1), and (b) Interim Unconditional Lien Waiver from Contractor in the form of Schedule K-2 for all Work performed through the end of the Month preceding the Month of the date of the last Invoice submitted by Contractor of the Invoice (i.e., Month N-2);
2.In addition, as a condition of payment, Contractor shall also provide, subject to Section 7.4D.1 fully executed (a) Interim Conditional Lien Waivers in the form of Schedule K-3 from each Major Subcontractor whose invoice is received by Contractor in the Month covered by Contractor’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Subcontractor through the end of the Month preceding the Month of the date of such Major Subcontractor’s invoice (i.e., Month N-1); and (b) Interim Unconditional Lien Waivers from each Major Subcontractor in the form of Schedule K-4 for all Work performed by such Major Subcontractor through the end of the Month preceding the Month of the date of each such Major Subcontractor’s preceding invoice (i.e., Month N-2);
3.fully executed (a) Interim Conditional Lien Waivers in substantially the form of Schedule K-5 from each Major Sub-subcontractor whose invoice is received by Contractor in the Month covered by Contractor’s Invoice or is part of such Contractor’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Sub-subcontractor through the end of the Month preceding the Month of the date of such Major Sub-subcontractor’s invoice (i.e., Month N-1)); and (b) Interim Unconditional Lien Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedule K-6 for all Work performed by such Major Sub-subcontractor through the end of the Month preceding the Month of the date of each such Major Sub-subcontractor’s preceding invoice (i.e., Month N-2);
4.provided that, if Contractor fails to provide to Owner an Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver from a Major Subcontractor or Major Sub-subcontractor as required in this Section 7.4, Owner’s right to withhold payment for the failure to provide any such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver shall be limited to the amount that should have been reflected in such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver; provided further, if Contractor fails to provide an Interim Unconditional Lien Waiver from a Major Subcontractor or Major Sub-subcontractor but Contractor provides evidence to Owner that such Major Subcontractor or Major Sub-subcontractor has been paid (as shown in a check that has been properly endorsed and has been paid by the bank on which it is drawn, or evidence the wire transfer payment is received by such Major Subcontractor or Major Sub-subcontractor), then Owner shall not withhold payment of such amount. In addition, if and to the extent that Contractor obtains any lien waivers from any Subcontractors or Sub-subcontractors which are not a Major Subcontractor or

Major Sub-subcontractor, Contractor shall provide to Owner such lien waivers with the next Invoice following Contractor’s receipt of each such lien waiver. Notwithstanding anything to the contrary in this Section 7.4 and Section 7.6, Contractor shall not be required to deliver a Contractor’s Interim Unconditional Lien Waiver until Owner has paid the amounts requested in the applicable Invoice for which such Contractor’s Interim Unconditional Lien Waiver relates.
5.For Bulk Material Suppliers only, as a condition of payment, every third (3rd) Invoice received by Owner prior to Final Completion shall be accompanied by fully executed Interim Unconditional Lien Waivers from each Bulk Material Supplier in substantially the form set forth in Schedule K-4 for all Work performed by such Bulk Material Supplier through the end of the period ending three (3) Months prior to such Invoice (i.e., Month N-3); provided that if Contractor fails to provide to Owner an Interim Unconditional Lien Waiver from a Bulk Material Supplier as required in this Section 7.4, Owner’s right to withhold payment for the failure to provide such Interim Unconditional Lien Waiver shall be limited to the amount that should have been reflected in such Interim Unconditional Lien Waiver; provided further, if Contractor fails to provide an Interim Unconditional Lien Waiver from a Bulk Material Supplier but Contractor provides an Interim Conditional Lien Waiver (in substantially the form set forth in Schedule K-3 for all Work performed by such Bulk Material Supplier) and evidence to Owner that such Bulk Material Supplier has been paid (as shown in a check that has been properly endorsed and has been paid by the bank on which it is drawn, or evidence the wire transfer payment is received by such Bulk Material Supplier), then Owner shall not withhold payment of such amount. Except as provided in the preceding sentence, Bulk Material Suppliers are not required to provide Interim Conditional Lien Waivers. For the purposes of Interim Conditional Lien Waivers or Interim Unconditional Lien Waivers, Bulk Material Suppliers shall not be considered Major Subcontractors.
E.Review and Payment. Each Invoice shall be reviewed by Owner and, upon Owner’s reasonable request, Contractor shall furnish such supporting documentation and certificates and provide such further information as may be reasonably requested by Owner. Within [***]([***]) Days after receipt of any Invoice, Owner shall provide notice to Contractor of any disputed amount set forth in such Invoice, including an explanation of why such amount is disputed. Unless so disputed by Owner, each Invoice (less any withholdings allowed under this Agreement) shall be due and paid no later than [***]([***]) Days after it, and all applicable documentation required under this Agreement, including Attachment I, is received by Owner. If an Invoice is disputed by Owner, then payment shall be made within the [***]([***]) Day period for all undisputed amounts and the Dispute shall be resolved pursuant to Article 18. Payment on disputed amounts shall be made as soon as such Dispute is resolved. Without limiting the foregoing, Owner shall not be required to pay, and shall be entitled to withhold payment from Contractor for any amounts otherwise due Contractor, for:
1.any amounts for (a) Payment Milestones Invoiced in Month N-2 that Contractor did not complete during Month N-1, (b) Payment Milestones Invoiced in Month N-1 that Contractor did not complete in Month N, (c) Payment Milestones Invoiced in Month N that Contractor did not complete prior to payment by Owner or is not projected (in accordance with the current sixty (60) Day look-ahead schedule) to complete in Month N+1;
2.any amounts Invoiced in Month N-3 for (a) time and material Change Orders, and (b) Provisional Sums that Contractor did not incur in Month N-2; and
3.any amounts Invoiced in Month N for (a) time and material Change Orders, and (b) Provisional Sums that Contractor has not incurred prior to payment by Owner or is not projected to incur (in accordance with the current sixty (60) Day look-ahead schedule and other required documentation) in Month N+1.
F.Reconciliation of Monthly Payments. If at any time during the course of the Project: (a) the Monthly Progress Reports show that any activity on the applicable critical path is ninety (90) Days or more behind schedule; and (b) Contractor or any of its Subcontractors or Sub-subcontractors are not excused under the terms of this Agreement for such delay, then the date for payment of the last Monthly Payment as shown in the Payment Schedule shall be revised to a later date according to the number of Days that the activity is behind schedule and the remaining Monthly Payments not yet disbursed to Contractor under this Agreement shall be readjusted and spread out proportionately through the remainder of the period, ending upon the revised date for payment of the last Monthly Payment; provided that, in the event that Contractor recovers the delay such that the activity in question ceases to be behind schedule, the Monthly Payments shall be recalculated so that such Monthly Payments shall be due in accordance with the original Payment Schedule as of the Agreement Date.

7.5Final Completion and Final Payment. Upon Final Completion, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, including those requirements set forth in Article 1 for the definition of Final Completion, submit a fully executed final Invoice in the form attached hereto as Schedule I-2, along with (a) a statement summarizing and reconciling all previous Invoices, payments and Change Orders; (b) an affidavit that all payrolls, Taxes, bills for Contractor-Supplied Equipment, and any other indebtedness connected with the Work, for which Contractor and its Subcontractors and Sub-subcontractors are liable (excluding Corrective Work) have been paid; (c) fully executed Final Conditional Lien and Claim Waiver from Contractor in the form of Schedule K-7; (d) fully executed Final Conditional Lien and Claim Waivers from each Major Subcontractor in the form set forth in Schedule K-9; and (e) if requested by Owner, fully executed Final Conditional Lien and Claim Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedule K-11. No later than [***]([***]) Days after receipt by Owner of such final Invoice and all requested documentation and achieving Final Completion, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the balance of the Contract Price, provided that Contractor provides to Owner the following: (x) at the time of such payment, fully executed Final Unconditional Lien and Claim Waiver from Contractor in the form of Schedule K-8; and (y) as soon as reasonably possible after the time of such payment, fully executed Final Unconditional Lien and Claim Waivers from each Major Subcontractor in the form of Schedule K-10 and each Major Sub-subcontractor in the form of Schedule K-12; provided that the Parties agree that “substantially” means that the same protections shall be provided to Owner as set forth in Attachment K. In addition, if and to the extent that Contractor obtains any final lien or claim waivers from any Subcontractors or Sub-subcontractors which are not a Major Subcontractor or Major Sub-subcontractor, Contractor shall provide to Owner such final lien or claim waivers following Contractor’s receipt of each such lien or claim waiver.
7.6Payments Not Acceptance of Work. No payment made hereunder by Owner shall be considered as approval or acceptance of any Work by Owner or a waiver of any claim or right Owner may have hereunder. All payments shall be subject to correction in subsequent payments.
7.7Payments Withheld. In addition to disputed amounts set forth in an Invoice, Owner may, in addition to any other rights under this Agreement, withhold payment on an Invoice or a portion thereof, or collect on the Letter of Credit, in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to:
A.Defective Work that Contractor is required to correct under Section 12.3, unless Contractor has, within fourteen (14) Days of Owner’s prior written notice given relating to the Defect, either (i) remedied, or commenced to remedy, as applicable, such Defective Work in accordance with Section 12.3 or (ii) if such Defective Work cannot be remedied in accordance with Section 12.3 by the exercise of reasonable diligence within such fourteen (14) Day period, provided Owner with a written plan, reasonably acceptable to Owner, to remedy such Defective Work and commenced the remedy of such Defective Work;
B.liens, or other encumbrances on all or a portion of the Site, the Work or the Stage 5 Facilities, which are filed by any Subcontractor, any Sub-subcontractor or any other Person acting through or under any of them, provided that Owner has made payment to Contractor of all undisputed amounts due to Contractor in accordance with the terms of this Agreement and, unless Contractor has within fourteen (14) Days of Owner’s prior written notice given relating to the lien or other encumbrances, either: (i) paid, satisfied or discharged the applicable liability, (ii) removed the lien or other encumbrance; or (iii) provided Owner with a letter of credit (in addition to the Letter of Credit required under Section 9.2A) or bond reasonably satisfactory to Owner and Lender in the applicable amount;
C.any material breach by Contractor of any term or provision of this Agreement unless Contractor has within fourteen (14) Days of Owner’s prior written notice given relating to the material breach, either (i) cured such breach or (ii) if such breach cannot be cured by the exercise of reasonable diligence within such fourteen (14) Day period, Contractor has commenced corrective action and is diligently exercising all commercially practicable efforts to cure such breach;
D.the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law or Applicable Codes and Standards subject to the conditions set forth in Section 17.1F, provided that Owner has first provided Contractor with ten (10) Days prior written notice of its intent to withhold payment;
E.amounts paid by Owner to Contractor in a preceding Month incorrectly, provided that Owner has first provided Contractor with ten (10) Days prior written notice of its intent to withhold payment and Contractor has not, within such ten (10) Days’ notice, repaid such amounts to Owner;

F.Liquidated Damages that Contractor owes under the terms of this Agreement, which shall be withheld in accordance with Section 13.2;
G.failure of Contractor to make payments to Subcontractors in accordance with their respective Subcontracts, provided that Owner has first provided Contractor with ten (10) Days prior written notice of its intent to withhold payment and Contractor has not, within such ten (10) Days’ notice, cured such failure, provided further that Owner has made payment to Contractor of all undisputed amounts owed to Contractor in accordance with the terms of this Agreement; and
H.any other costs or liabilities which Owner has incurred for which Contractor is responsible under this Agreement, provided that Owner has first provided Contractor with ten (10) Days prior written notice of its intent to withhold payment.
Notwithstanding the foregoing, (i) should any payment under any Invoice become due before the expiration of any notice period specified in this Section 7.7, Owner shall nevertheless be entitled to withhold from such Invoice amounts equal to the amounts specified in Owner’s notice, but Owner shall promptly pay such withheld amounts to Contractor if Contractor cures the cause for such withholding or offset, and (ii) no notice is required in the event Contractor is insolvent, has a receiver appointed, makes a general assignment or filing for the benefit of its creditors or files for bankruptcy protection.
7.8     Payment of Amounts Withheld or Collected on Letter of Credit. Prior to drawing down or collecting on the Letter of Credit in accordance with this Agreement, Owner shall provide Contractor with the written notice in accordance with Section 9.2A. For amounts actually withheld or collected on the Letter of Credit, Owner shall pay Contractor the amount Owner withheld or collected on the Letter of Credit under Section 7.7 as soon as practicable, but in no event later than [***]([***]) Business Days after Owner’s receipt of an Invoice from Contractor, if Contractor, as appropriate (a) pays, satisfies or discharges the applicable liability and provides Owner with reasonable evidence of such payment, satisfaction or discharge, (b) cures the applicable breach described in Section 7.7C or the applicable Default (i.e., the breach described in Section 7.7C or Default on which Owner’s withholding or collection on the Letter of Credit was based), (c) with respect to Section 7.7B, removes the lien or other encumbrance in question in accordance with Applicable Law, (d) remedies the Defective Work in question, or (e) provides Owner with a letter of credit reasonably satisfactory to Owner in the amount of the withheld payment. In the event Owner draws down or collects any amount on the Letter of Credit pursuant to this Section 7.8, and Contractor acts in accordance with either (a), (b) or (c) above so as to require payment from Owner, Contractor shall, within [***]([***]) Days after Owner’s payment to Contractor, restore the Letter of Credit to the amount the Letter of Credit had immediately prior to Owner’s collection on the Letter of Credit under this Section 7.8, failing which, Owner may withhold all payments otherwise due Contractor until Contractor so restores such Letter of Credit. Owner’s failure to withhold or draw down or collect against the Letter of Credit in the event of any of the circumstances described in Section 7.7 shall not be deemed to be a waiver of any of Owner’s rights under this Agreement, including Owner’s right to withhold or draw down on the Letter of Credit at any time one of the circumstances in Section 7.7 exists.

7.9     Interest on Late Payments. Any undisputed amounts due but not paid when such amounts are due and payable hereunder, any amounts withheld from Contractor but later finally determined in accordance with the dispute resolution procedure set forth in Article 18 to have been improperly withheld, or any amounts collected by Owner on the Letter of Credit but later finally determined in accordance with the dispute resolution procedure set forth in Article 18 to have been improperly collected, shall bear interest at the lesser of (a) an annual rate equal to the prime rate published by the Wall Street Journal on the date such amounts were due and payable plus [***] percent ([***]%), or (b) the maximum rate permitted under Applicable Law.
7.10     Offset. Owner may, upon ten (10) Days’ prior notice to Contractor, offset any debt due and payable from Contractor to Owner under this Agreement against any amount due and payable to Contractor hereunder.
7.11     Currency. All amounts contained herein are in and shall be paid in U.S. Dollars; provided that any Equipment expenses incurred by Contractor in a currency other than U.S. Dollars that were purchased pursuant to a Unilateral Change Order issued under Section 6.1E or 6.2D herein shall be converted to U.S. Dollars using the applicable daily currency rate specified in the Wall Street Journal at the time at which Contractor incurred such expense before being invoiced to Owner, and such Invoice shall provide documentation showing such currency conversion.
7.12     Currency Conversion. All amounts contained herein are in and shall be paid in U.S. Dollars. Included in the Contract Price are the following amounts in U.S. Dollars based upon the following foreign (non-U.S. Dollar) currencies at the following exchange rates to the U.S. Dollar:

Subproject	Foreign Currency	Value of Foreign Currency	Initial Exchange Rate	Initial Equivalent U.S. Dollar Value
Train 7	Euro	€[***]	[***] USD to Euro	U.S. $[***]
BOGR	Euro	€[***]	[***] USD to Euro	U.S. $[***]

On a date that is two (2) Business Days after Owner’s issuance of an NTP, the Contract Price shall be subject to an upward or downward adjustment by Change Order to account for currency fluctuations. The EURO adjustment will be determined no later than two (2) banking days after such NTP by multiplying (a) the difference of the Contractor actual secured hedge rate (“Bechtel Treasury Secured Hedge Rate”) and the above listed exchange rate (“Contract Exchange Rate”) by (b) the corresponding value in EURO listed above (“Value of Foreign Currency”). The Bechtel Treasury Secured Hedge Rate will be determined by taking a weighted average of the forward contracts entered into by Contractor and any spot contracts entered into by Contractor during the period between an LNTP and corresponding NTP.

The Contract Price (including the Subproject Contract Prices) adjustment shall be the sum of the adjustments for each currency and shall be stated in U.S. Dollars and calculated as follows:
Adjustment = [Value of Foreign Currency x [Bechtel Treasury Secured Hedge Rate – Contract Exchange Rate]]
Five (5) Days after Owner’s issuance of the NTP, Contractor assumes all risk relating to fluctuation of any foreign currency. Promptly after issuance of NTP, the Parties shall enter into a Change Order reflecting the adjustment to the Contract Price (including the Subproject Contract Prices) for currency fluctuation as set forth above.
7.13     Fuel Adjustment. Included in the Contract Price is a sum set forth below for the Project (“Fuel Adjustment Basis”) for price fluctuation in the cost of gasoline fuel to be used during construction, commissioning, and start-up.
Figure 1

FUEL TYPE	VALUE IN ESTIMATE*	BASELINE INDEX VALUE
Gasoline	U.S. $[***]	U.S. $[***]/gallon
* Estimate refers to the Fuel Adjustment Basis, which is based on the estimated quantities.
On the date Owner issues NTP, the Contract Price (and thus, the overall Contract Price) shall be subject to an upward or downward adjustment by Change Order for gasoline listed above for any change in the index value, at the nearest weekly datum, as published by the [***] for the Gulf Coast Region for each specific fuel type (See Figure 2). The adjustment for gasoline will be determined by subtracting the baseline index value from the corresponding NTP index value (which is the index value on the date of NTP) and then dividing that result by the baseline index value and multiplying the result by the value in Fuel Adjustment Basis for each of the fuel types listed in Figure 1. For clarity:
The indices are as follows for the specific fuel types:

FUEL	INDEX
Gasoline	US EIA Weekly Gulf Coast Regular All Formulations Retail Gasoline Prices

For avoidance of doubt, Contractor bears the risk of determining the correct quantity of fuel for the Work as of the Agreement Date, and this Section 7.13 shall not entitle Contractor to any Contract Price adjustments on account of increases in the actual fuel quantity used for the Work as of the Agreement Date.
7.14    Conditions Precedent to Payment. It shall be a condition precedent to Contractor’s entitlement to receive any payment from Owner under this Agreement that Contractor has provided to Owner, and is maintaining, the (a) Parent Guarantee in accordance with Section 21.17, and (b) insurance policies in accordance with Section 9.1. Except for sums due and owing for LNTP Work (if any), Contractor shall also not be entitled to any compensation under this Agreement unless and until Contractor provides the Letter of Credit to Owner in accordance with Section 9.2.
7.15     [***].
ARTICLE 8
TITLE AND RISK OF LOSS
8.1Title.
A.Clear Title. Contractor warrants and guarantees that Owner will receive good and legal title to and ownership of the Work and the Stage 5 Facilities, free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Owner.
B.Title to Work. Title to all or any portion of the Work (other than Work Product) shall pass to Owner (or its designee) upon the earlier of (i) payment by Owner therefor, or (ii) delivery of the Work to the Land, provided that Work Product shall pass in accordance with Section 10.1. Transfer of title to Work shall be without prejudice to Owner’s right to reject Defective Work, or any other right in this Agreement.
8.2Risk of Loss.
A.Before Substantial Completion. Notwithstanding passage of title as provided in Section 8.1, Contractor shall bear the risk of physical loss and damage to the Stage 5 Facilities and each component thereof (including all Contractor-Supplied Equipment, whether or not yet delivered to the Site or incorporated into the Stage 5 Facilities and Owner-Supplied Equipment upon Contractor’s receipt of such Owner-Supplied Equipment) as follows until the earlier termination of the Agreement or: (i) with respect to the Train 7 Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of Train 7 is achieved, and (ii) with respect to the BOGR Work, Contractor shall bear the risk of physical loss and damage until Substantial Completion of BOGR is achieved, provided that Owner shall at all times bear the risk of physical loss and damage to the extent arising from (1) war (whether declared or undeclared), civil war, act of terrorism, sabotage, blockade, insurrection; (2) ionizing radiation, or contamination by radioactivity from nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel properties of any explosive nuclear assembly or nuclear component thereof; (3) loss or damage resulting from a cyber event or communicable disease that is excluded from coverage pursuant to Contractor’s Builder’s Risk or Marine Cargo policies; or (4) an atmospheric disturbance marked by high winds, with or without precipitation, including such events as hurricane, typhoon, monsoon, cyclone, rainstorm, tempest, hailstorm, tornado, or any combination of the foregoing events, including any resulting flood, tidal or wave action (collectively, “Windstorms”) and earthquake to the extent that such Windstorms and earthquakes result in loss or damage in excess of Contractor’s insurance for such Windstorms and earthquakes as obtained in accordance with Section 1.A(9)e of Attachment O, which, subject to Section 9.1F, shall be the greater of (a) [***] U.S. Dollars (U.S. $[***]) and (b) the 250-year return period loss during critical phases as determined by a loss study performed by Contractor’s broker, in the cumulative aggregate with respect to the Work, the Project, the Subprojects, and the Stage 5 Facilities, (or such greater amount obtained in the Builder’s Risk policy) ((1)-(4) collectively “Excepted Risks”). In addition to the foregoing Excepted Risks, in the event that the sum insured under the Builder’s Risk Policy for the Stage 5 Facilities (the “Actual Sum Insured”) is less than the Contract Price, and the physical loss or damage to the Stage 5 Facilities exceeds the Actual Sum Insured then: (i) the Owner shall bear risk of loss for such physical loss or damage to the Stage 5 Facilities that exceeds the Required Sum Insured, up to the Contract Price and (ii) the Contractor shall bear risk of loss for such physical loss or damage to the Stage 5 Facilities that exceeds the Contract Price. The “Required Sum Insured” means the Contract Price, unless in accordance with Section 9.1F, two (2) independent advisors certify that obtaining Builder’s Risk insurance for the Stage 5 Facilities in an amount equal or greater than the Contract Price is not reasonably available in the commercial insurance market, in which case, the Required Sum Insured is the greater of (A) the Actual Sum Insured or (B) the amount two (2) independent advisors certify is reasonably available in the commercial insurance market for the Stage 5 Facilities.

B.After Substantial Completion. Upon the earlier of: (a) the termination of the Agreement, Owner shall bear risk of physical loss and damage to the Stage 5 Facilities; (b) Substantial Completion of each Subproject, Owner shall bear risk of physical loss and damage to such Subproject; or (c) the transfer by Contractor to Owner of a portion of the Stage 5 Facilities transferred to Owner in accordance with Section 11.8, Owner shall bear the risk of physical loss and damage to such portion of the Stage 5 Facilities. In accordance with Section 17.1I, Contractor shall be liable to Owner for physical loss and damage to any portion of a Subproject after such Subproject achieves Substantial Completion to the extent such physical loss and damage arises out of or results from or is related to the negligence or fault of any Contractor Group or Subcontractors or Sub-subcontractors, subject to a cap in liability of [***] U.S. Dollars (U.S. $[***]) per occurrence.
C.This Section 8.2 shall not be interpreted to relieve Contractor of any of its obligations under this Agreement with respect to Warranties, Defective Work, Corrective Work, and the deductibles under the Builder’s Risk insurance specified in this Agreement.

D.With respect to any physical loss or physical damage to a Subproject (including Equipment or Work incorporated into such Subproject) caused by (1) Force Majeure (including any Excepted Risks); (2) any member of Owner Group or any other Person for whom Owner is responsible, or (3) any third party over whom neither Contractor nor Owner are responsible and such third party is beyond the reasonable control of Contractor and such loss or damage was not due to Contractor’s fault or negligence and could not have been prevented or avoided by Contractor through the exercise of due diligence, Contractor shall be entitled to a Change Order adjusting the Guaranteed Substantial Completion Dates if and to the extent permitted under (y) Section 6.7 if caused by Force Majeure (including any of the events listed in Section 8.2A (1), (2), or (3)), and (z) Section 6.8 if caused by any member of Owner Group or any other Person for whom Owner is responsible or a third party pursuant to Section 8.2D (3) above. In the event that any physical loss or damage to a Subproject (or any Equipment or Work incorporated or to be incorporated in such Subproject) arises from an Excepted Risk, and Owner elects to rebuild such physical loss or damage, Contractor shall be entitled to a Change Order to adjust the Contract Price to the extent such event adversely affects Contractor’s costs of performance of the Work, provided that Contractor complies with the requirements in Section 6.5 and the mitigation requirements in Section 6.11.
E.For the avoidance of doubt, this Section 8.2 shall apply to any loss or damage to the Work caused by, arising out of or resulting from, any activities, events or omissions occurring in connection with this Agreement.
ARTICLE 9
INSURANCE AND LETTER OF CREDIT
9.1Insurance.
A.Provision of Insurance. Each Party shall provide the insurance required of it as specified in Attachment O in accordance with the terms and conditions stated therein.
B.No Cancellation. All policies providing coverage hereunder shall contain a provision that at least [***]([***]) Days’ prior notice shall be given to the non-procuring Parties and additional insureds prior to cancellation, non-renewal or material change in the coverage.
C.Additional Insurance. Upon Owner’s request, and at Owner’s sole option, Contractor shall increase its insurance required under this Agreement (as long as such insurance coverage is available in the commercial insurance market); provided however, that the payment of any incremental increase in the cost of such insurance shall be reimbursed by Owner at cost via Change Order.
D.Obligations Not Relieved. Anything in this Agreement to the contrary notwithstanding, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under this Agreement: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder; (ii) failure by Contractor to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to

Contractor; (v) failure of any insurance company to pay any claim accruing under Contractor’s policy; or (vi) losses by Contractor or any of its Subcontractors or Sub-subcontractors not covered by insurance policies required to be provided by Contractor.
E.Failure to Provide Required Insurance. In the event that liability for any loss or damage is denied by the underwriter or underwriters in whole or in part due to the breach by Contractor of insurance required to be provided by Contractor, or if Contractor fails to maintain any of the Contractor’s insurance herein required, then Contractor shall defend, indemnify and hold harmless any and all members of the Owner Group against all losses which would otherwise have been covered by said insurance.
F.Unavailable Insurance. If any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by Applicable Law to be maintained, shall not be reasonably available in the commercial insurance market, Owner and Contractor shall not unreasonably withhold their agreement to waive such requirement to the extent that maintenance thereof is not so available; provided, however, that the Party shall first request any such waiver in writing from the other Party, which request shall be accompanied by written reports prepared by two (2) independent advisors, including insurance brokers, of recognized international standing certifying that such insurance is not reasonably available in the commercial insurance market (and, in any case where the required amount is not so available, explaining in detail the basis for such conclusions), such insurance advisers and the form and substance of such reports to be reasonably acceptable to the other Party. Any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market.
9.2Irrevocable Standby Letter of Credit.
A.Concurrently with the issuance of the NTP, Contractor shall provide to Owner an irrevocable standby, on-demand letter of credit, naming Owner as beneficiary, in the amount of [***] percent ([***]%) of the Contract Price (as adjusted by Change Order) and in the form of Attachment R, and issued or confirmed by a commercial bank in the United States of America with a rating of at least Investment Grade (“Letter of Credit”). Upon Owner’s written request, Contractor shall increase the dollar value of the Letter of Credit issued to Owner in proportion to any increases to the Contract Price pursuant to a Change Order, or the aggregate of multiple Change Orders, that equal or exceed [***] U.S. Dollars (U.S. $[***]); provided that if Owner so requests an adjustment to the value of the Letter of Credit, Contractor shall be entitled to a Change Order for the cost of the increase in the Letter of Credit. Also, if requested by Owner in writing (in Owner’s sole discretion), Contractor shall decrease the dollar value of the Letter of Credit issued to Owner to the amount indicated in Owner’s written request; provided that if Owner so requests a decrease in the amount of the Letter of Credit, Owner shall be entitled to a Change Order reducing the Contract Price in an amount equal to the reduction in the cost of the Letter of Credit for such decrease over the remainder of the Project. If at any time the rating of the U.S. commercial bank that issued the Letter of Credit falls below Investment Grade, Contractor shall replace the Letter of Credit within [***]([***]) Days with an equivalent letter of credit, issued by a commercial bank in the United States of America reasonably acceptable to Owner meeting such rating requirements and meeting the requirements of this Section 9.2 or, if permitted by Owner in its sole discretion, an equivalent instrument. Owner shall have the right to draw down on or collect against such Letter of Credit upon Owner’s demand in the event of the following: (1) a Default by Contractor or the owing by Contractor to Owner under this Agreement for Liquidated Damages or any other liabilities, damages, costs, losses or expenses arising out of or relating to a breach of any obligation under this Agreement by Contractor or such Default; and (2) Owner has provided Contractor with [***]([***]) Business Days’ written notice (except in the event of Contractor’s bankruptcy, in which event, no such notice is required) (a) specifying the nature of such Default or the owing by Contractor to Owner under this Agreement for Liquidated Damages or any other liabilities, damages, costs, losses or expenses arising out of or relating to a breach of any obligation under this Agreement by Contractor and (b) stating Owner’s intent to draw against the Letter of Credit and the amount to be drawn. The amount drawn on the Letter of Credit shall not be greater than the amount that Owner, at the time of the drawing, reasonably estimates is owed it under this Agreement for Liquidated Damages, liabilities, damages, costs, losses or expenses or is necessary to remedy the Default or breach of this Agreement. In addition to the foregoing draw rights, (i) Owner shall also have the right to draw down on or collect against the Letter of Credit for all remaining funds in the Letter of Credit upon Owner’s demand if Contractor has not, prior to [***]([***]) Days before the then current expiration date, delivered to Owner a replacement letter of credit substantially identical to the Letter of Credit and from a U.S. commercial bank meeting the requirements in this Section 9.2 and extending the expiration date for the shorter of (a) a period of one (1) year or (b) the expiration of the Defect Correction Period for the last Subproject to achieve Substantial Completion (as may be extended pursuant to Section 12.3C), and (ii) Owner shall also have the right to draw down on or collect against the Letter of Credit for all remaining funds available under such Letter of Credit upon Owner’s demand if the issuing bank is no longer Investment Grade and Contractor has not, within the applicable time period set forth in this Section 9.2, delivered to Owner a replacement letter of credit substantially identical to the Letter of Credit from a U.S. commercial bank meeting the requirements set forth in this Section 9.2. Contractor is not entitled to any compensation under this Agreement (other than for any compensation owed under an LNTP) unless and until Contractor provides the Letter of Credit to Owner in accordance with this Section 9.2.
B.The amount of the Letter of Credit shall decrease by an amount equal to:
1.[***] percent ([***]%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of Train 7 has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for Train 7), and (b) Contractor has achieved the Performance Guarantees for Train 7 or paid to Owner all Performance Liquidated Damages due and owing for Train 7;
2.[***] percent ([***]%) of the Contract Price upon the commercial bank’s receipt from Owner of a written notice that (a) Substantial Completion of BOGR has occurred (including Contractor’s payment to Owner of all Delay Liquidated Damages due and owing under this Agreement for BOGR), and (b) Contractor has achieved the Performance Guarantees for BOGR or paid to Owner all Performance Liquidated Damages due and owing for BOGR; and

3.provided that the conditions of Sections 9.2B.1 and 9.2B.2 have occurred and (a) if the Defect Correction Period has not been extended for any Work pursuant to Section 12.3C or (b) if the Defect Correction Period has been extended for any Work pursuant to Section 12.3C and such extension has expired, [***] percent ([***]%) of the Contract Price to an amount of [***] U.S. Dollars (U.S. $[***]) upon the issuing commercial bank’s receipt from Owner of a written notice of the expiration of the Defect Correction Period for the last Subproject to achieve Substantial Completion and provided further that no existing claims of Owner under this Agreement remain unresolved.
C.The Letter of Credit shall remain in full force and effect without any lapse whatsoever in the amounts specified in Section 9.2B, net of any draws, but subject always to Section 7.8, from the issuance of the Letter of Credit through the expiration of the Defect Correction Period for the last Subproject to achieve Substantial Completion (and any extension of the Defect Correction Period pursuant to Section 12.3C) in accordance with Section 9.2B.3. Partial drawings are permitted under the Letter of Credit.
D.No later than [***]([***]) Days after the satisfaction of any of the conditions listed in Section 9.2B above, Owner shall provide the commercial bank that issued the Letter of Credit with the written notice as specified in that particular section. No later than [***]([***]) Days after expiration of the Defect Correction Period for the last Subproject to achieve Substantial Completion (as may be extended pursuant to Section 12.3C), Owner shall provide the commercial bank that issued Letter of Credit with written notice of the expiration of such period pursuant to Section 9.2B.3. Owner shall copy Contractor on the notices provided to the commercial bank described in Section 9.2B.
E.The Letter of Credit may only be transferred by Owner to a permitted assignee of this Agreement. Owner may for the purpose of providing collateral, assign, pledge and/or grant a security interest in the Letter of Credit to any Lender without Contractor’s consent by providing notice to Contractor.
ARTICLE 10
OWNERSHIP OF DOCUMENTATION
10.1Ownership of Work Product. Owner and Contractor acknowledge that during the course of, and as a result of, the performance of the Work and prior work related to the Stage 5 Facilities done by Contractor for Owner (including any work done by Contractor or any of its Affiliates or their subcontractors under the FEED Agreement), Contractor or its Affiliates, Subcontractors or Sub-subcontractors will create or have created for the Project and will issue to Owner certain written materials, plans, Drawings (including P&IDs), Specifications, or other tangible results of performance of the Work (hereinafter individually or collectively referred to as “Work Product”). Subject to Section 10.2 and the use restriction set forth in Section 10.6, all rights, title and interest to the Work Product, including any and all copyrights in the Work Product, shall be owned by Owner, as and when such Work Product is created, irrespective of any copyright notices or confidentiality legends to the contrary which may have been placed in or on such Work Product by Contractor, its Affiliates, Subcontractors, Sub-Subcontractors or any other Person. If, for any reason, ownership of all right, title and interest in the Work Product shall not otherwise vest in Owner, then Contractor agrees, subject to Section 10.2 and the use restriction set forth in Section 10.6, that such ownership and copyrights in the Work Product, whether or not such Work Product is fully or partially complete, shall be automatically assigned from Contractor to Owner without further consideration, and Owner shall thereafter own all right, title and interest in the Work Product, including all copyright interests.
10.2Contractor’s Intellectual Property and Third Party Intellectual Property. As between Owner and Contractor, Contractor shall retain ownership of all rights, title and interest to any and all intellectual property (excluding any copyrights in the Work Product) owned by Contractor or developed by Contractor under this Agreement (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor, and all industrial designs, and any written materials, plans, drafts, specifications, calculations or computer files or other documents, owned by Contractor or its Affiliates prior to the Agreement Date or developed or acquired by Contractor or its Affiliates independently of this Agreement) (hereinafter referred to as “Contractor’s Intellectual Property”), regardless of whether such Contractor’s Intellectual Property is included in the Work Product, and nothing in this Section 10.2 shall result in a transfer of ownership of any Contractor’s Intellectual Property or the proprietary intellectual property owned or developed by Subcontractors or Sub-subcontractors (“Third Party Intellectual Property”). With respect to such Contractor’s Intellectual Property and Third Party Intellectual Property, Contractor hereby grants to Owner, as and when the Work Product is created, an irrevocable, perpetual, non-exclusive and royalty-free license (including with right to assign such license without consent to any purchaser of an interest in all or part of the Stage 5 Facilities provided that such assignee shall only be entitled to use the Work Product, and the Contractor Intellectual Property and Third Party Intellectual Property which is embedded in the Work Product, for the purposes specified in clauses (a) through (e) below, which license and sublicense shall in all respects remain limited by and subject to the terms of this Agreement) to use, modify (subject to this Section 10.2) and copy such Contractor’s Intellectual Property and Third Party Intellectual Property to the extent the same is incorporated into the Work Product for the Stage 5 Facilities to (a) engineer, procure, construct, pre-commission, commission, startup and test the Stage 5 Facilities; (b) operate and maintain the Stage 5 Facilities; (c) train operators for the Stage 5 Facilities; (d) repair, replace, expand, complete or modify any part of the Stage 5 Facilities, provided that such repair, replacement, expansion, completion or modification shall not include the addition of additional liquefaction trains beyond a seven (7) train facility (e.g., a train other than CoP Train 1, CoP Train 2, CoP Train 3, CoP Train 4, CoP Train 5, CoP Train 6, or Train 7); and (e) modify, improve, adapt, copy, and prepare derivative work from the Work Product for use in connection with the Stage 5 Facilities for the purposes specified in clauses (a) through (d) above, provided that Owner shall first remove, or cause to be removed, all references to Contractor from the Work Product in the event such Work Product is provided to another contractor. In addition, notwithstanding Section 21.1 and notwithstanding anything to the contrary, nothing in this Agreement limits Owner’s and Contractor’s rights (including intellectual property rights) under the FEED Agreement in connection with the Work Product and the FEED Package (including Contractor’s Intellectual Property and Third Party Intellectual Property), and all such rights set forth in the FEED Agreement in connection with the FEED Package shall remain in full force and effect. All Subcontracts and Sub-subcontracts shall contain provisions consistent with this Section 10.2, except as provided in Section 10.6. Notwithstanding anything to the contrary in this Agreement, no license is granted to Owner with respect to the use of any of Contractor’s proprietary software or systems, except to the extent such software or systems are incorporated into the Stage 5 Facilities. NOTWITHSTANDING THE FOREGOING, IF OWNER (A) USES THE FEED PACKAGE FOR ANY TRAINS AT OR NEAR THE SITE

OR FOR ANY OTHER PROJECT OR FACILITY ANYWHERE IN THE WORLD, (B) USES ANY WORK PRODUCT FOR PURPOSES OTHER THAN THOSE PERMITTED IN THIS ARTICLE 10, OR (C) MODIFIES ANY WORK PRODUCT, IN EACH CASE WITHOUT THE PRIOR WRITTEN CONSENT OR INVOLVEMENT OF ANY MEMBER OF CONTRACTOR GROUP AND SUBCONTRACTOR OR SUB-SUBCONTRACTOR (WHERE APPLICABLE TO THE WORK PRODUCT USED OR MODIFIED), OWNER SHALL DEFEND, INDEMNIFY AND HOLD THE CONTRACTOR GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE CONTRACTOR GROUP OR A SUBCONTRACTOR OR SUB-SUBCONTRACTOR THAT ARISE FROM SUCH USE. LIKEWISE, IF OWNER MODIFIES THE WORK PRODUCT WITHOUT THE INVOLVEMENT OF CONTRACTOR AND ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS (WHERE APPLICABLE TO THE WORK PRODUCT MODIFIED), AND SUCH MODIFICATIONS TO THE WORK PRODUCT INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, OWNER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR GROUP, ITS SUBCONTRACTORS AND SUB-SUBCONTRACTORS WITH RESPECT TO ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES OR OTHER CAUSES OF ACTION BROUGHT BY SUCH THIRD PARTY ARISING FROM SUCH MODIFICATION.
10.3Limitations on Use of Work Product. The Work Product, including all copies thereof, shall not be used by Contractor, its Affiliates or its Subcontractors, Sub-subcontractors or any other Persons on any other project for a Person other than Owner without first removing all information provided in Section 10.4, all Owner’s Confidential Information in Section 19.1 and any other information identifying Owner, the Project, the Stage 5 Facilities or the Site. Pursuant to the requirements of this Section 10.3, Owner grants Contractor an irrevocable, perpetual and royalty-free license to use, modify and copy the Work Product for any other project, except for any of the following which may be in such Work Product: (a) any proprietary intellectual property rights owned by Owner or any Affiliate of Owner (other than Owner’s right to the copyright in the actual Work Product itself provided in Section 10.1) or (b) any proprietary intellectual property rights in which Owner or an Affiliate of Owner has a license unless Contractor also has a license to such proprietary intellectual property. The foregoing license and rights to use any Work Product granted to Contractor shall be subject to any limitations imposed on Contractor by third parties which have any ownership interest in such Work Product or any proprietary intellectual property embedded therein.

10.4Owner Provided Documents. Notwithstanding anything to the contrary in this Agreement, all written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by Owner, Owner’s Affiliates or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein. All such documents and other media, including all copies thereof, shall be returned to Owner upon Final Completion or the earlier termination of this Agreement, except that Contractor shall, subject to its confidentiality obligations as set forth in Article 19, retain one (1) record set of such documents or other media as required by Section 3.13A. Owner hereby grants to Contractor Group and Subcontractors and Sub-subcontractors of any of the foregoing with respect to the Work a non-exclusive, royalty-free, revocable, non-transferable license to use and modify Owner Proprietary Work Product (and all Intellectual Property existing or referenced therein) to the extent required to perform Contractor’s obligations under this Agreement. For the purposes of this Agreement, “Owner Proprietary Work

Product” means Intellectual Property and written materials, plans, drafts, specifications, or computer files or other documents, owned by Owner or its Affiliates prior to the Agreement Date or developed or acquired by Owner or its Affiliates independently of this Agreement.

10.5License to Use Liquefaction and Other Process Technology. To the extent not covered by Section 10.2 or Section 10.6, Contractor hereby grants to Owner (and shall obtain from its Subcontractors and Sub-subcontractors) a fully-paid up, irrevocable, non-exclusive and royalty-free license or, as specified herein, sublicense (including process licenses) to allow Owner to operate and maintain the Stage 5 Facilities for the purposes intended under this Agreement, including for natural gas pre-treatment, condensate production and the liquefaction of natural gas into LNG, practicing such technology in the Stage 5 Facilities, and making, selling, offering to sell or exporting throughout the world, condensate and LNG produced at the Stage 5 Facilities. As a condition of Substantial Completion of each Subproject or earlier termination, Contractor shall, to the extent not covered by Section 10.2 or Section 10.6, assign to Owner all licenses provided by any Subcontractor or Sub-subcontractor to Contractor. Owner shall be entitled to assign its rights in such licenses and sublicenses; provided that such assignee shall only be entitled to use such licenses and sublicenses for the purposes specified herein, which licenses shall in all respects remain limited by and subject to the terms of this Agreement.
10.6Licensors.
A.BASF.
1.Notwithstanding anything in Article 10, in respect of any of the intellectual property rights consisting, in whole or in part, of (i) the BASF process for the removal of carbon dioxide and/or hydrogen sulfide from gases, using, as scrubbing liquid, aqueous solution of methyldiethanolamine (“aMDEA”), and (ii) any technical information (e.g., process, data, technical information, know-how and improvements thereto) relating to the process in subclause (i), Contractor’s obligation to provide a license for such BASF process and technical information and Owner’s rights to use such BASF process and technical information are limited to an irrevocable, non-exclusive, non-transferrable and royalty-free sublicense (including with right to assign such license under specified circumstances other than to a competitor to BASF) to use, and practice the BASF gas process, patent rights and technical information for the design, erection, start-up, operation and maintenance of each acid gas removal unit that will utilize the BASF process, all as further described and in accordance with a sublicense agreement between Owner and Contractor executed on or prior to [***]([***]) Days after NTP, which shall be mutually agreed by the Parties and substantially similar to Attachment II. Contractor represents that Contractor has a general license in the intellectual property rights from BASF sufficient for the performance of the Work (including the design, erection, start-up and maintenance of the Stage 5 Facilities). Termination of the BASF license between Contractor and BASF shall be a Default under this Agreement.

2.Contractor shall, prior to and as a condition precedent to achievement of Substantial Completion of Train 7 or earlier termination of this Agreement, assign (and cause BASF to assign) to Owner a non-exclusive, perpetual, royalty free, irrevocable license, sublicensable (to the extent set forth in this Section 10.6A.2) and transferable (to the extent permitted in the BASF License Agreement) right to (i) engineer, procure, construct, startup, test, operate, maintain, repair, and modify all Contractor-Supplied Equipment furnished by BASF; (ii) practice the removal of heavy hydrocarbons (“Durasorb”) process in each heavy hydrocarbon removal unit; and (iii) make, use, sell, offer to sell, import and export products produced by such use, operation or practice of the Contractor-Supplied Equipment furnished by BASF or by the practice of the BASF Durasorb process to any country in the world. Such assignment shall occur by the Parties executing the form of Assignment and Assumption Agreement with BASF in the form substantially similar to Attachment FF. Notwithstanding the foregoing, once the Parties enter into an Assignment and Assumption Agreement with BASF, Owner’s rights under this Section 10.6 shall be addressed in such agreement and the BASF License Agreement.

B.License to ConocoPhillips Licensed Intellectual Property.
Notwithstanding anything to the contrary herein, the ConocoPhillips License Agreement is the exclusive document governing the licensing to Owner of Intellectual property concerning the Optimized Cascade Process. All Work Product directly related to the liquefaction units employing Optimized Cascade Process and the Optimized Cascade Process that is generated by or for Contractor in the performance of the Work (the “ConocoPhillips Work Product”) shall vest, as between ConocoPhillips and Owner, in accordance with an be exclusively governed by the ConocoPhillips License Agreement. All Intellectual Property rights in and resulting from the ConocoPhillips Work Product (hereinafter “ConocoPhillips Intellectual Property”) shall vest, as between ConocoPhillips and Owner, in accordance with and be exclusively governed by the ConocoPhillips License Agreement. Access to and any use of the ConocoPhillips Work Product and ConocoPhillips Intellectual Property shall be subject to the terms and conditions set forth in the ConocoPhillips License Agreement. Owner acknowledges that license and use of the Optimized Cascade Process is not authorized by this Agreement.

C.License to Chart Licensed Intellectual Property.
1.Contractor shall, prior to and as a condition precedent to achievement of Substantial Completion of BOGR or earlier termination of this Agreement, assign (and cause Chart to assign) to Owner a non-exclusive, worldwide, perpetual, royalty free, irrevocable license, sublicensable (to the extent set forth in this Section 10.6C.1) and transferable (to the extent permitted in the Chart License Agreement) right to (i) engineer, procure, construct, startup, test, operate, maintain, repair, and modify all Contractor-Supplied Equipment furnished by Chart; (ii) practice the Chart natural gas liquefaction process in respect of such Contractor-Supplied Equipment incorporated into the Stage 5 Facilities; and (iii) make, use, sell, offer to sell, import and export products obtained by such use, operation or practice of the Contractor-Supplied Equipment furnished by Chart or by the practice of the Chart natural gas liquefaction process to any country in the world. Such assignment shall occur by the Parties executing the form of Assignment and Assumption Agreement with Chart in the form of Attachment JJ. Notwithstanding the foregoing, once the Parties enter into an Assignment and Assumption Agreement with

Chart, Owner’s rights under this Section 10.6 shall be addressed in such agreement and the Chart License Agreement.
2.Contractor shall stamp all Work Product that contains Chart Confidential Information on the face of the document with the words “CONTAINS CHART CONFIDENTIAL INFORMATION” or substantially similar and conspicuous marking. Work Product that is identified as containing Chart Confidential Information may contain such Chart Confidential Information in only a portion of the document and not on every page of the Work Product. The Chart logo appearing on a document shall not be a determining factor in whether a particular document contains Chart Confidential Information.
ARTICLE 11
COMPLETION AND PERFORMANCE LIQUIDATED DAMAGES

11.1Notice and Requirements for RFSU and RFFGI.
A.With respect to the BOGR and Train 7, no later than [***]([***]) Months prior to the Guaranteed Substantial Completion Date for such Subproject, Contractor shall provide to Owner for its review and comment detailed RFFGI requirements, in the form of procedures, for such Subproject. Contractor shall incorporate any of Owner’s comments to the RFFGI checklists and procedures that Contractor agrees with, acting reasonably in accordance with GECP, and issue a final version of the RFFGI checklists and procedures. Once finalized, such RFFGI procedures shall form a part of the requirements for achieving RFFGI for each of BOGR and Train 7. Contractor shall comply with all requirements for RFFGI set forth in this Agreement, including those requirements set forth in the definition of the term RFFGI, Attachment A, Attachment M and such RFFGI checklists and procedures. Upon RFFGI of the BOGR and Train 7, Contractor shall certify to Owner in the form of Schedule L-1 (“RFFGI Certificate”) that all requirements under this Agreement for RFFGI have occurred with respect to such Subproject, including all of the requirements specified in the applicable RFFGI checklist and procedure. The RFFGI Certificate shall be accompanied by all other supporting documentation expressly required under this Agreement to establish that the requirements for RFFGI for such Subproject have been met.

B.With respect to the BOGR and Train 7, no later than [***]([***]) Months prior to the Guaranteed Substantial Completion Date for such Subproject, Contractor shall provide to Owner for its review and comment detailed RFSU requirements, in the form of procedures, for each Subproject. Once Contractor has resolved all of Owner’s comments to the RFSU procedures, such RFSU procedures shall form a part of the requirements for achieving RFSU of each Subproject. Contractor shall comply with all requirements for RFSU set forth in this Agreement, including those requirements set forth in the definition of the term RFSU, Attachment A, Attachment M and the RFSU procedures. Upon RFSU of a Subproject, Contractor shall certify to Owner in the form of Schedule L-2 (“RFSU Certificate”) that all requirements under this Agreement for RFSU have occurred with respect to such Subproject, including all of the requirements specified in the applicable RFSU procedures have been completed.
11.2Notice and Requirements for Substantial Completion of a Subproject. Contractor shall comply with all requirements herein for Substantial Completion, including as set forth in the definition of Substantial Completion and in Attachments A, S and T. Contractor shall give Owner not less than [***]([***]) Days’ prior notice of its intention to commence the initial Performance Test for a Subproject, and, on the [***]([***]th) Day and [***]([***]th) Day immediately prior to Contractor’s intention to commence such testing activities, Contractor shall provide notice to Owner. To the extent not specified in Attachment S, the Parties shall, no later than [***]([***]) Days prior to the Guaranteed Substantial Completion Date for the BOGR and Train 7, agree upon final test procedures for the conduct of the Performance Tests applicable to such Subproject. Except for the items listed in Attachment V, the Natural Gas feed pursuant to Section 4.6D, and Operation Personnel to be provided by Owner under Section 4.4, Contractor shall provide labor, Contractor-Supplied Equipment, supplies, and all other items necessary for the conduct of the Performance Tests. Contractor shall analyze the data obtained during all Performance Tests and ensure that such data reflects the performance standards required hereunder. A complete electronic native copy of all raw performance data and a detailed listing of all testing instrumentation utilized shall be provided to Owner at the completion of testing. Upon achieving all requirements under this Agreement for Substantial Completion of the applicable Subproject, Contractor shall certify to Owner in a Substantial Completion Certificate in the form of Schedule L-3 (“Substantial Completion Certificate”) that all of the requirements under this Agreement for Substantial Completion of such Subproject have occurred and provide Owner with a Substantial Completion Certificate, a Performance Test report for the applicable Subproject. Each such report shall include, at minimum: (a) the raw data, (b) the procedures and instrumentation utilized for the applicable test, (c) test calculations and information in Microsoft Excel format, and a full explanation concerning same, for adjustments to the Guarantee Conditions, as and to the extent specified in Attachment S, and (d) any other reasonable supporting information used to demonstrate that Train 7 has met the Minimum Acceptance Criteria, or the BOGR has met the Minimum Acceptance Criteria. The Substantial Completion Certificate for each Subproject shall be accompanied by other supporting documentation as may be required to establish that the requirements for Substantial Completion of such Subproject has been met.

11.3Owner Acceptance of RFFGI, RFSU, and Substantial Completion. Owner shall notify Contractor whether it accepts or rejects a RFFGI, RFSU or Substantial Completion Certificate, as the case may be, within [***]([***]) Days following Owner’s receipt thereof. All Work shall continue during pendency of Owner’s review. Acceptance of such RFFGI Certificate, RFSU Certificate, or Substantial Completion Certificate shall not be unreasonably withheld and shall be evidenced by Owner’s signature on such RFFGI Certificate, RFSU Certificate, or Substantial Completion Certificate, which shall be forwarded to Contractor with such notice. If Owner does not agree that RFFGI, RFSU, or Substantial Completion has occurred for a Subproject, then Owner shall state the basis for its rejection in reasonable detail in a notice provided to Contractor within such [***] ([***]) Day period. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within [***] ([***]) Business Days following the delivery by Owner of its notice, Owner and Contractor shall resolve the Dispute in accordance with the Dispute resolution procedures provided for under Article 18 herein. Owner’s acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement. If Owner accepts and signs Contractor’s Substantial Completion Certificate for the BOGR or Train 7, the calculation of Delay Liquidated Damages for such Subproject shall be based on the date Contractor specified in such certificate for achievement of Substantial Completion; provided, however, for the avoidance of doubt, this sentence shall not be construed to mean that Substantial Completion for such Subproject occurs on the date Owner received such certificate, as Substantial Completion shall occur only on the date Owner accepts Substantial Completion. Upon Owner’s acceptance of Contractor’s Substantial Completion Certificate for each Subproject, Contractor shall turn over such Subproject to Owner. Notwithstanding anything to the contrary in this Section 11.3, Owner shall not be required to accept a Substantial Completion Certificate if the requirements under this Agreement for the achievement of Substantial Completion of a Subproject have not been achieved. As used in this Section 11.3, “unreasonably withheld” means that Owner fails to accept a Substantial Completion Certificate even if all of the requirements under this Agreement for the achievement of Substantial Completion of a Subproject have been achieved. For the avoidance of doubt, “unreasonably withheld,” as used in this Section 11.3, means that Owner cannot fail to accept the applicable Substantial Completion Certificate if all the requirements under this Agreement for the achievement of Substantial Completion of a Subproject have been achieved.
11.4Performance Guarantees and Minimum Acceptance Criteria. Contractor shall achieve all Minimum Acceptance Criteria and Performance Guarantees for each Subproject or pay Performance Liquidated Damages, all as described in greater detail in this Section 11.4. The Performance Tests for determining whether each Subproject achieves the Minimum Acceptance Criteria and Performance Guarantees are described in Attachment S. Performance Tests and any repeat tests shall be performed as specified in Attachment S.
A.Minimum Acceptance Criteria Achieved. Subject to Section 11.4C, in the event that Contractor fails to achieve any of the Performance Guarantees for a Subproject, as evidenced by the Performance Test results, but meets all of the Minimum Acceptance Criteria for such Subproject, then Contractor shall prepare a corrective work plan based on information then currently known that describes in reasonable detail the process Contractor intends to follow to achieve such Performance Guarantees and submit such plan to Owner for its (i) review (and Contractor shall incorporate any comments received from Owner that Contractor agrees with, acting reasonably) with regard to the process Contractor intends to follow to achieve such

Performance Guarantees, and (ii) approval, not to be unreasonably withheld, with respect only to Contractor’s access to the applicable Subproject. If Contractor fails to comply with the corrective work plan with respect only to Contractor’s access to the applicable Subproject, then Owner may nevertheless restrict the performance of such Work to the scheduled date(s). Contractor shall work with Owner to develop a new plan and date for performing such Work in accordance with this Section 11.4A. Upon Contractor’s achievement of, and notification to Owner and Owner’s acceptance of, all requirements for Substantial Completion of such Subproject, Contractor shall turn over such Subproject to Owner and take corrective actions to achieve such Performance Guarantees during Owner’s operation of such Subproject as further specified below. In the event Substantial Completion of the applicable Subproject is achieved after the applicable Guaranteed Substantial Completion Date for such Subproject (as such date may be extended by Change Order), Contractor shall be responsible for the payment of applicable Delay Liquidated Damages, to the extent Contractor is liable, in accordance with Section 11.3. After Substantial Completion of the applicable Subproject, Contractor shall perform corrective actions at its own cost and expense to achieve such Performance Guarantees, but at all times performing such corrective actions in accordance with Owner’s security and safety requirements (including Owner’s permit to work system). For the period of time that Contractor is taking corrective action to achieve the Performance Guarantee(s) pursuant to this Section 11.4A, Owner shall provide safe, reasonable access to Contractor for performance of such corrective actions, but at all times performing such Work so as not to unreasonably interfere with the operation of the Stage 5 Facilities unless otherwise agreed by Owner. If such Subproject has not achieved all of the Performance Guarantees within [***]([***]) Days after Substantial Completion of such Subproject (as may be extended by Change Order if Owner has not provided Contractor reasonable access in accordance with the access provisions of the corrective work plan approved by Owner and Contractor desires such an extension so that it may keep taking corrective actions to achieve the Performance Guarantees), then Contractor shall cease taking corrective actions to achieve the Performance Guarantees for such Subproject, and in that event, then Contractor shall pay to Owner in accordance with Section 13.2 the applicable Performance Liquidated Damages for such Performance Guarantees based on the results of the last Performance Test(s) conducted by Contractor. The Performance Liquidated Damages shall be calculated in accordance with Attachment T. Contractor’s liability under this Section 11.4A shall be in addition to any Delay Liquidated Damages owed under this Agreement.
B.Minimum Acceptance Criteria Not Achieved. Subject to Section 11.4C, in the event that a Subproject fails to achieve any of the Minimum Acceptance Criteria, as evidenced by Performance Test results, by the Guaranteed Substantial Completion Date for such Subproject and as such date may be extended by Change Order as provided herein, then (i) Substantial Completion for such Subproject shall not have occurred and (ii) the provisions of Section 13.1B shall apply. In addition to the foregoing, Contractor shall (i) if requested by Owner, prepare a corrective work plan to achieve such Minimum Acceptance Criteria and submit such plan to Owner for its review (and Contractor shall incorporate any comments received from Owner that Contractor agrees with, acting reasonably and in accordance with GECP), and (ii) promptly correct the Work at its own cost and expense to enable such Subproject to achieve all of the applicable Minimum Acceptance Criteria and otherwise achieve Substantial Completion for such Subproject no later than [***]([***]) months after the applicable Guaranteed Substantial Completion Date. If, on the one hand, such Subproject has not achieved all of the Minimum

Acceptance Criteria and Substantial Completion (as the case may be) within such [***]([***]) month period following the applicable Guaranteed Substantial Completion Date for such Subproject, then Owner may, in its sole discretion, either (x) grant Contractor an additional period (not to exceed [***]([***]) months) to achieve all Minimum Acceptance Criteria and achieve Substantial Completion under the same terms and conditions as the first, including the application of Section 13.1, or (y) claim Contractor in Default pursuant to Section 16.1A(xii). In the event that Owner claims such a Default at the end of either the [***] ([***]) month period or the additional [***]([***]) month period, Owner shall be entitled to any and all damages, costs, losses and expenses to which Owner is entitled under Section 16.1D. If, on the other hand, such Subproject has achieved all of the Minimum Acceptance Criteria and Substantial Completion (as applicable) during the applicable [***] ([***]) month or additional [***]([***]) month period (should Owner elect that option), then Contractor shall be liable to Owner for the Delay Liquidated Damages Owner is entitled to under Section 13.1 (and the Parties shall follow the process in Section 11.4A regarding the achievement of the Performance Guarantees).
C.HHC Unit Failure. If the HHC Unit fails to pass the hydrocarbon breakthrough Commissioning Test specified in Section 11.5 for reasons other than improper installation or workmanship (such failure an “HHC Unit Failure”) and Train 7 fails to achieve the Performance Guarantees or Minimum Acceptance Criteria, Contractor shall within [***] ([***]) Days demonstrate, on a reasonable efforts basis, that such failure is attributable to the performance of the HHC Unit. If Contractor demonstrates on a reasonable efforts basis, that failure of Train 7 to achieve the Performance Guarantees or Minimum Acceptance Criteria is attributable to the performance of the HHC Unit, Contractor shall prepare a corrective work plan to achieve such Performance Guarantees or Minimum Acceptance Criteria in accordance with Sections 11.4A and 11.4B as applicable; however, if the failure to achieve the Performance Guarantees or Minimum Acceptance Criteria is not attributable to an HHC Unit Failure (as defined above) or is attributable to failure of other Train 7 components, the provisions of this Section 11.4C shall not apply and the remaining provisions of this Agreement shall apply. After Owner review and approval of the corrective work plan, Contractor shall, subject to Section 11.4.D, remedy the HHC Unit in accordance with the approved corrective work plan to enable Train 7 to achieve all of the Performance Guarantees or Minimum Acceptance Criteria as applicable; provided that Owner cannot require additional HHC Units or other types of HHC removal equipment as part of such corrective work plan. In the event freezing occurs in any exchangers in the liquefaction section of Train 7, Contractor shall be entitled to defrost the affected portion of Train 7 and promptly repeat the Performance Test for Train 7 as a whole to demonstrate achievement of the Performance Guarantees or Minimum Acceptance Criteria. If Train 7 does not achieve the Performance Guarantees or Minimum Acceptance Criteria after executing the approved corrective work plan by the earlier of (i) Contractor reaching the cap in Section 11.4D.3 or (ii) termination of the portion of the Work for the HHC Unit for convenience pursuant to Section 16.2, then the last interrupted Performance Test results shall be adjusted using the same process simulation model, software, thermodynamic data packages, methods, and principles used for the original design to account for such HHC Unit Failure, including time adjustments if necessary. To the extent that delay in the critical path of the Work based on the Monthly Updated Project Schedule is caused by the time necessary for defrosting and retesting and/or remediation of the HHC Unit due to HHC Unit Failure, Contractor shall be entitled to an adjustment of the Guaranteed Train 7 Substantial Completion Date; provided that such extension of time shall not exceed the time period from the earlier of when the HHC Unit first fails to pass the Commissioning Test or freezing occurs, until the later of when Performance Test results are adjusted pursuant to the preceding sentence or the Performance Guarantees and the Minimum Acceptance Criteria have been achieved. If there is a HHC Unit Failure and Train 7 achieves the Performance Guarantees, Contractor shall prepare a corrective work plan to enable the HHC Unit to pass the hydrocarbon breakthrough Commissioning Test specified in Section 11.5 and submit such plan to Owner for its review (and Contractor shall incorporate any comments received from Owner that Contractor agrees with, acting reasonably and in accordance with GECP; provided that Owner cannot require additional HHC Units or other types of HHC removal equipment as part of such corrective work plan), and, subject to Section 11.4D , promptly remedy the HHC Unit in accordance with the approved corrective work plan to enable the HHC Unit to pass the hydrocarbon breakthrough Commissioning Test specified in Section 11.5 no later than Final Completion.

D.Remediation of the HHC Unit. Notwithstanding the warranty requirements in Section 12.3 to the contrary, if repairs or design alternatives are required to remedy the HHC Unit as a result of HHC Unit Failure, the Parties agree to the following cost allocation:

1.Engineering and Procurement Costs. All engineering and procurement costs incurred in connection with such repairs or design alternatives shall be borne by Contractor.

2.Construction Costs. Contractor shall be responsible for the first [***] U.S. Dollars (U.S. $[***]) of construction costs incurred in connection with such repairs or design alternatives. Any construction costs in excess of this amount shall be shared equally between Contractor and Owner (50% / 50%).

3.Contractor’s Cap. All engineering, procurement and construction costs incurred in connection with such repairs or design alternatives by Contractor shall be capped at [***] U.S. Dollars (U.S. $[***]) in the aggregate.

The remedies and cost allocation set forth in this Section 11.4D shall be the sole and exclusive remedies of Owner with respect to HHC Unit Failure. Owner shall have no right to terminate this Agreement for Default under Section 16.1 due to HHC Unit Failure; provided that, Owner may terminate the portion of the Work for the HHC Unit for convenience at any time as set forth in Section 16.2. For the avoidance of doubt, the cost allocation set forth in this Section 11.4D does not apply where the HHC Unit fails to pass the Commissioning Test due to improper installation or workmanship; in that case such failure shall be remedied in accordance with Section 12.3A.

E.Impact of Owner-Supplied Equipment. To the extent Train 7 or BOGR fails to achieve any Minimum Acceptance Criteria or Performance Guarantees due to causes attributable to the Owner-Supplied Equipment, Owner shall promptly elect either: (a) to issue a Change Order for additional costs and adjustments to the Guaranteed Substantial Completion Dates to the extent allowed under Section 6.8 for Contractor to perform corrective work on such Owner-Supplied Equipment and for delays resulting from such failure to achieve the Minimum Acceptance Criteria or Performance Guarantees; or (b) to reduce the applicable Minimum Acceptance Criteria and/or Performance Guarantees to the extent reasonably necessary to account for such causes attributable to the Owner-Supplied Equipment. If Owner elects to proceed with clause (b) and Contractor is delayed in the critical path of the Work due to any delays arising out of such failure to achieve the Minimum Acceptance Criteria or Performance Guarantees or the election to proceed with clause (b), Contractor shall be entitled to all resulting cost and schedule impacts including adjustments to the Guaranteed Completion Dates to the extent allowed under Section 6.2A.17. Any reduction pursuant to clause (b) above shall be limited to the Minimum Acceptance Criteria and/or Performance Guarantees impacted by such causes and shall not constitute a waiver of any other requirements under this Agreement.

11.5Commissioning Test. Contractor shall conduct a Commissioning Test for the HHC Unit in accordance with the specifications set forth in Attachment S. Such Commissioning Test shall be performed to demonstrate that each system has been properly installed in accordance with the applicable design specifications and performance requirements.

11.6Punchlist.
A.Punchlist for RFSU. Prior to RFSU for each Subproject, Owner and Contractor shall inspect the Work related to such Subproject, and Contractor shall prepare a proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review, together with an estimate of the time necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any Punchlist items that are identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed Punchlist that Owner, in the exercise of its reasonable judgment, believes must be completed or corrected so that such Work will achieve RFSU. Upon Contractor’s completion or correction of any items necessary to achieve RFSU in accordance with Contractor’s proposed Punchlist, as modified by any Owner additions where incorporated by Contractor, such Punchlist shall govern Contractor’s performance of the Punchlist items for each Subproject up to RFSU.
B.Punchlist for Substantial Completion. Prior to Substantial Completion of a Subproject, Owner and Contractor shall inspect the entire Work related to such Subproject, and Contractor shall prepare a proposed a list of Punchlist items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review and approval, together with an estimate of the time and cost necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any items that are identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any Punchlist item on Contractor’s proposed list or otherwise that Owner in the exercise of its reasonable judgment, believes must be completed or corrected for such Subproject to achieve Substantial Completion. Owner shall provide its review, modifications and approval to Contractor within [***]([***]) Days after Owner’s receipt of the proposed Punchlist from Contractor. Upon Contractor’s completion or correction of any Punchlist item necessary to achieve Substantial Completion of such Subproject and Owner’s approval of Contractor’s proposed Punchlist, as modified by any Owner additions as set forth above in this Section 11.6B, such Punchlist shall govern Contractor’s performance of the Punchlist up to Final Completion; provided, however, if any items of a Punchlist nature are discovered by Owner or Contractor prior to Final Completion, such items shall be corrected in accordance with Section 12.3B and further provided that the failure to include any items on the Punchlist shall not alter the responsibility of Contractor to complete all Work in accordance with the terms and provisions of this Agreement. Once Substantial Completion of the applicable Subproject has occurred, Owner shall provide reasonable access on the Site sufficient for Contractor to perform its Punchlist Work so long as such activities do not unreasonably interfere with the operation of such Subproject and any other Subproject that has achieved Substantial Completion and subject to Owner’s permit to work system. The Punchlist shall be completed by the Final Completion Date, or Owner may, in addition to any other rights that it may have under this Agreement, complete such Punchlist at the expense of Contractor. In the event Owner elects to complete such Punchlist, Contractor shall immediately pay Owner (directly, by offset, or by collection on the Letter of Credit, at Owner’s sole discretion) all costs and expenses incurred in performing such Punchlist.
11.7Notice and Requirements for Final Completion. Final Completion shall be achieved when all requirements for Final Completion under this Agreement, including those set forth in the definition of Final Completion under Article 1, have been satisfied. Upon Final Completion, Contractor shall certify to Owner in the form of Schedule L-4 (“Final Completion Certificate”) that all of the requirements under this Agreement for Final Completion have occurred. Owner shall notify Contractor whether it accepts or rejects (such acceptance or rejection to be given reasonably) the Final Completion Certificate within [***]([***]) Days following Owner’s receipt thereof. Acceptance of such certificate shall be evidenced by Owner’s signature on such certificate, which shall be forwarded to Contractor with such notice. If Owner does not agree that Final Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within [***] ([***]) Business Days following the delivery by Owner of its notice, Owner and Contractor shall resolve the Dispute in accordance with the Dispute resolution procedures provided for under Article 18; provided, however, if such deficiencies relate to the failure to complete the Punchlist, Owner may, in addition to any other rights that it may have under this Agreement, complete such Punchlist Work at the expense of Contractor in accordance with Section 11.6. Notwithstanding anything to the contrary in this Section 11.7, Owner shall not be required to accept the Final Completion Certificate if the requirements under this Agreement for the achievement of Final Completion have not been achieved. As used in this Section 11.7, “to be given reasonably” means that Owner fails to accept the Final Completion Certificate even if all of the requirements under this Agreement for the achievement of Final Completion have been achieved. For the avoidance of doubt, “to be given reasonably,” as used in this Section 11.7, means that Owner cannot fail to accept the Final Completion Certificate if all the requirements under this Agreement for the achievement of Final Completion have been achieved.

11.8Partial Occupancy and Use. Prior to Contractor achieving Substantial Completion of any Subproject, Owner may, upon giving written notice to Contractor, occupy or use all or any portion of any usable building or road then capable of functioning safely, provided that such occupancy or use is authorized by the Governmental Instrumentality (to the extent such authorization is necessary) and Owner’s insurance company or companies providing property insurance have consented to such partial occupancy or use (to the extent such consent is necessary). Contractor shall assist Owner and take reasonable steps in obtaining consent of the insurance company or companies and applicable Governmental Instrumentalities. Immediately prior to such partial occupancy or use, Owner and Contractor shall jointly inspect that portion of any usable building or road to be occupied or used in order to determine and record the condition of such portion of such usable building or road and all personnel and environmental safety aspects relating thereto. Upon such occupancy by Owner, Contractor shall connect all necessary utilities, security, and telephones, and provide furnishings (as applicable) as further specified in Attachment A and Owner shall insure such portion of the usable building immediately upon taking over such building and Owner’s use or occupancy shall not interfere with or disrupt Contractor’s completion of the Work. Such occupancy or use shall not in any way release Contractor or any surety of Contractor from any obligations or liabilities pursuant to this Agreement, including the obligation to engineer, procure and construct a fully operational natural gas liquefaction facility within the required times set forth in the Guaranteed Substantial Completion Dates and otherwise in accordance with all requirements of this Agreement, nor shall such occupancy or use be deemed to be an acceptance by Owner of such portion of the Work provided however, if Owner’s use or occupancy under this Section 11.8 adversely affects Contractor’s or its Subcontractors’ or Sub-subcontractors’ cost or time for performance of the Work in accordance with the requirements of this Agreement, then Contractor shall be entitled to a Change Order pursuant to Section 6.2A.5 and Section 6.8. For any portion of the Work that Owner occupies and uses pursuant to this Section 11.8, the Defect Correction Period for that portion of the Work shall commence upon Owner’s occupancy and use of such portion of the Work and the risk of loss for such portion of the Work shall transfer to Owner, notwithstanding Section 8.2.
11.9Operations Activities. Prior to Substantial Completion of a Subproject, but after RFSU has been achieved for such Subproject, Contractor shall, to the extent reasonably possible, cooperate with Owner in connection with (a) the receipt of Natural Gas feed; (b) producing LNG; and (c) such other activities as reasonably requested by Owner related to the commercial use of such Subproject (each, an “Operations Activity” and, collectively, the “Operations Activities”). Contractor shall not have the obligation to follow Owner’s requests for any Operations Activity if such Operations Activity adversely impacts Performance Testing or repairs to such Subproject or impacts the ability to safely operate such Subproject in accordance with the requirements of this Agreement. Contractor shall promptly provide notice to Owner informing Owner whether it can comply with Owner’s requests and the reason if it cannot so comply. Contractor’s performance of the Operations Activities shall not in any way release Contractor from any obligations or liabilities pursuant to this Agreement, including its obligations to meet Substantial Completion for each Subproject and Final Completion of the Stage 5 Facilities.

11.10Long-Term Obligations. No acceptance by Owner of any or all of the Work or any other obligations of Contractor under this Agreement, including acceptance of any RFFGI, RFSU, Substantial Completion, or Final Completion, nor any payment made hereunder, whether an interim or final payment, shall in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to this Agreement, including Warranty obligations, any liabilities for which insurance is required or any other responsibility of Contractor, including the payment of any and all fines and penalties assessed to the extent caused by Contractor’s failure to comply with any Applicable Law as set forth in Section 17.1F. It is expressly understood and agreed by the Parties that nothing in this Article 11 shall in any way modify or alter Contractor’s obligations under Article 12 and Article 13 hereof.
ARTICLE 12
WARRANTY AND CORRECTION OF WORK
12.1Warranty.
A.General. The warranties set forth in Article 12 (each a “Warranty” or collectively, the “Warranties”) are in addition to any of the Minimum Acceptance Criteria or Performance Guarantees set forth in this Agreement. Any Work, or component thereof, that is not in conformity with any Warranty is defective (“Defective”) and contains a defect (“Defect”).
B.Warranty of Work. Contractor hereby warrants that each Subproject, the Stage 5 Facilities, and the Work, including Equipment (but excluding the supply of the Owner-Supplied Equipment), and each component thereof shall be:
1.new and complete;
2.in accordance with all of the requirements of this Agreement, including in accordance with GECP, Applicable Law and Applicable Codes and Standards;
3.free from encumbrances to title (provided that Owner has made payment to Contractor of all undisputed amounts owed to Contractor in accordance with the terms of this Agreement), as set forth in greater detail in Section 8.1;
4.free from defects in design, material and workmanship, provided that tolerances or deviations in design, material and workmanship allowable by Applicable Law or Applicable Codes and Standards or GECP (where no such Applicable Law or Applicable Codes and Standards apply) shall not be considered a defect unless this Agreement sets forth stricter deviations or tolerances;
5.capable of operating in accordance with all requirements of this Agreement, including Applicable Law and Applicable Codes and Standards, provided that this warranty shall not be construed as a continuing obligation to satisfy the applicable Minimum Acceptance Criteria and Performance Guarantees once such requirements (or payment of applicable Performance Liquidated Damages) have been satisfied in accordance with Article 11 of this Agreement ; and
6.unless agreed to by Owner, composed and made of only proven technology of a type in commercial operation at the Agreement Date of this Agreement.

C.Assignment and Enforcement of Subcontractor Warranties. Contractor shall, without additional cost to Owner, use commercially reasonable efforts to obtain warranties from Major Subcontractors and Major Sub-subcontractors that meet or exceed the requirements of this Agreement; provided, however, Contractor shall not in any way be relieved of its responsibilities and liability to Owner under this Agreement, regardless of whether such Major Subcontractor or Major Sub-subcontractor warranties meet the requirements of this Agreement, as Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work. All such warranties shall be deemed to run to the benefit of Owner and Contractor. Such warranties, with duly executed instruments assigning the warranties to Owner, shall be delivered to Owner upon Substantial Completion of each Subproject, as applicable. All warranties provided by any Subcontractor or Sub-subcontractor shall be deemed to run to the benefit of Owner and Contractor, except that Owner may only directly enforce such Subcontractor or Sub-subcontractor warranty directly against such Subcontractor or Sub-subcontractor after the expiration of the applicable Defect Correction Period; provided that such Subcontractor or Sub-subcontractor warranty extends beyond such Defect Correction Period. Contractor agrees that Contractor’s Warranties, as provided under this Article 12, shall apply to all Work regardless of the provisions of any Subcontractor or Sub-subcontractor warranty, and such Subcontractor or Sub-subcontractor warranties shall not be a limitation of such Contractor Warranties. This Section 12.1C shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor or Sub-subcontractor warranties.
D.Exceptions to Warranty.
1.Each Warranty excludes remedy, and Contractor shall have no liability to Owner, for damage or Defect occurring after Substantial Completion of a Subproject to the extent caused by: (i) improper repairs or alterations, misuse, neglect or accident by Owner or any third party; (ii) normal wear, tear or corrosion; or (iii) operation, maintenance or use of Work or any component thereof in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by Contractor to Owner.
2.Additionally, in the event of the termination of any LNTP Work for any reason pursuant to Section 16.2A prior to issuance of NTP, Contractor’s warranty obligations in respect of materials, equipment or workmanship under this Article 12 shall not apply to such LNTP Work. In such event, and notwithstanding Section 21.1 and without limiting the underlying Subcontractor’s warranty obligations under the applicable Subcontract, Contractor’s warranty obligations for such LNTP Work are limited to those obligations set forth in Section 9(b) of the FEED Agreement (provided that, notwithstanding anything to the contrary in Section 9(c) of the FEED Agreement, the warranty period for such Work shall be [***] ([***]) months after the termination of this Agreement).

12.2Inspection of Work.

A.General Rights. All Work on the Land shall be subject to inspection by Owner, Lender, Independent Engineer, and either of their representatives at all reasonable times to determine whether the Work conforms to the requirements of this Agreement. With regard to inspection at any other location and provided that Owner provides Contractor reasonable advance notice, Contractor shall furnish Owner, Lender, Independent Engineer, and either of their representatives with access to such other locations where Work is in progress during normal business hours. Subject to Sections 12.1D and 12.3A, Owner shall be entitled to provide Contractor with written notice of any Work which Owner believes does not conform to the requirements of this Agreement.

B.Witness Points. No later than [***]([***]) Days after an NTP, Contractor shall submit to Owner for its approval a proposed list of witness points for each item of the Work. Contractor shall modify such list of witness points based on any additional or different witness points Owner may request (subject to Contractor’s agreement, not to be unreasonably withheld). After Owner’s approval of the witness points, not to be unreasonably withheld, Contractor shall provide Owner with [***]([***]) hours’ prior notice of the actual scheduled date of each of the tests relating to such witness points at the Site and [***]([***]) Days’ prior notice of the actual scheduled date of each of the tests relating to such witness points for Work located off the Site. Notwithstanding such right to witness tests, Owner, Lender, and Independent Engineer shall not interrupt or interfere with any test or require changes while witnessing such tests (unless such interruption relates to safety). Contractor shall cooperate with Owner, Lender and Independent Engineer if Owner, Lender, or Independent Engineer elects to witness any additional tests, and Contractor acknowledges that Owner, Lender, and Independent Engineer shall have the right to witness all tests being performed in connection with the Work. Owner’s, Lender’s, and Independent Engineer’s right of inspection as set forth herein applies only to its witnessing of witness points for Work and shall not be construed to imply a limitation on Owner’s, Lender’s, or Independent Engineer’s right to inspect any portion on the Work (including Equipment) at any time in its sole discretion and in accordance with this Agreement.
C.No Obligation to Inspect. Owner’s, Lender’s, and Independent Engineer’s right to conduct inspections under Sections 12.2A and 12.2B shall not obligate Owner, Lender, or Independent Engineer to do so. Neither the exercise of Owner, Lender, or Independent Engineer of any such right, nor any failure on the part of Owner, Lender, or Independent Engineer to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect.
D.Cost of Disassembling. If Owner desires Contractor to disassemble or dismantle finished Work to inspect the Work, then the cost of disassembling, dismantling, or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne (i) by Owner if such Work is found to conform with the requirements of this Agreement and (ii) by Contractor if such Work is found to be Defective. If such costs and resulting delay should be borne by Owner pursuant to (i) above, Contractor shall be entitled to a Change Order in such event for an adjustment to the Contract Price and

Guaranteed Substantial Completion Dates, provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.8.
12.3     Correction of Work.
A.Correction of Work Prior to Substantial Completion. If, prior to Substantial Completion of a Subproject any Work is Defective, then Contractor shall, at its own cost and expense, correct such Defective Work and any other portions of the Stage 5 Facilities damaged or affected by such Defective Work, whether by repair, replacement or otherwise. Owner shall not direct how, or the timing of when, Contractor will perform such repair or replacement Work, and Contractor shall have the right to consider efficiency and cost concerns in scheduling such repair or replacement Work in preparing its plan for carrying out such repair or replacement Work, as long as its repair or replacement is performed and completed prior to Substantial Completion of the applicable Subproject, provided that if such Defective Work (1) relates to safety, (2) relates to Owner’s other contractors’ tie ins to the Stage 5 Facilities or (3) impacts the operation of a Subproject after Substantial Completion of such Subproject, impacts the operation of CoP Train 1, CoP Train 2, CoP Train 3, CoP Train 4, CoP Train 5 or CoP Train 6, Contractor shall repair or replace such Defective Work within a reasonable time, provided further that if the Defective Work materially affects the operation or use of any Subproject that has achieved Substantial Completion, or CoP Train 1, CoP Train 2, CoP Train 3, CoP Train 4, CoP Train 5 or CoP Train 6, or presents an imminent threat to the safety or health of any Person, then Contractor shall commence to repair or replace the Defective Work within [***]([***]) hours after receipt of notice of such Defective Work, and thereafter continue to proceed diligently to complete the same. Subject to Contractor’s right to pursue a Dispute under Article 18, if (i) Owner, acting in good faith, determines such Defective Work (a) presents an imminent threat to the safety or health of any person (“Imminent Threat”), or (b) materially affects the operation of any Subproject that has achieved Substantial Completion, materially affects the operation of CoP Train 1, CoP Train 2, CoP Train 3, CoP Train 4, CoP Train 5 or CoP Train 6 or (ii) a Governmental Instrumentality determines that the Work is Defective ((i) and (ii) collectively a “Conclusive Defect”), then the decision of Owner or Governmental Instrumentality, as applicable, shall be provisionally conclusive as to whether the Work is conforming or Defective, and Contractor shall comply with the instructions of Owner or Governmental Instrumentality, as applicable, in all such matters while pursuing any such Dispute. If it is later determined that the Work that Owner or a Governmental Instrumentality declared was a Conclusive Defect was not Defective, then Owner shall reimburse Contractor for all costs incurred in connection with such repair or replacement and a Change Order shall be issued for such amount and shall address any impact the repair or replacement may have had on the Guaranteed Substantial Completion Dates. If Contractor fails to commence to repair or replace (which such commencement may include detailed planning activities) any Defective Work that is a Conclusive Defect as required above, then Owner may (after providing [***]([***]) Days’ prior written notice to Contractor) repair or replace such Defective Work and the reasonable expense thereof shall be paid by Contractor; provided however that such prior written notice is not required if the Conclusive Defect is an Imminent Threat and, in such event, Owner shall provide written notice to Contractor within [***]([***]) hours of Owner’s commencement of the repair or replacement.

B.Correction of Work After Substantial Completion.
1.Corrective Work. If, during the Defect Correction Period for any Subproject, any Work for such Subproject is found to be Defective and Owner provides written notice to Contractor within such Defect Correction Period regarding such Defect, Contractor shall, at its sole cost and expense, promptly and on an expedited basis (a) correct such Defective Work, whether by repair, replacement or otherwise, including any and all obligations in connection with such repair, replacement or otherwise, such as in and out costs and open and close costs, storage costs, labor, testing, Taxes, expediting costs, Louisiana Sales and Use Tax, transportation costs and any other costs necessary to fully correct the Defective Work and (b) correct any other physical loss or damage to any portions of the Stage 5 Facilities damaged or affected by such Defective Work (“Corrective Work”), provided, however, with respect to item (b), Contractor’s liability shall be limited to [***] U.S. Dollars (U.S. $[***]) per occurrence in accordance with Section 17.1I. Any such notice from Owner shall state with reasonable specificity the date of occurrence or observation of the Defect and the reasons supporting Owner’s belief that Contractor is responsible for performing Corrective Work. After Substantial Completion of the applicable Subproject, Owner shall provide Contractor with access to the Stage 5 Facilities and de-energize and de-pressurize the applicable Equipment sufficient to perform its Corrective Work, so long as such access does not unreasonably interfere with operation of the Stage 5 Facilities, and subject to Owner’s permit to work system. In the event Contractor utilizes spare parts owned by Owner in the course of performing the Corrective Work, Contractor shall supply Owner free of charge with new spare parts equivalent in quality and quantity to all such spare parts used by Contractor and deliver such spare parts to the Site as soon as possible following the utilization of such spare parts.
2.Owner Right to Correct or Complete Defective Work.
(i)After Substantial Completion of the applicable Subproject, and during the Defect Correction Period, and subject to Section 12.3B.2(ii), if Contractor fails to commence the Corrective Work (which commencement may include the detailed planning associated with the on-Site implementation of the Corrective Work) within a reasonable period of time not to exceed [***]([***]) Business Days after Contractor’s receipt of written notice from Owner, or does not diligently perform such Corrective Work on an expedited basis (provided that Contractor’s timeline for performance shall be extended to the extent that (a) Contractor is not provided reasonable access to those portions of the Stage 5 Facilities that have achieved Substantial Completion or (b) Owner has failed to de-energize and de-pressurize the applicable Equipment, so that Contractor may commence, continue and complete the Corrective Work), then Owner, upon written notice to Contractor, may (as its sole and exclusive remedy for the Defect (except for its right to enforce Contractor’s indemnification obligations under this Agreement)) perform such Corrective Work, and Contractor shall be liable to Owner for all reasonable costs and expenses incurred by Owner in connection with such Corrective Work and shall pay Owner (directly, by offset or by collection on the Letter of Credit, at Owner’s sole discretion) an amount equal to such reasonable costs and expenses (which costs and expenses shall be adequately documented and supported by Owner).
(ii)If after Substantial Completion of the applicable Subproject, any Defective Work (a) materially affects a Subproject’s production or loading capabilities and would put a portion of the Stage 5 Facilities at risk of being unable to operate or (b) presents an imminent threat to the safety or health of any Person and Owner knows of such Defective Work, Owner may (in addition to any other remedies that it has under this Agreement) perform the Corrective Work without giving prior notice opportunity to perform Corrective Work to Contractor (provided that Owner shall give Contractor notice of such event as soon as reasonably possible after becoming aware of such Defective Work), and, in such event, Contractor shall be liable to Owner for all reasonable costs and expenses incurred by Owner in connection with such Corrective Work and shall pay Owner (directly, by offset or by collection on the Letter of Credit, at Owner’s sole discretion) an amount equal to such reasonable costs and expenses (which costs and expenses shall be adequately documented and supported by Owner). If Corrective Work is performed by Owner on Defective Work without providing any advance notice and opportunity to perform Corrective Work to Contractor, then Contractor’s obligations to perform Corrective Work on such Defective Work shall no longer apply to such Defective Work (it being understood that, at Contractor’s cost, and in Owner’s sole discretion, Owner may be able to obtain a replacement warranty from a third-party with respect to such item of Defective Work), provided that Contractor’s obligations under this Agreement with respect to all other portions of the Stage 5 Facilities (including any portion of Equipment) shall continue in full force and effect, including continuing in full force and effect with respect to any portions of the item of the same Equipment or portion of the Stage 5 Facilities in which Owner performed the Corrective Work (except for the specific Defect being addressed or further defects cause by the Corrective Work).
C.Extended Defect Correction Period for Corrective Work. With respect to any Corrective Work except for the Corrective Work for which Contractor’s warranty obligations do not apply as specified in Section 12.3B.2(ii), the Defect Correction Period for such Corrective Work shall be extended for an additional [***]([***]) months from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for such Corrective Work be less than the original Defect Correction Period applicable to such Work; and provided further, that the Defect Correction Period shall in no event extend beyond [***]([***]) months after Substantial Completion of the applicable Subproject to which the Defect pertains.
D.Standards for Corrective Work. All Corrective Work shall be performed subject to the same terms and conditions under this Agreement as the original Work is required to be performed. Any change to parts or Equipment that would alter the requirements of this Agreement may be made only with prior approval of Owner.

E.No Limitation. Nothing contained in this Section 12.3 shall be construed to establish a period of limitation with respect to other obligations which Contractor might have under this Agreement. However, Contractor shall not be obligated to perform any Corrective Work for any Defect of which Owner fails to give Contractor notice prior to expiration of the Defect Correction Period of the relevant Subproject.
12.4     Assignability of Warranties. The Warranties made in this Agreement shall be for the benefit of Owner and its successors and assigns and the respective successors and assigns of any of them, and are fully transferable and assignable.
12.5     Waiver of Implied Warranties and Exclusive Warranties / Remedies. Except for any express warranties under this Agreement (including the Warranties), the Parties hereby disclaim any and all other warranties, including the implied warranty of merchantability and implied warranty of fitness for a particular purpose. Owner waives the equitable remedy of rescission available under the law for a breach of warranty or claim of Defective Work (but such waiver shall not affect any of Owner’s rights under this Agreement, including termination pursuant to Article 16). The Parties agree that, after Substantial Completion of the applicable Subproject, the warranties and remedies set forth in this Article 12 shall be Owner’s sole and exclusive warranties and remedies for a breach of warranty or any other claim for Defective Work related to such Subproject, whether based in contract, tort (including negligence and strict liability) or otherwise, provided that this shall not limit Contractor’s obligations to achieve the Performance Guarantees, Contractor’s Punchlist obligations, Contractor’s indemnity obligations under this Agreement, or Owner’s rights to withhold or draw on the Letter of Credit under this Agreement with respect to such Subproject.
ARTICLE 13
GUARANTEE OF TIMELY COMPLETION AND DELAY LIQUIDATED DAMAGES
13.1Delay Liquidated Damages.
A.Delay in Substantial Completion of BOGR. If Contractor does not achieve Substantial Completion of BOGR by the Guaranteed BOGR Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay liquidated damages (“BOGR Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of BOGR occurs.
B.Delay in Substantial Completion of Train 7. If Contractor does not achieve Substantial Completion of Train 7 by the Guaranteed Train 7 Substantial Completion Date (as may be adjusted by Change Order in accordance with this Agreement), Contractor shall pay liquidated damages (“Train 7 Delay Liquidated Damages”) to Owner in the amounts listed in Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 7 occurs.

13.2Payment of Liquidated Damages. With respect to any Liquidated Damages that accrue under this Agreement, Owner, at its sole discretion, may either (a) invoice Contractor for such owed Liquidated Damages, and within [***]([***]) Days after Contractor’s receipt of such invoice, Contractor shall pay Owner such Liquidated Damages, (b) withhold from Contractor amounts that are otherwise due and payable to Contractor in the amount of such Liquidated Damages, or (c) collect on the Letter of Credit in the amount of such Liquidated Damages. In addition, with respect to the achievement of Substantial Completion of each Subproject, Contractor shall pay Owner all Delay Liquidated Damages, if any, owed under this Agreement for such respective Substantial Completion as a condition precedent to achieving Substantial Completion of such Subproject. Payment of any Liquidated Damages with respect to any Work shall in no way affect Owner’s right to terminate this Agreement under Article 16.
13.3Schedule Bonus.
A.If Substantial Completion of BOGR occurs before the date falling [***]([***]) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for BOGR”), Owner shall pay Contractor a bonus equal to [***] U.S. Dollars (U.S. $[***]) per Day for each Day that Substantial Completion of BOGR occurs before the Schedule Bonus Date for BOGR (“Schedule Bonus for BOGR”).
B.If Substantial Completion of Train 7 occurs before the date falling [***]([***]) Days after issuance of LNTP No. 1 (“Schedule Bonus Date for Train 7”), Owner shall pay Contractor a bonus equal to [***]U.S. Dollars (U.S. $[***]) per Day for each Day that Substantial Completion of Train 7 occurs before the Schedule Bonus Date for Train 7 (“Schedule Bonus for Train 7”).
C.The Schedule Bonus Date for BOGR and Schedule Bonus Date for Train 7 shall be subject to adjustment solely at the discretion of the Chief Executive Officer of Cheniere and any such adjustment shall be implemented by Change Order. After Substantial Completion of BOGR, Owner shall pay Contractor the Schedule Bonus for BOGR, if any, within [***]([***]) Days after receiving an invoice from Contractor. After Substantial Completion of Train 7, Owner shall pay Contractor the Schedule Bonus for Train 7, if any, within [***]([***]) Days after receiving an invoice from Contractor. The maximum amount of the sum of the Schedule Bonus for BOGR and the Schedule Bonus for Train 7 payable to Contractor pursuant to this Section 13.3 shall be [***] U.S. Dollars (U.S.$[***]).
13.4     LNG Production Bonus.
A.Owner shall pay Contractor a bonus in the amount of [***] U.S. Cents (U.S. $[***]) per MMBtu of the LNG that is (i) produced by BOGR between the period of first production of LNG from BOGR and the BOGR LNG Production Bonus Date and (ii) loaded on an LNG tanker for export prior to the BOGR LNG Production Bonus Date (“LNG Production Bonus for BOGR”).
B.Owner shall pay Contractor a bonus in the amount of [***] U.S. Cents (U.S. $[***]) per MMBtu of the LNG that is (i) produced by Train 7 between the period of first production of LNG from Train 7 and the Train 7 LNG Production Bonus Date and (ii) loaded on an LNG tanker for export prior to the Train 7 LNG Production Bonus Date (“LNG Production Bonus for Train 7”).

C.The BOGR LNG Production Bonus Date and the Train 7 LNG Production Bonus Date shall be subject to adjustment solely at the discretion of the Chief Executive Officer of Cheniere and any such adjustment shall be implemented by Change Order. After Substantial Completion of BOGR, Owner shall pay Contractor the LNG Production Bonus for BOGR, if any, within [***] ([***]) Days after receiving an invoice from Contractor. After Substantial Completion of Train 7, Owner shall pay Contractor the LNG Production Bonus for Train 7, if any, within [***] ([***]) Days after receiving an invoice from Contractor. Contractor acknowledges that this Section 13.4 does not impose any obligation whatsoever on Owner to sell any LNG to any customers. Owner shall provide such records and documentation reasonably requested by Contractor to confirm the calculation of the LNG Production Bonus for BOGR and LNG Production Bonus for Train 7, and such records and documentation shall be considered Owner’s Confidential Information. The maximum amount of the sum of the LNG Production Bonus for BOGR and LNG Production Bonus for Train 7 payable to Contractor pursuant to this Section 13.4 shall be [***] U.S. Dollars (U.S. $[***]).

ARTICLE 14
CONTRACTOR’S REPRESENTATIONS
14.1Contractor Representations. Contractor represents and warrants, as applicable, that:
A.Corporate Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects, taxes or business.
B.No Violation of Law; Litigation. It is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Contractor) threatened against Contractor that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Contractor or its ability to perform under this Agreement.

C.Licenses. Contractor is the holder of all business licenses and registrations required to permit it to operate or conduct its business now and as contemplated by this Agreement.
D.No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Contractor or any Applicable Law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which Contractor is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.
E.Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on the part of each; and this Agreement has been duly and validly executed and delivered by Contractor and constitutes a legal, valid and binding obligation of Contractor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.
F.Financial Solvency. It is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder. The Guarantor, guaranteeing the obligations of Contractor pursuant to Section 21.17 of this Agreement, is financially solvent, able to pay all debts as they mature, and possesses sufficient working capital to perform the Parent Guarantee.
ARTICLE 15
OWNER’S REPRESENTATIONS
15.1Owner Representations. Owner represents and warrants that:
A.Corporate Standing. It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.
B.No Violation of Law; Litigation. It is not in violation of any Applicable Law, or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Owner) threatened against Owner that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Owner, or its ability to perform under this Agreement.

C.No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the operating agreement or by-laws of Owner, any Applicable Law, any order, writ, injunction or decree of any court, or any agreement or instrument to which Owner is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.
D.Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Owner and constitutes a legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.
E.Other Owners. It is authorized to bind and does bind all owners with an interest in the Project, or an interest in the product of the Work (or who may claim any such interest through Owner), including the Stage 5 Facilities, to the releases, limitations on liability and other protections of Contractor set forth in this Agreement. Owner represents and warrants that Owner’s successors, assigns and any future recipient of any ownership in the Project or the Stage 5 Facilities shall be bound by the releases, limitations on liability and other protections of Contractor set forth in this Agreement, and that Owner shall obtain the express written agreement of such participants to be bound by such releases, limitations of liability and other protections of Contractor.
F.Financial Solvency. Upon issuance of an NTP, Owner will be financially solvent, able to pay its debts as they mature and all other liabilities under this Agreement and will have access to sufficient working capital to perform its obligations hereunder.
ARTICLE 16
DEFAULT, TERMINATION AND SUSPENSION
16.1Default by Contractor.
A.Owner Rights Upon Contractor Default. Contractor shall be in “Default” if Contractor shall at any time (i) materially fail to prosecute the Work in a safe manner (i.e., in accordance with Applicable Law and the material provisions of the safety program developed by Contractor and approved by Owner under Section 3.10); (ii) fail to commence the Work in accordance with the provisions of this Agreement; (iii) Abandon the Work; (iv) fail to maintain insurance required under this Agreement; (v) fail to provide or maintain the Parent Guarantee in accordance with Section 21.17; (vi) fail to discharge liens filed by any Subcontractor or Sub-subcontractor as required under this Agreement (provided that Owner has made payment to Contractor of all undisputed amounts owed to Contractor in accordance with the terms of this Agreement); (vii) cause, by any action or omission, any material interference with the operation by Owner or its Affiliates of the SPL Liquefaction Facility or any Subproject that has achieved

Substantial Completion (unless Contractor is in any way entitled to do so under this Agreement, including any right to stop, suspend, terminate or refuse to perform Work under this Agreement); (viii) fail to make payment to Subcontractors for labor or materials owed in accordance with the respective Subcontracts (provided that Owner has made payment to Contractor of all undisputed amounts owed to Contractor in accordance with the terms of this Agreement); (ix) disregard Applicable Law or Applicable Codes and Standards; (x) repudiate or fail to comply with any material provision of this Agreement; (xi) fail to commence performance of changed Work under a Unilateral Change Order issued by Owner under this Agreement; (xii) be in Default pursuant to Sections 5.5G or 11.4B; (xiii) violate the provisions of Section 21.10; or (xiv) become, or if Guarantor becomes, insolvent, has a receiver appointed, makes a general assignment or filing for the benefit of its creditors or files for bankruptcy protection and, in the case of such insolvency, receivership or assignment the cure provisions in Section 16.1C shall not apply (an “Insolvency Event”). Notwithstanding anything to the contrary in this Section 16.1A or elsewhere in this Agreement, Owner shall not have the right to terminate Contractor for Default due to a HHC Unit Failure or the performance or non-performance of the Owner-Supplied Equipment; provided that such performance or non-performance of Owner-Supplied Equipment is not due to Contractor’s repudiation of or failure to comply with its obligations to install, commission, start-up and test Owner-Supplied Equipment and provided further that the Cure Period in Section 16.1C shall apply.
B.Following Owner’s notice to Contractor specifying the nature of the Default, unless Contractor cures such condition within the applicable Cure Period in Section 16.1C, Owner, at its sole option and without prejudice to any other rights that it has under this Agreement and without further notice to Contractor, may (1) take such steps as are necessary to overcome the Default condition, in which case Contractor shall be liable to Owner for any and all reasonable, additional costs, and expenses incurred by Owner in connection therewith, or (2) terminate for Default Contractor’s performance of all of the Work, or (3) if the Default is only in connection with the BOGR Work, terminate for Default Contractor’s performance of the BOGR Work. If the Default is only in connection with the BOGR Work, then Owner may only terminate the BOGR Work for Default, and Contractor’s liability will be limited to the BOGR Liability Cap as described in Section 20.1.
C.The applicable “Cure Period” with respect to the Defaults referenced in any clause in Section 16.1A (with the exception of clause (xii) and clause (xiv)), the Cure Period shall be [***]([***]) Days after Owner’s notice of Default to Contractor, unless such Default cannot be cured within such [***]([***]) Day period through the diligent exercise of all commercially practicable efforts, in which case the Cure Period shall be a total of [***]([***]) Days after Owner’s notice (or as may be extended if agreed in writing by Owner and Contractor). There is no cure period for event under clause (xii) (except as described in the Sections referenced in clause (xii)), nor is there any cure period for an Insolvency Event of Contractor. If Guarantor experiences an Insolvency Event, Contractor shall within[***]([***]) Days after receipt of Owner’s notice provide either (i) a replacement Parent Guarantee by an Affiliate of Contractor, which such form Parent Guarantee shall be in the same form as set forth in Attachment U and the Affiliate of Contractor being subject to the approval of Owner and Owner’s Lender(s), or (ii) security in the form of a surety bond, letter of credit or bank guarantee in a form and amount reasonably required by Lender(s) and Owner, taking into consideration the status of the Project at the time of the Insolvency Event and providing sufficient protection to complete the Work and satisfy all liabilities and obligations of Contractor under this Agreement.
D.Additional Rights of Owner Upon Termination. In the event that Owner terminates this Agreement or the BOGR Work for Default in accordance with Section 16.1A, then Owner may, at its sole option, (i) enter onto the Land and any other locations where Contractor is performing the terminated Work, for the purpose of completing the terminated Work, (ii) take possession of all Equipment and spare parts wherever located, and all Construction Equipment on the Site that is not owned or rented by Contractor located on the Land, in any case which are required to complete the terminated Work (subject to the terms of any lease agreements for Construction Equipment with non-Affiliated third parties), Work Product (subject to the use restrictions in the licenses described in Article 10), including Drawings and Specifications, Permits, and licenses for the terminated Work, (iii) take assignment of any or all of the Subcontracts in connection with the terminated Work, and/or (iv) complete the terminated Work either itself or through others. If the unpaid balance of the Contract Price for the terminated Work shall exceed all damages, costs, losses, and expenses incurred by Owner for such terminated Work (including all reasonable attorneys’ fees, consultant fees and litigation or arbitration expenses, costs to complete the terminated Work, damages for delay as described in this Section 16.1D below and any and all damages for failure of performance and interest on such expense from the date such expense was incurred by Owner at the rate specified in Section 7.9), then such excess shall be paid by Owner to Contractor, but such amount shall not be paid until after Final Completion has been achieved. If such amount incurred by Owner shall exceed the unpaid balance of the Contract Price for the terminated Work, then, at Owner’s sole option and subject to the limitation of liability set forth in Section 20.1, (a) Contractor shall pay Owner the difference within [***]([***]) Days after Owner submits to Contractor written notice of the difference, (b) Owner shall have the right and authority to offset or collect on the Letter of Credit in the amount of such difference in accordance with Section 9.2A, or (c) Owner may elect to pursue both options (a) and (b). Subject to Section 20.1, Contractor’s liability under this Section 16.1D is in addition to any other liability provided for under this Agreement and Owner shall have the right and authority to set off against and deduct from any such excess due Contractor by Owner any other liability of Contractor to Owner under this Agreement. Owner agrees to act reasonably to mitigate any costs and expenses it might incur in connection with any termination for Default. In the event of a termination for Default, the Parties agree that, subject to Section 20.1, Owner shall be entitled to “damages for delay” under this Section 16.1D which, for purposes of this Section 16.1D only, means (i) Delay Liquidated Damages owed by Contractor to Owner under this Agreement up to the date of the termination (provided that such termination date was after the applicable Guaranteed Substantial Completion Date), and (ii) during the period commencing upon the date of termination and ending on the date Substantial Completion of each applicable Subproject is achieved by a substitute contractor, the costs incurred during such period by such substitute contractor to accelerate such substitute contractor’s work in order to achieve the applicable Guaranteed Substantial Completion Date (as may have been adjusted by Change Order) contemplated under this Agreement. Notwithstanding anything to the contrary, in no event shall Owner be entitled under this Section 16.1D to recover restitutionary damages. Any damages recoverable by Owner under this Section 16.1D shall be subject to the limitation of liability in Section 20.1, and the waiver and release in Section 20.4.

E.Obligations Upon Termination. Upon termination for Default, Contractor shall (i) immediately discontinue the terminated Work on the date and to the extent specified in the notice; (ii) place no further orders for Subcontracts, Contractor-Supplied Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued; (iii) inventory, maintain and turn over to Owner all Construction Equipment that is not owned or rented by Contractor (subject to the terms of any lease agreements with non-Affiliated third parties) furnished by Contractor or any other equipment or other items provided by Owner for performance of the terminated Work (including Owner-Supplied Equipment); (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued; (v) cooperate with Owner in the transfer of Work Product, including Drawings and Specifications, Permits, licenses and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) comply with other reasonable requests from Owner regarding the terminated Work; (vii) thereafter execute that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment on the Land or in transit thereto, and to comply with any Applicable Law and any Applicable Codes and Standards; and (viii) perform all other obligations under Section 16.1D.
16.2Termination for Convenience by Owner. Owner shall have the right to terminate for convenience Contractor’s performance of all of the Work, the BOGR Work or the portion of the Work for the HHC Unit by providing Contractor with [***]([***]) Days’ written notice of termination. Upon such termination for convenience, Contractor shall (i) immediately discontinue such Work on the date and to the extent specified in such notice; (ii) place no further orders for Subcontracts, Contractor-Supplied Equipment, or any other items or services in connection with such terminated Work; (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued unless Owner elects to take assignment of any such Subcontracts; (iv) assist Owner in the maintenance, protection, and disposition of the remaining Work in progress; (v) cooperate with Owner for the efficient transition of the terminated Work; (vi) cooperate with Owner in the transfer of Work Product (subject to the use restrictions in the licenses described in Article 10), including Drawings and Specifications, Permits, licenses and any other items or information and disposition of Work in progress; and (vii) thereafter execute only that portion of the terminated Work as may be necessary to preserve and protect the related Work already in progress and to protect Equipment at the Site or at any other location or in transit thereto, and to comply with any Applicable Law and Applicable Codes and Standards and Owner may, at its sole option, take assignment of any or all of the Subcontracts in connection with such terminated Work. Upon termination for convenience, Contractor shall be paid (a) the reasonable value of the Work performed (the basis of payment being based on the terms of this Agreement) in connection with the terminated Work prior to termination, less amounts previously paid to Contractor (including down payments, if any, made under this Agreement), plus (b) actual costs that are reasonably incurred and properly demonstrated by Contractor to have been sustained in the performance of the terminated Work up to the date of termination or as a result of termination, plus associated profit margin of [***] percent ([***]%) on such costs, submitted in accordance with this Section 16.2, but in no event shall Contractor be entitled to receive any amount for unabsorbed overhead, contingency, risk or anticipatory profit. Contractor shall submit all reasonable direct close-out costs to Owner for verification and audit within [***]([***]) Days following the effective date of termination (or as may be extended if agreed in writing by the Parties). If no Work (including Work under an LNTP) has been performed by Contractor at the time of termination, Contractor shall be paid the sum of [***] U.S. Dollars (U.S. $[***]) for its undertaking to perform.

A.Termination of LNTP Work. In the event of a termination of any LNTP Work for any reason prior to issuance of NTP, Owner may, contemporaneously with such termination and at its sole discretion, take assignment of any and all Subcontracts under such LNTP Work (including the Equipment under such LNTP Work) upon providing written notice to Contractor. Within [***] ([***]) Business Days of the termination of such LNTP Work, Contractor shall provide Owner with a fully unredacted copy of each Subcontract under such LNTP Work that Owner anticipates taking assignment of and Owner shall have up to [***] ([***]) Days after its receipt of the unredacted Subcontracts to issue to Contractor written notice to take assignment of such Subcontracts. Upon the Assignment Effective Date to Owner, Owner shall be solely responsible for all obligations and liabilities, and Owner shall release Contractor from all obligations and liabilities, under such Subcontract in each case arising after the date of such assignment due to any events occurring after such assignment. If Owner does not provide written notice to Contractor contemporaneously with termination of such LNTP Work to take assignment of any Subcontract (and in no event later than either (i) [***] ([***]) Days following Owner’s receipt of unredacted Subcontracts that Owner anticipates taking assignment of, or (ii) [***] ([***]) Days following written notice of termination for all other Subcontracts, as applicable), Contractor will terminate each such Subcontract. In the event that such LNTP Work is terminated by Owner or Contractor in accordance with this Agreement, Contractor shall be entitled to the compensation as mutually agreed by the Parties for the LNTP Work under the applicable issued LNTP(s), and in no event shall Owner owe Contractor any additional costs as a result of a termination hereunder, including any cancellation fees, termination charges or termination costs not included in such issued LNTP(s) or associated with any Subcontracts which Owner has taken assignment of. Nothing in this Section 16.2A limits Contractor’s rights for a termination of any other portion of the Work pursuant to Section 16.2.

16.3Suspension of Work. Owner may, for any reason, upon written notice to Contractor at any time and from time to time, suspend carrying out the Work or any part thereof, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Contractor shall properly protect and secure such suspended Work in such manner as Owner may reasonably require. Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise be ready to proceed expeditiously with the Work upon receipt of Owner’s further instructions. Except where such suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, Contractor shall be entitled to the reasonable costs (including actual, but not unabsorbed, overhead, contingency, risk and reasonable profit) of such suspension under a Change Order, including demobilization and remobilization costs, if necessary, along with appropriate supporting documentation to evidence such costs, and a time extension to the Guaranteed Substantial Completion Dates if and to the extent permitted under Section 6.8. Upon receipt of notice to resume suspended Work, Contractor shall promptly resume performance of the Work to the extent required in the notice. In no event shall Contractor be entitled to any additional profits or damages due to such suspension beyond the costs for the suspension as defined above.

16.4Suspension by Contractor. Notwithstanding anything to the contrary in this Agreement, Contractor shall have the responsibility at all times to prosecute the Work diligently and shall not suspend, stop or cease performance hereunder or permit the prosecution of the Work to be delayed; provided, however, subject to Owner’s right to withhold or offset payment to Contractor as specified in this Agreement, if Owner fails to pay undisputed amounts due and owing to Contractor and Owner has failed to cure such failure within [***]([***]) Days beyond the date such amounts became due, then, following Contractor’s [***]([***]) Day notice to Owner to cure such failure (which [***] ([***]) Days’ notice may be given during the [***]([***]) Day window for non-payment), Contractor may suspend performance of the Work until Contractor receives such undisputed amounts. Contractor shall be entitled to a Change Order for any costs incurred by Contractor resulting from such suspension and shall be entitled to an extension in the applicable Guaranteed Substantial Completion Dates to the extent permitted under Section 6.8.
16.5Termination by Contractor.
A.Termination for Non-Payment. Contractor may terminate this Agreement if, continuing at the time of such termination, Contractor has stopped the performance of all Work under this Agreement pursuant to Section 16.4 for [***]([***]) Days, and after the expiration of such [***]([***]) Day period, Contractor gives Owner notice specifying the nature of the default and its intent to terminate this Agreement, and Owner fails to cure such default within [***]([***]) Days after receipt of Contractor’s notice. Contractor shall be entitled to interest on all late payments in accordance with Section 7.9.
B.Termination for Extended Owner’s Suspension. After issuance of the NTP and subject to Section 16.5A, if Owner suspends substantially all of the Work for an aggregate period exceeding [***]([***]) consecutive Days and such suspension is not due to the fault or negligence of Contractor, Subcontractor or Sub-subcontractor, or an event of Force Majeure, then Contractor shall have the right to terminate such Work or this Agreement by providing [***]([***]) Days written notice to Owner.
C.Termination for an Extended Force Majeure Event. After Owner’s issuance of the NTP, if any Force Majeure event(s) causes suspension of substantially all of the Work for a period exceeding [***] (365) Days or more in the aggregate (whether such Days are consecutive Days, or not), then Contractor shall have the right to terminate the Work or this Agreement by providing [***]([***]) Days written notice of termination to Owner.

D.Termination for a Delayed Notice to Proceed. If Owner fails to issue NTP within [***]([***]) Days after the Agreement Date, then either Party shall have the right to terminate the Work or this Agreement respectively by providing written notice of such termination to the other Party, to be effective upon receipt by such other Party. The time period included in this Section 16.5D may be extended by mutual agreement of the Parties.
E.If Owner issues LNTP No. 1 but does not issue NTP or an additional LNTP on or prior to the NTP Deadline and Owner fails to terminate Contractor for convenience pursuant to Section 16.2, then Contractor shall have the right to terminate the LNTP No. 1 Work by providing [***] ([***]) Days written notice to Owner and Contractor shall be entitled to compensation in accordance with Section 16.2A. If Owner issues LNTP No. 2 but does not issue NTP on or prior to the NTP Deadline and Owner fails to terminate Contractor for convenience pursuant to Section 16.2, then Contractor shall have the right to terminate the LNTP No. 1 Work and LNTP No. 2 Work by providing [***] ([***]) Days written notice to Owner and Contractor shall be entitled to compensation in accordance with Section 16.2A.

F.In the event of any such termination under this Section 16.5, Contractor and Owner shall have the rights and obligations set forth in Section 16.2. Contractor’s sole right to terminate this Agreement is set forth in this Section 16.5.
ARTICLE 17
INDEMNITIES
17.1Contractor’s General Indemnification. IN ADDITION TO ITS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS CONTAINED ELSEWHERE IN THIS AGREEMENT, CONTRACTOR SHALL RELEASE, AND AS A SEPARATE OBLIGATION, DEFEND, INDEMNIFY, AND HOLD HARMLESS ANY AND ALL MEMBERS OF THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM ANY OF THE FOLLOWING:
A.SUBJECT TO SECTIONS 8.2, 17.2 AND 17.3, PERSONAL INJURY TO, ILLNESS, OR DEATH OF ANY PERSON (OTHER THAN ANY MEMBER OF THE CONTRACTOR GROUP, THE OWNER GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR), OR LOSS OF OR DAMAGE TO ANY PROPERTY OF ANY PERSON (EXCLUDING THE SABINE PASS FACILITIES, THE WORK, THE STAGE 5 FACILITIES, THE PROJECT AND PROPERTY OF ANY MEMBER OF THE OWNER GROUP), ARISING OUT OF OR RESULTING FROM THE WORK TO THE EXTENT CAUSED BY THE NEGLIGENCE OF ANY MEMBER OF CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY EMPLOYEE, OFFICER DIRECTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM.

B.ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES SUFFERED BY A THIRD PARTY AND RESULTING FROM ACTUAL OR ASSERTED VIOLATION OR ANY MISAPPROPRIATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY, OWNED BY A THIRD PARTY TO THE EXTENT THAT SUCH VIOLATION OR INFRINGEMENT RESULTS FROM PERFORMANCE OF THE WORK BY CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS (INCLUDING CHART AND BASF), OR ANY IMPROPER USE OF

THIRD PARTY CONFIDENTIAL INFORMATION OR OTHER THIRD PARTY PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR (INCLUDING CHART AND BASF) IN CONNECTION WITH THE WORK OR THE MAKING, USING, SELLING, OFFERING TO SELL, IMPORTING OR EXPORTING PRODUCTS PRODUCED FROM THE EQUIPMENT FURNISHED BY CHART TO ANYWHERE IN THE WORLD (EXCEPT FOR ANY LIABILITY OF OWNER TO CONTRACTOR FOR WHICH OWNER OWES CONTRACTOR AN INDEMNITY PURSUANT TO SECTION 10.2 FOR OWNER’S USE OR MODIFICATION OF THE WORK PRODUCT AS FURTHER DESCRIBED IN SECTION 10.2 AND EXCLUDING INFRINGEMENT BASED UPON ANY WORK OR DESIGNS RELATING TO THE OPERATION OF THE OPTIMIZED CASCADE PROCESS);

C.SUBJECT TO SECTION 17.4, (I) DAMAGE TO PROPERTY OR PERSONAL INJURY TO, ILLNESS, OR DEATH OF ANY PERSON (OTHER THAN ANY MEMBER OF THE OWNER GROUP) AND (II) ANY FINES, PENALTIES OR OTHER SANCTIONS IMPOSED BY ANY GOVERNMENTAL INSTRUMENTALITY (INCLUDING THE COST OF REQUIRED REMEDIAL MEASURES), THAT RESULTS FROM ACTUAL OR ALLEGED CONTAMINATION, SPILL, RELEASE, DISCHARGE OR POLLUTION OF THE LAND OR WATER ARISING OUT OF ACTS OR OMISSIONS OF CONTRACTOR’S OR ANY SUBCONTRACTOR’S OR ANY SUB-SUBCONTRACTOR’S USE, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS WHICH WERE BROUGHT ON TO THE LAND, OR ON ANY OTHER PROPERTY RELATED TO THE WORK DURING THE PERFORMANCE OF THE WORK BY CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS;

D.SUBJECT TO SECTION 4.8B.2, FAILURE BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TO PAY TAXES FOR WHICH SUCH PERSON IS LIABLE;

E.FAILURE OF CONTRACTOR TO MAKE PAYMENTS TO ANY SUBCONTRACTOR IN ACCORDANCE WITH THEIR RESPECTIVE SUBCONTRACT, PROVIDED THAT OWNER HAS MADE PAYMENT TO CONTRACTOR OF ALL RELEVANT UNDISPUTED AMOUNTS OWED TO CONTRACTOR IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT;

F.SUBJECT TO SECTION 4.8B.2, FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW, APPLICABLE CODES AND STANDARDS, OR SAFETY REQUIREMENTS UNDER THIS AGREEMENT; PROVIDED THAT CONTRACTOR’S INDEMNITY OBLIGATIONS UNDER THIS SECTION 17.1F SHALL BE LIMITED TO THE REASONABLE SETTLEMENT PAYMENTS PAID TO SUCH GOVERNMENTAL INSTRUMENTALITY RELATED TO SUCH FAILURE AND ANY FINES, PENALTIES OR OTHER SANCTIONS IMPOSED BY ANY GOVERNMENTAL INSTRUMENTALITY (INCLUDING THE COST OF REQUIRED REMEDIAL MEASURES) AGAINST OWNER GROUP OR ON THE WORK RESULTING FROM THE FAILURE OF CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW, APPLICABLE CODES AND STANDARDS OR SAFETY REQUIREMENTS UNDER THIS AGREEMENT, EXCLUDING ANY PORTION OF THE AMOUNT OF SUCH FINES, PENALTIES OR OTHER SANCTIONS ATTRIBUTABLE TO VIOLATIONS BY OWNER OF APPLICABLE LAW, APPLICABLE CODES AND STANDARDS, OR SAFETY REQUIREMENTS, INCLUDING VIOLATIONS BY OWNER OF APPLICABLE LAWS RELATING TO HAZARDOUS MATERIALS FOR WHICH OWNER IS RESPONSIBLE UNDER SECTION 17.4;

G.LIENS FILED BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR (OR ANY OTHER PERSON ACTING THROUGH OR UNDER CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR) ON THE LAND OR STAGE 5 FACILITIES RELATED TO THE WORK OR THE PROJECT, PROVIDED THAT OWNER HAS MADE PAYMENT TO CONTRACTOR OF ALL RELEVANT UNDISPUTED AMOUNTS OWED TO CONTRACTOR IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT;

H.LOSS OF, DAMAGE TO OR DESTRUCTION OF THE SABINE PASS FACILITIES TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE, IN CONNECTION WITH THE WORK, OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR ANY SUB-SUBCONTRACTOR OR ANY ONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM, PROVIDED THAT CONTRACTOR’S LIABILITY HEREUNDER FOR DAMAGE TO OR DESTRUCTION OF THE SABINE PASS FACILITIES SHALL NOT EXCEED [***] U.S. DOLLARS (U.S. $[***]) PER OCCURRENCE; AND

I.LOSS OF, DAMAGE TO OR DESTRUCTION OF A SUBPROJECT (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH SUBPROJECT OR TERMINATION OF THIS AGREEMENT) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE, IN CONNECTION WITH THE WORK, OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR ANY SUB-SUBCONTRACTOR OR ANY ONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM, PROVIDED THAT CONTRACTOR’S LIABILITY HEREUNDER FOR DAMAGE TO OR DESTRUCTION OF A SUBPROJECT (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH SUBPROJECT OR TERMINATION OF THIS AGREEMENT) SHALL NOT EXCEED [***] U.S. DOLLARS (U.S. $[***]) PER OCCURRENCE.

17.2Injuries to Contractor’s Employees and Damages to Contractor’s Property.
A.NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1A, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.9, CONTRACTOR SHALL WAIVE, RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS ANY AND ALL MEMBERS OF THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM INJURY TO, ILLNESS OR DEATH OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY EMPLOYEE, OFFICER OR DIRECTOR OF ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, ILLNESS, OR DEATH, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

B.NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1A, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.9, CONTRACTOR SHALL WAIVE AND RELEASE ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) AGAINST ALL MEMBERS OF THE OWNER GROUP ARISING OUT OF OR RESULTING FROM LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

C.NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1A, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.9, CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

17.3Injuries to Owner’s Employees and Damages to Owner’s Property.
A.EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL WAIVE, RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND ITS SUBCONTRACTORS AND SUB-SUBCONTRACTORS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM INJURY TO, ILLNESS OR DEATH OF ANY MEMBER OF THE OWNER GROUP OCCURRING IN CONNECTION WITH THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, ILLNESS, OR DEATH, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP.

B.EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL WAIVE AND RELEASE ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) AGAINST THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR ARISING OUT OF OR RESULTING FROM LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE OWNER GROUP (EXCLUDING THE WORK, THE SABINE PASS FACILITIES, THE STAGE 5 FACILITIES, THE LAND AND THE PROJECT), REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP.

C.EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE OWNER GROUP (EXCLUDING THE WORK, THE SABINE PASS FACILITIES, THE STAGE 5 FACILITIES, THE LAND AND THE PROJECT), REGARDLESS OF THE CAUSE OF SUCH DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP.

D.IN ADDITION TO, AND NOT IN LIEU OF THE FOREGOING, AND REGARDLESS OF THE CAUSE OF ANY SUCH LOSS OF, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP, SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OWNER SHALL WAIVE AND RELEASE ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) AGAINST THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR ARISING OUT OF OR RESULTING FROM:

1. LOSS OF, DAMAGE TO OR DESTRUCTION OF SUBPROJECT (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH SUBPROJECT OR TERMINATION OF THIS AGREEMENT) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED [***] U.S. DOLLARS (U.S. $[***]) PER OCCURRENCE;

2. LOSS OF, DAMAGE TO OR DESTRUCTION OF THE SABINE PASS FACILITIES TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED [***] U.S. DOLLARS (U.S. $[***]) PER OCCURRENCE; OR

3.LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY CONSTITUTING, OR TO BE INCORPORATED INTO OR BECOME A PART OF, THE STAGE 5 FACILITIES FOR WHICH OWNER BEARS THE RISK OF PHYSICAL LOSS OR DAMAGE PURSUANT TO SECTION 8.2A; PROVIDED, HOWEVER, THIS SECTION 17.3D SHALL NOT RELIEVE CONTRACTOR OF ANY OF ITS OBLIGATIONS UNDER SECTION 12.3 OR ANY OF CONTRACTOR’S WARRANTY OBLIGATIONS UNDER THE STAGE 1 EPC AGREEMENT, THE STAGE 2 EPC AGREEMENT, THE STAGE 3 EPC AGREEMENT, OR THE STAGE 4 EPC AGREEMENT.

E.IN ADDITION TO, AND NOT IN LIEU OF THE FOREGOING, AND REGARDLESS OF THE CAUSE OF ANY SUCH LOSS OF, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP, SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP AND ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM:

1.LOSS OF, DAMAGE TO OR DESTRUCTION OF A SUBPROJECT (AFTER THE EARLIER OF SUBSTANTIAL COMPLETION OF SUCH SUBPROJECT OR TERMINATION OF THIS AGREEMENT) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED [***] U.S. DOLLARS (U.S. $[***]) PER OCCURRENCE;

2.LOSS OF, DAMAGE TO OR DESTRUCTION OF THE SABINE PASS FACILITIES TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND

EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) EXCEED [***] U.S. DOLLARS (U.S. $[***]) PER OCCURRENCE; OR

3. LOSS OF, DAMAGE TO OR DESTRUCTION OF PROPERTY CONSTITUTING, OR TO BE INCORPORATED INTO OR BECOME A PART OF, THE STAGE 5 FACILITIES FOR WHICH OWNER BEARS THE RISK OF PHYSICAL LOSS OR DAMAGE PURSUANT TO SECTION 8.2A; PROVIDED, HOWEVER, THIS SECTION 17.3E SHALL NOT RELIEVE CONTRACTOR OF ANY OF ITS OBLIGATIONS UNDER SECTION 12.3 OR ANY OF CONTRACTOR’S WARRANTY OBLIGATIONS UNDER THE STAGE 1 EPC AGREEMENT, THE STAGE 2 EPC AGREEMENT, THE STAGE 3 EPC AGREEMENT, OR THE STAGE 4 EPC AGREEMENT.

17.4Pre-Existing Hazardous Materials. OWNER SHALL BE RESPONSIBLE FOR AND SHALL SAVE, INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM (A) DAMAGE TO PROPERTY OR PERSONAL INJURY TO, ILLNESS, OR DEATH OF ANY PERSON (OTHER THAN ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR) AND (B) ANY FINES, PENALTIES OR OTHER SANCTIONS IMPOSED BY ANY GOVERNMENTAL INSTRUMENTALITY (INCLUDING THE COST OF REQUIRED REMEDIAL MEASURES), INCURRED BY CONTRACTOR GROUP OR ITS SUBCONTRACTORS AND SUB-SUBCONTRACTORS TO THE EXTENT ARISING FROM THE ABATEMENT, REMEDIATION, TRANSPORT, AND DISPOSAL OF ANY PRE-EXISTING CONTAMINATION UNCOVERED OR REVEALED ON THE LAND, EXCEPT FOR ANY INCREASED CONTAMINATION, IF ANY, ARISING OUT OF CONTRACTOR’S OR ITS SUBCONTRACTORS’ OR SUB-SUBCONTRACTORS’ FAILURE TO STOP THE WORK AFTER IT KNOWS THAT SUCH MATERIAL IS HAZARDOUS MATERIAL, AS PROVIDED IN SECTION 3.17, PROVIDED THAT THE EXCEPTIONS IN (1) AND (2) ABOVE ARE SUBJECT TO THE LIMITATIONS IN SECTION 3.17 AND OWNER’S OBLIGATIONS IN SECTION 4.9.
17.5Patent and Copyright Infringement. IN THE EVENT THAT ANY VIOLATION OR INFRINGEMENT FOR WHICH CONTRACTOR IS RESPONSIBLE TO INDEMNIFY THE OWNER GROUP AS SET FORTH IN SECTION 17.1B RESULTS IN ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION IS GRANTED IN CONNECTION WITH SECTION 17.1B, CONTRACTOR SHALL, IN ADDITION TO ITS OBLIGATION UNDER SECTION 17.1B MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. IF, IN ANY SUCH SUIT OR CLAIM, THE WORK, THE STAGE 5 FACILITIES OR ANY PART, COMBINATION OR PROCESS THEREOF IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, CONTRACTOR SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR OWNER A LICENSE, AT NO COST TO OWNER, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK. IF CONTRACTOR IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING. FOLLOWING SUBSTANTIAL COMPLETION OF THE APPLICABLE

SUBPROJECT, OWNER SHALL RENDER SUCH ASSISTANCE AS CONTRACTOR MAY REASONABLY REQUIRE IN THE DEFENSE OF ANY CLAIM OF INFRINGEMENT PURSUANT TO SECTION 17.1B.
17.6     Lien Discharge. TO THE EXTENT THAT OWNER HAS MADE UNDISPUTED PAYMENTS TO CONTRACTOR, SHOULD ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY OTHER PERSON ACTING THROUGH OR UNDER CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FILE A LIEN OR OTHER ENCUMBRANCE AGAINST ALL OR ANY PORTION OF THE WORK, THE LAND OR THE STAGE 5 FACILITIES, CONTRACTOR SHALL, AT ITS SOLE COST AND EXPENSE, REMOVE AND DISCHARGE, BY PAYMENT, BOND OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE WITHIN [***]([***]) DAYS AFTER RECEIVING WRITTEN NOTICE OF THE FILING OF SUCH LIEN OR ENCUMBRANCE. IF CONTRACTOR FAILS TO REMOVE AND DISCHARGE ANY SUCH LIEN OR ENCUMBRANCE WITHIN SUCH [***]([***]) DAY PERIOD, THEN TO THE EXTENT THAT OWNER HAS MADE UNDISPUTED PAYMENTS TO CONTRACTOR, OWNER MAY, IN ITS SOLE DISCRETION AND IN ADDITION TO ANY OTHER RIGHTS THAT IT HAS UNDER THIS AGREEMENT, AT LAW OR EQUITY, TAKE ANY ONE OR MORE OF THE FOLLOWING ACTIONS:

A.REMOVE AND DISCHARGE SUCH LIEN AND ENCUMBRANCE USING WHATEVER MEANS THAT OWNER, IN ITS SOLE DISCRETION, DEEMS APPROPRIATE, INCLUDING THE PAYMENT OF SETTLEMENT AMOUNTS THAT IT DETERMINES IN ITS SOLE DISCRETION AS BEING NECESSARY TO DISCHARGE SUCH LIEN OR ENCUMBRANCE. IN SUCH CIRCUMSTANCE, CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, AND LITIGATION EXPENSES, AND SETTLEMENT PAYMENTS) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH REMOVAL AND DISCHARGE. ALL SUCH DAMAGES, COSTS, LOSSES AND EXPENSES SHALL BE PAID BY CONTRACTOR NO LATER THAN [***]([***]) DAYS AFTER RECEIPT OF EACH INVOICE FROM OWNER;

B.SEEK AND OBTAIN AN ORDER GRANTING SPECIFIC PERFORMANCE FROM A COURT OF COMPETENT JURISDICTION, REQUIRING THAT CONTRACTOR IMMEDIATELY DISCHARGE AND REMOVE, BY BOND, PAYMENT OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE. THE PARTIES EXPRESSLY AGREE THAT OWNER SHALL BE ENTITLED TO SUCH SPECIFIC PERFORMANCE AND THAT CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH SPECIFIC PERFORMANCE ACTION. CONTRACTOR AGREES THAT THE FAILURE TO DISCHARGE AND REMOVE ANY SUCH LIEN OR ENCUMBRANCE WILL GIVE RISE TO IRREPARABLE INJURY TO OWNER AND OWNER’S AFFILIATES, AND FURTHER, THAT OWNER AND SUCH OWNER AFFILIATES WILL NOT BE ADEQUATELY COMPENSATED BY DAMAGES; OR
C.CONDUCT THE DEFENSE OF ANY ACTION IN RESPECT OF (AND ANY COUNTERCLAIMS RELATED TO) SUCH LIENS OR ENCUMBRANCES AS SET FORTH IN SECTION 17.7.
17.7 Landowner Claims. SUBJECT TO CONTRACTOR’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 17.1C AND 17.1F, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR

ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM CLAIMS OCCURRING IN CONNECTION WITH THE WORK AND THE PROJECT AND BROUGHT BY ANY LANDOWNER ON WHOSE LAND, RIGHT OF WAY OR EASEMENT CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS ARE PERFORMING THE WORK, INCLUDING ANY CLAIM FROM SUCH LANDOWNER RELATED TO DAMAGE TO OR DESTRUCTION OF PROPERTY. SUCH INDEMNITY SHALL APPLY REGARDLESS OF THE CAUSE OF SUCH DAMAGES, LOSSES, COSTS AND EXPENSES, INCLUDING NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR.
17.8      Legal Defense. NOT LATER THAN [***]([***]) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM THE INDEMNIFIED PARTY TO THE INDEMNIFYING PARTY OF ANY CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ASSERTED AGAINST SUCH INDEMNIFIED PARTY FOR WHICH THE INDEMNIFYING PARTY HAS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS ASSERTED IN A LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION OR BY NOTICE WITHOUT INSTITUTION OF SUCH LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION, THE INDEMNIFYING PARTY SHALL AFFIRM IN WRITING BY NOTICE TO SUCH INDEMNIFIED PARTY THAT THE INDEMNIFYING PARTY WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SUCH INDEMNIFIED PARTY AND SHALL, AT THE INDEMNIFYING PARTY’S OWN COST AND EXPENSE, ASSUME ON BEHALF OF THE INDEMNIFIED PARTY AND CONDUCT WITH DUE DILIGENCE AND IN GOOD FAITH THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE REPRESENTED THEREIN BY ADVISORY COUNSEL OF ITS OWN SELECTION, AND AT ITS OWN EXPENSE; AND PROVIDED FURTHER THAT IF THE DEFENDANTS IN ANY SUCH ACTION OR PROCEEDING INCLUDE THE INDEMNIFYING PARTY AND AN INDEMNIFIED PARTY AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO, OR INCONSISTENT WITH, THOSE AVAILABLE TO THE INDEMNIFYING PARTY, SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO SELECT UP TO ONE (1) SEPARATE COUNSEL TO REPRESENT IT IN ITS DEFENSE OF SUCH ACTION OR PROCEEDING ON ITS OWN BEHALF AT THE EXPENSE OF THE INDEMNIFYING PARTY. IN THE EVENT OF THE FAILURE OF THE INDEMNIFYING PARTY TO PERFORM FULLY IN ACCORDANCE WITH THE DEFENSE OBLIGATIONS UNDER THIS SECTION 17.8, SUCH INDEMNIFIED PARTY MAY, AT ITS OPTION, AND WITHOUT RELIEVING THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, SO PERFORM, BUT ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES, SETTLEMENT PAYMENTS AND JUDGMENTS) SO INCURRED BY SUCH INDEMNIFIED PARTY IN THAT EVENT SHALL BE REIMBURSED BY THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY, TOGETHER WITH INTEREST ON SAME FROM THE DATE ANY SUCH COST AND EXPENSE WAS PAID BY SUCH INDEMNIFIED PARTY UNTIL REIMBURSED BY THE INDEMNIFYING PARTY AT THE INTEREST RATE SET FORTH IN THIS AGREEMENT.

17.9 Enforceability.

A.EXCEPT AS OTHERWISE SET FORTH ABOVE, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY, ILLNESS OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER

ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, COSTS, LOSSES AND EXPENSES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE PRINCIPLES OF COMPARATIVE NEGLIGENCE.

B.OWNER AND CONTRACTOR AGREE THAT THE LOUISIANA OILFIELD ANTI-INDEMNITY ACT, LA. REV. STAT § 9:2780, ET SEQ, (“LOAIA”) IS INAPPLICABLE TO THIS AGREEMENT AND THE PERFORMANCE OF THE WORK. APPLICATION OF THESE CODE SECTIONS TO THIS AGREEMENT WOULD BE CONTRARY TO THE INTENT OF THE PARTIES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CONTENTION THAT THESE CODE SECTIONS ARE APPLICABLE TO THIS AGREEMENT OR THE WORK. IN ADDITION, IT IS THE INTENT OF THE PARTIES THAT IN THE EVENT LOAIA WERE TO APPLY THAT EACH PARTY SHALL PROVIDE INSURANCE TO COVER THE LOSSES CONTEMPLATED BY SUCH CODE SECTIONS AND ASSUMED BY EACH SUCH PARTY UNDER THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT, AND CONTRACTOR AGREES THAT THE CONTRACT PRICE (AS IT MAY BE ADJUSTED BY CHANGE ORDER IN ACCORDANCE WITH ATTACHMENT GG) COMPENSATE CONTRACTOR FOR THE COST OF PREMIUMS FOR THE INSURANCE PROVIDED BY IT UNDER THIS AGREEMENT. THE PARTIES AGREE THAT EACH PARTY’S AGREEMENT TO SUPPORT THEIR INDEMNIFICATION OBLIGATIONS BY INSURANCE SHALL IN NO RESPECT IMPAIR THEIR INDEMNIFICATION OBLIGATIONS.

C.IN THE EVENT THAT ANY INDEMNITY PROVISIONS IN THIS AGREEMENT ARE CONTRARY TO THE LAW GOVERNING THIS AGREEMENT, THEN THE INDEMNITY OBLIGATIONS APPLICABLE HEREUNDER SHALL BE APPLIED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW. EACH PARTY ACKNOWLEDGES SPECIFIC PAYMENT OF [***] U.S. DOLLARS (U.S. $[***]) AS LEGAL CONSIDERATION FOR THE INDEMNITY OBLIGATIONS AS MAY BE PROVIDED IN THIS AGREEMENT.
ARTICLE 18
DISPUTE RESOLUTION
18.1Negotiation. In the event that any claim, dispute, controversy, difference, disagreement, or grievance (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, connected with or relating in any way to this Agreement (including the construction, validity, interpretation, termination, enforceability or breach of this Agreement) (“Dispute”) cannot be resolved informally within [***] ([***]) Days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a senior executive from each Party meet to resolve the Dispute. Each such senior executive shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within [***] ([***]) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. Such negotiations shall be held in Houston, Texas or at another location mutually agreed in writing. In no event shall this Section 18.1 be construed to limit either Party’s right to take any action under this Agreement, including Owner’s rights under Section 16.1. Notwithstanding the foregoing, in the event of a Dispute regarding (a) whether a specific item of Work meets the definition of Punchlist under Article 1 in connection with Section 11.6 or (b) if and when Substantial Completion or Final Completion has occurred, as applicable, in accordance with Section 11.3 or 11.7, representatives of Owner’s senior executive and Contractor’s senior executive shall meet immediately upon request of either Party to attempt to resolve such Dispute. Each such executive representative shall have full authority to resolve such Dispute and shall meet in person at a mutually agreeable time and place. The Parties agree that if any such Dispute is not resolved within [***] ([***]) Days after either Party’s request for such meeting between senior executives, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 18.2.
18.2Arbitration. Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 18.2, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The arbitration held under this Agreement shall be decided by three (3) arbitrators, appointed as follow: each Party shall be permitted to choose one (1) arbitrator, and the two (2) arbitrators chosen by the Parties shall choose the third arbitrator in accordance with the AAA Rules, who will serve as the chairperson of the tribunal. If Contractor and Guarantor are both parties to the arbitration, then Contractor and Guarantor shall collectively appoint one arbitrator, and Owner shall appoint the second arbitrator (and the third will be appointed by the first two, as set forth above). The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, and the successors and permitted assigns of any of them. At either Party’s option, (i) any other Person may be joined as an additional party to any arbitration conducted under this Section 18.2, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties and (ii) any arbitration conducted under the novation agreement (pursuant to a signed Novation Agreement in the form of Attachment HH) (“Novation Agreement”) may be consolidated with any arbitration conducted under this Agreement, with the arbitration under this Agreement continuing, provided that there are common issues of fact or law involved in such arbitrations. Contractor agrees, upon Owner’s election, to the joinder of Guarantor as an additional party to any arbitration conducted under this Section 18.2 and to the joinder of Contractor to any arbitration between Owner and Guarantor arising out of or relating to the Project. Requests for joinder of Guarantor as an additional party to the arbitration between the Parties must be submitted to the AAA within [***] ([***]) days after the establishment of the panel (including the appointment of the third arbitrator and the resolution of any challenges for cause). For the selection of arbitrators in any arbitration involving Contractor and Guarantor, the Parties agree that Contractor and Guarantor shall be considered as one party. If a consolidation of arbitrations under this Agreement and the Novation Agreement occur, for the purposes of selecting arbitrators, the Outgoing Party and Incoming Party (as defined in the Novation Agreement) shall be considered one party. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

18.3Continuation of Work during Dispute. Notwithstanding any Dispute, it shall be the responsibility of each Party to continue perform its obligations under this Agreement pending resolution of the Dispute. Except to the extent provided in Sections 16.4 or 16.5, Contractor shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement. In no event shall the occurrence of any negotiation, litigation or arbitration prevent or limit either Party from exercising its rights under this Agreement, including either Party’s right to terminate pursuant to Article 16.

ARTICLE 19
CONFIDENTIALITY

19.1Contractor’s Obligations. Contractor hereby covenants and warrants that Contractor and its employees and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information, whether disclosed prior to or after the Agreement Date: any information relating to the business, products, services, intellectual property rights, research or development, clients or customers of any member of the Owner Group, or relating to similar information of a third party who has entrusted such information to Owner or any member of the Owner Group (hereinafter individually or collectively, “Owner’s Confidential Information”). Prior to disclosing Owner’s Confidential Information to any member of Contractor Group, Subcontractor, or Sub-subcontractor as necessary to perform their obligations under this Agreement, Contractor shall bind such Subcontractor (and potential Subcontractors) or Sub-subcontractor (and potential Sub-subcontractors) to confidentiality obligations that are no less restrictive than those contained in this Section 19.1. Nothing in this Section 19.1 or this Agreement shall in any way prohibit Contractor or any of its Subcontractors or Sub-subcontractors from making commercial or other use of, selling, or disclosing any of their respective Contractor’s Intellectual Property or Third Party Intellectual Property.
19.2Owner’s Obligations. Owner hereby covenants and warrants that Owner and its employees and agents shall not (without in each instance obtaining Contractor’s or Chart’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person (a) any estimating or pricing methodologies or pricing information of Contractor or its Subcontractors or Sub-subcontractors relating to the Project, including the Equipment, or any proprietary construction execution practices, procedures and plans of Contractor, or (b) any schedule information of Contractor or its Subcontractors relating to the Work, each of which is conspicuously marked and identified in writing as confidential by Contractor (hereinafter individually or collectively, “Contractor’s Confidential Information”) or (c) the Third Party Intellectual Property of Chart (“Chart’s Confidential Information”). The Parties agree that Owner may disclose Contractor’s Confidential Information and Chart’s Confidential Information to any member of the Owner Group, Owner’s (or Owner’s Affiliates’) consultants, contractors (provided that with respect to (a) and (b) above, such consultants and contractors are not Competitors of Contractor, with the term “Competitors of Contractor” meaning any entity that is an EPC contractor in the LNG liquefaction industry), underwriters and attorneys, a bona fide prospective purchaser of all or a portion of Owner’s or any member of Owner Group’s assets or ownership interests, a bona fide prospective assignee of all or a portion of Owner’s interest in this Agreement, any proposed or actual users of the Stage 5 Facilities, any proposed or actual Lenders and their representatives, rating agencies, regulatory bodies (including FERC) or any other party in relation to project financing for the Project, provided that Owner binds such persons by written agreement to confidentiality obligations no less stringent than those contained in this Section 19.2, and further provided that (a) Owner shall not disclose Chart’s Confidential Information to any Direct Competitor of Chart but Owner may, upon ten (10) Days’ written notice to Chart, disclose such Chart’s Confidential Information to a direct competitor of Chart for the purpose of repair of such cold box if Chart refuses to commence or perform such repair within the time as required for such repair by this Agreement and (b) Owner shall not disclose any proprietary intellectual property or information of Baker Hughes (“Baker”) contained in any Work Product that is related to the purchase of the Equipment supplied by Baker to any of the following: [***] or any affiliated businesses of such contractors (“Baker Competitors”), provided that if Baker is unable to repair or refuses to repair the portion of the Work provided by Baker, Owner may provide such Work Product to any third party contractor other than Baker Competitors for the purpose of such repair. Notwithstanding the foregoing, Owner shall not be restricted in any way from the use or disclosure of the Work Product, and Owner shall be entitled to disclose to Persons that portion of Contractor’s Intellectual Property and Third Party Intellectual Property for which Owner has a license to use to the extent such disclosure is consistent with the purposes for which such license is granted pursuant to Sections 10.2, 10.5 and 10.6, provided that such recipients are bound to the confidentiality obligations similar to those in this Section 19.2 to the extent information disclosed to such recipients contains Contractor’s Confidential Information.
19.3Definitions. The term “Confidential Information” means one or more of Contractor’s Confidential Information, Chart’s Confidential Information and Owner’s Confidential Information, as the context requires. The Party having the confidentiality obligations with respect to such Confidential Information shall be referred to as the “Receiving Party” and the Party to whom such confidentiality obligations are owed shall be referred to as the “Disclosing Party.”
19.4Exceptions. Notwithstanding Sections 19.1 and 19.2, Confidential Information shall not include: (a) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of this Article 19; (b) information which at the time of disclosure or acquisition was already in the possession of the Receiving Party or its employees or agents and was not previously acquired from the Disclosing Party or any of its employees or agents directly or indirectly; (c) information which the Receiving Party can show was acquired by such entity after the time of disclosure or acquisition hereunder from a third party without any confidentiality commitment, if, to the best of Receiving Party’s or its employees’ or agent’s knowledge, such third party did not acquire it, directly or indirectly, from the Disclosing Party or any of its employees or agents; (d) information independently developed by the Receiving Party without benefit of the Confidential Information; and (e) information which is required by Applicable Law or other agencies in connection with the Stage 5 Facilities or any portion thereof to be disclosed; provided, however, that prior to such disclosure, the Receiving Party gives reasonable notice to the Disclosing Party of the information required to be disclosed and reasonably assists the Disclosing Party in seeking confidential treatment of such information.

19.5Equitable Relief. The Parties acknowledge that in the event of a breach of any of the terms contained in this Article 19, the Disclosing Party would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the Disclosing Party shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

19.6Term. The confidentiality obligations of this Article 19 shall survive the expiration or termination of this Agreement for a period of five (5) years following the expiration or earlier termination of this Agreement; provided however that obligations for Confidential Information of a trade secret shall survive as long as such information remains a trade secret, but in no event shall such obligation be less than five (5) years following same.

19.7Compliance. In order to ensure compliance with Section 19.1, Contractor shall, and shall require each of its Subcontractors to, implement and maintain internal systems and procedures that protect the Work Product that includes Owner’s Confidential Information from any other projects in which Contractor (or its Subcontractors) may be engaged. Such internal systems and procedures may include segregating Owner’s Confidential Information, applicable training and maintaining information access logs.
ARTICLE 20
LIMITATION OF LIABILITY
20.1Contractor Aggregate Liability. Notwithstanding anything to the contrary in this Agreement, Contractor Group shall not be liable to Owner Group under this Agreement or under any cause of action related to the subject matter of this Agreement, whether in contract, tort (including negligence), strict liability, products liability, indemnity, contribution, or any other cause of action, for cumulative aggregate amounts in excess of [***] U.S. Dollars (U.S. $[***]) (the “Train 7 Liability Cap”). The Train 7 Liability Cap applies to Train 7 and the Work, except for the BOGR and the BOGR Work. With respect to BOGR and the BOGR Work, Contractor Group shall not be liable to Owner Group under this Agreement or under any cause of action related to this Agreement, whether in contract, tort (including negligence), strict liability, products liability, indemnity, contribution, or any other cause of action, for cumulative aggregate amounts in excess of [***] U.S. Dollars (U.S. $[***]) (the “BOGR Liability Cap”). With respect to Train 7 and the applicable Work, Owner shall release Contractor Group from any liability in excess of the Train 7 Liability Cap, and with respect to BOGR and the BOGR Work, Owner shall release Contractor Group from any liability in excess of the BOGR Liability Cap; provided that, notwithstanding the foregoing, the limitation of liabilities and releases set forth in this Section 20.1 shall not (i) apply in the event of Contractor’s fraud or Abandonment of the Work (or with respect to the BOGR, Abandonment of the BOGR Work); (ii) apply to Contractor’s obligation to deliver to Owner full legal title to and ownership of all of the Work; (iii) apply to Contractor’s indemnification obligations for third party claims under this Agreement under Sections 17.1A, 17.1B, 17.1C, 17.1E, 17.2A or 17.2C or its obligations under Sections 8.2A, 9.1E, 17.5 or 17.6; or (iv) include the payment of proceeds under any insurance policy of Contractor required to be provided under this Agreement. In no event shall the limitation of liabilities set forth in this Section 20.1 be in any way deemed to limit Contractor’s obligation under this Agreement to perform the Work (including the BOGR Work) for the compensation provided under this Agreement, including achieving Substantial Completion of each Subproject and Final Completion. For avoidance of doubt, amounts paid to Owner by Contractor for

Liquidated Damages for Train 7 shall be counted against the Train 7 Liability Cap and amounts paid to Owner by Contractor for Liquidated Damages for the BOGR shall be counted against the BOGR Liability Cap. For the purposes of this Section 20.1 and Section 20.4, the term “third party” means any Person other than Owner Group or Contractor Group, except that “third party” expressly includes employees, officers and directors of Owner Group and Contractor Group.
20.2Limitation on Contractor’s Liability for Liquidated Damages.

A.DELAY LIQUIDATED DAMAGES FOR BOGR. SUBJECT TO SECTION 20.2E, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR BOGR DELAY LIQUIDATED DAMAGES SHALL BE [***] U.S. DOLLARS (U.S. $[***]) IN THE AGGREGATE.

B.DELAY LIQUIDATED DAMAGES FOR TRAIN 7. SUBJECT TO SECTION 20.2E, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR TRAIN 7 DELAY LIQUIDATED DAMAGES SHALL BE [***] U.S. DOLLARS (U.S. $[***]) IN THE AGGREGATE.

C.PERFORMANCE LIQUIDATED DAMAGES FOR BOGR. SUBJECT TO SECTION 20.2E, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR PERFORMANCE LIQUIDATED DAMAGES SHALL BE [*** ] U.S. DOLLARS (U.S. $[***]) IN THE AGGREGATE.

D.PERFORMANCE LIQUIDATED DAMAGES FOR TRAIN 7. SUBJECT TO SECTION 20.2E, CONTRACTOR’S MAXIMUM LIABILITY TO OWNER FOR PERFORMANCE LIQUIDATED DAMAGES SHALL BE [***] U.S. DOLLARS (U.S. $[***]) IN THE AGGREGATE.

E.EXCEPTIONS TO LIMITATIONS OF LIABILITY UNDER SECTION 20.2. SECTION 20.2 SHALL NOT BE CONSTRUED TO LIMIT CONTRACTOR’S OBLIGATIONS OR LIABILITIES UNDER THIS AGREEMENT: (I) TO COMPLETE THE WORK FOR THE COMPENSATION PROVIDED UNDER THIS AGREEMENT, AND (II) WITH RESPECT TO WARRANTIES. FURTHER, THE LIMITS SPECIFIED IN THIS SECTION 20.2 SHALL NOT APPLY IN THE EVENT OF CONTRACTOR’S ABANDONMENT OF THE WORK.

20.3Liquidated Damages in General.

A.Sole Remedy. Payment of any Liquidated Damages shall in no way affect Owner’s right to terminate this Agreement under Section 16.1A(ii), (iii) or (xii), or receive other Liquidated Damages contemplated in this Agreement for any other aspect of Contractor’s obligations hereunder. Without limitation of Owner’s rights to terminate under Section 16.1A(ii), (iii) or (xii) and subject to Section 20.3B:
1.Delay Liquidated Damages shall be the sole and exclusive remedy of Owner, and the sole and exclusive liability of Contractor, for delay in achieving the Guaranteed Substantial Completion Dates set forth in Section 5.3A;
2.BOGR Performance Liquidated Damages shall be the sole and exclusive remedy of Owner, and the sole and exclusive liability of Contractor, for failure of the BOGR Work to achieve any of the Performance Guarantees provided that the Minimum Acceptance Criteria is achieved and Contractor complies with its corrective action obligations under Section 11.4A;

3.Train 7 Performance Liquidated Damages shall be the sole and exclusive remedy of Owner, and the sole and exclusive liability of Contractor, for failure of the Train 7 Work to achieve any of the Performance Guarantees provided that the Minimum Acceptance Criteria is achieved and Contractor complies with its corrective action obligations under Section 11.4A; and
B.Not a Penalty. Damages do not constitute a penalty and the Parties, having negotiated in good faith for such specific Liquidated Damages and having agreed that the amount of such Liquidated Damages is reasonable in light of the anticipated harm caused by the failure of Contractor to achieve the same and the difficulties of proof of loss and inconvenience or non-feasibility of obtaining any adequate remedy, will be estopped from contesting the validity or enforceability of such Liquidated Damages. In the event any Contractor, Guarantor or anyone on their behalf successfully challenges the enforceability of the per Day amount of any Delay Liquidated Damages or the per unit rate of any Performance Liquidated Damages, Contractor specifically agrees to pay Owner (i) all actual damages incurred by Owner in connection with such breach, including any and all Consequential Damages (such as loss of profits and revenues, business interruption, loss of opportunity and use, notwithstanding the waiver in Section 20.4) in any amount not to exceed the Liquidated Damages Cap in Section 20.2, as well as (ii) and all costs incurred by Owner in proving the same (including all attorneys’ fees, and litigation or arbitration expenses) (all such damages, “Challenge Damages”). For the avoidance of doubt, this Section 20.3 shall not preclude Contractor from contesting whether it is responsible for (1) delays giving rise to Owner’s claims for Delay Liquidated Damages or (2) the failure to achieve the Performance Guarantees.
20.4Consequential Damages. Notwithstanding anything to the contrary included elsewhere in this Agreement, none of Owner Group or Contractor Group (nor their Subcontractors or Sub-subcontractors) shall be liable under this Agreement or under any cause of action related to the subject matter of this Agreement, whether in contract, tort (including negligence), strict liability, products liability, indemnity, contribution, or any other cause of action, at law or in equity, for and Owner Group shall release the Contractor Group and their Subcontractors or Sub-subcontractors, and Contractor Group and their Subcontractors or Sub-subcontractors shall release Owner Group, from and against any liability for such Consequential Damages; provided that the exclusion of liability set forth in this Section 20.4 (a) is not intended to prevent Contractor from receiving profit to the extent that Contractor is entitled to receive such profit under the provisions of this Agreement; (b) shall not apply to Liquidated Damages; (c) shall not apply to Contractor’s indemnification obligations under this Agreement for damages claimed by any third party or Owner’s indemnification obligations under this Agreement for damages claimed by any third party; and (d) shall not apply where Consequential Damages are expressly permitted under Section 20.3B.

20.5Exclusive Remedy. Where a remedy specified in this Agreement is expressly stated to be a Party’s sole and exclusive remedy, it is intended that such remedy shall be the sole and exclusive remedy of such Party for the matter in question, notwithstanding any remedy otherwise available at law or in equity.

20.6Application of Liability Limitations. Except to the extent expressly prohibited by Applicable Law, the waivers and disclaimers of liability, releases from liability, exclusions, limitations and apportionments of liability and indemnities expressed in this Agreement shall apply even in the event of fault, negligence (in whole or in part), strict liability, breach of contract or otherwise of the Party released or whose liability is waived, disclaimed, limited, fixed or indemnified and shall extend in favor of members of the Owner Group and the Contractor Group.
ARTICLE 21
MISCELLANEOUS PROVISIONS
21.1Entire Agreement. This Agreement, including the Attachments and Schedules attached to and incorporated into this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. There are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement. Without limitation, any services performed, or to be performed, by Contractor under any prior agreement(s) related to the Project, including the FEED Agreement (and all Change Orders executed thereunder), are deemed to have been performed under this Agreement, and this Agreement shall supersede such prior agreement(s), except (i) to the extent otherwise specified in Section 12.1D.2 and (ii) that the FEED Agreement shall remain in force for any portion of the Project that is not part of this Agreement.
21.2Amendments. Other than Unilateral Change Orders issued by Owner to Contractor pursuant to Section 6.2D, no change, amendment or modification of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties hereto.
21.3Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.
21.4Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.
21.5Notice. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be either (a) hand delivered; (b) delivered by same-Day or overnight courier; or (c) delivered by certified mail, return receipt requested, to the other Party at the address set forth below. Notices, demands, offers and other communications may be delivered via email as a courtesy; however, delivery in such manner shall not be deemed to fulfill the notice requirements of this Section 21.5.

A.If delivered to Owner:
Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

with a copy to:
Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]
B.If delivered to Contractor:
Bechtel Energy Inc.
2105 CityWest Blvd.
Houston, Texas 77042
Attn: [***]
Email: [***]
with a copy to:
Bechtel Energy Inc.
2105 CityWest Blvd.
Houston, Texas 77042
Attn: [***]
Email: [***]
Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to be received: (1) if delivered by hand, by same-day or overnight courier service, or certified mail on the date actually received at the address of the intended recipient; or (2) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number.
21.6Severability. If any provision or part thereof in this Agreement is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not impair the operation of or affect those remaining portions of such provision and this Agreement that are legal, valid and enforceable. Such provision or part thereof will be modified so as to be legal, valid and enforceable consistent as closely as possible with the intent of the original language of such provision or part thereof and shall be enforced to the extent possible consistent with Applicable Law. If the illegality, invalidity or unenforceability of such provision or part thereof cannot be modified consistent with the intent of the original language, such provision will be deleted and treated as if it were never a part of this Agreement and shall not affect the validity of the remaining portions of the provision or this Agreement.

21.7Assignment.
A.Neither Party may assign or novate its rights or responsibilities under this Agreement without the prior written consent of the non-assigning/novating Party hereto; provided that Owner may elect to assign and/or elect to novate this Agreement, all rights, title and interest in this Agreement, the Work Product and all intellectual property rights, and all liabilities and obligations related thereto, without Contractor’s consent, to either (i) a wholly owned Affiliate of Cheniere Energy, Inc. or (ii) any Person that purchases the Stage 5 Facilities from Owner provided that, it shall be a condition precedent to the effectiveness of any such novation or assignment that: (a) Owner has transferred its ownership interest in the Stage 5 Facilities to the Affiliate or other Person that is the proposed assignee or novatee; (b) such Affiliate or other Person shall be capable of making, and shall make, the representations and warranties in Section 15.1E of this Agreement; and (c) such Affiliate or Person provides Contractor with a statement, signed by a duly authorized officer of such entity, confirming that such assignee or novatee has sufficient funds, which may be through financing, to fulfill its payment obligations under this Agreement as payments become due hereunder. Subject to the foregoing, upon Owner’s election to novate this Agreement pursuant to the foregoing, the Parties and the incoming party shall enter into the Novation Agreement attached here to as Attachment HH.
B.In addition to the assignment and novation as expressly provided in Section 21.7A above, this Agreement may be assigned by either Party only upon the prior written consent of the non-assigning Party hereto, except that: (i) Owner may assign this Agreement and all rights, title and interest in this Agreement to any of its Affiliates by providing notice to Contractor; and (ii) Owner may for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Agreement to any Lender without Contractor’s consent by providing notice to Contractor. Upon written notice to Contractor, Contractor will execute any document required by Owner, acting reasonably, to effect such assignment and/or pledge or grant. When duly assigned in accordance with this Section 21.7B, this Agreement shall be binding upon and shall inure to the benefit of the assignee, provided that any assignment by Contractor or Owner (but not novation) pursuant to this Section 21.7B shall not relieve Contractor or Owner (as applicable) of any of its obligations or liabilities under this Agreement, nor shall any such assignment discharge Guarantor of its obligations under the Parent Guarantee.
C.The Parties only rights to assign or novate this Agreement are set forth in this Section 21.7. Any assignment and/or novation not in accordance with this Section 21.7 shall be void and without force or effect.

21.8No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.

21.9Governing Law. This Agreement, including the interpretation and enforcement thereof, and the resolution of all disputes between the Parties arising out of or resulting from this Agreement, shall be governed by, interpreted and construed in accordance with the laws of Texas (without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Texas), except that the Texas Construction Anti-Indemnity Statute (Subchapter C of Chapter 151 of the Texas Insurance Code) does not apply to this Agreement, and each Party hereby irrevocably waives any right to contend that such statute is applicable to this Agreement or the Work. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and shall be disclaimed in and excluded from any Subcontracts entered into by Contractor in connection with the Work or the Stage 5 Facilities.
21.10Foreign Corrupt Practices Act. Contractor shall, and Contractor shall cause each of its Subcontractors and Sub-subcontractors, and the agents and employees of such Subcontractors and Sub-subcontractors, comply with all provisions of the Foreign Corrupt Practices Act of the United States 15 U.S.C. § 78dd-1 to -3, as amended (“FCPA”) and the requirements of the Organization for Economic Co-operation and Development’s (“OECD”) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. Contractor (or its Subcontractors and Sub-subcontractors, and the agents and employees of such Subcontractors and Sub-subcontractors) shall not (a) make direct or indirect payments of a corrupt nature, to employees, agents or public employees of a government, or candidates or active members of political parties, in order to obtain or maintain business, or (b) take any action that could result in Contractor, Owner or any of their Affiliates becoming subject to any action, penalty or loss of benefits under the FCPA or OECD.
21.11Successors and Assigns. This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.
21.12Attachments and Schedules. All Attachments and Schedules are incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.
21.13Obligations. Nothing contained in this Agreement shall be construed as constituting a joint venture or partnership between Contractor and Owner.
21.14Further Assurances. Contractor and Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumptions of obligations (including liabilities) greater than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement. In addition, Contractor agrees to cooperate with any Lender (a) to supply such information and documentation, (b) to grant such written consents to the assignment of this Agreement, (c) to execute such amendments to this Agreement as any Lender may require to the extent that the requested changes do not materially adversely affect the rights and obligations or limitations of liability of Contractor hereunder, and (d) to take such action or execute such documentation as any Lender shall reasonably require.

21.15Priority. The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last. Subject to Article 1 under the definition of Applicable Codes and Standards regarding conflicts or inconsistencies between any Applicable Codes and Standards, in the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. In the event of a conflict or inconsistency between provisions contained within the same document, then the provision that imposes the more specific obligation on the part of Contractor that complies with Applicable Law shall control. This Agreement is composed of the following documents, which are listed in priority:
A.Change Orders or written amendments to this Agreement;
B.These Terms and Conditions; and
C.Attachments to this Agreement.
21.16Restrictions on Public Announcement. Neither Contractor nor its Subcontractors or Sub-subcontractors shall (a) publish or cause to be made public any photographs of any part of the Stage 5 Facilities or (b) issue a press release, advertisement, publicity material, prospectus, financial document or similar matter, or (c) participate in a media interview that mentions or refers to the Work, the Project or any part of the Stage 5 Facilities without the prior written consent of Owner, not to be unreasonably withheld, provided that Contractor shall not be required to obtain Owner’s prior written consent of Contractor’s issuance of a press release to correct any errors made by Owner concerning Contractor in a prior press release issued by Owner if Contractor first gives Owner [***] ([***]) Days’ prior written notice of Contractor’s intent to issue such corrective press release and an opportunity of Owner to correct such error within such [***] ([***]) Day period. Under no circumstance shall Contractor permit third parties access on the Land who are not involved in the performance of the Work without prior written consent of Owner.
21.17Parent Guarantee. On or before the Agreement Date, Guarantor shall provide an irrevocable, unconditional parent guarantee in the form attached as Attachment U, hereto, respectively (“Parent Guarantee”) guaranteeing the full and faithful performance of Contractor under this Agreement.
21.18Language. This Agreement and all notices, communications and submittals between the Parties pursuant to this Agreement shall be in the English language.
21.19Counterparts. This Agreement may be signed in any number of counterparts and each counterpart (when combined with all other counterparts) shall represent a fully executed original as if one copy had been signed by each of the Parties. Facsimile signatures shall be deemed as effective as original signatures.
21.20Owner’s Lender. In addition to other assurances provided in this Agreement, Contractor acknowledges that Owner intends to obtain project financing associated with the Project and Contractor agrees to cooperate with Owner and Lender (including Independent Engineer) in connection with such project financing, including entering into appropriate and reasonable direct agreements with Lender (which shall be substantially in the form of Attachment AA), covering matters that are customary in project financings of this type such as Lender assignment or security rights with respect to this Agreement, direct notices to Lender, step-in/step-out rights, access by Lender’s representative and other matters applicable to such project financing. Contractor acknowledges and agrees that Owner’s ability to fulfill its financial obligations under this Agreement is contingent upon the closing of such project financing and agrees further that in the event Owner does not obtain such project financing, Owner shall not be liable to Contractor by reason of any terms and conditions contained in or connected with this Agreement, except for any Work performed by Contractor in accordance with this Agreement under an LNTP and any amounts owed under Section 16.2.

21.21Potential Lenders, Potential Equity Investors and Equity Participants.
A.Potential Lenders. Owner shall provide to Contractor (i) the identity of Potential Lenders that have signed confidentiality agreements with Owner and (ii) a copy of the preliminary information memorandum or preliminary offering circular distributed to such Potential Lenders and any final loan agreements executed with Owner and such Potential Lenders. As used herein, “Potential Lender” shall mean any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) and which extends credit, buys loans and is in the business of lending as one of its businesses.
B.Potential Equity Investors. Prior to disclosure of any Work Product by Owner to any potential equity investor in Owner in connection with the Project, Owner shall (i) obtain Contractor’s written consent (such consent not to be unreasonably withheld) to the description of the Work Product to be disclosed, and (ii) obtain a waiver from such potential equity investor agreeing that it is not relying upon such Work Product in making any investment decision in connection with the Project and waiving and releasing any claim it may have against Contractor or Contractor’s Affiliates and its Subcontractors and Sub-subcontractors on account of any such reliance or purported reliance. Owner acknowledges and agrees that each potential equity investor shall be an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.
C.Equity Participants. Owner’s successors, assigns and any future recipient of any equity ownership in Owner shall be bound by the releases and limitations on liability and other protections of Contractor set forth this Agreement, and Owner shall obtain the express written agreement of such equity participants to be bound by such releases, limitations of liability and other protections of Contractor. For the avoidance of doubt, a Lender shall not be considered to have an equity ownership in Owner merely because it takes collateral assignment or security rights with respect to this Agreement, exercises step-in/step-out rights or otherwise exercises its rights as a Lender.
21.22Liquefaction Facility.
A.Notwithstanding anything to the contrary in this Agreement, (i) the work performed under the Stage 1 EPC Agreement is governed by the Stage 1 EPC Agreement, (ii) the work performed under the Stage 2 EPC Agreement is governed by the Stage 2 EPC Agreement, (iii) the work performed under the Stage 3 EPC Agreement is governed by the Stage 3 EPC

Agreement, (iv) the work performed under the Stage 4 EPC Agreement is governed by the Stage 4 EPC Agreement, and (v) the Work performed under this Agreement is governed by this Agreement.
B.In addition and notwithstanding anything to the contrary in this Agreement, Contractor acknowledges that it shall not be entitled to any modification of the Contract Price, Guaranteed Substantial Completion Dates or any other Changed Criteria under this Agreement arising out of or resulting from (i) any acts or omissions of Contractor or any of its subcontractors or sub-subcontractors in connection with the Stage 1 EPC Agreement, the Stage 2 EPC Agreement, the Stage 3 EPC Agreement, the Stage 4 EPC Agreement, or the Stage 1 Facility, Stage 2 Facility, Stage 3 Facility, or Stage 4 Facility, or from (ii) any act, instruction or direction by Owner or anyone acting for or on behalf of Owner in accordance with the Stage 1 EPC Agreement, the Stage 2 EPC Agreement, the Stage 3 EPC Agreement, or the Stage 4 EPC Agreement; provided that in no case shall this be interpreted to entitle Contractor to a change, but instead Contractor shall only be entitled to relief to the extent permitted under Article 6. Similarly, notwithstanding anything to the contrary in this Agreement, Contractor acknowledges that it shall not be entitled to any modification of the contract price, project schedule or any other changed criteria under the Stage 1 EPC Agreement, the Stage 2 EPC Agreement, the Stage 3 EPC Agreement, or the Stage 4 EPC Agreement arising out of or relating to (i) any acts or omissions of Contractor or any of its Subcontractors or Sub-subcontractors in connection with this Agreement, or (ii) any act instruction or direction by Owner or anyone acting for or on behalf of Owner in accordance with this Agreement.
C.Without limiting the foregoing, the waivers and disclaimers of liability, releases from liability, exclusions, limitations and apportionments of liability and indemnities expressed in the Stage 1 EPC Agreement, the Stage 2 EPC Agreement, the Stage 3 EPC Agreement, the Stage 4 EPC Agreement and this Agreement shall apply to the work performed under each agreement respectively and shall not supersede any such rights, obligations or liabilities that arise out of the other agreement, as applicable.
21.23Survival. Article 8, Article 9, Article 10, Article 12, Article 14, Article 15, Article 16, Article 17, Article 18, Article 19, Article 20, Sections 3.6, 3.8, 3.13, 3.17, 4.9, 8.1, 11.10, 21.7, 21.9, 21.17, 21.21 and this Section 21.23 shall survive termination or expiration of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination or expiration of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Agreement Date:

Owner:

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

Contractor:

BECHTEL ENERGY INC.

By:
Name:
Title:

ATTACHMENT A
SCOPE OF WORK AND BASIS OF DESIGN
This Attachment A is comprised of the Scope of Work (Attachment A, Schedule A-1) and Basis of Design (Attachment A, Schedule A-2). The priority of these documents is set forth in Section 1.5 of Attachment A, Schedule A-1.
Nothing in this Attachment A shall relieve Contractor of, or reduce, any of its obligations under the Agreement, including its obligations to achieve Substantial Completion of the Project in accordance with the Agreement.
The Parties hereby agree that the Drawings, Specifications and other documents listed in this Attachment A are incorporated by reference into the Agreement and form a part of the Scope of Work and such documents are fully incorporated into the Agreement as if fully repeated therein.
The Parties agree and acknowledge that the Drawings and Specifications listed in this Attachment A and referenced elsewhere in this Attachment A are preliminary in nature, generally reflect the Work required to be performed by Contractor under the Agreement, but do not reflect all Work required to be performed under the Agreement and may require revision in order to comply with all of the requirements of the Agreement.

A-1

SCHEDULE A-1

SCOPE OF WORK

TABLE OF CONTENTS

ARTICLE 1 SCOPE REQUIREMENTS		7
1.1	General Information	7
1.2	Summary of Contractor Scope	7
1.3	Definitions	8
1.4	Abbreviations	8
1.5	Priority of Documents	9
1.6	Regulatory Compliance	9
1.7	Third Party Authorities	10
1.8	Final Documentation	10

ARTICLE 2 MANAGEMENT AND SUPERVISION		10
2.1	Owner Management Philosophy	10
2.2	Project Execution Plan	10
2.3	Owner Accommodations at Contractor Project Offices	11

ARTICLE 3 ENGINEERING		11
3.1	Basis of Design	11
3.2	Engineering Execution Plan	11
3.3	Engineering Design	12
3.4	Operations & Maintenance Requirements	14

ARTICLE 4 PROCUREMENT AND MATERIAL CONTROL		15
4.1	General	15
4.2	Bid Packages	15
4.3	Expediting	15
4.4	Transportation of Material and Equipment to Site	15
4.5	Inspection	15
4.6	Material Management Plan (MMP)	16
4.7	Material Marking	16
4.8	Supply of Contractor-Supplied Equipment	16
4.9	Supply of Bulk Material	17
4.10	Operating Consumables and First Fills	18
4.11	Supply of Capital Spare Parts	19
4.12	Procurement Assistance for 2 Years Operating Spare Parts	19
4.13	Procurement of Special Tools	19
4.14	Subcontractor Registry	20

ARTICLE 5 SUBCONTRACTS		20
5.1	General	20
5.2	Project Subcontract Plan	20
5.3	Bid Packages	20

ARTICLE 6 CONSTRUCTION		20
6.1	General	20
6.2	Construction Requirements	22
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6.3	Site Preparation	23
6.4	Site Access and Roads	23
6.5	Site and Supporting Real Estate Security	24
6.6	Scaffolding and Access Equipment	24
6.7	Craneage and Lifting Equipment	24
6.8	Medical Facilities	24
6.9	Sanitation	25
6.10	Temporary Facilities	25
6.11	Critical Weather Events	25
6.12	Labor Relations	26
6.13	Construction Utilities	26
6.14	Maintenance, Preservation/Protection of Equipment and Systems	28
6.15	Demobilization	28
6.16	Disposals	29

ARTICLE 7 QUALITY MANAGEMENT		29
7.1	Quality Assurance Requirements	29
7.2	Quality Plan	29

ARTICLE 8 COMMISSIONING AND START UP		29
8.1	Introduction	29
8.2	Project Commissioning Plan	30
8.3	Pre-Commissioning	31
8.4	Completions Database	33
8.5	Commissioning Dossier	33
8.6	Pre-Start-Up Activities & Reinstatement	34
8.7	Start-Up Assistance	34
8.8	Operating and Maintenance Manuals	34
8.9	Performance Tests	34
8.10	Emergency Shutdown Systems	34
8.11	Owner Operator Training	35
8.12	Vendor Training	35
8.13	Training Materials	35
8.14	Operations Activities Prior to Substantial Completion of All Subprojects	35

ARTICLE 9 DEMOBILIZATION		35

ARTICLE 10 PROJECT CONTROLS		36
10.1	General	36
10.2	Project Controls Plan	36
10.3	Program Reporting - Planning Network	36
10.4	Project Schedule	36
10.5	Progress Measurement	37
10.6	Progress Meetings and Minutes	37
10.7	Monthly Progress Reports	37

ARTICLE 11 CONTRACTOR INTERFACES		37
11.1	FERC/PHMSA Activities – Division of Responsibility	37
11.2	FERC Required Reports	40
11.3	Requirements of Department of Homeland Security	42
11.4	Environmental Mitigation	43
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ARTICLE 12 DETAILED SCOPE OF WORK – CONSTRUCTION		43
12.1	General	43
12.2	Welding and NDT Procedures and Qualification	43
12.3	Civil & Underground Works	43
12.4	Piping	45
12.5	Electrical	46
12.6	Instrumentation	46
12.7	Telecommunications	47
12.8	HVAC	48
12.9	Safety and Firefighting Equipment	48
12.10	Painting, Coating and Fireproofing	49
12.11	Insulation	49
12.12	Buildings and Architectural	50
12.13	Equipment	50
12.14	Steel Work	51
12.15	Interfaces and Tie-ins	51
12.16	Labeling and Tagging	51

ARTICLE 13 DETAILED SCOPE OF WORK – LOAD OUT & TRANSPORT		52
13.1	General	52
13.2	Forwarding	52
13.3	Marine Transportation of Contractor–Supplied Equipment	53
13.4	Customs Clearance	53

ARTICLE 14 DETAILED SCOPE OF WORK – EQUIPMENT INSTALLATION		53

ARTICLE 15 DETAILED SCOPE OF WORK – COMMISSIONING		54
15.1	Commissioning of Utilities	54
15.2	Witness of Commissioning Activities	54
15.3	Approved Safety Systems	54
15.4	Additional Measures	54
15.5	Number of positions which will be provided by Owner	54
15.6	General	54
15.7	Contractor’s Responsibilities	55

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ARTICLE 1
SCOPE REQUIREMENTS
1.1General Information
A.This Scope of Work provides an overall description of Contractor’s responsibilities for the design, engineering, procurement, manufacture, management, construction, installation, testing, commissioning, start-up, initial operations, and Performance Tests of the Project.
B.The Site is located off Gulf Beach Highway 82 on approximately [***] acres of land along the Sabine Pass Navigation Channel on the border between Texas and Louisiana, in Cameron Parish, Louisiana, as further defined in Attachment Z. The Project consists of the Stage 5 Facilities. All of these are further detailed in the Basis of Design (Attachment A, Schedule A-2).
C.All obligations and responsibilities referred to in this Attachment A are Contractor’s obligations and responsibilities, unless expressly stated to be the obligation of Owner or a third party.
D.References in this Attachment A to any “Section” or “Article” shall mean the sections or articles of this Attachment A, unless express reference is made to another section or article of the Agreement.
1.2Summary of Contractor Scope
A.Except for items and services expressly excluded from Contractor’s Scope of Work as identified in the Agreement to be provided by Owner or others, Contractor’s responsibilities for the design, engineering, procurement, fabrication, manufacture, erection, installation, construction, management, inspection, repair (including Corrective Work), testing (including Performance Tests), training, pre-commissioning, commissioning and placing into service of the Project, and the required related labor and materials, shall generally include:
1.Detailed engineering design of the Project;
2.Development of Contractor deliverables as described in Attachment B;
3.Services to Owner;
4.Procurement, supply, and transportation of Contractor-Supplied Equipment;
5.Mobilization and Site establishment;
6.Management, reporting and supervision of the Work;
7.Interfaces not covered in Owner scope;
8.Construction and installation of Project including temporary facilities for construction and hook up;
9.Care, maintenance and preservation of all Equipment until turnover;
10.Pre-commissioning;
11.Mechanical completion;
12.Commissioning, Ready for Start-Up, Start-Up;
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13.Substantial Completion of each Subproject;
14.Performance Tests;
15.Performance of Corrective Work; and
16.Final Completion.
The detailed technical description of the facilities including drawings, data sheets, lists, diagrams and specifications are contained in the Basis of Design (Attachment A, Schedule A-2).
1.3Definitions
“Contractor Project Offices” means Contractor’s office in [***] and at the Site.
“Project Offices” means Owner’s offices in [***], and at the Site.
“Stage 5 Facility Tie-In Work” means Work required to be completed within the Sabine Pass Facilities that is necessary to connect to the Stage 5 Facilities for: utilities, flare, stabilized condensate, refrigerants, defrost gas, neat amine and BOG.
Any capitalized term used in this Attachment A which is defined in the Agreement shall have the same meaning as defined in the Agreement, unless a different meaning is expressly provided in this Attachment A.
1.4Abbreviations

AFC	Approved For Construction
BOG	Boil-Off Gas
CCTV	Closed Circuit Television
CFR	Code of Federal Regulations
DMM	Deep Mixing Method
DOT	Department of Transportation
EDMS	Electronic Document Management System (Aconex)
EMT	Emergency Medical Team
EPC	Engineering, Procurement and Construction
ESD	Emergency Shutdown System
FEED	Front End Engineering Design
FERC	Federal Energy Regulatory Commission
GECP	Good Engineering and Construction Practices
HAZOP	Hazard and Operations Study
E-HAZOP	Electrical Hazard and Operations Study
HV	High Voltage
HSE	Health, Safety and Environmental
HVAC	Heating and Ventilation Air Conditioning
IATA	International Air Transportation Association
IFC	Issued for Construction
IS	Intrinsically Safe
LNG	Liquefied Natural Gas
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LV	Low Voltage
MCC	Motor Control Centre
MMP	Materials Management Plan
NDT	Non-Destructive Testing
NTP	Notice to Proceed
OSBL	Outside Battery Limit
PHMSA	Pipeline and Hazardous Materials Safety Administration
PPE	Personnel Protective Equipment
PQR	Procedure Qualification Record
PSV	Pressure Safety Valve
PWHT	Post Weld Heat Treatment
QA	Quality Assurance
QRA	Quantified Risk Analysis
RFFGI	Ready for Feed Gas Introduction
RFSU	Ready for Start Up
SIL	Safety Integrity Level
SIMOPS	Simultaneous Operations
SPL	Sabine Pass Liquefaction
UG	Underground
WPQ	Welder Performance Qualification
WPS	Welding Procedure Specification
1.5Priority of Documents
A.In the event of any conflict or inconsistency between this Scope of Work, the Basis of Design, the FEED documents, or the scope of facilities, such conflict or inconsistency shall be resolved in accordance with the following order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last:
1.Scope of Work (Attachment A, Schedule A-1);
2.Basis of Design (Attachment A, Schedule A-2);
3.Documents issued under the FEED for the HHC Unit (dated [***]);
4.Documents issued under the Re-FEED (dated [***]).
1.6Regulatory Compliance. This section sets out Owner’s minimum requirements of Contractor for the identification, dissemination and compliance with all aspects of Applicable Law and Applicable Codes and Standards. Contractor shall review, consider and comply with all aspects of Applicable Law and Applicable Codes and Standards and the relevant aspects of the above mentioned have been considered and built into all plans, procedures and instructions as necessary to comply with the intent of the same.
1.7Third Party Authorities
A.Contractor shall be responsible for certification required to achieve any registration(s) and/or Permits by Governmental Instrumentalities, except where noted in Attachment Q.
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B.Any certificates and/or non-conformance reports shall be issued to Owner.
1.8Final Documentation. Contractor shall prepare and submit the final documentation to Owner in accordance with Attachment B.
ARTICLE 2
MANAGEMENT AND SUPERVISION

2.1Owner Management Philosophy. Owner’s Representative will utilize a team of Owner’s personnel or consultants, which will be resident in Contractor’s home office during engineering and procurement, and at Site during construction through commissioning, start-up, initial operations, and until Substantial Completion of all Subprojects, to facilitate prompt and accurate communications between Owner and Contractor.
2.2Project Execution Plan
A.Without prejudice to any other provision of this Attachment A or the Agreement which sets out specific requirements for any of the plans or documents listed below, within [***] ([***]) Days after LNTP No. 1, Contractor shall submit to Owner for review Contractor’s Project execution plan. Contractor shall also provide a schedule for development and finalization of the following plans, procedures, and other documents (Some of these documents may be included in the Project execution plan and do not need to be developed as a standalone document.) Contractor will prepare overall execution plan which will cover these sections.
1.Project objectives;
2.Project management;
3.Project engineering plan;
4.Document management plan;
5.Project Controls Plan;
6.Project Procurement Plan;
7.Communications plan;
8.Subcontractor list;
9.Project Subcontract Plan;
10.HSE Plan (as defined in Attachment J);
11.Security Plan (as defined in Attachment J);
12.Quality Plan;
13.Project Construction Plan;
14.Project Commissioning Plan;
15.Performance Tests procedures; and
16.Operations training plan.
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2.3Owner Accommodations at Contractor Project Offices

A.All security, furnishings, electrical power and other temporary utilities, lighting, telephones, facsimile, and high-speed internet access associated with the office accommodation below shall be provided by Contractor. This shall include the telecommunications line rentals. Owner will supply computers to Owner personnel as well as any necessary software to interface with Contractor’s project execution software. Owner will provide vehicles for its personnel. Contractor shall provide for and accommodate:

1.Commencing [***], up to a peak of [***] ([***]) Owner personnel at Contractor’s Houston home office, including non-reserved parking spaces, and concluding with Substantial Completion of Train 7. For greater clarity, prior to [***], Owner accommodation arrangements for all Owner’s team are carried under the Corpus Christi Stage 3 EPC agreement dated March 1, 2022.
2.Up to [***] ([***]) Owner personnel plus [***] ([***]) conference rooms ([***]) and [***] ([***]) kitchen at the Site during construction activities, including reserved parking area and [***] ([***]) covered parking spaces for Site buggies for Owner personnel until Substantial Completion of all Subprojects.
ARTICLE 3
ENGINEERING
3.1Basis of Design
A.Owner shall be responsible for providing those items of information expressly identified as “Rely Upon Information” in Attachment BB. Owner shall remain responsible for the accuracy of such information in accordance with 4.6A of the Agreement.
B.All other information constituting the Basis of Design or otherwise required for performance of the Work shall be provided or developed by Contractor, as applicable, and Contractor will be responsible for the accuracy, correctness and completeness thereof.
3.2Engineering Execution Plan. Contractor shall produce a detailed Engineering Execution Plan (“Engineering Execution Plan”), which may be included in the Project Execution Plan, for review by Owner within [***] ([***]) Days after LNTP No. 1. Owner will provide comments within [***] ([***]) Business Days following receipt. The Engineering Execution Plan shall provide a list of the procedures, plans, and execution methodologies to be used by Contractor to develop the engineering design in accordance with the Applicable Codes and Standards and the requirements of the Agreement.
3.3Engineering Design
A. In addition to any other engineering requirements specified in Attachment A or any other provision, Attachment or Schedule of the Agreement, the following services, Drawings and Specifications shall be prepared and provided by Contractor in accordance with Attachment B in respect of all engineering disciplines during engineering of the Project:
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1.Completing the engineering design documents, as required, which were developed by Contractor prior to the Agreement Date;
2.Provide engineering support for procurement, transportation, construction, commissioning and assistance to start-up;
3.Performance of all detailed studies, checks and reviews, procedures, and adaptation of design in all disciplines accordingly;
4.Developing and revising drawings sufficient for procurement of Equipment, installation, construction, manufacture, fabrication, commissioning, start-up, testing, operation and maintenance of the Project;
5.Submission of documents for review and comment in accordance with Attachment B;
6.Lead, participate in and action results of technical reviews, including preparation and supply of all required documents for team members;
7.Evaluate and close technical inquiries;
8.Preparation of Equipment data sheets;
9.Preparation of engineering material requisitions and purchase requisitions, and amendments as necessary;
10.Technical evaluation for all major Contractor-Supplied Equipment;
11.Requisitions, and other technical documents and evaluations for the procurement of all necessary bulk material and Contractor-Supplied Equipment;
12.Development and implementation of a plan for witnessing of factory tests at Vendor’s shops for major Contractor-Supplied Equipment;
13.Drawings control, Vendor data and documentation control using a computer database and Contractor’s document control procedure;
14.Provide Vendor’s recommendations for operating spare parts and prepare final operating spare parts list;
15.Develop list of first fills and start-up consumables (including strainers and filters);
16.Development of technical documents for Subcontracts;
17.Provision of engineering support for procurement, construction and commissioning;
18.Preparation of mechanical catalogues and Vendor data books;
19.Provision of all Record As-Built Drawings and Specifications;
20.Drawings and packages required for tie-ins;
21.Development of Equipment lists, instrument index, line lists;
22.Maintenance documentation for all Contractor-Supplied Equipment provided;
23.Participate in comprehensive safety reviews for E-HAZOP/HAZID/HAZOP/SIL, as required by Owner. The reviews shall occur and E-HAZOP/HAZID/HAZOP/SIL action items shall be closed out before completion of detailed design. Third party facilitation, paid by
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Owner, will be used to conduct the review meetings. The following HAZOP/SIL items have been closed. Unless listed below, HAZOP/SIL/Alternate Design Workshop items are unresolved and are excluded:

HAZOP Items resolved and incorporated (at EPC execution)	[***]
SIL Items resolved and incorporated (at EPC execution)	[***]
For greater clarity, Parties agree that E-HAZOP reviews will be conducted during execution, and, therefore, E-HAZOP items are unresolved and excluded from the scope;
24.Not used;
25.Support fire explosion risk analysis, which will be performed by third party hired by Owner;
26.Support QRA as required, which will be performed by a third party hired by Owner; and
27.Support independent flare system review audit during detailed design – Contractor will be required to provide engineering deliverables related to the flare and relief system design to support audit to be done by third party (hired by Owner).
3.4Operations & Maintenance Requirements
A.Contractor will prepare and submit to Owner the following documents:
1.General operating procedures; and
2.Operating manuals and specific procedures.
B.Project operability requirements will be considered and incorporated in the design of the Project, including the following:
1.All risks to Health, Safety, Security and Environmental operations will be minimized in accordance with the Agreement and Contractor’s procedure. For purposes of this Attachment A, “Contractor’s procedure” means procedures similar to the ones used by Contractor during the execution of the CCL Stage 3 or CCL Trains 8-9 EPC agreements;
2.The alarms and control instruments shall be easily readable, ergonomically operable and accessible where required. Owner may participate in the alarm management review; and
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3.Contractor shall consider adequate maintenance requirements in the design, procurement, construction, and commissioning of the Project, in accordance with the Agreement and Contractor’s procedure.
ARTICLE 4
PROCUREMENT AND MATERIAL CONTROL
4.1General
A.Contractor shall prepare a Project Procurement Plan that provides a list of the procedures, plans, and execution methodologies to be used by Contractor for procuring Contractor-Supplied Equipment and entering into Subcontracts. Contractor shall produce a “Project Procurement Plan” for review by Owner within [***] ([***]) Days after LNTP No. 1, and Owner will provide review comments within [***] ([***]) Business Days after receipt. The Project Procurement Plan shall address, at a minimum:
1.Procurement Organization;
2.Material Management plan;
3.Purchasing Plan;
4.Expediting Plan;
5.Inspection Plan; and
6.Logistics Plan.
4.2Bid Packages. Contractor shall be responsible for preparing and issuing bid packages or requests for all Contractor-Supplied Equipment, or Vendor technical services within the Scope of Work where required. Contractor shall receive the bids and perform the formal bid evaluations. Selection of such Subcontractors and execution of related Subcontracts shall comply with the approved Subcontractors and Sub-subcontractors list and the requirements of Section 2.4 of the Agreement.
4.3Expediting. Contractor shall perform all expediting of Contractor-Supplied Equipment, Vendor data, vendor technical service representatives and documentation from inquiry through to delivery at Site. Contractor shall similarly expedite all replacement materials and associated documents, which are the subject of guarantee or insurance claims. Such expediting shall be performed as necessary for the duration of the Agreement.
4.4Transportation of Material and Equipment to Site. Contractor shall be fully responsible for the packaging, transportation, importation and customs clearance as applicable of all Contractor-Supplied Equipment to the Site. Contractor shall only use vessels that are acceptable to the marine cargo insurance providers.
4.5Inspection
A.Contractor, Vendor or specialty Subcontractor shall execute inspection of all Contractor-Supplied Equipment in accordance with the Project Procurement Plan and include the following requirements:

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1.Contractor, Vendor or specialty Subcontractor shall carry out inspection and testing required for Contractor-Supplied Equipment, including Contractor-Supplied Equipment on sub-order, in accordance with the Quality Plan set forth in Attachment Y, and Contractor shall be responsible for ensuring that Contractor-Supplied Equipment is strictly in accordance with the specifications as defined in the purchase order;
2.Contractor shall specify the inspection requirements for each Contractor-Supplied Equipment requisition in accordance with the engineering requirements and quality surveillance level;
3.Inspection shall be performed by qualified inspectors employed by Contractor;
4.Shop inspection shall be carried out by Contractor at both the point of manufacture and, where necessary, at the source of manufacturers’ sub-ordered materials;
5.Contractor shall be responsible for all quality assurance activities including Subcontractor inspection;
6.Contractor shall be responsible for arranging for and coordinating the use of inspection where required for specific Contractor-Supplied Equipment in the country of origin, for statutory, insurance, or any other reason. Such requirement shall in no way relieve Contractor of its own responsibilities;
7.Provision shall be made for Owner to have the option of participating in preinspection meetings, inspection visits and test witnessing in accordance with Attachment Y, Article III. Contractor shall provide Owner with advance notice for its participation in witness points as follows: [***] ([***]) hours prior notice of the actual scheduled date of each of the tests relating to such witness points at the Site and [***] ([***]) Days’ prior notice of the actual scheduled date of each of the tests relating to such witness points for Work located off the Site; and
8.Contractor shall sanction the release of completed goods for shipment after final inspections have confirmed satisfactory completion through the issuance of an SQ 231 Material/Equipment Release for Shipment form in accordance with the approved Quality Plan.
4.6Material Management Plan (MMP)
A.Contractor shall be responsible for and shall carry out and maintain, throughout the duration of the Agreement, a Material Management Plan (“MMP”), which may be included with the Project Procurement Plan.
B.Contractor shall submit, [***] ([***] Days after LNTP No. 1, its proposed MMP which shall include a list of Contractor’s procedures and plans for the use of appropriate computer systems to manage material control and to provide Owner with periodic status reports regarding the control of Equipment. Owner will provide comments within [***] ([***]) Business Days following receipt.
4.7Material Marking. Subject to Sections 3.33 and 4.11 of the Agreement and Attachment N, all Equipment arriving on Site shall be inspected by Contractor to confirm that it is marked according to
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Project requirements and purchase order instructions. The marking of each item will act as a cross-reference to associated documentation, Drawings and Work scope.

4.8Supply of Contractor-Supplied Equipment
A.The supply of Contractor-Supplied Equipment shall include:
1.The performance of all inspections, tests and provisions of Contractor-Supplied Equipment certification requirements, in accordance with the material requisition as specified by Contractor engineering;
2.The supply of special tools and Construction Equipment as required and recommended by the Subcontractors for installation and maintenance (simultaneously with the relevant Contractor-Supplied Equipment);
3.The supply of handling gear as required and recommended by the Subcontractors for installation and maintenance (simultaneously with the relevant Contractor-Supplied Equipment);
4.The preparation of shipment or transport by sea, air or road, packing and marking, including approval by marine warranty surveyor wherever applicable;
5.Customs clearance in accordance with the agreed Agreement terms;
6.Loading and off-loading operations, handling and movements, protection and preservation, storage and maintenance of Equipment and associated items at the storage area, fabrication site or prefabrication area, prior to delivery to Site;
7.Compliance with Subcontractors’ instructions and recommendations for transportation, handling, storage and preservation;
8.Quarantine management if applicable; and
9.The transportation to Site.
4.9Supply of Bulk Material
A.The supply of bulk materials shall include:
1.The supply of bulk materials;
2.The repair of potential damage during performance of the Work;
3.Procedures to allow for specified tolerances for positioning and installation;
4.The performance of all inspections, tests and provisions of material certification requirements;
5.The preparation of shipment or transport by road, packing and marking, including approval by marine warranty surveyor wherever applicable;
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6.Customs clearance in accordance with the Agreement;
7.Loading and off-loading operations, handling and movements, protection and preservation, storage and maintenance of the bulk materials at the storage area, fabrication site or prefabrication area, prior to delivery to Site;
8.Compliance with Subcontractors’ instructions and recommendations for transportation, handling, storage and preservation; and
9.The transportation to the fabrication yards and the Site.
4.10Operating Consumables and First Fills
A.Contractor shall identify, define, procure and supply all operating consumables and first fills which are required for the Work up to and including in connection with Substantial Completion. Only Subcontractor recommended consumables (oil, greases, etc.) will be used. Contractor shall store lubricants supplied by the Subcontractors to the required level of cleanliness and maintain in this condition while under storage by Contractor. The consumables and first fills shall include:
1.Diesel oil;
2.Refrigerant (except Train 7 refrigerant (propane and ethylene));
3.Inhibitors;
4.BASF solvent and BASF heavy hydrocarbon adsorbent;
5.Catalysts;
6.Chemicals;
7.Lubricants and greases;
8.Filters and strainers;
9.Hydraulic systems;
10.Molecular sieves (water & mercury); and
11.Start-up filters and strainers;
B.No later than [***] ([***]) Months prior to first fill, Contractor shall submit to Owner, for Owner’s review and approval, a detailed list identifying each Contractor-selected first fills, which selection shall be made from the applicable Subcontractor’s recommended first fill list. Owner shall review the submitted list and provide its comments, modifications and approval to Contractor within [***] ([***]) Business Days after Owner’s receipt of the list from Contractor. Following Owner’s approval, Contractor shall procure the approved first fills. In the event that Owner does not approve a lubricant from Contractor’s list, Owner can direct Contractor to procure an alternative, with concurrence of the applicable Subcontractor to ensure there is no impact to Equipment or warranty (and Contractor shall use all reasonable efforts to obtain such concurrence), the cost of which would be handled under a Change Order.
4.11Supply of Capital Spare Parts
A.Contractor shall identify, define, and procure the Capital Spare Parts, commissioning and start-up spare parts. Only the Capital Spare Parts listed on Attachment W will be procured.
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Contractor shall provide all supplies and services for handling of spare parts, which shall include the following:
1.Arrange for proper receipt, stacking, preservation and storage of all Capital Spare Parts, in accordance with Good Engineering and Construction Practices (GECP);
2.Instruct Subcontractors on packing, marking and identification requirements for Capital Spare Parts, start-up spare parts, and commissioning spare parts;
3.Expedite timely receipt of all Capital Spare Parts, start-up spare parts, and commissioning spare parts; and
4.Reconcile all Capital Spare Parts, in the close-out report.
4.12Procurement Assistance for 2 Years Operating Spare Parts
A.Contractor will review Subcontractors’ recommended spare parts lists and recommend priced quantities to Owner for a two-year supply of operating spare parts. This recommendation will be made in accordance with Section 3.4C of the Agreement.
B.Contractor shall provide procurement services in accordance with Section 3.4.C of the Agreement, if option is taken by Owner. Contractor will then provide the following quantified personnel services for the procurement of the two-year supply of operating spare parts. It will include:
1.Preparation of the purchase orders;
2.Follow-up of the related purchase orders, in particular, expediting activities so the related delivery dates are met, and take all necessary steps to avoid delay without affecting the required quality and compliance with the technical requirements;
3.Follow-up of testing and acceptance, as applicable;
4.Reporting of procurement activities on a regular basis;
5.Follow up preparation for shipment, packing and marking; and
6.Preparation of all documentation related to procurement, test reports and certificates for material to be submitted to Owner, via Contractors EDMS system.
4.13Procurement of Special Tools
A.Contractor shall identify and list all special tools (i.e., tools provided by the Vendors for proper Equipment installation and checks) required for the installation and maintenance of the Equipment.
B.Special tools data shall be managed in the same manner as spare parts data. Contractor shall be responsible for ensuring all special tools are in good condition (wear and tear due to normal use is expected). If special tools are in a usable condition upon Final Completion, Contractor will provide these tools to Owner.
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C.Contractor will be responsible for providing all special tools required to install Owner-Supplied Equipment.
4.14Subcontractor Registry
A.Contractor shall maintain and provide from time to time and at conclusion of the Work a full and complete listing of all Subcontractors providing Contractor-Supplied Equipment, labor or services used on the Project. As a minimum, the listing shall include:
1.Subcontractor’s name, address, phone, and e-mail details as well as contact names and details of key Subcontractor representatives for the order;
2.Description of Contractor-Supplied Equipment, labor or service provided;
3.Tag numbers of Contractor-Supplied Equipment provided;
4.Relevant order numbers; and
5.Contact details for the Subcontractor’s after-sales support organization responsible for providing support to the Project.
ARTICLE 5
SUBCONTRACTS
5.1General. Contractor shall engage Subcontractors as required to perform the Work and carry out Contractor’s obligations under the Agreement. Contractor’s proposed Major Subcontractors are listed in Attachment G.
5.2Project Subcontract Plan. Contractor will produce a detailed Subcontract plan (“Project Subcontract Plan”) for review by Owner within [***] ([***]) Days after LNTP No. 1. The Project Subcontract Plan shall list the procedures, plans, and execution methodologies to be used by Contractor for bidding, evaluating, awarding, inspection, progress monitoring, technical requirement compliance, material controls, and expediting of Subcontracts.
5.3Bid Packages. Contractor shall be responsible for preparing and issuing bid packages or request for proposals for Subcontracts. Selection of such Subcontractors and execution of related Subcontracts will be in line with Contractor’s Subcontract plan.
ARTICLE 6
CONSTRUCTION
6.1General
A.The Project will be provided and constructed in a safe and reliable manner. The latest construction techniques and Construction Equipment will be used to provide an effective construction approach that achieves the required Project Schedule. Contractor will plan construction activities such that the Project can be built, commissioned and started up in the required sequence.
B.Contractor will produce a detailed construction plan (“Project Construction Plan”) for review by Owner within [***] ([***]) Days after LNTP No. 1. Owner will provide comments within [***] ([***]) Business Days following receipt. The Project Construction Plan will provide a
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list of the procedures, plans, and execution methodologies to be used by Contractor for all management, controls, labor, supervision, consumables, tools, plant and Equipment necessary to construct, mechanically complete, test, and pre-commission the Project. The Project Construction Plan will address the following:
1.Construction standard practices Quality Assurance, environmental management, lifting, qualification of weld procedures and welders, NDT, pressure and leak testing, surface preparation and painting, and Site pre-commissioning, and construction utilities;
2.Policies, rules and regulations for:
(i)Personnel identification;
(ii)Access to Site;
(iii)Access to Equipment;
(iv)Construction Permits;
(v)Parking;
(vi)Vehicular access;
(vii)Personnel orientation; and
(viii)Construction plant and Construction Equipment;
3.Construction methodology;
4.Disposal;
5.Scaffolding and Construction Equipment;
6.Materials traceability;
7.Temporary roads;
8.Work force training;
9.Labor relations;
10.Public relations;
11.Security;
12.Transportation of Equipment;
13.Construction communication plan;
14.Punchlists;
15.Close out; and
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16.Demobilization.
6.2Construction Requirements
A.Contractor will:
1.Obtain when required, maintain and provide Owner with information with respect to all Contractor Permits;
2.Establish and maintain safe place(s) and safe systems of work, consistent with the HSE Plan;
3.Provide all necessary PPE and training in the use, care and maintenance of Construction Equipment, and ensure its use is regulated across the Site by installing and maintaining suitable safety signage in designated areas and that the enforcement of use in such areas is consistently applied;
4.Manage, coordinate and supervise the work of Subcontractors to comply with the requirements of the HSE Plan;
5.Provide all Construction Equipment required for construction, pre-commissioning and commissioning;
6.Provide all temporary facilities including lifting devices, scaffolding, measuring devices, transporting, marine vessels, tools, implements, office supplies, job Site buildings, construction facilities, training center, sanitary facilities, office supplies, office equipment and such other items as may be required for the construction and commissioning of the Project;
7.Maintain construction records;
8.Arrange training of personnel who will perform the Work in accordance with Applicable Codes and Standards, the HSE Plan, supervision of trade qualification tests and maintenance of test records;
9.Mobilize Subcontractors’ representatives and/or any specialists, and their presence at Site for the required durations;
10.Construct facilities in accordance with approved Drawings and Specifications;
11.Maintain and operate an adequate system of change control so the availability of Drawings and Specifications are at their latest revision at all places where Work is performed;
12.Manage field changes and revision of drawings;
13.Prepare and submit a complete set of as-built drawings as required;
14.Prepare rigging and lifting studies as required;
15.Prepare transportation studies as required; and
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16.Secure access to Site.
6.3Site Preparation
A.Contractor will be responsible for the Site preparation as per the relevant Drawings and Specifications which includes: Site clearance, rough grading, general earthworks, DMM, shallow soil stabilization, wick drains leveling to the grade selected, temporary drainage system protection, piling, slope protection, temporary boundary fencing, preparation of roads on Site and access to Site and installing new benchmarks. Contractor is responsible for determining cut and fill requirements. Contractor shall verify and maintain heritage monuments and benchmarks to mark boundaries and establish controls during the construction phase.
B.Contractor shall perform the Site preparation work as per the relevant Drawings and Specifications. Contractor shall complete the earthmoving, excavation work, roads and ditches as required, and dispose of rainwater and unsuitable excavated material onsite in accordance with Section 3.17 of the EPC Agreement and Attachment Z.
C.Contractor shall maintain, including cleaning and repairing, any sedimentation control system (such as flood channel and ditches) and erosion control and other activities to minimize any adverse environmental impact as required pursuant to Applicable Law and Applicable Codes and Standards.
D.Notwithstanding the foregoing, Contractor will not perform any of the foregoing Site preparation activities listed in this Section 6.3 before Owner files the Project Construction Plan and the Quality Control Plan, as required by FERC.
6.4Site Access and Roads
A.The Ash Road and Duck Blind access road, and the “Shared Access Rd” and “Control Building Shared Access Road” shown in yellow and orange in Exhibit Z-2 of Attachment Z roads shall be maintained by Contractor. Contractor shall install any essential temporary lighting that is required for the safe operation of any construction activities. Contractor shall also install and maintain all other temporary accesses to the Site.
B.Contractor shall perform the necessary relocation, strengthening, upgrading or paving of roads under control of Contractor (identified as “Bechtel Controlled Rd” in Exhibit Z-2 of Attachment Z) including satisfactory drainage, or their subsequent maintenance for construction purposes, and the construction of any new temporary roads, paths and car parks for Work to be performed efficiently and safely. Roads shall also be kept clean and serviceable, including watering of roads/Work areas to control dust. Contractor shall complete construction of the Facilities permanent roads, excluding public roads, by preparing, regulating and application of the final surface.
C.The layout of all temporary Site facilities including Contractor Site offices, mechanical construction activities, construction area and amenities, storage and laydown areas, pedestrian walkways to and from the parking lots, bus drop areas and around the Site shall be maintained for levelness with no freestanding water.
D.Contractor shall make good the permanent sections of the fencing resulting from any damage during construction.

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6.5Site and Supporting Real Estate Security
A.Contractor shall be responsible at all times for the overall security at the Site and Supporting Real Estate (except for any areas within the Site and Supporting Real Estate that are under the control of Owner as indicated in the Security Plan (as defined in Attachment J)) until Substantial Completion of all Subprojects, provided however that once a Subproject is turned over to Owner at Substantial Completion in accordance with the Agreement, Owner shall be responsible for security of that Subproject, associated Equipment and area (e.g., OSBL, Flare). Adequate fencing and security devices shall be provided and maintained. Contractor shall employ sufficient security personnel to monitor and control the Site and Supporting Real Estate entrances, perimeter fencing and secure areas at all times and to carry out random searches of vehicle arriving or leaving the Site and Supporting Real Estate. Adequate security lighting of the Site and Supporting Real Estate shall be provided.
B.In accordance with Attachment J, Contractor will prepare the Security Plan that shall include security for the Site and Supporting Real Estate for review by Owner that shall address measures related to controlled access to the Site and Supporting Real Estate by Owner, Contractor, Subcontractors, and third parties; provided that Owner shall approve the areas within the Site and Supporting Real Estate where Owner will be responsible for providing security. Owner will provide comments within [***] ([***]) Business Days following receipt. Contractor shall be responsible for implementing the plan, including monitoring of compliance with and enforcement of such Security Plan.
6.6Scaffolding and Access Equipment. Contractor shall provide a safe means of access to the Work at all times, including for purposes of inspections. Scaffolding must be substantial and appropriately designed for the job. Contractor shall keep adequate records to demonstrate a system of regular inspection of scaffolds, by appropriately qualified personnel. Records shall also be maintained of calculations performed for load bearing scaffolds. Tags with inspection, and expiration shall be prominently displayed on all scaffolding.
6.7Craneage and Lifting Equipment. Contractor shall only employ craneage and lifting equipment that has been tested according to standard industry practice and law and which is fit for its purpose. All crane operators and riggers shall be adequately trained and must be able to demonstrate that they hold the appropriate certification as required. Contractor shall keep records of tests and certification of all lifting equipment, craneage and operators employed in the Work. Contractor shall comply with its internal rigging procedures for all lifting operations. Contractor will prepare rigging plans for lifts exceeding [***] ([***]) tons, complicated lifts where a direct view of the load by the crane operator is not possible, multiple crane lifts or lifts which are considered critical. Contractor shall give particular attention or interdiction to do, and receive Owner approval before conducting, any lift over pressurized or energized pieces of Equipment, or over hydrocarbon containing lines in the Owner-controlled areas where such work is governed by Owner’s work control and permitting processes (Owner’s approval to be sought and provided by approval of such work permit).
6.8Medical Facilities. Contractor shall provide provisions for suitable first-aid facilities, which shall be available to all personnel at the Site, including those employed by Subcontractors and visitors. The first-aid facilities, at a minimum, shall include a fully equipped first-aid room capable of treating injuries that can be anticipated on a construction site. Consideration shall be given for at least one qualified EMT or nurse on duty during the hours when construction Work is in progress at the Site. Contractor shall also provide a program of training for first-aid personnel among the workforce and establish an emergency response team, drawn from the medical and workforce first-aid personnel, to deal with serious on-Site accidents. Contractor shall produce a plan, to be included with the HSE Management Plan (as defined in Attachment J), detailing
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how emergency medical treatment shall be administered. Owner will provide comments within [***] ([***]) Business Days following receipt. Such plan shall take into account capabilities of local hospitals and medical facilities.
6.9Sanitation. Contractor shall provide adequate washing and latrine facilities for its workforce and for visitors permitted on the Site. These facilities shall be cleaned, disinfected, stocked with supplies and maintained regularly at all times and the disposal of sanitary waste shall conform to Applicable Law and industry practices.
6.10Temporary Facilities. Contractor shall provide all temporary facilities necessary for performance of the Work. All temporary buildings, piping, cabling, communications equipment, storage facilities, fencing, gates, gas detection equipment, utilities, vehicles and the like and shall be removed upon Substantial Completion of all Subprojects, but will leave in place the underground temporary installations, including foundations, electrical, piping, and drainage. Crushed rock for parking, and temporary roads will be abandoned in place and Contractor shall provide temporary underground utility As-Built Drawings for abandoned lines. Contractor shall designate an area for temporary offices for Contractor and Subcontractors within the Site.
6.11Critical Weather Events
A.Contractor shall develop and implement an “Adverse Weather Response Plan” as to effectively mitigate any possible adverse impact of critical weather events on the performance of the Work, the preservation of Equipment, and the safety of Contractor and Owner personnel and all Subcontractors. This plan shall cover the Site and transportation and shall detail how critical weather events shall be administered. Contractor shall prepare this plan for Owner review, and Owner will provide comments within [***] ([***]) Business Days following receipt.
B.The Adverse Weather Response Plan shall detail the responsibilities and required actions of Contractor and its Subcontractors when each warning or watch issued to affect the area they will be working in and shall include but not be limited to:
1.Purpose;
2.Definitions / alerts;
3.Responsibilities;
4.Personnel evacuation;
5.Transportation plans;
6.Vehicles;
7.Tie-downs;
8.Construction mooring plans;
9.Communication;
10.Weather avoidance plans during transportation;
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11.Safe harbor determination;
12.Project and Equipment preservation; and
13.Post critical weather event activities.
6.12Labor Relations. Contractor shall prepare and provide to Owner its policies and plans for managing labor relations at the Site, for review by Owner. Owner will provide comments within [***] ([***]) Business Days following receipt. Such policies and plans shall cover working hours, right to work policies, working patterns, shifts, disputes procedure, welfare facilities (catering, sanitary, wet weather gear, protective clothing etc.), training, wet weather working, holidays and any other relevant matters. Contractor shall report all disputes or potential disputes involving Contractor or Subcontractor employees to Owner Representative as soon as practicable after they occur. Contractor will be expected to take a pro-active role in managing labor relations among such employees at the Site.
6.13Construction Utilities
A.Electrical
1.Contractor shall assess power requirements for the construction Site and develop a complete electric distribution system from an interconnection with the local power network. Contractor shall be responsible for provision of all construction temporary electrical equipment and payment for electrical consumption during construction. Owner is responsible for providing electrical power for commissioning and start-up as described in Attachment V (Owner-Furnished Items). Contractor shall be responsible for the operation and maintenance of this temporary electrical system. Contractor shall ensure that the electrical equipment will fully meet the requirements of any applicable electrical codes.
2.Contractor is responsible for the removal and disposal of all temporary above ground electrical equipment. Contractor shall restore the affected portions of the Site. All temporary electrical equipment shall be disconnected and removed. Any permanent or temporary underground electrical equipment that cannot be removed shall be made safe, sealed and sufficiently marked and on the record Drawings to indicate whereabouts and condition of such electrical equipment.
B.Potable Water
1.Contractor is responsible for providing potable water for itself and its Subcontractors. Contractor shall provide potable water and ice for the Site use until Substantial Completion of all Subprojects. The water and ice for human consumption shall be of suitable quality. Contractor shall be responsible for the operation and maintenance of all water system equipment.
2.Contractor is responsible for the removal and disposal of all temporary above ground water-related equipment including concrete slabs and foundations. Contractor shall restore the affected portions of the Site. All water system equipment shall be disconnected and removed. Any permanent or temporary underground water system equipment that cannot be removed shall be made safe, sealed and sufficiently marked and on the record Drawings provided to indicate whereabouts and condition of such water system equipment.

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C.Wastes from Site
1.Contractor is responsible for the proper handling, sifting, and separation of aggregate soils, including segregating soils from wick materials, stockpiling and maintaining segregated materials and waste, loading and transporting resulting segregated materials and waste wick drain materials for disposal to a land fill in accordance with this Section 6.13C, and loading and transporting useable soil materials to locations as directed by Owner. All sifting and separation performed by Contractor shall be conducted within the BOGR area, or, at Contractor’s discretion in Parcel H, each as identified in Attachment Z.
2.Subject to Section 6.13C.1, Contractor shall dispose of the following in accordance with Contractor’s waste management plan:
(i)Effluents - Contractor shall provide for the disposal of all sewage and wastewater from the Site. Sewage disposal by soak-a-way without treatment will not be permitted.
(ii)Construction Debris - Contractor shall dispose of wastes and construction debris in accordance with Contractor’s waste management plan. Construction debris may be disposed of as follows:
(1)Clean construction rubble to be hauled elsewhere to a local fill site; and
(2)Garbage and construction unclassified rubbish to be hauled elsewhere;
(iii)Scrap steel to be sold;
(iv)Untreated sanitary waste and solid waste to be hauled to a treatment plant located elsewhere; and
(v)Hazardous Materials (excluding Arsenic and Pre-Existing Contamination) shall be separately stored in dedicated containers and shall be disposed of in a safe and controlled manner to treatment plants or other licensed disposal sites as appropriate.
3.Disposal of waste shall be to a properly licensed land fill or waste Subcontractor, in accordance with Applicable Law and Permits.
D.Construction Telecommunications Systems
1.During construction Work on the Site, local telecommunications services will be required for the Site construction offices. Contractor shall be responsible for ensuring that these requirements are met.
2.Telephone, internet and data communications will be required on the Site for Contractor and Subcontractors’ personnel.
3.Contractor shall provide a mobile radio system together with portable/mobile radios for Contractor personnel use, and a mobile radio system for Subcontractor. Contractor shall have a construction communication plan with regard to the operability and use of mobile radios.
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Contractor shall be responsible for obtaining all necessary radio frequency Permits to allow interference-free operation of the construction radio systems.
4.All portable radios shall be Intrinsically Safe (IS) during facility operations. Contractor is to determine with all appropriate Governmental Instrumentalities, the correct frequencies and channels to be used.
E.Housekeeping
1.In accordance with Section 3.9 but subject to 3.17 of the Agreement, Contractor shall provide for Site “housekeeping” on a daily continuous basis to maintain the Site free from scrap, debris, and rubbish and to ensure that Construction Equipment is properly stored and set out and stores and cabins are kept clean and tidy, painted and in good condition. Contractor shall provide suitable receptacles and services to collect and dispose of all scrap materials, debris, spoils and hazardous waste generated by the Work for which the Contractor is responsible under the Agreement.
2.Contractor shall provide suitable temporary storage of fuels, lubricants, and service fluids, including secondary containment where required. Disposal of such materials offsite shall be to a properly licensed land fill or waste Subcontractor, in accordance with Applicable Law and Permits.
3.As soon as practicable after Substantial Completion of all Subprojects, Contractor shall remove all Construction Equipment, construction trailers and other temporary facilities, and all other items brought onto the Site by Contractor and Subcontractors which are not the property of Owner, and remove from the Site and properly dispose of all scrap materials, debris and spoil. Contractor shall allow all temporary construction laydown areas to naturally revegetate.
6.14Maintenance, Preservation/Protection of Equipment and Systems. Following the Site installation of Equipment, Contractor shall undertake all measures necessary to prevent deterioration and/or damage of/to Equipment during the performance of the Work. Contractor shall provide a preservation and maintenance plan for the Work up until Substantial Completion. This plan shall be in accordance with Subcontractors’ recommendations.
6.15Demobilization
A.Contractor shall be responsible for and shall carry out all activities and works related to the demobilization of Construction Equipment and personnel. Contractor shall demobilize the Construction Equipment and personnel from Site when the part of the Work to be performed by such Construction Equipment and personnel is completed. The demobilization activities shall include, but shall not be limited to:
1.Surplus materials and Construction Equipment; and
2.Removal of all temporary and construction facilities and reinstatement to Project finished details and for the area outside the Site plot to levels and condition as at completion of the Site preparation work. Any temporary underground construction facilities that cannot be removed shall be made safe, sealed and sufficiently marked in the record Drawings to indicate whereabouts and condition of any such construction facilities.
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6.16Disposals. Contractor shall be responsible for the disposal of all Contractor-Supplied Equipment surplus (overbuy) immediately after completion of the Work, unless otherwise directed by Owner in accordance with Section 3.28 of the Agreement.
ARTICLE 7
QUALITY MANAGEMENT

7.1Quality Assurance Requirements. Contractor shall assure quality on Site using Contractor’s standard procedures as stipulated in the Contractor’s Standard Work Processes and Procedures (SWPPs) and in accordance with the requirements of Attachment Y.
7.2Quality Plan
A. The “Quality Plan” required by Section 3.18 of the Agreement and Attachment Y shall define Contractor organization and responsibilities of the quality management group personnel and shall list the procedures Contractor intends to use to manage and control those aspects of the Work which may affect the quality of the completed Project, in accordance with the requirements of Attachment Y. The Quality Plan shall be based on Contractor’s standard quality assurance procedures and shall cover the following information:
1.Project quality policy;
2.Project quality objectives;
3.Management responsibilities and duties of QA personnel;
4.Quality assurance and quality control organization;
5.Program of internal and Subcontractor audits;
6.Documentation and certification control;
7.Control of nonconforming products or processes and corrective actions;
8.Material traceability for all cryogenic materials; and
9.Witness points in accordance with Section 12.2B of the Agreement.
ARTICLE 8
COMMISSIONING AND START UP
8.1Introduction. Contractor shall be responsible for carrying out the commissioning, start-up, and commissioning testing of the Equipment including conducting Performance Tests, as set forth in greater detail in Attachment M, Attachment S, and Attachment T. In addition, Contractor shall be responsible for operation of the Project through Substantial Completion of the applicable Subproject. Contractor shall have responsibility for the Equipment, including upkeep, scheduled and preventative maintenance until Substantial Completion of such Subproject. Commissioning activities include all activities that must be completed prior to start-up of Equipment, including, but not limited to, introduction of inert gas to oxygen-free the Equipment and begin the drying out process. Maintenance Work during commissioning shall be the responsibility of Contractor. This Work includes checking pipe hangers, supports, guides and pipe specialties for operating settings and making necessary adjustments. It also includes repair of any Contractor-Supplied Equipment and
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Owner-Supplied Equipment (if due to the fault of Contractor, any Subcontractor or Sub-subcontractor), piping, welding, assistance in cleaning temporary strainers, replacing filters and removal of any blinds as required.
8.2Project Commissioning Plan
A.Contractor shall produce a detailed plan (“Project Commissioning Plan”) for review by Owner. The Project Commissioning Plan shall list the procedures Contractor intends to use for the Equipment through pre-commissioning, commissioning, start-up, Performance Tests and Substantial Completion of each Subproject in accordance with Attachment M.
B.The Project Commissioning Plan shall be implemented by Contractor, and address the following as a minimum:
1.Development of operating manuals;
2.Development of maintenance manuals;
3.Commissioning tests;
4.SIMOPs;
5.Assistance to Owner in determining commissioning gas volumes so gas nominations can be scheduled;
6.Ready for Start-Up;
7.Commissioning;
8.Ready for Performance Tests;
9.Performance Tests;
10.Emissions testing;
11.Support to Owner for FERC as required in accordance with Article 11;
12.Substantial Completion Punchlist of each Subproject;
13.Close-out; and
14.Demobilization.
C.Contractor shall execute all activities required to commission the Project.
D.Contractor shall plan, manage and co-ordinate all external interfaces related to the commissioning. RFSU Certificate will be issued to certify that part of the Project has been satisfactorily commissioned and that all required pre-start-up and reinstatement activities have been satisfactorily completed.

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8.3Pre-Commissioning
A.Contractor will perform pre-commissioning services. This shall include as a minimum:
1.Discipline system completion, inspection and non-energized testing;
2.Flushing, cleaning, pressure testing, chemical cleaning, drying, reinstatement and leak testing of piping systems;
3.Electrical checks, Instrument cold loop checking as applicable, etc.;
4.Lube oil and seal oil flushing;
5.Accepted leveling and alignment of mechanical Equipment; and
6.Completion and acceptance of area systems such as painting, insulation, etc.
B.Equipment packages are part of the Project and therefore all the Equipment in packages shall be pre-commissioned to the same standard as field installed Equipment. Pre-commissioning shall generally include:
1.Systematic conformity checks on each part or item of Equipment or component, such as pressure gauges, motors, cables, to visually verify the condition of the Equipment, the quality of installation and compliance with Drawings and Specifications, manufacturer’s instructions, safety rules, codes, standards and good practice;
2.Static de-energized tests of specific Equipment to test the quality of critical components. This cold testing work will include all disciplines and cover activities such as: calibration of instruments, machinery alignment, setting of safety valves, pressure testing of piping and testing of cable continuity; and
3.Flushing and cleaning of piping; particular care will have to be taken when dealing with plate or plate fin heat exchangers and compression equipment.
C.Pre-commissioning shall be organized by functional systems and separable portions following a sequence in line with commissioning priorities. Pre-commissioning preparation shall start at the early engineering stage together with commissioning and start-up preparation, and shall include the preparation of the documentation mentioned hereafter, together with the preparation of the Project breakdown in separable portions and functional systems and the Project start-up sequence mentioned under the description for commissioning. Contractor responsibilities for pre-commissioning shall include the following:
1.Preparing commissioning procedures during the engineering stage;
2.Providing necessary plans, procedures, and information to Owner in support of gaining FERC approval for commissioning activities in advance of the scheduled commencement date of such activities;
3.Providing a team of suitable experienced and qualified and trained personnel;
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4.Preparing safety audits and maintaining record of all safety audit items;
5.Providing necessary pre-commissioning spare parts;
6.Providing necessary pre-commissioning Construction Equipment, instruments and fluids such as: fresh, clean, inhibited water, chemicals, temporary power, compressed air, nitrogen, lube oils, etc.;
7.Executing all scheduling, planning and progress reporting procedures;
8.Coordinating activities of Subcontractors participating in the Work, including for specific packages or Construction Equipment requiring specialist technical knowledge, or for specific tasks such as valve leak testing, small repair facilities, chemical cleaning and inerting;
9.Obtaining the necessary Subcontractors’ documentation;
10.Conducting work planning meetings as required;
11.Developing all required software items; and
12.Maintaining all documentation and records.
D.Contractor will allow Owner to witness precommissioning activities. Owner and third parties will seek to minimize disruption to Contractor and Subcontractor work.
E.Contractor shall avoid any damage to piping and control valves, on/off valves and any other devices (e.g., PSV, rupture disk) during the pre-commissioning pressure tests and flushing. Contractor shall either 1) remove the valves and devices prior to tests and replace them by spools, or 2) isolate the valves with blinds. Valves and devices must be re-installed or blinds must be removed after the tests have been satisfactory completed. Contractor should clearly indicate in the pre-commissioning procedures the selected method for each considered valve and device.
F.Contractor will compile documentation pertaining to the pre-commissioning activities in a system turnover package as per Contractor’s procedure, which will contain all information required to demonstrate a subsystem has reached the ready for commissioning. The system turnover package will include the following:
1.Open Punchlists;
2.System description and marked up drawings;
3.Pre-commissioning status index;
4.Pre-commissioning check lists and sheets;
5.As built marked up AFC drawings in accordance with Schedule B-1 of Attachment B;
6.Quality control reports including non-destructive testing reports (flushing, pressure, tests, etc.);
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7.Subcontractors’ shop test reports;
8.Subcontractors’ documentation needed for pre-commissioning.
8.4Completions Database. During commissioning preparation, Contractor shall list all items to be checked or tested, grouped by basic function, functional system and separable portions in a dedicated completions database which shall constitute description of the physical content of each functional system. The completions database shall indicate the type of commissioning operation for each item. The completions database reports shall be available to Owner at all times. The completion database shall be used as the main management tool for pre-commissioning, Punchlists and commissioning as per Contractor’s procedure. Contractor remains totally responsible for all activities related to the completion database.
8.5Commissioning Dossier
A.Contractor shall compile documentation pertaining to the pre-commissioning and commissioning activities in a system turnover package arranged by sub-system, which shall contain all information required to demonstrate the system has reached the RFFGI stage and the Subproject has reached the RFSU stage, including reports from Subcontractors as required. The system turnover package shall include the following:
1.RFFGI Certificate, as applicable;
2.RFSU Certificate, as applicable;
3.Updated Punchlists;
4.Basic function list;
5.Functional test sheets;
6.Mechanical reports;
7.Manufacturers’ reports;
8.Leak tests and inerting reports;
9.Marked up “IFC” drawings (redline), including but not limited to P&IDs, one-line diagrams, loop diagrams for all Equipment including package Equipment;
10.All relevant parts of the record Drawings, including software disk when applicable / list of modifications made during commissioning;
11.PSV status (including settings and other relevant information) and, alarm and trip settings if updated; and
12.Spring hanger unblocking reports of the pre start-up activities and other specific activities.

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8.6Pre-Start-Up Activities & Reinstatement
A.This shall include specific pre-start-up activities performed as part of commissioning and hereby subject to the same requirements, and required to prepare for gas in, such as:
1.Leak tests with N2 or air for all hydrocarbon gas systems and cryogenic systems;
2.During leak test, whenever tightness criteria specified in Specifications is not met, Contractor shall take remedial actions and repeat the leak test until results meet the tightness criteria requirement and the final result is approved;
3.Drying out;
4.Inerting;
5.Reinstatement;
6.Loading of chemicals;
7.First fills shall include filling of systems;
8.Chemical cleaning; and
9.Flange torqueing documentation.
8.7Start-Up Assistance. Before the commencement of commissioning, Contractor shall develop start-up procedures; and Owner will provide qualified personnel at operator and supervisory levels to assist in this activity.
8.8Operating and Maintenance Manuals. Contractor shall supply start-up, operation, and maintenance manuals for review by Owner in accordance with Attachment M of the Agreement. The start-up manuals shall include the sequence of activities that must be carried out in order to start-up of the Project. The manuals shall incorporate the requirements that define the process safety management system required for start-up and operation.
8.9Performance Tests. Contractor shall perform Performance Tests in accordance with Section 11 of the Agreement and Attachment S. Contractor shall issue Performance Tests reports.
8.10Emergency Shutdown Systems
A.In order to meet FERC requirements, Emergency Shutdown (“ESD”) systems shall be tested prior to hydrocarbon introduction. During commissioning or operation, if unplanned inadvertent ESD trips occur during initial operations then the below corresponding ESD test shall be completed:
1.Tanks will be loaded (simulation test) to test the high-level shutdown function; the test shall be conducted to verify liquefaction shutdown. Test procedure for high level shutdown function will need to bypass trip signal to existing High Level Trips on the SPL Liquefaction Facility storage tanks to prevent inadvertent trip of operating trains from the SPL Liquefaction Facility, as needed;
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2.ESD shutdown must be done prior to operation to verify that each Subproject is shut down safely and in proper sequence during operation; and
3.Power failure simulation shutdown will be initiated to verify that a safe, smooth shutdown sequence is achieved during operation of each Subproject.
8.11Owner Operator Training. Contractor shall provide training to Owner in accordance with Attachment M.
8.12Vendor Training. Contractor shall coordinate Vendor training (provided by OEM on different systems and Contractor-Supplied Equipment) in accordance with Attachment M.
8.13Training Materials.
A.Contractor shall provide the materials, evidence and artifacts listed below to demonstrate it has provided training in accordance with the requirements of the Agreement and Attachment M:
1.Training guides per unit;
2.Plant system manual per unit;
3.Evidence of Chart, ConocoPhillips and BASF technology process training (this is in-depth training by unit given to operation and maintenance (O&M) operators and technicians);
4.Certificates issued by any Vendor and original equipment manufacturer (OEM) during training;
5.All classes rosters;
6.Two (2) copies of student manuals and materials for each course given to Owner personnel;
7.All power Points provided by Vendors and OEM;
8.Any materials used, and evidence gathered of Distributed Control System (DCS) training for the control rooms operators.
8.14Operations Activities Prior to Substantial Completion of All Subprojects. Contractor shall operate the Project in accordance with Section 11.9 of the Agreement.
ARTICLE 9
DEMOBILIZATION
A.The orderly transfer of knowledge and skills is important for sustained operation after start-up. Prior to start-up, Owner will provide Contractor with their requirements for retention of specialized manpower, if any, from Contractor or Subcontractor workforce.
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B.At demobilization, all temporaries, buildings, vehicles, etc. shall be offered to Owner for their possible acquisition. Owner has no obligation to acquire any such assets if deemed not required.
C.All construction locations, temporary waste locations, temporary excavations, roadways, fences, drains and their affected areas shall be rehabilitated at Contractor cost to design conditions. Redundant electrical cables, buildings and fixtures shall be abandoned in place.
D.Contractor is responsible for the removal and disposal of all above ground facilities including concrete slabs and foundations. Contractor will restore the Site in accordance with finish grading Drawings. All temporary mechanical and electrical equipment will be disconnected and removed. Any underground equipment not removable will be made safe, sealed and sufficiently marked and As-Built Drawings provided to indicate whereabouts and condition of any abandoned equipment.
ARTICLE 10
PROJECT CONTROLS
10.1General. Contractor’s Project control scope of Work shall include planning, scheduling, progress measurement and reporting, invoicing and cost reporting. Contractor shall plan and program the Work and its resource requirements in accordance with the requirements of the Project Schedule. Contractor shall develop detailed Project control procedures applicable to all phases of the Work, covering all aspects of planning, scheduling, progress reporting, accounting and administration. Such control procedures shall be implemented for planning, scheduling, quantitative measurement and reporting of progress. Contractor shall provide Owner Representative or his designee with all relevant planning and reporting documents and files as per Attachment X of the Agreement.
10.2Project Controls Plan. Contractor shall produce a detailed “Project Controls Plan” for review by Owner within [***] ([***]) Days after LNTP No. 1. Owner will provide comments within [***] ([***]) Business Days following receipt. The Project Controls Plan shall list the procedures to be used by Contractor to maintain the scheduling, control, progress, Change Order control, and reporting of all activities.
10.3Program Reporting - Planning Network. The Work shall be planned, managed, monitored and controlled by use of an integrated critical path network planning system, derived from a work breakdown structure (WBS).
10.4Project Schedule
A.Contractor shall produce a Project Schedule in accordance with Section 5.4 of the Agreement. The Project Schedule shall be the Project baseline plan comprising of a control network detailing all activities to be completed in a logical sequence and being in sufficient detail to identify key activities and restraints, interdependencies and interrelationships required to control the Project. In addition to the requirements found in the Agreement, the Project Schedule shall:
1.Represent Contractor’s judgment as to how it shall complete the Work in compliance with the Project Schedule;
2.Be a detailed graphic representation of all significant aspects of the Work showing Contractor’s plans for performance of the Work;
3.Comply with GECP;
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4.Indicate a level of detail as per Attachment X Section 5(C), sufficient for Contractor to plan, organize, direct, coordinate, perform and execute the Work, and for Owner to monitor the progress of the Work;
5.Include separate activities for each significant portion of the Work including activities for mobilization, engineering, procurement, construction, commissioning, start-up, testing, closeout and demobilization;
6.Show the duration, start dates, and finish dates for each activity;
7.Show activity number and activity description for each activity as required in Section 5.4B of the Agreement; and
8.Reflect logical relationships between activities with a reasonable duration for each activity, and show an uninterrupted critical path from the NTP to Substantial Completion of each Subproject and Final Completion.
10.5Progress Measurement. Contractor shall, until Substantial Completion of all Subprojects, develop and maintain systems and procedures for the measurement of progress against the Project Schedule. Contractor shall measure progress based on actual Work completed.
10.6Progress Meetings and Minutes
A.Periodic meetings shall be held as required for the purpose of keeping Owner fully informed of all aspects of the Work, and for reviewing execution plans, technical or financial concerns, progress status and scheduling of the Work, remedial actions, quality concerns, safety concerns, interfaces, and Owner and Contractor plans for resolving issues, as required in the Project execution plan.
B.In addition to any meetings that shall be held in accordance with the requirements of the Agreement, commencing with NTP, periodic engineering progress meetings will be held between Owners’ Representative or designee, and any other Persons designated by Owner, and Contractor’s Project Engineering Manager or designee. Owner and Contractor shall agree on the timing for the meetings, dates, and agenda for such meetings well in advance as the Work demands.
C.Minutes of all progress-related meetings shall be prepared by Contractor and sent to Owner in accordance with Attachment X for review and sign-off following the meeting. The contents of the minutes shall be subject to review at the next progress meeting.
10.7Monthly Progress Reports. Commencing with NTP, Contractor shall provide a written Monthly Progress Report to Owner as required pursuant to Section 3.19 of the Agreement.
ARTICLE 11
CONTRACTOR INTERFACES
11.1FERC/PHMSA Activities – Division of Responsibility
A.Owner is required to provide regular reports and other information to the FERC/PHMSA during design, construction, and operation of the Project as outlined in FERC/PHMSA authorization, and in the Code of Federal Regulations (CFR), Title 49 – Transportation; Part 192 –
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Transportation of Natural and Other Gas by Pipeline; Minimum Federal Safety Standards; Part 191 – Transportation of Natural and Other Gas by Pipeline; Annual Reports, Incident Reports, and Safety Related Condition Reports, and Part 193 – Liquefied Natural Gas Facilities: Federal Safety Standards. All direct correspondence with FERC/PHMSA will be by Owner. The Project will be subject to regular inspections by FERC/PHMSA staff, and continuous monitoring by inspectors providing reports to FERC/PHMSA. Contractor shall assist Owner for interfaces with FERC/PHMSA, including as specifically noted in the Division of Responsibility Matrix below until Substantial Completion.

Division of Responsibility Matrix
FERC/PHMSA Activity	Owner	Contractor	Remarks
FERC Application overall responsibility	P	Note 1	Refer to Owner Permits, Attachment Q Note 1 - Contractor is responsible for construction related Permits per Attachment P.
FERC coordination during Project execution	P	S	N/A.
Change Logs	S	P	Compliance with FERC requirement to maintain change logs that list changes made from the front end engineering design provided in application and filings. Any change to be documented with explanation for the design alteration, with all changes clearly indicated on all applicable Drawings.
Department of Transportation (DOT) drug testing program during construction, as applicable.	S	P	N/A.
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Division of Responsibility Matrix
FERC/PHMSA Activity	Owner	Contractor	Remarks
FERC and PHMSA compliance and inspection during Project execution:
a) Owner’s Monthly Report;
b) Support FERC and PHMSA document reviews and inspection visits;
c) Environmental inspector’s weekly reports concerning construction activities;
d) Provide required Project data;
e) Update FERC permit data;
f) FERC technical reviews and occasional meetings;
g) FERC witness of tests such as tank foundation, hydro test, start-up and commissioning etc.; and
h) Address FERC compliance issues.
	P	S	N/A.
Obtain FERC Construction Authorization	P	S	Contractor to provide support in the preparation of implementation packages to support Owner’s requests for FERC authorizations to commence specific construction activities. Implementation packages to be developed in accordance with the conditions of the authorization order.
FERC’s authorization to commence operation	P	S	Contractor to provide support in the preparation of implementation plan to support Owner’s requests for FERC authorizations to commence operation. Implementation plan to be developed in accordance with the conditions of the authorization order.
Start-up and commissioning coordination with FERC	P	S	Owner responsible for feed/fuel gas supply, nitrogen supply, service water supply, power supply, shipping and logistics.
FERC requirement for Project Books and Records to be maintained three (3) years after Final Completion	P	Note 2	Note 2 - Contractor to turn over Project records at Final Completion.

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Legend:
P = Primary scope responsibility S = Secondary responsibility (Support)
11.2FERC Required Reports
A.Owner is required to provide regular reports and other information to FERC during design, construction, and operation of the Project. Contractor shall assist Owner with all interfaces with FERC as follows:
1.Operation and maintenance procedures and manuals, as well as emergency plans and safety procedure manuals, shall be filed by Owner with FERC prior to commissioning operations. Contractor is responsible for developing these documents, including changes recommended by the FERC, and assisting with the resubmission of these documents as required;
2.Emergency plans and safety procedure manuals shall be filed with FERC prior to Site construction. Contractor is responsible for developing these construction-related documents and supporting Owner in the development of the Facilities’ initial plans and procedures, including incorporating changes recommended by FERC and assisting with the resubmission as required;
3.The FERC staff shall be notified by Owner of any proposed revisions to the Security Plan and physical security of the Project prior to commissioning. Contractor shall assist Owner in the development of these plans, and shall advise Owner if changes to the design or construction of the Project may impact these plans;
4.Progress on the Project shall be reported in monthly reports submitted to FERC. Details should include a summary of activities, problems encountered and remedial actions taken. The Monthly Progress Report described in Attachment X of the Agreement shall be formatted so that the required information can be easily extracted by Owner and sent to FERC;
5.Problems of significant magnitude shall be reported by Owner to FERC on a timely basis. Additional Site inspections and technical reviews will be held by FERC staff prior to commencement of operation. Contractor shall cooperate with Owner at all times in this regard and report any such problems to Owner immediately;
6.The Project shall be subject to regular FERC staff technical reviews and Site inspections on at least a biennial basis or more frequently as circumstances indicate. Prior to each FERC staff technical review and Site inspection, Owner will respond to a specific data request including information relating to possible design and operating conditions that may have been imposed by other agencies or organizations. Provision of latest detailed piping and instrumentation diagrams reflecting modifications and provision of other pertinent information not included in the semi-annual reports described below, including events that have taken place since the previously submitted annual report. Contractor shall assist Owner with these FERC reviews, requests, inspections, and reports as required by Owner. Owner to manage the IP requirements for information sharing with FERC;
7.Semi-annual operational reports shall be filed with the FERC by Owner to identify operating conditions, abnormal operating experiences, and activities (including ship arrivals, quantity and composition of imported LNG, vaporization quantities, boil-off/flash gas, etc.). Adverse weather conditions and the effect on the Project also should be reported. Reports should be submitted
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within [***] ([***]) Days after each period ending June 30 and December 31. In addition, a section entitled “Significant plant modifications proposed for the next 12 months (dates)” also shall be included in the semi-annual operational reports. Such information would provide the FERC staff with early notice of anticipated future construction/maintenance projects at the Project. Contractor shall assist Owner with any semi-annual operational reports that may be due during the period before Substantial Completion of such Subproject;
8.Significant non-scheduled events, including safety-related incidents (e.g., LNG, condensate, refrigerant, or Natural Gas releases, fires, explosions, mechanical failures, unusual over pressurization, and major injuries) and security-related incidents (e.g., attempts to enter the Site, suspicious activities) shall be reported by Owner to FERC staff within [***] ([***]) hours. In the event that an abnormality is of significant magnitude to threaten public or employee safety, cause significant property damage, or interrupt service, notification shall be made by Contractor to Owner immediately, without unduly interfering with any necessary or appropriate emergency repair, alarm, or other emergency procedure. This notification practice shall be incorporated into the Project emergency plan. Contractor shall report all such incidents to Owner immediately and develop for Owner any such reports that may be required during the period before Substantial Completion of such Subproject. Examples of reportable LNG, condensate, refrigerant or Natural Gas incidents include:
(i)Fire;
(ii)Explosion;
(iii)Estimated property damage of $50,000 or more from an event that involves the release of LNG, condensate, refrigerant or Natural Gas;
(iv)Death or injury requiring hospitalization;
(v)Free flow of LNG, condensate, refrigerant or Natural Gas for five (5) minutes or more;
(vi)Unintended movement or abnormal loading by environmental causes, such as an earthquake, landslide, or flood, that impairs the serviceability, structural integrity, or reliability of the Project;
(vii)Any crack or other material defect that impairs the structural integrity or reliability of Equipment that contains, controls, or processes LNG, condensate, refrigerant or Natural Gas;
(viii)Any malfunction or operating error that causes the pressure of a pipeline or Equipment that contains or processes LNG, condensate, refrigerant or Natural Gas to rise above its maximum allowable operating pressure (or working pressure for LNG facilities) plus the build-up allowed for operation of pressure limiting or control devices;
(ix)A leak in Equipment that contains or processes LNG, condensate, refrigerant or Natural Gas that constitutes an emergency;
(x)Any safety-related condition that could lead to an imminent hazard and cause (either directly or indirectly by remedial action of the operator), for purposes other than abandonment, a [***] ([***]) percent reduction in operating pressure or shutdown of operation of a pipeline or an Equipment that contains or processes LNG, condensate, refrigerant or Natural Gas;
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(xi)safety-related incidents from LNG, condensate, refrigerant or Natural Gas transportation occurring at the Facilities; or
(xii)an event that is significant in the judgment of the LNG personnel and/or management even though it did not meet the above criteria or the guidelines set forth in the Project’s incident management plan.
B.In the event of an incident, the FERC has authority to take whatever steps are necessary to confirm operational reliability and to protect human life, health, property or the environment, including authority to direct the Project to cease operations. Following the initial notification to Owner, FERC staff will determine the need for Owner to file a separate follow-up report or follow-up in the upcoming semi- annual operational report. All follow-up reports should include investigation results and recommendations to minimize a reoccurrence of the incident. Contractor shall develop for Owner any such reports that may be required if the incident happened before Substantial Completion of any Subproject.
C.Owner has full responsibility to submit an implementation plan of how the Project plans to meet the conditions of the authorization order.
D.Owner has overall responsibility for the FERC application, coordination with FERC, and compliance issues. Contractor shall support Owner in providing required clarifications to FERC. Notwithstanding the foregoing, Contractor will not contact or otherwise engage in communications with FERC and other Governmental Instrumentalities regarding the Project without Owner’s involvement. For PHMSA and FERC support, [***] ([***]) hours has been allocated for this Scope of Work and shall be subject to a Change Order for increase in the Contract Price to the extent the hours of PHMSA and FERC support provided by Contractor exceed [***] ([***]) hours.
11.3Requirements of Department of Homeland Security
A.Facility Security Plan
1.Owner is subject to the requirements found in 33 CFR Part 105, and will develop a facility security plan (“Facility Security Plan” or “FSP”), for the Project. Contractor will assist Owner in the revision of the FSP, as required, and will structure all training programs for Owner and applicable Contractor personnel to comply with this FSP for the period up to Substantial Completion of all Subprojects.
B.Facility Security Assessment
1.Owner will be required to develop a facility security assessment (“Facility Security Assessment” or “FSA”) which addresses “response procedures for fire or other emergency response conditions” (33 CFR 105.305(a)(2)). The US Coast Guard also requires an emergency manual for LNG terminals in accordance with 33 CFR 127.307. Contractor will assist Owner in preparing and submitting the FSA to the COTP, along with the operations manual required by 33 CFR 127.305, before the Project can be placed in service. The manuals developed for overall Facilities operation and ship loading shall be consistent with the USCG operations manual.
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11.4Environmental Mitigation . During Project construction and commissioning activities, Owner is responsible for protecting the wetlands adjacent to the Site.
ARTICLE 12
DETAILED SCOPE OF WORK – CONSTRUCTION
12.1General. The prefabrication, fabrication, erection, and installation disciplines included here below are not intended to be exhaustive. Contractor shall be responsible to identify all disciplines to be included in completion of the Work.
12.2Welding and NDT Procedures and Qualification
A.Contractor shall be responsible for and shall carry out all activities associated with welding and NDT qualification for the Work according to Specifications, including:
1.Prepare and qualify welding procedures (WPS and PQR including laboratory tests) for structural and pipe welding, including the preparation of all necessary specific procedures to control the welding process (PWHT, test coupon, etc.);
2.Qualification of welders (WPQ) including related laboratory testing for structural and pipe welding;
3.Qualification of welding equipment and consumables;
4.Maintaining welder qualification records;
5.Monitoring welder performance;
6.Prepare NDT/PWHT procedures;
7.Qualification of NDT equipment;
8.Qualification of equipment operators for NDT;
9.Perform NDT as per the procedures;
10.Obtain handling permits for radioactive materials;
11.Supply of all associated electric power, consumables, materials, Construction Equipment, and other associated items;
12.Provide and maintain secure storage for radioactive sources; and
13.Implement specific safety procedures relating to radioactive sources.
12.3Civil & Underground Works
A.Contractor’s civil work scope shall include:
1.Surveys
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(i)Site survey to verify the condition of the Site, including geotechnical (part of bridging) and topography;
(ii)Setting out the Project and temporary facilities;
(iii)Site survey to verify the Site preparation works; and
(iv)Final Site survey to produce “as-builts” as required.
(3)Any geotechnical soil investigation at Site that Contractor should deem necessary to perform its Work, after firming up the plot plans, including boreholes at the anticipated final location of the Project’s heavy loads.
(4)Soil substitution and/or soil improvement measures and piling where necessary for the pavement and foundations stability.
2.Earthworks at Site
(i)Accommodation at all interfaces between structures and the ground (underground cables, drains, piping, concrete ditches, etc.) for any expected ground subsidence identified in the geotechnical soil investigation.
3.Drainage Systems
(i)The installation and testing of all underground pipework, pipelines, vessels and tanks and associated facilities including installation markers.
(ii)Buried electrical, instruments, telecoms, networks, etc. All earthworks, trenching, back-filling and other associated works for underground cable networks and installation of markers.
(iii)All road and pavement works within the Site.
4.Foundation Preparation
(i)Excavation, shuttering, compaction, imported material, etc.
(ii)All storage tank foundations, bund walls, and all associated works.
5.Underground Earthing Network
(i)Installation of the UG earthing system and cathodic protection system.
6.Concrete works
(i)Trial mix;
(ii)Foundations;
(iii)Structures, floors;
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(iv)Basins and pits; and
(v)Testing of cement, aggregates, concrete by a reputable independent laboratory.
B.Installation of anchor bolts, inserts, and embedded items.
C.Surface preparation and grouting of all Equipment and Construction Equipment.
D.Backfilling and compaction works around foundations, embankments, paving areas.
E.Compaction tests as required.
F.Importation of backfill material as required for earthworks.
G.The laying of all paving and graveled areas.
H.Disposal on Site of all uncontaminated surplus soil and/or unsuitable excavated material.
I.Maintain all crushing test, compaction tests, leak test and the like.
J.Final “As Built” surveys for underground services, pipes, cables and equipment in accordance with Attachment B.
K.Any and all other civil and underground works to complete the Work.
12.4Piping
A.Contractor’s piping Work scope shall include:
1.Fabrication and installation of all piping supports;
2.Fabrication and installation of the filter/separator;
3.Fabrication and installation of cryogenic pipe work and supports;
4.Prefabrication and erection of all pipes, manifolds and components;
5.NDT and Post Weld Heat Treatment;
6.Fabrication and installation of valve supports;
7.Installation of all Site installed valves;
8.All pipes and associated supports shall be fabricated, inspected and tested in accordance with Applicable Codes and Standards, and Specifications inclusive of hydrostatic or other forms of pressure testing;
9.Erection of pipes shall be carried out in such a way as to prevent any over stress on pipes or the Equipment to which they are connected. Contractor shall install adequate temporary pipe supports and dummy spools where final supports and interfaces are not available;
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10.Contractor shall take all necessary precautionary measures to prevent damage to pipe during the construction phase of the Work;
11.Corrosion prevention applications to piping components (e.g., flanges) shall be re-applied following welding or PWHT, or damage caused by any means; and
12.Contractor shall take necessary precautionary measures and preservation to maintain installed piping free from debris, tools, rags, etc. Control systems should be put in place.
12.5Electrical
A.Contractor’s electrical Work scope shall include:
1.Fabrication and installation of cable tray supports, cable channel supports and electrical equipment supports;
2.Installation of cable trays and cable channels (as applicable);
3.Trenching, underground installation and backfilling as required;
4.Installation of electrical equipment including HV/LV switchgear, power transformers, UPS (inverter, batteries and charger), control panels, MCC’s, lighting fixtures, floodlights, air navigation beacons, switches, outlets, junction boxes and any other electrical equipment;
5.Installation of power, control and lighting cables and required testing;
6.Glanding, insulation resistance checks and terminating connections to Equipment and systems;
7.Installation of grounding systems, including grounding cables/bars and connections;
8.Installation of lightning protection conductors, as applicable;
9.Installation of cathodic protection systems, including test stations, cables and connections; and
10.Any and all other electrical work and / or services necessary to complete the Work;
12.6Instrumentation
A.Contractor’s instrumentation Work scope shall include:
1.Fabrication and installation of cable tray supports and instrumentation equipment supports and protection;
2.Installation of cable trays, covers and ladders (as applicable);
3.Trenching, underground installation and backfilling as required;
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4.Installation of field, control room and technical rooms’ instrumentation equipment including control and supervisory systems. Control units, individual instruments, individual safety devices (detectors, etc.), junction boxes, local panels and other instrumentation equipment;
5.Installation of instrumentation and safety device cables and required testing;
6.Glanding, insulation resistance checks (instrumentation cables not typically meggered), and terminating cables / lines connections to instrumentation equipment and safety devices;
7.Installation of instrument air lines and hydraulic control lines including supports and protection;
8.Installation of all process impulse lines including supports and protection;
9.Any and all other instrumentation work and / or services necessary to complete the Work; and
10.Cybersecurity (including a risk assessment) is excluded in its entirety.
12.7Telecommunications
A.Contractor’s telecommunications Work scope shall include:
1.Trenching, underground installation and backfilling as required;
2.Installation of all telecommunication systems: structured cabling system, fiber optic network, telephony, data network, wireless router capability throughout the Facility (including the operating areas), public address, radio systems, CCTV, marine systems, intrusion, access control, POB, etc.
3.Installation of structured cabling infrastructure (e.g., field, technical rooms, buildings), electrical and earthing infrastructure and required testing;
4.Glanding and terminating connections to communications equipment including all markers, ferrules and the like for cable identification; and
5.Installation of weather protection housings including fixings as required by Specifications or Applicable Codes and Standards.
12.8HVAC
A.For substations and operations shelter buildings, as applicable Contractor’s HVAC Work scope shall include:
1.Inspection of the building before installation of systems and Equipment;
2.Fabrication and installation of cable tray supports and HVAC equipment supports;
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3.Installation of cable trays;
4.Installation of HVAC equipment including HVAC refrigeration units, heating units, roof top units (as applicable), ducting, fire dampers, thermostats, local controls, junction boxes and any other HVAC equipment;
5.Installation of HVAC power and control cables and required testing;
6.Glanding and terminating connections to HVAC equipment and installation of all markers ferrules and the like for cable identification;
7.Contractor shall provide an operational HVAC system servicing the technical rooms prior to the installation of control, electrical and communications equipment / instruments in such rooms;
8.Provision for temporary air conditioning units to protect installed Equipment prior to commissioning of permanent HVAC installation; and
9.Provision of dehumidifiers wherever sensitive Equipment (mainly electronic equipment) shall be installed prior permanent HVAC is commissioned.
12.9Safety and Firefighting Equipment
A.Contractor’s safety work scope shall include:
1.Fabrication and installation of safety equipment supports and firefighting;
2.Equipment supports;
3.Installation of safety and firefighting equipment including fire extinguisher brackets and fire extinguishers, water and foam monitors, hose reel cabinets, first aid boxes, eye wash stations, safety showers, water fountains, foam packages and systems, evacuation aids and any other safety and firefighting/fire brigade equipment as required;
4.Fabrication and installation of local fire water piping connections to hose reel cabinets;
5.Fabrication and installation of water piping connections to eye wash stations and safety showers; and
6.Safety and firefighting equipment that may be non-secured or subject to damage shall be installed at Site following completion of the pre-commissioning phase of the Work or unless otherwise instructed by Owner.
12.10Painting, Coating and Fireproofing
A.Contractor’s painting and coating scope of Work shall include surface preparation and application of painting / coating systems in accordance with the Specifications and Vendor recommendations:
1.All metallic surfaces subject to ambient conditions;
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2.Underground foundations and metallic pipe / drainage systems;
3.Underground pipelines, vessels and tanks;
4.Insulated equipment, piping, instruments;
5.All surfaces subject to corrosive product splashing or contaminants;
6.Insulation protection sheeting external surfaces;
7.Piping systems, including piping supports and piping system color coding including stenciled identification markings;
8.Equipment packages including stenciled equipment identification markings;
9.Damaged and/or deteriorated areas, as required; and
10.Any and all other painting/coating works and / or services necessary to complete the Work.
B.Contractor shall execute all necessary precautions prior to commencing surface preparation or painting applications (including paint spraying). These shall include covering / protecting surfaces not to be prepared or painted. Contractor shall also clean areas of grit and any other debris created by painting activities in a timely manner.
12.11Insulation
A.Contractor’s insulation scope of work shall include:
1.Application of insulation materials to pipes, vessels, equipment, valves etc.;
2.Installation of cladding over applied insulation;
3.Passive fire protection of steel work, pipe racks, equipment supports, piping and valves; and
4.Any and all other insulation works and/or services necessary to complete the Works.
12.12Buildings and Architectural
A.Contractor’s building and architectural scope of Work shall include:
1.Construction of reinforced concrete and steel structures including foundations, walls, suspended slabs, floors and the like if required;
2.Blast proof doors and frames if required;
3.Inspection of foundations;
4.Internal doors, partitions and frames;
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5.Buildings’ utilities including water, drainage, sanitary facilities, power and lighting, including distribution boards, cabling and the like;
6.Architectural items including floor and ceiling panels, fittings and fixtures, painting and other finishes if required;
7.Data network wiring and audio/visual capability in conference rooms if required;
8.Mechanical rooms, electrical rooms, and data network rooms accessible from inside the buildings if required;
9.Equipment shelters and enclosures including support steelwork and cladding/sheeting, safety fencing/enclosures and the like if required; and
10.Fixed Equipment that may be subject to damage shall be installed at the Site following completion of all other Works in the buildings.
12.13Equipment
A.Contractor’s Equipment scope of Work shall include:
1.Inspection of foundations;
2.Arrangements for attendance at the Site of Subcontractors’ representatives (as required);
3.Unpacking the Equipment at the storage area and checking for completeness and external / internal damage and rectifying same if found;
4.Fabrication and installation of all Equipment supports including, structural reinforcements, plinths, containments, etc.;
5.Lifting of Equipment: Heavy lifts shall be carried out in accordance with specific lift plans;
6.Assembly of the Equipment component parts (as required);
7.Setting of the Equipment in place and carrying out necessary alignment, leveling, etc.;
8.Fixing of the Equipment in place, using approved fixing methods (bolting/welding);
9.Checking the equipment installation for completeness;
10.Equipment to be installed includes:
(i)Pressure vessels, columns and tanks
(ii)Air cooled heat exchangers
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(iii)Heat exchangers compressors and pumps
(iv)Process and utility packages
(v)Control systems
(vi)Telecommunication systems
(vii)Heaters
11.Miscellaneous and all other Equipment; and
12.Provision of protection measures after completion as required, and necessary preservation procedures carried out.
12.14Steel Work
A.Contractor’s steel scope of Work shall include:
1.Inspection and dimensional checks on all foundations;
2.All structural steel prefabrication, assembly and erection, including primary steel members, secondary steel, shelters, platforms for equipment, flare stacks and related access platforms, pipe racks and supports, ladders, stairs, walkways and handrails; and
3.All other associated structural works.
12.15Interfaces and Tie-ins. Contractor will prepare a tie-in list and action plan with all required isolation for the Stage 5 Facility Tie-In Work relating to the progressive start-up of the Stage 5 Facilities.
12.16Labeling and Tagging
A.Equipment and instruments will be labeled and / or tagged to satisfy the NFPA 59A requirements of the FERC order authorizing the Project. Custom piping labeling will be provided by Owner.
B.Instrument tags will be stamped metal and be secured to the applicable instrument with stainless steel or equivalent wire that will withstand weather and wind.
C.Car seal tags will be implemented and administered by Contractor prior to Substantial Completion.
ARTICLE 13
DETAILED SCOPE OF WORK – LOAD OUT & TRANSPORT
13.1General. This section is applicable to the Contractor-Supplied Equipment/material to Site.

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13.2Forwarding
A.Contractor shall execute all forwarding of all Contractor-Supplied Equipment, including the following requirements:
1.Contractor shall organize and coordinate packing, marking and transport of Contractor-Supplied Equipment from the source of supply determined in the purchase order to the Site by a mode that meets the requirements of the Project Schedule. This shall include all services related to import facilities and obtaining necessary licenses and documents as required;
2.Such Work shall include:
(i)Preparation of packing, marking, shipping and documentation specifications;
(ii)Inspection of packing, marking, and loading;
(iii)Develop plans and procedures for freight forwarding, handling and customs clearance of Contractor-Supplied Equipment to manage all freight that is consigned to arrive at the Site;
(iv)Local transportation – Contractor shall comply with all Applicable Laws regarding the local transportation of Contractor-Supplied Equipment, to include Permits, escorts, load limits, signs and diversion construction;
(v)Overseas transportation – Contractor shall take responsibility for organizing and securing the approval for the marine transport of heavy Contractor-Supplied Equipment by the marine warranty surveyor. When carrying out overseas transportation by either sea or air, Contractor shall comply with the provisions of the Agreement. Any freight by air, Contractor shall only use IATA approved aircraft;
(vi)Prepare, maintain and issue a monthly shipping progress report and monthly shipping forecast;
(vii)Arrange for the importation of all Contractor-Supplied Equipment purchased, for receiving and offloading at the Site, or, in the case of spare parts, the Owner-designated storage facility on the Land, and for obtaining all necessary licenses, insurance certificates and any other documents required;
(viii)Off-loading and loading operations, handling and movements, protection, preservation, storage and maintenance of operating spares shall comply, as a minimum requirement, with Subcontractors’ instructions and recommendations and with applicable provisions of Contractor’s material handling procedure.
13.3Marine Transportation of Contractor-Supplied Equipment (if applicable)
A.Contractor shall be responsible for all sea and inland water transportation of Contractor-Supplied Equipment including supply of all vessels/towing barges/personnel, materials, tools and other related marine operations. Contractor shall obtain “Certificate of Approval” from the marine warranty surveyor for all load-out, sea-transportation, ro-ro, lo-lo and other related operations.
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Owner reserves the right to demand alternatives to Contractor’s proposed barges, vessels or equipment if Contractor’s proposals are not proven to be safe or suitable for the operation.
B.Contractor shall obtain approval from the necessary Governmental Instrumentalities for all transportation activities and for associated equipment, including but not necessarily limited to:
1.Entry of vessels and equipment including personnel;
2.Towing regulations;
3.Vessel operations; and
4.Quarantine.
C.Contractor shall require preservation of all Contractor-Supplied Equipment during transportation from the fabrication site to the final location for installation. The preservation shall include protection against the environment to prevent water ingress and condensation. Contractor shall require that all vessels and crew comply with Applicable Law. Contractor shall be responsible for all grillage scope of work to be carried out on all Contractor-Supplied Equipment transportation vessels. Contractor shall acknowledge that quarantine requirements may involve Contractor-Supplied Equipment to be temporarily located in the designated area/facilities for inspection and wash-down purposes. Proper precautions shall be taken to preserve all Contractor-Supplied Equipment. Temporary bracings for transportation or installation aides shall be clearly identified so these can be safely removed after final installation of the Contractor-Supplied Equipment is accomplished.
13.4Customs Clearance. Contractor-Supplied Equipment for the Site shall be subject to customs regulations and inspection. Contractor shall review and understand these regulations and implement all procedures and activities to perform this function. All costs associated with the importation and/or re-exportation shall be the responsibility of Contractor. Contractor shall clear all Contractor-Supplied Equipment through customs for use at the Site.
ARTICLE 14
DETAILED SCOPE OF WORK – EQUIPMENT INSTALLATION
Contractor shall furnish all labor, equipment, machinery, transportation and supervision necessary to pre-assemble (where applicable), assemble, allocate, lift, set, level, install and tie-down all production and utility mechanical Equipment in accordance with the relevant documentation. Contractor shall utilize Subcontractor representatives as required to support the assembly, installation, testing and commissioning of Equipment. Subject to Section 8.2 of the Agreement, Contractor shall protect all Equipment from damage, corrosion and entry of foreign materials prior to and during the installation. Contractor shall protect all Equipment from external influences during installation whilst multiple works are being carried out in the same vicinity. Required preservation procedures are to be carried out throughout the installation and pre-commissioning periods.
ARTICLE 15
DETAILED SCOPE OF WORK – COMMISSIONING
15.1Commissioning of Utilities. Contractor shall commission the utilities systems and have them operationally tested (as technically required) in sufficient time in advance to allow for the commissioning of the process and other systems. A modification control plan shall be put in place as per Contractor’s procedure, particularly for programmable electronic systems and all modifications thereto, and
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software needing to be carefully controlled and managed. Access passwords to any programmable units of any package or machinery must be made available to Owner after Substantial Completion.
15.2Witness of Commissioning Activities. Contractor is to allow Owner to witness commissioning activities, Owner will minimize disruption to Contractor and/or Subcontractor Work.
15.3Approved Safety Systems. When planning and performing commissioning activities, Contractor shall take into account the fact that, as soon as any utilities and process systems are under commissioning or in operation, Contractor shall implement a work permit system. Contractor’s Permit to Work procedure for the commissioning activities shall be available to Owner.
15.4Additional Measures. At the time of introduction of any product, in particular Natural Gas, into the Project for commissioning, some additional measures related to organization of the works and safety systems shall be implemented. Owner will have the right to audit the application of Contractor’s permit to work system. It is the objective of Owner to maximize the exposure of Owner’s personnel within the pre-commissioning and commissioning process as a means of accelerated training as defined in Attachments M of the Agreement.
15.5Number of positions which will be provided by Owner
A.Per Attachment M, Owner will provide a fixed number of operations and maintenance personnel for training, on-the-job training and to participate in the operation of the Facility under Contractor’s direction through Substantial Completion.
15.6General
A.Commissioning shall include:
1.Verification that the electrical and instrument function of the Project will perform in accordance with the design documents and the Drawings and Specifications;
2.Leak testing with nitrogen or air;
3.Actual run-in and on-line tests of utilities and major Equipment;
4.Preparation for introduction of process hydrocarbons;
5.Submission for approval of Punchlist items; and
6.Commissioning by functional system and will include activities within defined separable portions.
15.7Contractor’s Responsibilities
A.Contractor’s responsibilities for commissioning shall include the following:
1.Providing a team of suitable, experienced, qualified and trained personnel for commissioning in accordance with Contractor’s requirements. Contractor’s commissioning team shall report to Contractor’s Representative. Commissioning schedule must be submitted to Owner at least [***] ([***]) weeks in advance;
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2.Preparing safety audits and maintaining record of all safety audit items;
3.Providing necessary commissioning and start-up spare parts on Site;
4.Executing all scheduling, planning and progress reporting;
5.Coordinating activities of any Subcontractors participating in the Work, including for specific packages or Equipment requiring specialist technical knowledge, or for specific tasks such as valve leak testing, small repair facilities, chemical cleaning and inerting;
6.Conducting work planning meetings as required;
7.Developing all required software items (including tie-in packages identifying and detailing software changes to be done by Owner);
8.Maintaining all documentation and records of completion activities in hard copy and database formats. Maintaining records of all design changes for updating the operating manual, as applicable, towards the end of Work.
9.Supply, operation, maintenance and removal of materials, equipment utilities and services required for commissioning such as:
(i)Temporary power generation (including generators, transformers, switchgear, distribution units, cables, temporary junction boxes, load banks, supports as necessary);
(ii)Portable oil heaters, pumps, oils for flushing of Equipment and oil circuits;
(iii)Temporary instrument air supply (free of moisture);
(iv)Pneumatic tests are used in stainless steel installations, however if water is used, fresh clean water with low chlorine content and corrosion inhibitor, suitable for testing of stainless steel and all alloys susceptible to chlorine adverse effects;
(v)Mechanical, electrical and instrumentation test gear and small tools necessary to carry out calibration and Performance Tests;
(vi)Temporary strainers, temporary spades, flanges;
(vii)Gathering and completing the commissioning dossier of the completed systems;
(viii)Performing repair Work for defective systems and retesting as required; and
(ix)Transmitting to Owner the commissioning dossiers and notification for RFSU Certificates.
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SCHEDULE A-2

BASIS OF DESIGN

[***]
A-2-1

ATTACHMENT B

CONTRACTOR DELIVERABLES

In addition to the other requirements under the Agreement, Contractor shall be responsible for providing Owner with all of the Drawings, Specifications, electronic models, electronic databases and other documents required under this Attachment B and any and all other Drawings, Specifications, electronic models, electronic databases and other documents not listed below but required under the Agreement or for the performance of the Work (collectively, the “Documents”).

1.Documentation Preparation, Review and Distribution.

Contractor and its Subcontractors and Sub-subcontractors shall prepare all Documents as and when necessary for the timely performance of the Work, and in addition, Contractor shall distribute to Owner Documents listed in this Attachment B within the times required under this Attachment B, unless mutually agreed by the Parties.

1.1Deliverable Transmission

Contractor shall submit all Documents via transmittal to Owner using either the Owner-provided electronic document exchange secure file transfer protocol (“SFTP”) site or Microsoft SharePoint site. Contractor shall designate a nominee(s) (document controller) for the exchange of electronic Documents. Owner shall assign security and access rights to the SFTP site to such document controller(s) and shall issue a user ID and password to Contractor’s document controller(s) for access. The SFTP site requires Contractor to download and install WinSCP. SFTP instructions for setup and use will be provided by Owner. Transmittal submission must take place via Owner’s SFTP or SharePoint site; however, if files are too large and will not be accepted by the site, Documents may be transmitted via encrypted external hard drive per conditions agreed to by Owner. Emailed Documents are not considered official regardless of content, attachments, purpose, and originator or recipient. Documents received in any manner other than as set out above shall not be deemed official. Documents and / or transmittals transferred by methods other than as set out above to Owner document control that require corrective actions shall be done at Contractor’s expense.

An Owner-provided transmittal form shall be used for submission of all Documents and electronic files in any format. Failure to use the provided Owner transmittal form may result in Owner rejection of the entire transmittal or of any part thereof. Submittals must pass a preliminary quality control check prior to being accepted.

Documentation submitted in a portable document format (“PDF”), shall be directly generated to PDF from the authoring application where possible. Scanned Documents that are converted to Adobe Acrobat® format do not qualify as PDF and shall be treated as image files; however, this shall not cause the scanned document to be rejected by Owner if Contractor has made reasonable efforts to render the document as PDF text searchable. Contractor shall confirm that PDF files submitted to Owner are legible where all words and symbols are easily decipherable up to 800% zoom without pixilation, fully indexed and text searchable where possible, with bookmarks, having headers/footers and page numbers in the following format: Page x of y pages.

Hard copies of Documents will be required only where original signatures are required or as stated in the Agreement or this Attachment B. Hard copy submittals that are not accompanied by electronic files must be accompanied by a hard copy transmittal that identifies the submittal. The transmittal must also be issued electronically via Aconex or the Owner electronic document exchange SFTP site.

In addition to other requirements of the Agreement, Schedule B-1 provides details of Documents Owner requires for its review, comment, approval or disapproval as provided in Section 3.3C of the Agreement (labeled in Schedule B-1 as “For Approval”), or for review and comment (labeled in Schedule B-1 as “For Review”) or for its information only (labeled in Schedule B-1 for “For Information”). Any Documents For Approval that require an update due to comments from Owner personnel shall be revised and returned as required by Section 3.3 of the Agreement.

Within [***] ([***]) Days after issuance of the Notice to Proceed, Contractor shall prepare and submit to Owner for Owner’s written approval the Project’s MDR and a matrix describing how and to whom the Documents will be distributed (hereinafter “Document Distribution Matrix”). The Document Distribution Matrix will comply with the requirements of this Attachment B, and all Documents identified in this Attachment B shall be distributed to Owner in accordance with the agreed Document Distribution Matrix.

Schedule B-2 provides a representative sample of the typical requirements for Equipment Subcontractor documentation and descriptions of the contents of such documents to be provided by Equipment Subcontractors. Contractor shall distribute to Owner the Equipment Subcontractor documentation (including Drawings and Specifications) required by Schedule B-2. The Equipment Subcontractor documentation in Schedule B-2 is a subset of the Drawings, Specifications and documentation listed in Schedule B-1. For purposes of this Attachment B, “Equipment Subcontractor” shall mean any Subcontractor or Sub-subcontractor that manufactures or supplies Contractor-Supplied Equipment.

All Documents from Contractor, Subcontractors or Sub-subcontractors are to be submitted directly from Contractor to Owner and cannot be submitted directly from Subcontractor to Owner.

Contractor shall review quality and completeness of all information generated in the execution of the Work including that information generated by Subcontractors is in accordance with specification requirements.

Contractor shall work with Subcontractors to identify and clarify applicable requirements of this Attachment B. In any instance where a Subcontractor is unable or unwilling to fulfill these requirements, it is the responsibility of Contractor to make reasonable efforts to remediate the information to meet the requirements of this Attachment B.

1.2Documents submitted to Owner

Owner shall be entitled to review and approve or disapprove Documents listed accordingly in Schedule B-1. Review, approval and disapproval of such Documents are governed in accordance with the Agreement, including Section 3.3C of the Agreement.

1.3For Approval
Subject to and in accordance with Section 3.3C of the Agreement, Owner shall be entitled to review and approve or disapprove Documents listed as “For Approval” in Schedule B-1.

1.4For Review

Subject to and in accordance with the Agreement, including Section 3.3C of the Agreement, Owner shall be entitled to review and comment on Documents listed as “For Review” in Schedule B-1.

1.5For Information

Documents labeled in Schedule B-1 as “For Information” are to keep Owner informed as to the development of the Project. Contractor shall review any comments provided by Owner with respect to these For Information documents and advise Owner of their disposition if the comment identifies an issue not in compliance with the Agreement. Any comments provided by Owner, or failure of Owner to provide comments, with respect to such For Information documents shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Work in strict accordance with the requirements of the Agreement.

2.As-Built Classification.

Contractor shall develop a document describing the process for the management of progress As-Built Drawings and Specifications and Record As-Built Drawings and Specifications (collectively, “As-Builts”), which shall include identification of requirements for As-Builts, identification of deliverables for As-Builts and turnover of As-Builts. Such document shall be submitted to Owner for Owner’s written approval within [***]([***]) Days after issuance of NTP. In the event of any conflicts or inconsistencies between this document and the Agreement, the terms and conditions in the Agreement shall govern.

As any changes to the Work occur through Change Order in accordance with Article 6 of the Agreement, Contractor shall update the Drawings and Specifications and As-Builts to reflect such changes, with appropriate changes to the revision number.

2.1.As-Built (“AB”)

“As-Built” includes IFC drawings, incorporated DCNs (design change notices), FCDs (field change documents) and NCRs (non-conformance reports).

“As-Built Drawings” means Drawings revised to include the information from the “As-Built” definition and issued As-Built.

The information contained in this category of Documents has been subjected to dimensional and/or visual survey as required by document type, and represents the as-installed, as-constructed, and as-commissioned condition of the Work. The As-Built Document shall be updated to show actual dimensions if a dimension exceeds the specified fabrication tolerance. As-Builts shall be issued with the next available revision number (only if an update is needed from the last-issued version), date stamped as a Contractor authorized “As-Built”, and issued as a clean legible copy 11” X 17” size for Drawings and 8-1/2” X 11” size for other documents (unless otherwise agreed in writing by Owner) free from any hand written or red line mark-up information, discoloration, or holds.

Documents required to be verified in accordance with this Section 2.1 are shown in Schedule B-1.

3.Documentation Turnover.

3.1.Documentation Turnover General Requirements

Documentation pertaining to the Project shall be delivered in native format, fully functioning. Scanned documents, searchable PDF and other non-editable formats are acceptable only for Subcontract (including Equipment Subcontractors) records where Contractor cannot obtain the native format (supported by Vendor communication indicating why natives cannot be supplied, where possible), or where approved as an exception by Owner. Transmittal submission must take place via FTP or Microsoft SharePoint site; if native files are too large, a secure USB flash drive, external hard drive, or CD is acceptable. All PDF files should be text searchable the extent practical unless the PDF is submitted to reflect hand annotations. Unless otherwise prescribed in the Agreement, Contractor shall provide to Owner an electronic copy (in accordance with Section 6 herein) of all Documents (including engineering, Equipment Subcontractor, inspection and test reports, construction and commissioning handover documentation) required in this Attachment B and elsewhere in the Agreement. For Record As-Built Drawings required under the Agreement, Contractor shall provide Owner with Record As-Built Drawings in electronic format and in accordance with Section 3.3E and 3.3F of the Agreement.

Equipment Subcontractor documentation may be delivered in the same format as received from the Equipment Subcontractor provided they follow the requirements herein (including those set forth in this Section 3.1 and Section 3.3 below) or otherwise mutually agreed upon by Owner and Contractor in writing, so that information is structured and indexed in a consistent format.

Electronic copies of all engineering documents are the preferred method of delivery. However, if requested, hard copy of engineering documentation and vendor CDs (two (2) copies) shall be collated by document categories once the appropriate level of completeness for the As-Builts has been attained as set forth herein. If documents are provided electronically, this does not remove the requirement to provide vendor CD as per this section.

Contractor shall use a consistent approach to verify the technical correctness and completeness of the information in relation to the appropriate categorization of the As-Builts.

Areas of redundancy in Equipment Subcontractor documentation shall be identified to eliminate multiple occurrences or copies of the same information.

The turnover of such documentation shall be executed progressively in accordance with a defined turnover schedule that corresponds with Substantial Completion of each Subproject and is otherwise consistent with Section 4 below and the terms of the Agreement.

When the Agreement specifies hard copies (such as operating manuals, or other specified Documents), these documents shall, unless specified otherwise, be clean, legible 11” x 17” size for Drawings and 8-1/2” x 11” size for other documents, free from any type of handwritten or red line mark-up information, or discoloration. The legibility of Drawings shall not be impaired if they are photo-reduced to 11” x 17” size (i.e., P&IDs) or have punched holes. The technical content of a Drawing or Specification shall not be obscured by the inclusion of foreign stamps.

When full-size Drawings are provided, they must be folded to show the title block and inserted into transparent wallets for inclusion in binders.

When 11” x 17” Drawings are supplied within ring binders, the punch holes shall not obscure any part of the Drawing details

3.2.Project Documentation

All Contractor, Subcontractor, and Sub-subcontractor documentation shall be individually numbered and registered by Contractor in Contractor’s electronic document management system (“EDMS”) using structure and indexing requirements set forth herein. Integrity of any cross-references shall be maintained.

Document number and document revision shall be consistent, complete and clearly visible on all Documents in accordance with the Project document and numbering philosophy. Page numbers shall be clearly visible on multi-page documents. Document attributes shall be visible on the document front sheet or drawing.

Documents originated electronically shall be supplied in the format specified in Section 3.1 above. Scanned image files, meeting the requirements set forth herein, shall only be accepted in lieu of PDF files created directly from the native application software in the event Contractor cannot reasonably obtain access to the native file to produce the PDF files directly from the native applicable software.

All engineering Documents shall be issued final according to their appropriate classification for As-Builts.

All turnover documentation shall be issued with a formal turnover transmittal. A complete document and Drawing index shall be provided, meeting the requirements of this Attachment B.

3.2.1. Project Documentation Turnover

Project documentation submitted to Owner shall be organized in categories, with each category organized based on the type of Document submitted. Listed below are examples of categories.

•Specifications
•Systems Design Basis and Description
•Calculations and Datasheets – this may include process, system, Contractor-Supplied Equipment, pipe stress, instrument, and electrical, structural, etc., (issuance of calculations and datasheets shall be pursuant to Schedule B-1).
•Drawings – this will include process, P&IDs, civil, piping, cause and effects, electrical, instruments, architectural and building, civil and structural, etc. (Note: Any submission of Drawing revisions needs to be packaged separately and distinct from related documentation, even if also included within such related documentation, so that Drawing submissions can be recorded and managed separately. For example, if “issue for bid” documentation is provided to Owner containing “issue for bid” versions of Drawings, such “issue for bid” Drawings also need to be submitted separately to Owner for proper document management.)
•General Documents and Reports – this will include geotechnical design basis report, HAZOP reviews, audit reports, corrective action, inspection release, inspection release waiver, inspection and test plan, material requisition, non-conformance, release for delivery, reports and studies, scope of supply, etc.
•Procedures – this will include commissioning and operating procedures.

3.3.Equipment Subcontractor Documentation

Contractor shall require that Equipment Subcontractor data books and manufacturing record books required by Schedule B-2 comply with a standard index that will be reviewed and approved by Owner in writing, no less than [***] ([***]) Days prior to data book delivery, and such index shall be provided in native format where possible in accordance with Section 3.1 herein and contain a listing of retrievable/searchable database points metadata fields (to be reviewed and approved by Owner) for items of Contractor-Supplied Equipment installed as part of the Project.

All Documents shall be individually numbered and registered in the EDMS in a manner consistent with the structure and indexing requirements set forth herein or otherwise agreed upon in writing between Owner and Contractor. The integrity of internal cross-references shall be maintained.

Document number and document revision shall be consistent, complete and clearly visible on all Documents. Page numbers shall be clearly visible on multi-page Documents.

All Documents within the Equipment Subcontractor data books and manufacturing record books shall be Adobe PDF files created from the native application software (or, if allowed by the proviso in the following sentence, a scanned image meeting the requirements of this Attachment B). If available Contractor shall also obtain from Equipment Subcontractors a copy of any electronically originated Documents in native file format, provided that if Contractor is unable to procure the native file format after using reasonable efforts to do so, Contractor may provide an electronic scan of the Document and Drawings (meeting the requirements set forth herein) in lieu of the native file. Such Documents shall be submitted to Owner in accordance with Schedules B-1 and B-2 and the Agreement. All exceptions, deviations, concessions, material substitutions to the Contractor-Supplied Equipment specifications shall be approved by Owner and recorded, authenticated as acceptable by the responsible package engineer, and included in the Equipment Subcontractor information book.

All final Equipment Subcontractor turnover document packages shall have a Vendor document review code by the package engineer to verify that all the required documentation has been approved and all other documentation has been reviewed, is complete, technically accurate and to the required quality.

All turnover documentation is to be issued with a formal turnover transmittal that indexes all Drawings and Documents included in the turnover document package.

Contractor shall require Equipment Subcontractor documentation to be revised as necessary to reflect any subsequent engineering or Equipment Subcontractor changes or modifications, which shall be done in accordance with the requirements of this Attachment B for As-Builts.

3.3.1.Equipment Subcontractor Documentation Turnover

All Contractor submittals of Equipment Subcontractor documentation to Owner shall be organized in categories, with each category organized based on the type of document submitted. Listed below are examples of categories, which may or may not be inclusive of all that is submitted.

•Equipment Subcontractor Engineering Documents – this shall include datasheets, performance curves, etc.;
•Equipment Subcontractor Engineering Drawings – this shall include Equipment Subcontractor P&IDs, general arrangements, cross-sectional Drawings, wiring diagrams, logic diagrams, etc.;
•Equipment Subcontractor Manufacturing Records – this shall include certificate of conformity, list of tagged items, certificates and reports by tagged item, etc.; and
•Equipment Operating Information – this shall include installation information, operation information, maintenance information, special tools, etc.

4.Substantial Completion Documentation.

4.1.Substantial Completion Documentation Turnover for Subprojects

Contractor shall deliver to Owner one (1) complete set of construction and commissioning records (collectively, a “Substantial Completion Turnover Package”) in electronic format upon submission to Owner of Contractor’s Substantial Completion Certificate for each Subproject. The individual documents contained in the Substantial Completion Turnover Package shall be registered in the EDMS. Contractor shall prepare a sample index for the Substantial Completion Turnover Package (which may be unique to each Subproject) based upon information and feedback provided by Owner and shall submit these indices to Owner for review and comment within [***] ([***]) Months following Owner’s issuance of NTP.

As part of the Substantial Completion Turnover Package, Contractor shall deliver separately to Owner all original certificates for Contractor-Supplied Equipment, which according to regulatory requirements, require future testing and re-certification by Owner.

Section 4.1.1 outlines the general requirements and content for the Substantial Completion Turnover Package. Sections 4.1.2 through 4.1.21 outline the content for the Substantial Completion Turnover Package (which such content may be expanded or removed in accordance with the Substantial Completion Turnover Package indices for the applicable Subproject):

4.1.1.General Requirements

Contractor shall establish and maintain a Substantial Completion Turnover Package for each Subproject in accordance with the index of a typical Substantial Completion Turnover Package, which shall be agreed upon between Owner and Contractor.

After development of the sample index for the Substantial Completion Turnover Package, Contractor shall issue a draft table of contents (meeting the requirements of this Attachment B) for the Substantial Completion Turnover Package for each Subproject, including system description and the expected forms and operating procedures, no later than [***] ([***]) Months after NTP. A final Substantial Completion Turnover Package for each Subproject shall be provided with the RFSU Certificate for such Subproject.

Contractor shall file and retain on an ongoing basis from the start of the Work all quality control and as built records such as construction inspections, field tests, material certificates, traceability certificates, and welder performance records, including records as specified elsewhere in the Agreement.

Records shall be traceable per Subproject. Then, all Subproject-related records, such as Equipment inspection records, pipe pressure testing, instrument loop testing and motor runs etc., shall be organized by Subproject into the Substantial Completion Turnover Package in accordance with Contractor’s construction records retention and turnover list (RRTL). The Project RRTL list will be developed within [***] ([***]) Months after NTP and provided to Owner for review and comment prior to issuance. Contractor shall cross reference the items of the RRTL with the Project’s approved MDR.

In addition to the other requirements set forth herein, the Substantial Completion Turnover Package shall comply with the following:

•Contain all quality records for each system and units, including testing and validation results, calibration results, supplier testing/validation results, testing basis and corrective action, if any, required for inspection and testing during the Subproject testing.
•Indicate on the process engineering flow schemes the boundaries of each Subproject.
•Updated before commencement of commissioning of the Subproject, the latest verified indices of quality control records and the latest printout of the outstanding Punchlist items (developed in accordance with Section 11.6 of the Agreement).
•Contain current (up-to-date) As-Builts for the Subproject in accordance with this Attachment B.

4.1.2.Listing of Typical Turnover Documentation as Applicable to Each Subproject

•Nondestructive testing test reports, and reader sheets (Note: This information shall be indexed by Subproject and further itemized by line number or other readily identifiable description)
◦Digital nondestructive (NDE) testing files, if used, will be provided at turnover.

•Alignment packages (pumps, motors, compressors, extruders, blowers, fans, mixers, agitators)
•Base line vibration analysis (compressors, pumps, fans, motors)
•Instrument loop sign-off sheet
•Pressure test packages (in accordance with Section 4.1.4 below)
•Fire protection and fire suppression test reports and certifications
•Photographs, rubbing, or replica of each name plate for ASME certified vessel.
•Area lighting survey reports
•Completion and turnover reports
•Pre-startup safety review documentation with pre-startup checklist completed
•Completed pre-commissioning, commissioning and start-up plan

4.1.3.Building Inspection and Turnover Documents, as Applicable per Attachment A

•Certificate of occupancy
•Building completion reports
•Building Punchlist status report(s) (including utilities, electrical, public address, telecom)
•HVAC performance test reports
•Building pressurization test reports
•Fire suppression systems test report
•Fire detection system test report
•Fire protection system test report

4.1.4.Pressure Test Packages

•Highlighted P&ID reflecting the piping system being tested
•Hydro or pneumatic test check and acceptance sheet(s)

4.1.5.Relief Valve Packages

•Calibration certificate
◦Signed off by the qualified party that calibrated or set the relief point
◦Signed by Contractor representative as “accepted”
◦Datasheets and calibration certificate for relief devices

Note: Should any modifications or other changes be required to any of the relief device or vacuum breaker prior to, or after installation, as required, all calculations, parts numbers for bellows, seats, spring changes, etc., and certifications, must be included in the relief device package in order to reflect the corrections made to the relief device or vacuum breaker as installed.

4.1.6.Mechanical Equipment Package

The following guideline is to aid Contractor in building the mechanical Equipment packages. The packages shall reflect the as-built condition of each item of rotating Equipment and/or fixed Equipment and the final status of any related auxiliary systems.

•Specification sheets for baseplate installation and grout forms
•Preliminary alignment reports

•Final alignment report(s)
•Mechanical Equipment acceptance package

4.1.7.Instrument Loop Package(s)

A loop is designated as “the initiating device through all control devices and terminations of the final control element and/or display.”

•Loop acceptance sheet or certificate with provisions for a dated signature of an authorized Contractor instrument technician performing the loop testing for approval and Contractor’s representative accepting the loop and loop package.
•Loop acceptance datasheet.

4.1.8.ICSS / Packaged Equipment Interlocks and Complex Loop Test Package

•Cause and effect diagrams.
•P&ID sheet(s) on which interlock appear.
•Interlock narrative page(s) on which interlock appear.
•Complex loop narrative page(s) on which complex loop appear.
•Interlock test record page.

4.1.9.FGS Interlock Test Package

•Cause and effect diagrams.
•Device location drawings on which device appear.
•Interlock test record page.

4.1.10.Electrical Test Package Guidelines

Electrical test reports shall be generated and submitted to Owner in accordance with the ANSI/NETA Acceptance Testing Specifications for Electrical Power Distribution Equipment and Systems (or such other mutually agreed test procedures). Without limiting the generality of the foregoing, as part of meeting the reporting requirements of such acceptance testing specifications, the following test reports shall be provided.

4.1.11.Megger Reports

•Motor megger report shall show all readings taken from time of receipt on Site until Substantial Completion.
•Motor run-in documents, which provide a record of voltage, amperage, and temperature readings during the run-in period.

4.1.12.High Potential Test Packages

•High potential test results for each cable, isolation, transfer switch, and switchgear tested.

4.1.13.Transformer Testing

•Test reports

4.1.14.Breaker Coordination Testing and Calibration Results

•This is a listing of all information for each breaker and apparatus tested (i.e., Equipment Subcontractor, serial number, model number, etc.).

4.1.15.Earthing /Grounding Test (EGT) Reports

•The EGT reports are a compilation of earthing/grounding resistance tests results, identifying each earthing well tested, depth of driven rod, and any corrective actions taken to meet specifications.

4.1.16.Dielectric Oil Test Reports

•Dielectric oil testing reports identify each piece of Equipment that is tested, (to include the Equipment Subcontractor, serial number, model number, etc.), and the number of samples taken. Samples will be taken on transformers, oil switches, oil filled breakers, oil filled junction/splice boxes, etc.

4.1.17.Oil Sample Analysis

•Equipment Subcontractor data shall be made available to ensure that no polychlorinated biphenyls (PCBs) are present. A listing of the test results for each piece of Equipment that has been tested shall be compiled, and is to include the Equipment Subcontractor, serial number, model number, etc.

4.1.18.Cathodic Protection System Packages

The cathodic protection package shall include:

•Cathodic protection test results
•All related underground Drawings showing cable locations, anode beds, etc.
•Initial megger readings of the cables prior to termination at the Equipment
•Initial current readings imposed on the system(s)

4.1.19.Motor Control Centers (MCCs) and Load Centers

•Include megger or high or high potential test reports, trip and overload relay settings, and installed overload headers (if required). The reports will reflect the Equipment Subcontractor, model, serial number, and test results for each piece of Equipment.

4.1.20.Not Used

4.1.21.As-Built Drawings and Other Documents

Contractor shall provide to Owner applicable As-Built Drawings and other documents with the Substantial Completion Turnover Package.

Contractor shall prepare and provide to Owner as a minimum the following documentation:

•General system and subsystem listing
•Commissioning procedures
•Chemical cleaning and general pipe cleaning records
•Operations and maintenance manual
•SIMOPS plan
•Site acceptance test (SAT) associated with distributed control system (DCS) and safety integrated system (SIS) (including a complete emergency shutdown testing)

5.Commissioning, Start-up, and Performance Test Documentation.

In addition to other requirements under the Agreement, Contractor shall prepare the following documentation during the commissioning, start-up and Performance Testing of the Project:

•Final Equipment box-up inspections
•Final alignments of rotary equipment and hot alignment reports (if applicable)
•Applicable Equipment Subcontractor testing reports (such as compressor test runs, discharge testing, etc.)
•Firewater system acceptance test report (firewater pumps, monitors, hydrants, etc.)
•Performance Tests records in accordance with Attachment S and the Agreement.

Documents prepared by Contractor shall be delivered to Owner as part of the document turnover upon completion of commissioning and Performance Testing (and prior to Substantial Completion). Such documentation shall be provided as part of the Substantial Completion Turnover Package or otherwise included in centralized documentation related to the Performance Tests.

5.1.Laptops and Related Software for Turnover to Owner- Physical Assets

Contractor shall prepare and maintain a list of all handhelds, laptops and related software packages that are required for future maintenance adjustments associated with Equipment related local logic control stations. These items are initially identifiable from the applicable Subcontract but are subject to change as a result of Equipment Subcontractor software changes/upgrades during commissioning. It is the responsibility of Contractor to maintain the list to record the latest software version in the list.

For all computer based programmable Contractor-Supplied Equipment, Contractor shall provide Owner with all software necessary to maintain, and make minor modifications to such programmable Contractor-Supplied Equipment. This includes Contractor providing customized configuration files and application backups of all programmable devices in native and PDF format. In addition, Contractor shall provide for the transfer to Owner at various stages such as pre-factory acceptance test (FAT), post-FAT, post-SAT, pre-start-up, etc., software licenses at Substantial Completion. For illustrative purposes, examples of programmable Contractor-Supplied Equipment are DCS, SIS, package unit programmable logic controllers (PLCs), human machine interfaces (HMIs), public address and general alarm (PA/GA) system, etc. For all layer 2 and layer 3 switches supplied by Contractor as part of the Work, Contractor shall provide Owner with switch configuration files at Substantial Completion.

5.2.Historical Records

The Contractor EDMS shall be capable of maintaining historical records of previous issued documents.

The EDMS should include complete document history, including copies of earlier document versions, revision logs, and access logs.

Historical versions of formal revisions of documents shall be maintained electronically in the Contractor EDMS.

6.Electronic Document Turnover Requirements.

6.1.Native Files of Documents/Drawings/Model Files/Simulations

Documents generated by Contractor, Subcontractors and Sub-subcontractors using standard applications (i.e., MS Word, Excel, PowerPoint, Project, Visio, Intergraph SPR (Smart Review), Smart 3D Model, Bentley Microstation, Smartsketch, Operation Technology Inc., ETAP, Intergraph SmartPlant Instrumentation, AutoCAD and Navisworks) shall also be delivered to Owner at Substantial Completion as required in this Attachment B. These documents shall be turned-over in the file formats listed in Schedule B-1 (or if file format is not listed therein, in their native file format, subject to an electronic scan being acceptable in certain instances under Section 3.3). All software models that were developed during execution of the Work are to be handed over to Owner in native format upon completion of the Scope of Work.

All Contractor-generated Drawings shall be provided in Microstation, Smartsketch or AutoCad.dwg as required by Section 3.3E of the Agreement and this Attachment B and shall be checked by Contractor for correctness after conversion to any such format.

All custom files required to display and/or edit native files within their respective applications shall also be turned over. For example, external reference files, custom fonts, custom drawing borders, material data basis, materials specifications, etc. shall be provided. The use of custom fonts shall be avoided where reasonably possible.

6.2.Contractor Commercial Applications

When Contractor employs a commercial application to store and manipulate data during the execution of the Work, Contractor shall turnover the native data files associated with the commercial applications in accordance with Schedule B-1.

6.3.EDMS Register

Contractor shall also transfer to Owner a register detailing the full contents of the documents to be turned over for the Project.

SCHEDULE B-1
OUTLINE OF OWNER DOCUMENT SUBMITTAL REQUIREMENTS
FOR REVIEW, APPROVAL OR TURNOVER

In addition to the requirements under the Agreement, Contractor shall be responsible for providing Owner with all of the Drawings, Specifications and other documents required under this Schedule B-1 and any and all other Drawings, Specifications and other documents not listed below but required under the Agreement or for the performance of the Work as mutually agreed by both parties.

Documents contained in this Schedule B-1 may not be required based on the Scope of Work or execution methodology and, if agreed by the Parties, will not be provided. Contractor native document format is MS Word (DOC, DOCX), MS Excel (XLS, XLSX) and CAD format (CAD Format is Microstation DGN – DGN can be converted to AutoCAD, DWG). Contractor’s obligation in Section 3.3G of the Agreement to verify that SmartPlant edata is consistent with the As-Built Drawings shall apply only to the deliverables for which “AB” is designated in the “As-Built” column of this Schedule B-1.

Any IFA and IFR document listed in this Schedule B-1 (i.e., documents marked “A” and “R” in the table below) that was previously issued during the FEED Agreement will not be reissued IFA or IFR but as the “next revision”. For example; a specification document that has achieved IFA during the FEED Agreement will be issued under a new document number under this Agreement, however, will be issued for design to the Subcontractor.

[***]
B-1-1

SCHEDULE B-2
OUTLINE OF TYPICAL EQUIPMENT SUBCONTRACTOR DOCUMENT REQUIREMENTS
BY CONTRACTOR-SUPPLIED EQUIPMENT CATEGORY

In addition to the requirements elsewhere in the Agreement, Contractor shall be responsible for providing Owner with Equipment Subcontractor documentation (including Drawings and Specifications) required under this Schedule B-2 and any and all other Equipment Subcontractor documentation not listed below but required under the Agreement or for the performance of the Work as agreed by both parties. The listing below represents the expected types of documents typically produced by Subcontractors for the listed Contractor-Supplied Equipment categories. Contractor will transmit to Owner, no later than [***] ([***]) Days after the award of the purchase order for such Contractor-Supplied Equipment, the document list specific to each item of Contractor-Supplied Equipment provided during the execution of the Work. Documents contained in this Schedule B-2 may not be required based on the Scope of Work or execution methodology and, if agreed by the Parties, will not be provided.

[***]

B-2-1

ATTACHMENT C

PAYMENT SCHEDULE

SCHEDULE C-1

AGGREGATE LABOR AND SKILLS PRICE PAYMENT MILESTONES

[***]

SCHEDULE C-2

AGGREGATE LABOR AND SKILLS PRICE MONTHLY PAYMENT SCHEDULE

[***]

SCHEDULE C-3

AGGREGATE EQUIPMENT PRICE PAYMENT MILESTONES

[***]

SCHEDULE C-4

ESTIMATED MONTHLY PAYMENTS FOR THE PROJECT

[***]

ATTACHMENT D

FORM OF CHANGE ORDER

SCHEDULE D-1

CHANGE ORDER FORM
(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1D or 6.2C)

PROJECT NAME: Sabine Pass LNG Stage 5 Liquefaction Project OWNER: Sabine Pass Liquefaction Stage V, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: [________], 2026	CHANGE ORDER NUMBER: _________________ DATE OF CHANGE ORDER: __________________

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to Contract Price

1.	The original Contract Price was	$
2.	Net change by previously authorized Change Orders (CO-000[XX] — CO-000[XX])	$
3.	The Contract Price prior to this Change Order was	$
4.	The Aggregate Equipment Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
5.	The Aggregate Labor and Skills Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
6.	The Aggregate Provisional Sum Equipment Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
7.	The Aggregate Provisional Sum Labor and Skills Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
8.	The new Contract Price including this Change Order will be	$

Adjustment to Guaranteed Dates
The following dates are modified (list all dates modified; insert N/A if no dates modified):

The Guaranteed BOGR Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed BOGR Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Guaranteed Train 7 Substantial Completion Date will be (increased)(decreased) by _______ (__) Days.
The Guaranteed Train 7 Substantial Completion Date as of the date of this Change Order therefore is ___________, 20__.

The Final Completion Date will be (increased)(decreased) by ________ (__) Days.
The Final Completion Date as of the date of this Change Order therefore is ___________, 20__.

Impact to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule:

Adjustment to Minimum Acceptance Criteria:

Adjustment to Performance Guarantees:

Adjustment to Basis of Design:

Adjustment to Attachment CC (List of Equipment):

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

BECHTEL ENERGY INC.

By:
Name:
Title:

SCHEDULE D-2

UNILATERAL CHANGE ORDER FORM
(for use when only Owner executes the Change Order pursuant to Section 6.1E or 6.2D)

PROJECT NAME: Sabine Pass LNG Stage 5 Liquefaction Project OWNER: Sabine Pass Liquefaction Stage V, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: [________], 2026	CHANGE ORDER NUMBER: _________________ DATE OF CHANGE ORDER: __________________

Contractor is hereby directed to make the following change(s) to the Work: (attach additional documentation if necessary)

Compensation for the changes specified in this Change Order is on a time and material basis as provided in Sections 6.1E and 6.2D of the Agreement.

Contractor shall commence with the performance of the changes(s) described above on [insert date].

This Unilateral Change Order is signed by Owner’s duly authorized representative.

SABINE PASS LIQUEFACTION STAGE V, LLC

By

Name

Title

Date of Signing

SCHEDULE D-3

CHANGE ORDER REQUEST FORMS

SCHEDULE D-3, PART 1

OWNER’S CHANGE ORDER REQUEST FORM
(For use by Owner pursuant to Section 6.1A of the Agreement)

This proposal is not a Change Order. A Change Order adjusting the requirements of the Agreement may occur only by (i) the Parties executing a Change Order in the form of Schedule D-1 or (ii) the Owner executing a Unilateral Change Order in the form of Schedule D-2.

PROJECT NAME: Sabine Pass LNG Stage 5 Liquefaction Project OWNER: Sabine Pass Liquefaction Stage V, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: [_______], 2026	CHANGE ORDER REQUEST NUMBER: ___________ DATE OF CHANGE ORDER REQUEST: ___________

Owner proposes the following change(s) to the Work: (attach additional documentation, if necessary)

Detailed reasons for proposed change(s) (provide detailed reasons for the proposed change, and attach all supporting documentation required under the Agreement)

This proposal for Change Order is signed by Owner’s duly authorized representatives.

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

SCHEDULE D-3, PART 2

CONTRACTOR’S RESPONSE TO A CHANGE ORDER PROPOSED BY OWNER
(For use by Contractor pursuant to Section 6.1B of the Agreement, in responding to a Change Order proposed by Owner)

This response is not a Change Order. A Change Order adjusting the requirements of the Agreement may occur only by (i) the Parties executing a Change Order in the form of Schedule D-1 or (ii) the Owner executing a Unilateral Change Order in the form of Schedule D-2.

PROJECT NAME: Sabine Pass LNG Stage 5 Liquefaction Project OWNER: Sabine Pass Liquefaction Stage V, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: [______], 2026	CHANGE ORDER REQUEST NUMBER: __________ DATE OF CHANGE ORDER REQUEST: __________ OWNER’S CHANGE ORDER REQUEST NUMBER: ___________ DATE OF OWNER’S CHANGE ORDER REQUEST: ___________

Description of Work to be performed and preliminary assessment of the effect of Owner’s request: (attach additional documentation, if necessary)

Effect of such changes or impact to the Agreement (insert N/A if no changes or impact; attach additional documentation, if necessary)

(Attached to this Change Order is a breakdown of the proposed Contract Price adjustment between Aggregate Equipment Price and Aggregate Labor and Skills Price for each Subproject.)

Adjustment to Contract Price:
Adjustment to Aggregate Equipment Price:
Adjustment to Aggregate Labor and Skills Price:
Adjustment to Payment Schedule:
Adjustment to Minimum Acceptance Criteria:
Adjustment to Performance Guarantee(s):
Adjustment to Guarantee Conditions:
Adjustment to Basis of Design:
Adjustment to Guaranteed BOGR Substantial Completion Date:
Adjustment to Guaranteed Train 7 Substantial Completion Date:

Adjustment to Final Completion Date:
Other adjustments to liabilities or obligations of Contractor or Owner under the Agreement:
This response to a proposed Change Order is signed by Contractor’s duly authorized representatives.

BECHTEL ENERGY INC.

By:
Name:
Title:

SCHEDULE D-4

RATE SHEET

UNIT RATES FOR CHANGE ORDERS
PERFORMED ON A TIME AND MATERIALS BASIS

Item	Cost Category	Unit	Rate (in US$)						Remarks
		Year	2026	2027	2028	2029	2030	2031
1	Home Office	Home Office job-hour	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	Includes all home office labor and other direct costs except travel.
2	Field Non-Manual	Field Non-Manual job-hour	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	Includes all field non-manual labor, other direct costs including relocation and temporary assignments, except business travel.
3	Construction Direct and Indirect Labor	Direct Construction Labor job-hour	$[***]	$[***]	$[***]	$[***]	$[***]	$[***]	Includes all construction direct labor and indirect labor, temporary facilities, material and small tools and consumables. Does not include large tools, Construction Equipment, or manual travel.
4	Direct Material								Cost plus [***]% markup on material
5	Subcontracts								Cost plus [***]% markup on Subcontracts
6	Construction Equipment and tools valued over $1,500	Each	Actual invoiced rental rates + [***]% Markup						For additional Construction Equipment or large tools not in the base plan.
7	Business Travel		Actual invoiced travel receipts + [***]% Markup						Based on Contractor’s travel policies attached as Exhibit 1.

This Schedule D-4 (including the attached Exhibit 1) shall be used: (i) by Contractor to develop its proposed adjustment to the Contract Price for a proposed Change Order submitted by Owner in accordance with Section 6.1A of the Agreement; (ii) by the Parties to determine the amount of compensation that Contractor is entitled to with respect to a Unilateral Change Order executed by Owner in accordance with Section 6.1E or Section 6.2D of the Agreement; or (iii) by Contractor to develop its proposed adjustment to the Contract Price for any request for a proposed Change Order made by Contractor in accordance with Section 6.2B or Section 6.5A.3 of the Agreement. Change Orders to implement HAZOP action items will be developed using the rates in this Schedule D-4; provided that the Parties agree that Contractor shall not charge a fee on such Change Orders.

The above listed labor rates are all inclusive and include, among other things, wages and salaries paid to employees, holidays, vacation, sick leave, hospitalization and medical insurance, life insurance, payroll taxes, retirement and incentive programs, computer hardware and software, local communications, reproduction, overhead and profit.

If a Change Order results in Contractor incurring travel expenses necessary to the performance of the changed Work, and such travel expenses are reimbursable under a Unilateral Change Order, Contractor shall be compensated based on the actual cost for such travel expenses, provided that such expenses comply with the requirements of Exhibit 1.

Exhibit 1

Contractor’s Travel Policy

A. GENERAL

Employees are on business trips when they are directed to travel for business purposes and their stay at any one location is not expected to exceed [***] ([***]) Days.

Organization manager approval is required to assign an employee initially on a business trip for more than [***] ([***]) Days or to extend a business trip beyond [***] ([***]) Days.

Transportation and actual reasonable expenses incurred by employees on business trips will be reimbursed. Allowances are detailed below.

Accompanied status is not normally authorized for employees on business trips. Special circumstances where spouses or domestic partners may accompany employees are detailed in [***] (this supersedes prior [***]).

B. TRANSPORTATION

1. Public Carrier

Employees on business trips are reimbursed for the most economical class of regularly scheduled, reserved seat service available plus actual and reasonable expenses to and from the airport.

Guidelines for class of service:

Domestic travel (all countries)	Economy/Coach
International travel under 7 hours	Economy/Coach
International travel greater than 7 hours	Business
International travel overnight with next Day business	Business

2. Private Automobile

Mileage costs via the most direct route will be reimbursed at the allowable rates set by the Internal Revenue Service per mile. Tolls are reimbursed in addition to the mileage rate.

C. FOOD, LODGING AND MISCELLANEOUS EXPENSES

Actual reasonable expense incurred during travel will be reimbursed.

ATTACHMENT E

DELAY LIQUIDATED DAMAGES

1.Delay in Substantial Completion of BOGR

1.1In accordance with Section 13.1A and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of BOGR by the Guaranteed BOGR Substantial Completion Date (as may be adjusted by Change Order in accordance with the Agreement), Contractor shall pay BOGR Delay Liquidated Damages to Owner in the amounts listed in this Section 1.1 of this Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of BOGR occurs:

Period	Delay Liquidated Damages
For Day [***] through Day [***] after the Guaranteed BOGR Substantial Completion Date:	U.S.$ [***] per Day
For Day [***] through Day [***] after the Guaranteed BOGR Substantial Completion Date:	U.S.$ [***] per Day
For Day [***] through Day [***] after the Guaranteed BOGR Substantial Completion Date:	U.S.$ [***] per Day
For Day [***] through Day [***] after the Guaranteed BOGR Substantial Completion Date:	U.S.$ [***] per Day
For Day [***] and all subsequent Days after the Guaranteed BOGR Substantial Completion Date:	U.S.$ [***] per Day

2.Delay in Substantial Completion of Train 7

2.1In accordance with Section 13.1B and Section 20.2 of the Agreement, if Contractor does not achieve Substantial Completion of Train 7 by the Guaranteed Train 7 Substantial Completion Date (as may be adjusted by Change Order in accordance with the Agreement), Contractor shall pay Train 7 Delay Liquidated Damages to Owner in the amounts listed in this Section 2.1 of this Attachment E per Day for each Day, or portion thereof, of delay until Substantial Completion of Train 7 occurs:

Period	Delay Liquidated Damages
For Day [***] through Day [***] after the Guaranteed Train 7 Substantial Completion Date:	U.S.$ [***] per Day
For Day [***] through Day [***] after the Guaranteed Train 7 Substantial Completion Date:	U.S.$ [***] per Day
For Day [***] through Day [***] after the Guaranteed Train 7 Substantial Completion Date:	U.S.$ [***] per Day
E-1

Period	Delay Liquidated Damages
For Day [***] through Day [***] after the Guaranteed Train 7 Substantial Completion Date:	U.S.$ [***] per Day
For Day [***] and all subsequent Days after the Guaranteed Train 7 Substantial Completion Date:	U.S.$ [***] per Day

E-2

ATTACHMENT F

KEY PERSONNEL AND CONTRACTOR’S ORGANIZATION

KEY PERSONNEL

The following individuals are Key Personnel.

Name	Position	Mobilization Date (no later than referenced milestone)
[***]	[***]	LNTP
[***]	[***]	LNTP
[***]	[***]	LNTP
[***]	[***]	LNTP
[***]	[***]	NTP
[***]	[***]	NTP
[***]	[***]	NTP
[***]	[***]	NTP
[***]	[***]	NTP
[***]	[***]	RFSU

CONTRACTOR’S ORGANIZATION

The diagram below illustrates the organizational structure to be implemented for the Work by Contractor, which includes significant roles to be filled by any Subcontractor personnel.

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ATTACHMENT G

APPROVED SUBCONTRACTORS

1.Approved Subcontractors and Sub-subcontractors. The following is the list of Subcontractors agreed upon by Contractor and Owner in accordance with Section 2.4A of the Agreement, as approved Subcontractors for the performance of the portion of the Work specified herein:

[***]

G-1

2.Deemed Major Subcontractors and Sub-subcontractors. The following is the list of Major Subcontractors agreed upon by Contractor and Owner in accordance with Section 2.4A of the Agreement, as approved Subcontractors for the performance of the portion of the Work specified herein:

[***]
G-2

ATTACHMENT H

NOTICE TO PROCEED FORMS

SCHEDULE H-1

FORM OF NOTICE TO PROCEED

Date:_____________

Via Facsimile and Certified Mail

Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, TX 77042
Attn:[_________________]
Email:[________________]

Re: Notice to Proceed

Pursuant to Section 5.2 of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project, by and between Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”), dated as of [_____], 20[__] (the “Agreement”), this letter shall serve as the Notice to Proceed from Owner to Contractor authorizing Contractor to immediately proceed with the Work upon receipt of this letter pursuant to the terms and conditions of the Agreement.

For and on behalf of
SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

cc:    Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, Texas 77042
Attn:[_________________]
Email:[________________]

SCHEDULE H-2

FORM OF LIMITED NOTICE TO PROCEED

Date:__________

Via Facsimile and Certified Mail

Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, Texas 77042
Attn:[_________________]
Email:[________________]

Re: Limited Notice to Proceed No. [__]

Pursuant to Section 5.1A of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project, by and between Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”), dated as of [______], 20[__] (the “Agreement”), this letter shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with that certain portion of the Work as described below pursuant to the terms and conditions of the Agreement:
____________________________________________________________________________________________________________________________________________________________(“LNTP Work”).

Contractor is authorized under this Limited Notice to Proceed to incur no more than _______________U.S. Dollars (U.S.$ ) for performance of the foregoing LNTP Work. No other amounts are authorized under this Limited Notice to Proceed for any other services, labor or Work. Contractor shall be paid for such specified LNTP Work pursuant to the terms and conditions of the Agreement, with all such payments credited against the Contract Price and the invoices to become due under the Agreement.

For and on behalf of
SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

For and on behalf of
BECHTEL ENERGY INC.

By:
Name:
Title:

SCHEDULE H-3

FORM OF LIMITED NOTICE TO PROCEED NO. 1

Date: __________

Via Facsimile and Certified Mail

Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, Texas 77042
Attn:[_________________]
Email:[________________]

Re:    Limited Notice to Proceed No. 1

Pursuant to Section 5.1A.2 of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project, by and between Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”), dated as of [______], 20[__] (the “Agreement”), this letter shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with that certain portion of the Work as described below pursuant to the terms and conditions of the Agreement:

1. LNTP No. 1 Work.
A.Contractor shall provide all engineering, procurement and other services necessary to perform the LNTP No. 1 Work in accordance with the Agreement (including Section 3.19 and Attachment X).

B.The LNTP No. 1 Work shall consist of the following:

i.Procurement. As part of this LNTP No. 1, Contractor shall perform procurement activities to award the following Subcontracts (including purchase orders) as described in Annex 1 (including Contractor entering into purchase orders for the purchase of Contractor-Supplied Equipment) as well as administration activities for such Subcontracts to support planned Site efforts post-NTP.
ii.Engineering Services. As part of this LNTP No. 1, Contractor shall perform the following engineering activities:
a.Perform technical reviews as needed to support purchase order awards shown in Annex 1;
b.Review and comment on Subcontractor documents received during LNTP No. 1;
c.Prepare for the necessary Subcontracts to be executed post NTP; and
d.Advance P&ID efforts to support model review and purchase order awards.
All of the foregoing being the “LNTP No. 1 Work”.

C.The following activities shall be excluded from the LNTP No. 1 Work:

i.Sitework; and
ii.Acceptance by Contractor of shipments or deliveries of Contractor-Supplied Equipment.

D.Miscellaneous. As part of this LNTP No. 1, Contractor shall maintain in full force and effect at all times during the period commencing from LNTP No. 1 and prior to issuance of NTP all applicable insurance coverages in place for the Agreement and extend such coverages to include the LNTP No. 1 Work as detailed herein. Contractor shall perform all other obligations which are required during this LNTP No. 1 by the Agreement, including those specifically required following issuance of an LNTP.

2. Payments During LNTP No. 1. Owner shall pay Contractor the following amounts specified in the row (of the following table) for the Monthly Payment. Subject to the terms of the Agreement, the Invoices and payments for such Invoices shall be as follows:

LNTP No. 1 Payment Schedule Table

LNTP No. 1 Phase #	Month of LNTP No. 1	Monthly Payment
LNTP No. 1 Phase 1	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
LNTP No. 1 Phase 2	[***]	[***]
	[***]	[***]
	[***]	[***]
LNTP No. 1 Phase 3	[***]	[***]
	[***]	[***]
TOTAL:		[***]

A.In the case of the first LNTP No. 1 Invoice ([***]), upon execution of this LNTP No. 1 by both Parties, Contractor will submit an Invoice to Owner for the [***] Monthly Payment and Owner shall make such payment within [***] ([***]) Business Days.

B.In the case of subsequent Months’ Invoices, no earlier than the first (1st) Day of each Month (“Month N”), Contractor shall submit to Owner an Invoice for the next Month’s Monthly Payment (“Month N+1”) and Owner shall make such payment within [***] ([***]) Days after Owner’s receipt of Contractor’s Invoice for such amount. For example, Contractor may invoice Owner for the [***] Monthly Payment on or after [***]. Contractor shall provide along with each Monthly Invoice, a letter from each High Value Order Subcontractor which describes the progress of such Subcontractor’s work for the previous Month N-1.

Owner agrees that the [***], [***], [***], [***], [***], [***], [***] and [***] Monthly payments defer or partially defer (exclude) Contractor’s contingency in the amounts set forth in the table below (“Deferred Contingency”) and will be fully invoiced at NTP if Owner issues NTP.

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Note 1: Reflects [***]% deferral of contingency
Note 2: Reflects [***]% deferral of contingency

3. Termination. If Owner terminates the Agreement for convenience prior to the issuance of NTP, or if Contractor terminates this Agreement pursuant to Section 16.5 of the Agreement, then Contractor shall be entitled to the sum of the amounts listed in the LNTP No. 1 Payment Schedule Table for the months preceding termination and for the month in which the termination occurs less any amounts paid by Owner under this LNTP No. 1.

5. LNTP No. 1 Work Schedule. Annex 2 to this LNTP No. 1 provides a high level summary of key activities to be performed during the LNTP No. 1 period.

[Signature page follows]

For and on behalf of
SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Limited Notice to Proceed No. 1.

For and on behalf of
BECHTEL ENERGY INC.

By:
Name:
Title:

cc:	Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, Texas 77042
Attn: [________________]
Email: [______________]

ANNEX 1

LIST OF SUBCONTRACTS TO BE AWARDED IN LNTP NO. 1

1.List of HVO Purchase Orders

[***]

2.List of Non-HVO Purchase Orders

[***]

3.List of Services Subcontracts

[***]

ANNEX 2

LNTP NO. 1 WORK SCHEDULE

[***]

SCHEDULE H-4

FORM OF LIMITED NOTICE TO PROCEED NO. 2

Date: __________

Via Facsimile and Certified Mail

Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, Texas 77042
Attn:[_________________]
Email:[________________]

Re:    Limited Notice to Proceed No. 2

Pursuant to Section 5.1A.3 of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project, by and between Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”), dated as of [______], 20[__] (the “Agreement”), this letter shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with that certain portion of the Work as described below pursuant to the terms and conditions of the Agreement:

1. LNTP No. 2 Work.
E.Contractor shall provide all engineering, procurement and other services necessary to perform the LNTP No. 2 Work in accordance with the Agreement (including Section 3.19 and Attachment X).

F.The LNTP No. 2 Work shall consist of the following:

i.Procurement. As part of this LNTP No. 2, Contractor shall perform procurement activities to award Subcontracts for the following Non-HVO Subcontracts listed in Annex 1 (including Contractor entering into purchase orders for the purchase of Contractor-Supplied Equipment) as well as administration activities for such Subcontracts to support planned Site efforts post-NTP.
ii.Engineering Services. As part of this LNTP No. 2, Contractor shall perform the following engineering activities:
a.Perform technical reviews as needed to support purchase order awards shown in Annex 1;
b.Review and comment on Subcontractor documents received during LNTP No. 2;
c.Prepare for the necessary Subcontracts to be executed post NTP; and
d.Advance P&ID efforts to support model review and purchase order awards.
All of the foregoing being the “LNTP No. 2 Work”.

G.The following activities shall be excluded from the LNTP No. 2 Work:

i.Sitework; and
ii.Acceptance by Contractor of shipments or deliveries of Contractor-Supplied Equipment.

H.Miscellaneous. As part of this LNTP No. 2, Contractor shall maintain in full force and effect at all times during the period commencing from LNTP No. 1 and prior to issuance of NTP all applicable insurance coverages in place for the Agreement and extend such coverages to include the LNTP No. 2 Work as detailed herein. Contractor shall perform all other obligations which are required during this LNTP No. 2 by the Agreement, including those specifically required following issuance of an LNTP.

2. Payments During LNTP No. 2. Owner shall pay Contractor the following amounts specified in the row (of the following table) for the Monthly Payment. Subject to the terms of the Agreement, the Invoices and payments for such Invoices shall be as follows:

LNTP No. 2 Payment Schedule Table

Month of LNTP No. 2	Monthly Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL:	[***]

C.In the case of the first LNTP No. 2 Invoice ([***]), upon execution of this LNTP No. 2 by both Parties, Contractor will submit an Invoice to Owner for the [***] Monthly Payment and Owner shall make such payment within [***] ([***]) Business Days.

D.In the case of subsequent Months’ Invoices, no earlier than the first (1st) Day of each Month (“Month N”), Contractor shall submit to Owner an Invoice for the next Month’s Monthly Payment (“Month N+1”) and Owner shall make such payment within [***] ([***]) Days after Owner’s receipt of Contractor’s Invoice for such amount. For example, Contractor may invoice Owner for the [***] Monthly Payment on or after [***]. Contractor shall provide along with each Monthly Invoice, a letter from each HVO Subcontractor which describes the progress of such Subcontractor’s work for the previous Month N-1.

3. Termination. If Owner terminates the Agreement for convenience prior to the issuance of NTP, or if Contractor terminates this Agreement pursuant to Section 16.5 of the Agreement, then Contractor shall be entitled to the sum of the amounts listed in the LNTP No. 2 Payment Schedule Table for the months preceding termination and for the month in which the termination occurs less any amounts paid by Owner under this LNTP No. 2.

[Signature page follows]

For and on behalf of
SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Limited Notice to Proceed No. 2.

For and on behalf of
BECHTEL ENERGY INC.

By:
Name:
Title:

cc:	Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, Texas 77042
Attn: [________________]
Email: [______________]

ANNEX 1

LIST OF SUBCONTRACTS CONSIDERED IN LNTP NO. 2

1.HVO Purchase Order

[***]

2.List of Non-HVO Purchase Orders

[***]

ATTACHMENT I

FORM OF CONTRACTOR’S INVOICES

SCHEDULE I-1
FORM OF CONTRACTOR’S INTERIM INVOICE

PROJECT NAME: Sabine Pass LNG Stage 5 Liquefaction Project OWNER: Sabine Pass Liquefaction Stage V, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: [______], 2026	INVOICE NUMBER: ___________ DATE OF INVOICE: _________________, 20__

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.
1.	Original Aggregate Equipment Price (Section 7.2 of Agreement)	U.S. $
2.	Net change by Change Orders (Exhibit 1-A of Schedule I-1)	U.S. $
3.	Aggregate Equipment Price to date (Line 1 + Line 2)	U.S. $
4.	Total earned to date for Mobilization Payment (Section 7.4A of Agreement) (Exhibit 2-A of Schedule I-1)	U.S. $
5.	Total earned to date for completion of Payment Milestones (Section 7.4B of Agreement) (Schedule C-3 of Attachment C) (Exhibit 2-A of Schedule I-1)	U.S. $
6.	Total invoiced for Month N Payment Milestones (Section 7.4B of Agreement) (Schedule C-3 of Attachment C) (Exhibit 2-A of Schedule I-1)	U.S. $
7.	Total invoiced for Month N+1 Payment Milestones (Section 7.4B of Agreement) (Schedule C-3 of Attachment C) (Exhibit 2-A of Schedule I-1)	U.S. $
8.	Total credit for Month N-1 Payment Milestones not completed (Section 7.4B of Agreement) (Schedule C-3 of Attachment C) (Exhibit 2-A of Schedule I-1)	U.S. $
9.	Original Aggregate Labor and Skills Price (Section 7.2 of Agreement)	U.S. $
10.	Net change by Change Orders (Exhibit 1-B of Schedule I-1)	U.S. $
11.	Aggregate Labor and Skills Price to date (Line 9 + Line 10)	U.S. $
12.	Total earned to date for Mobilization Payment (Section 7.4A of Agreement) (Exhibit 2-B of Schedule I-1)	U.S. $
13.	Total earned to date for completion of Payment Milestones (Section 7.4B of Agreement) (Schedule C-1 of Attachment C) (Exhibit 2-B of Schedule I-1)	U.S. $
14.	Total invoiced for Month N Payment Milestones (Section 7.4B of Agreement) (Schedule C-1 of Attachment C) (Exhibit 2-B of Schedule I-1)	U.S. $

15.	Total invoiced for Month N+1 Payment Milestones (Section 7.4B of Agreement) (Schedule C-1 of Attachment C) (Exhibit 2-B of Schedule I-1)	U.S. $
16.	Total credit for Month N-1 Payment Milestones not completed (Section 7.4B of Agreement) (Schedule C-1 of Attachment C) (Exhibit 2-B of Schedule I-1)	U.S. $
17.	Total earned to date for Monthly Payments (Section 7.4B of Agreement) (Schedule C-2 of Attachment C) (Exhibit 2-B of Schedule I-1)	U.S. $
18.	Total invoiced to date for time and material Work (Exhibit 3 of Schedule I-1)	U.S. $
19.	Total earned to date (Lines 4+5+6+7+8 + Lines 12+13+14+15+16+17 + Line 18 + Line 24)	U.S. $
20.	Less previous Invoices	U.S. $
21.	Current Payment Due	U.S. $
22.	Contract Price to date (Line 3 + Line 11)	U.S. $
23.	Balance of Contract Price remaining (Line 3 + Line 11 - Line 19)	U.S. $
24.	Total earned to date for Provisional Sum Work (Exhibit 6 of Schedule I-1)	U.S. $

Contractor certifies that (i) the Work is progressing in accordance with the Project Schedule (as may be adjusted by Change Order) and Monthly Updated Project Schedule, as set forth in the current Monthly Progress Report; (ii) the Work described in or relating to this Invoice has been performed or will be performed in [***] ([***]) Days and supplied in accordance with the Agreement; (iii) the Work described in or relating to this Invoice is in accordance with the Agreement and the referenced Payment Milestone(s) is/are complete or will be complete in [***] ([***]) Days; and (iv) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice.

CONTRACTOR
Signed: _________________________
Name: __________________________
Title: ___________________________
Date: _____________________, 20__

Payment is to be made by wire transfer or ACH on or before [insert due date] to:

[***]
New York, NY
Account # [To be provided]
Acct. Type: Checking (DDA) ACH Format: CTX
ABA #
Credit: Bechtel Energy Inc.
Swift Code: [***]

SABINE PASS LNG STAGE 5 LIQUEFACTION PROJECT

INVOICE NUMBER ______                 INVOICE DATE _____________, 20___

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: US$_________________________________

OWNER
Signed: _________________________
Name: __________________________
Title: ___________________________
Date: _____________________, 20__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by
Contractor under this Invoice:

EXHIBIT 1-A

AGGREGATE EQUIPMENT PRICE — CHANGE ORDERS

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE C-3
(Aggregate Equipment Price Payment Milestones — Change Orders)

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1D or Section 6.2C of the Agreement.

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 1-B

AGGREGATE LABOR AND SKILLS PRICE — CHANGE ORDERS

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE C-1
(Aggregate Labor and Skills Price Payment Milestones — Change Orders)

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1D or Section 6.2C of the Agreement.

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 2-A

AGGREGATE EQUIPMENT PRICE

1.MOBILIZATION PAYMENT: in accordance with Section 7.4A of the Agreement:

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total =		$0.00	$0.00

2.PAYMENT MILESTONE: in accordance with Section 7.4B of the Agreement:

No. of Payment Milestone	Description of Payment Milestone	Payment Milestone Completed - Previously Invoiced Amount (U.S.$)	Payment Milestone Not Completed - Credit for Previously Invoiced Amount (U.S.$)	Payment Milestone To Be Completed in Month N+1 - Invoiced Amount (U.S.$)	Payment Milestone Completed in Month N (U.S.$)

Total =				$0.00	$0.00

EXHIBIT 2-B

AGGREGATE LABOR AND SKILLS PRICE

1.MOBILIZATION PAYMENT: in accordance with Section 7.4A of the Agreement:

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total =		$0.00	$0.00

2.PAYMENT MILESTONE: in accordance with Section 7.4B of the Agreement:

No. of Payment Milestone	Description of Payment Milestone	Payment Milestone Completed - Previously Invoiced Amount (U.S.$)	Payment Milestone Not Completed - Credit for Previously Invoiced Amount (U.S.$)	Payment Milestone To Be Completed in Month N+1 - Invoiced Amount (U.S.$)	Payment Milestone Completed in Month N (U.S.$)

Total =				$0.00	$0.00

3.MONTHLY PAYMENT: in accordance with Section 7.4B of the Agreement:

Month of Payment	Monthly Payments	Previously Invoiced Amount (U.S.$)	This Month Invoice Amount (U.S.$)

Total =	$0.00	$0.00	$0.00

EXHIBIT 3

TIME AND MATERIAL WORK PAYMENTS

TIME AND MATERIAL WORK: The following time and material Work has been completed pursuant to Section 6.1E and 6.2D of the Agreement.

Month of Invoice	Type of Work	Approved Amount (U.S.$)

Total =

EXHIBIT 4

INTERIM LIEN WAIVERS

EXHIBIT 5

INFORMATION REQUIRED OR REQUESTED BY OWNER

EXHIBIT 6

PROVISIONAL SUM WORK

Provisional Sum Work. The following Provisional Sum Work has been completed in accordance with the Agreement, including Attachment GG.

Month of Invoice	Provisional Sum Work	Approved Amount (U.S.$)

Total =

SCHEDULE I-2

FORM OF CONTRACTOR’S FINAL INVOICE

PROJECT NAME: Sabine Pass LNG Stage 5 Liquefaction Project OWNER: Sabine Pass Liquefaction Stage V, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: [______], 2026	INVOICE NUMBER: ___________ DATE OF INVOICE: _________________, 20__

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.
1.	Original Aggregate Equipment Price (Section 7.2 of Agreement)	U.S. $
2.	Net change by Change Orders (Exhibit 1-A of Schedule I-2)	U.S. $
3.	Aggregate Equipment Price to date (Line 1 + Line 2)	U.S. $
4.	Total invoiced to date for Mobilization Payment (Section 7.4A of Agreement) (Exhibit 2-A of Schedule I-2)	U.S. $
5.	Total invoiced to date for completion of Payment Milestones (Section 7.4B of Agreement) (Schedule C-3 of Attachment C) (Exhibit 2-A of Schedule I-2)	U.S. $
6.	Original Aggregate Labor and Skills Price (Section 7.2 of Agreement)	U.S. $
7.	Net change by Change Orders (Exhibit 1-B of Schedule I-2)	U.S. $
8.	Aggregate Labor and Skills Price to date (Line 6 + Line 7)	U.S. $
9.	Total invoiced to date for Mobilization Payment (Section 7.4A of Agreement) (Exhibit 2-B of Schedule I-2)	U.S. $
10.	Total invoiced to date for completion of Payment Milestones (Section 7.4B of Agreement) (Schedule C-1 of Attachment C) (Exhibit 2-B of Schedule I-2)	U.S. $
11.	Total invoiced to date for Monthly Payments (Section 7.4B of Agreement) (Schedule C-2 of Attachment C) (Exhibit 2-B of Schedule I-2)	U.S. $
12.	Total invoiced to date for time and material Work (Exhibit 3 of Schedule I-2)	U.S. $
13.	Total invoiced to date (Line 4 + Line 5 + Line 9 + Line 10 + Line 11 + Line 12 + Line 18)	U.S. $
14.	Less previous Invoices	U.S. $
15.	Current Payment Due	U.S. $

16.	Contract Price to date (Line 3 + Line 8)	U.S. $
17.	Balance of Contract Price remaining (Line 3 + Line 8 - Line 13)	U.S. $
18.	Total invoiced to date for Provisional Sum Work (Exhibit 6 of Schedule I-1)	U.S. $

II. ADJUSTMENTS. Explanation is listed below of any adjustments required to reconcile all previous Invoices, payments and Change Orders.

(Attach supporting documentation.)

Total adjustments	US$

Total Final Payment Due (Line I(10) +/- total adjustment in II)
US$______________

Contractor certifies that (i) all Work (except for that Work and obligations that survive the termination or expiration of the Agreement) has been completely performed in accordance with the terms of the Agreement, including the completion of all Punchlist items; (ii) all quantities and prices in this final Invoice or attachments are correct and in accordance with the Agreement; (iii) fully completed and executed Final Conditional Lien and Claim Waivers from Contractor, and from all Major Subcontractors and, if requested by Owner, Major Sub-subcontractors who performed Work for the Project, as provided in Section 7.5 of the Agreement, are attached to this final Invoice; (iv) all documentation required to be delivered by Contractor to Owner under the Agreement, including Record As-Built Drawings and Specifications, Owner provided documents as provided in Section 10.4 of the Agreement, test reports and the final operation and maintenance manuals for the Stage 5 Facilities, have been delivered to Owner; (v) all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities have been removed from the Site; (vi) all Subcontractors have been paid in accordance with the terms of their Subcontracts, except for amounts that are the subject of this final Invoice or amounts that are properly retained or withheld in accordance with the terms of such Subcontracts; (vii) all payrolls, Taxes, bills for Contractor-Supplied Equipment, and any other indebtedness connected with the Work (excluding Corrective Work) has been paid; (viii) Contractor has delivered an executed Final Completion Certificate, which has been accepted by Owner by signing such certificate; (ix) Contractor has completed all other obligations required under the Agreement for Final Completion; (x) attached to this final Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement; and (xi) this final Invoice is signed by an authorized representative of Contractor.

CONTRACTOR Signed: _________________________ Name: __________________________ Title: ___________________________ Date: _____________________, 20__	Subscribed and sworn to before me this ___ day of ___________, 20__. ____________________________ Notary Public My Commission Expires: _________________________, 20____

Payment is to be made by wire transfer or ACH on or before [insert due date] to:

[ ***]

New York, NY
Account # [To be provided]
Acct. Type: Checking (DDA) ACH Format: CTX
ABA #
Credit: Bechtel Energy Inc.
Swift Code: [***]

SABINE PASS LNG STAGE 5 LIQUEFACTION PROJECT

INVOICE NUMBER ______                      INVOICE DATE _____________, 20___

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: US$_________________________________

OWNER
Signed: _________________________
Name: __________________________
Title: ___________________________
Date: _____________________, 20__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice:

EXHIBIT 1-A

AGGREGATE EQUIPMENT PRICE — CHANGE ORDERS

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE C-3
(Aggregate Equipment Price Payment Milestones — Change Orders)

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1D or Section 6.2C of the Agreement.

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 1-B

AGGREGATE LABOR AND SKILLS PRICE — CHANGE ORDERS

LIST OF EXECUTED CHANGE ORDERS TO SCHEDULE C-1
(Aggregate Labor and Skills Price Payment Milestones — Change Orders)

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1D or Section 6.2C of the Agreement.

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 2-A

AGGREGATE EQUIPMENT PRICE

1.MOBILIZATION PAYMENT: in accordance with Section 7.4A of the Agreement:

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total =		$0.00	$0.00

2.PAYMENT MILESTONE: in accordance with Section 7.4B of the Agreement:

No. of Payment Milestone	Description of Payment Milestone	Payment Milestone Completed - Previously Invoiced Amount (U.S.$)	Payment Milestone Completed this Month (U.S.$)

Total =		$0.00	$0.00

EXHIBIT 2-B

AGGREGATE LABOR AND SKILLS PRICE

1.MOBILIZATION PAYMENT: in accordance with Section 7.4A of the Agreement:

No.	Description of Mobilization Payment	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total =		$0.00	$0.00

2.PAYMENT MILESTONE: in accordance with Section 7.4B of the Agreement:

No. of Payment Milestone	Description of Payment Milestone	Payment Milestone Completed - Previously Invoiced Amount (U.S.$)	Payment Milestone Completed this Month (U.S.$)

Total =		$0.00	$0.00

3.MONTHLY PAYMENT: in accordance with Section 7.4B of the Agreement:

Month of Payment	Monthly Payments	Previously Invoiced Amount (U.S.$)	This Month Invoice Amount (U.S.$)

Total =	$0.00	$0.00	$0.00

EXHIBIT 3

TIME AND MATERIAL WORK PAYMENTS

TIME AND MATERIAL WORK: The following time and material Work has been completed pursuant to Section 6.1E and 6.2D of the Agreement.

Month of Invoice	Type of Work	Approved Amount (U.S.$)

Total =

EXHIBIT 4

FINAL LIEN AND CLAIM WAIVERS

EXHIBIT 5

INFORMATION REQUIRED OR REQUESTED BY OWNER

EXHIBIT 6

PROVISIONAL SUM WORK

Provisional Sum Work. The following Provisional Sum Work has been completed in accordance with the Agreement, including Attachment GG.

Month of Invoice	Provisional Sum Work	Approved Amount (U.S.$)

Total =

SCHEDULE I-3

FORM OF CONTRACTOR’S LNTP INVOICE
(For LNTP Work, Contractor shall use the following LNTP Invoice form)

PROJECT NAME: Sabine Pass LNG Stage 5 Liquefaction Project OWNER: Sabine Pass Liquefaction Stage V, LLC CONTRACTOR: Bechtel Energy Inc. DATE OF AGREEMENT: [______], 2026	INVOICE NUMBER: ___________ DATE OF INVOICE: _________________, 20__

Contractor hereby makes application for payment to Owner as shown below in connection with Work performed pursuant to LNTP #____ in accordance with Article 5 of the above referenced Agreement between the Parties.

1.	Original LNTP #___ Equipment Price	U.S.$
2.	Net change to LNTP #___ Equipment Price by Change Order (Exhibit 1-A, Schedule I-3)	U.S.$
3.	Aggregate LNTP #___ Equipment Price to date (Line 1 + Line 2)	U.S.$
4.	Total invoiced to date for Monthly Payments (Exhibit 2-A, Schedule I-3)	U.S.$
5.	Original LNTP #___ Labor and Skills Price	U.S.$
6.	Net change to LNTP #___ Labor and Skills Price by Change Order (Exhibit 1-B, Schedule I-3)	U.S.$
7.	Aggregate LNTP #___ Labor and Skills Price to date (Line 5 + Line 6)	U.S.$
8.	Total invoiced to date for Monthly Payments (Exhibit 2-B, Schedule I-3)	U.S.$
9.	Total invoiced to date (Line 4 + Line 8)	U.S.$
10.	Less previous Invoices	U.S.$
11.	Current Payment Due (Line 9 - Line 10)	U.S.$
12.	Balance of LNTP #___ Price remaining (Line 3 + Line 7 - Line 9)	U.S.$

Contractor certifies that (i) the Work described in or relating to this Invoice is in accordance with the Agreement; and (ii) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice.

CONTRACTOR Signed: _________________________ Name: __________________________ Title: ___________________________ Date: _____________________, 20__

Payment is to be made by wire transfer or ACH on or before [insert due date] to:

[***]
New York, NY

Account # [To be provided]
Acct. Type: Checking (DDA) ACH Format: CTX
ABA
Credit: Bechtel Energy Inc.
Swift Code: [***]

SABINE PASS LNG STAGE 5 LIQUEFACTION PROJECT

INVOICE NUMBER ______                    INVOICE DATE _____________, 20___

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: US$_________________________________

OWNER
Signed: _________________________
Name: __________________________
Title: ___________________________
Date: _____________________, 20__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by
Contractor under this Invoice:

EXHIBIT 1-A

AGGREGATE LNTP EQUIPMENT PRICE — CHANGE ORDERS

LIST OF EXECUTED CHANGE ORDERS FOR LNTP #___

CHANGE ORDERS: The following Change Orders have been executed by Owner and Contractor pursuant to Article 6 of the Agreement:

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 1-B

AGGREGATE LNTP LABOR AND SKILLS PRICE — CHANGE ORDERS

LIST OF EXECUTED CHANGE ORDERS FOR LNTP #___

CHANGE ORDERS: The following Change Orders have been executed by Owner and Contractor pursuant to Article 6 of the Agreement:

Change Order No.	Description of Change Order	Approved Amount (U.S.$)

Total =

EXHIBIT 2-A

AGGREGATE LNTP EQUIPMENT PRICE

MONTHLY PAYMENTS:

Month	Previously Invoiced Amount for Prior Months (U.S.$)	This Month Invoice Amount (U.S.$)

Total =

EXHIBIT 2-B

AGGREGATE LNTP LABOR AND SKILLS PRICE

MONTHLY PAYMENTS:

Month	Previously Invoiced Amount for Prior Months (U.S.$)	This Month Invoice Amount (U.S.$)

Total =

EXHIBIT 3

INTERIM LIEN WAIVERS

EXHIBIT 4

INFORMATION REQUIRED OR REQUESTED BY OWNER

ATTACHMENT J
HSE PLAN REQUIREMENTS
1.0Introduction
In addition to the requirements specified in the Agreement, including Section 3.10, Contractor shall create and provide to Owner for review and approval a health, safety and environment plan (“HSE Plan”) for the Project that includes, at a minimum, the following:
1.1.HSE Management Plan
1.2.Environmental Control Plan
1.2.1.Environmental Management Plan (EMP);
1.2.2.Construction Waste Management Plan;
1.2.3.Spill Prevention, Control and Countermeasures Plan (SPCC); and
1.2.4.Erosion and Sediment Management Plan (E&S Plan).
1.3.Traffic Management Plan
1.4.Security Plan
2.0HSE Management Plan
Contractor shall develop and implement a plan for management of the health, safety and environmental (“HSE”) matters for the Project (“HSE Management Plan”) to provide guidelines for compliance with: (i) all applicable Contractor HSE requirements, policies, procedures and core processes; (ii) all Owner requirements set forth in the Agreement, including this Attachment J; and (iii) all HSE requirements under Applicable Law, including any federal, state or local Permits.
The HSE Management Plan shall contain Project specific information including Project scope, Project organization, HSE organization, and shall be used as a guideline for the HSE management of the Project. Specific HSE procedures shall be developed from the HSE Management Plan to provide specific instructions on how to implement the HSE Management Plan.
The HSE Management Plan shall be broken into the following ten (10) elements:
2.1.Leadership & Commitment
The HSE Management Plan shall include a zero accident philosophy and the Project HSE policy. This section of the HSE Management Plan shall include the following:
2.1.1.Senior and Project management commitment;
2.1.2.Define management expectations with regards to HSE of all Project personnel including supervision, employees, Subcontractors, and Sub-subcontractors; and
2.1.3.Provide clear message that all Project personnel, Subcontractors, and Sub-subcontractors will be held accountable for their HSE performance.
2.2.Strategies and Objectives
The HSE Management Plan shall provide the HSE strategy, objectives, requirements and standards for the Project. This section of the HSE Management Plan shall include the following:

2.2.1.Project HSE policy communication, updates and support;
2.2.2.Project HSE strategy including how it shall be supported and updated;
2.2.3.Project HSE objectives, goals and targets; and
2.2.4.Project key performance indicators (KPI).
2.3.Organization and Resources
The HSE Management Plan shall provide the roles and responsibilities of the Project personnel and the plan for management of HSE documentation. This section of the HSE Management Plan shall include the following:
2.3.1.Project and HSE organization;
2.3.2.Project HSE roles and responsibilities;
2.3.3.Functional HSE responsibilities and coordination (i.e., procurement, contracts, project controls, HSE, etc.);
2.3.4.Communication process with regards to HSE policies, procedures and requirements; and
2.3.5.HSE information and documentation review, distribution and retention.
2.4.HSE Risk Management
The HSE Management Plan shall define the Project approach to risk management and shall provide Project requirements and guidelines for implementation. This section of the HSE Management Plan shall include the following:
2.4.1.Defined risk management process that will identify HSE hazards and manage HSE risks;
2.4.2.Defined process to evaluate projects, tasks and Subcontractors with regards to HSE risk and required resources for mitigation;
2.4.3.Standardized risk matrix;
2.4.4.Information sharing methods;
2.4.5.Hazard recognition program;
2.4.6.Hazard recognition teams; and
2.4.7.Action register.
2.5.Planning
This section of the HSE Management Plan shall include the following:
2.5.1.Methods defined to achieve HSE objectives;
2.5.2.Applicable HSE procedures, Site requirements and/or work instructions;
2.5.3.Emergency preparedness;
(a)Not less than [***] ([***]) Days before mobilization to the Site for the Work, Contractor shall submit to Owner details of its provisions and procedures for proposed actions in the event of any of the below arising out of the Work performed at the Site:
(i)An incident involving serious injury, hospitalization or death to any member of the team; or
(ii)A major incident involving any Equipment; or

(iii)Any release of chemicals or hydrocarbons into the environment; or
(iv)Serious illness, including those requiring medical evacuation.
(b)If requested, Contractor shall participate in Owner-organized emergency response exercises. In addition, Contractor shall perform emergency response exercises in accordance with Contractor’s emergency response procedures; provided that Owner may participate in or observe Contractor’s emergency response exercises and provide feedback; and
2.5.4.HSE communications.
2.6.Employee Competency
This section of the HSE Management Plan shall include the following:
2.6.1.Training program and requirements with training matrix; and
2.6.2.People based safety program.
2.7.Customer Interface
This section of the HSE Management Plan shall include the following:
2.7.1.Communication between FERC and other Governmental Instrumentalities;
2.7.2.Reporting, communication and information sharing; and
2.7.3.Coordination, security and operating facility access.
2.8.Contractor Evaluation, Selection and Monitoring
This section of the HSE Management Plan shall include the following:
2.8.1.Define evaluation and selection methods and processes; and
2.8.2.Define how monitoring of Subcontractors shall be performed.
2.9.Implementation and Monitoring
This section of the HSE Management Plan shall include the following:
2.9.1.Stop work policy;
2.9.2.Incident notification, reporting, recording and investigation:
(a)[***].
(b)Contractor shall report Monthly all incidents in accordance with Owner requirements as follows:
(i)The total number of work-hours;
(ii)Lost time injuries (LTI);
(iii)Restricted workday cases (RWDC);
(iv)Medical treatment cases (MTC);
(v)Medical evacuations;
(vi)High potential incidents (HPI);
(vii)First aid cases (FAC);
(viii)Near misses;

(ix)Fires;
(x)Vehicle accidents;
(xi)Utility damage incidents;
(xii)Details of any occupational illnesses resulting from the Work; and
(xiii)Spills, unauthorized releases to the environment, or any other health, safety or environmental-related incident required to be reported to a federal, state or local agency.
(c)Owner may require Contractor to conduct an investigation for any HSE incident. Owner shall have the right to participate in incident investigations and have access to Contractor’s investigation report (methodology and results), provided appropriate provisions are made to preserve applicable legal privileges. For all incident investigations, Contractor will provide a preliminary written investigation report to Owner within [***] ([***]) Business Days of the occurrence of the incident and a final written investigation report to Owner within [***] ([***]) Business Days of the completion of the investigation. The investigation report shall identify possible root causes associated with the incident as well as proposals for corrective or recommended action, subject to Contractor’s right to preserve applicable legal privileges. When requested, Contractor shall furnish Owner with a copy of all reports made by or on behalf of Contractor concerning an incident, closeout verification of relevant corrective actions, including any statements or other investigative material, subject to Contractor’s right to preserve applicable legal privileges. Owner’s participation in Contractor’s investigation may include the following activities, subject to Contractor’s right to preserve applicable legal privileges:
(i)identification of an Owner representative as a member of Contractor’s investigation team;
(ii)involvement in interviews and evidence review;
(iii)identification and discussion of potential corrective actions that may apply to Owner or its contractors;
(iv)identification of key lessons learned that may apply to Owner or its contractors; and
(v)identification of appropriate method of communication of findings to prevent recurrence (e.g., alerts, advisories, etc.);
2.9.3.Procedure review; and
2.9.4.Management of change.
2.10.Auditing and Reviewing
This section of the HSE Management Plan shall include the following:
2.10.1.Project self-assessment;
2.10.2.Management assessments;
2.10.3.HSE inspection;
2.10.4.Subcontractor monitors and responsibilities; and
2.10.5.Action register and corrective action closure.

3.0Environmental Control Plan
3.1Environmental Management Plan (EMP)
This section of the EMP shall include the following:
3.1.1Introduction;
3.1.2General Project information;
3.1.3Responsibilities;
3.1.4Environmental management controls;
3.1.5Environmental requirements, plans, and procedures; and
3.1.6Required figures, tables and appendices.
3.2Construction Waste Management Plan
This section of the Construction Waste Management Plan shall include the following:
3.2.1.Introduction;
3.2.2.Waste types;
3.2.3.Waste management requirements;
3.2.4.Waste disposal requirements;
3.2.5.Waste minimization;
3.2.6.Methodology for Monthly reporting of amount and classification of wastes disposed; and
3.2.7.Required tables and appendices.
3.3Spill Prevention, Control and Countermeasures Plan (SPCC)
This section of the SPCC shall include the following:
3.3.1Management approval;
3.3.2Engineering certification;
3.3.3Record of review and amendment form;
3.3.4Introduction;
3.3.5Security;
3.3.6Trajectory analysis;
3.3.7Secondary containment;
3.3.8Contingency plans;
3.3.9Inspections, testing and recordkeeping;
3.3.10Personnel training and discharge prevention;
3.3.11Spill response;
3.3.12Spill notification and reporting;
3.3.13Spill kits; and
3.3.14Required figures, tables and appendices.

3.4Erosion and Sediment Management Plan (E&S Plan)
This section of the E&S Plan shall include the following:
3.4.1.Introduction;
3.4.2.General Project information;
3.4.3.Responsibilities;
3.4.4.Environmental management controls;
3.4.5.Environmental requirements, plans and procedures; and
3.4.6.Figures, tables and appendices.
3.5Air Quality Compliance Plan
3.5.1Introduction;
3.5.2Description of applicable Permits; and
3.5.3Steps taken to minimize emissions during commissioning activities.
4.0    Traffic Management Plan
This section of the Traffic Management Plan shall include the following:
4.1.Introduction;
4.2.Responsibilities;
4.3.Pedestrian routes;
4.4.Vehicle routes, including evacuation routes;
4.5.Traffic controls and Land (including Site) entrances;
4.6.Parking;
4.7.Vehicle safety equipment standards;
4.8.Driving rules;
4.9.Training requirements; and
4.10.Vehicle inspection requirements.
5.0Security Plan
Contractor recognizes and agrees that physical security is of paramount importance to the performance of the Work and that Contractor is responsible for performing the Work in a safe and physically secure manner. Contractor shall prepare, within [***] ([***]) Days of execution of the Agreement, a physical security and access control plan (“Security Plan”) for review and approval by Owner, in accordance with the following:
5.1.After Owner’s review, Contractor shall address Owner’s comments, if any, provided by Owner during its review, which shall be conducted within [***] ([***]) Days after receipt of Owner’s comments.
5.2.The Security Plan shall integrate both Contractor and Owner guard force units at the Stage 5 Facilities (where there is a shared interface), and if applicable, other areas of the Land, and shall detail applicable guard force-related processes and procedures for interfaces.
5.3.The Security Plan shall incorporate requirements, restrictions, standards, rules, and procedures imposed by Applicable Law and may incorporate Owner’s established security standards. Owner’s review of the Security Plan shall not in any way relieve Contractor of its obligations under the Agreement (including Contractor’s obligations to conduct the Work in accordance with the safety requirements of Applicable Law and Applicable Codes and Standards).
5.4.Contractor shall be responsible for implementing the Security Plan and shall monitor compliance with the Security Plan on a periodic basis. Contractor shall appoint one or more (as appropriate) security representative(s) reasonably acceptable to Owner to act on behalf of Contractor on security matters relating to the Facilities and if applicable, other areas of the Land, and participate in periodic security meetings with Owner’s security representative.
5.5.Contractor further agrees to provide or cause to be provided necessary security training to its employees, Subcontractors and Sub-subcontractors and to Owner personnel temporarily visiting the Facilities and if applicable, other areas of the Land, with respect to the Security Plan, Contractor will provide the security training material to Owner for review.
5.6.The Security Plan shall address all physical security matters relating to the Stage 5 Facilities and if applicable, other areas of the Land, including but not limited to:
5.6.1.Physical security;
5.6.2.Security procedures;
5.6.3.Surveillance systems;
5.6.4.Monitoring procedures;
5.6.5.Fencing material;
5.6.6.Equipment placement, installation and removal;
5.6.7.Security lightning selection and installation;
5.6.8.Gate placement and installation;
5.6.9.Access control points;
5.6.10.Credentialing;
5.6.11.Access control procedures;
5.6.12.Guard posts; and
5.6.13.Security incident reporting and investigation:
(a)[***].
(b)Owner may require Contractor to conduct an investigation for any security-related incident. Owner shall have the right to participate in incident investigations and have access to Contractor’s investigation report (methodology and results), provided appropriate provisions are made to preserve applicable legal privileges. For all incident investigations, Contractor will provide a preliminary written investigation report to Owner within [***] ([***]) Business Days of the occurrence of the incident and a final written investigation report to Owner within [***] ([***]) Business Days of the completion of investigation. The investigation report shall identify possible root causes associated with the incident as well as proposals for corrective or recommended action, subject to Contractor’s right to preserve applicable legal privileges. When requested, Contractor shall furnish Owner with a copy of all reports made by or on behalf of Contractor concerning an incident, closeout verification of relevant corrective actions, including any statement or other investigative material, subject to Contractor’s right to preserve applicable legal privileges. Owner’s participation in Contractor’s investigation may include the following activities, subject to Contractor’s right to preserve applicable legal privileges:

(i)identification of an Owner representative as a member of Contractor’s investigation team;
(ii)involvement in interviews and evidence review;
(iii)identification and discussion of potential corrective actions that may apply to Owner or its contractors;
(iv)identification of key lessons learned that may apply to Owner or its contractors; and
(v)identification of appropriate method of communication of findings to prevent recurrence (e.g., alerts, advisories, etc.).

ATTACHMENT K

FORM OF LIEN AND CLAIM WAIVERS

SCHEDULE K-1

CONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER
(To be executed by Contractor with each Invoice other than the Invoice for final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, Bechtel Energy Inc. (“Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass Liquefaction Stage V, LLC (“Owner”), for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Upon Contractor’s receipt of the sum of U.S.$___________________ (amount in Invoice submitted with this Contractor’s Interim Conditional Lien Waiver), Contractor waives and releases any and all liens or claims of liens against the Project and the Property that Contractor has or may have against Owner arising out of the performance or provision of the work, materials, equipment, services or labor by or on behalf of Contractor (including, without limitation, any Subcontractor or Sub-subcontractor) in connection with the Project through the date of _______________________, 20___ (last day of Month preceding the date of the Invoice submitted with this Contractor’s Interim Conditional Lien Waiver (i.e., Month N-1)) and reserving those rights, privileges and liens, if any, that Contractor might have in respect of any amounts: (i) withheld by Owner under the terms of the Agreement from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Contractor to or on account of Owner for the Project; or (ii) for Work performed in connection with Payment Milestones listed in Schedule C-1 of the Agreement which have not yet been billed in the Invoice submitted with this Contractor’s Interim Conditional Lien Waiver or in prior Invoices. Other exceptions are as follows:

________________________________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor represents and warrants that all Subcontractors and Sub-subcontractors, suppliers and employees of Contractor have been paid (or will be paid from such sums received in connection with such Invoice) for all work, materials, equipment, services, labor and any other items performed or provided and due in accordance with the applicable Subcontract or Sub-subcontract through ___________, 20__ (date of last prior Invoice). Exceptions as follows:

________________________________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, all such payments have been made)

This Contractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Interim

Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Contractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

Applicable to Invoice(s) No. ___

FOR CONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-2

CONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER
(To be executed by Contractor with each Invoice other than the Invoice for final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, Bechtel Energy Inc. (“Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass Liquefaction Stage V, LLC (“Owner”), for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Contractor hereby waives and releases any and all liens or claims of liens against the Project and the Property that Contractor has or may have against Owner arising out of the performance or provision of the work, materials, equipment, services or labor by or on behalf of Contractor (including, without limitation, any Subcontractor or Sub-subcontractor) in connection with the Project through the date of _______________________, 20___ (last day of the Month preceding the Month of the last Invoice submitted by Contractor (i.e., Month N-2)) and reserving those rights, privileges and liens, if any, that Contractor might have in respect of any amounts: (i) withheld by Owner under the terms of the Agreement from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Contractor to or on account of Owner for the Project; or (ii) for Work performed in connection with Payment Milestones listed in Schedule C-1 of the Agreement which have not yet been billed to Owner by the date of the last Invoice submitted by Contractor. Other exceptions are as follows:

________________________________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim)

Contractor represents and warrants that all Subcontractors and Sub-subcontractors, suppliers and employees of Contractor have been paid for all work, materials, equipment, services, labor and any other items performed or provided and due in accordance with the applicable Subcontract or Sub-subcontract through ___________, 20__ (date of last prior Invoice).

This Contractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Interim Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Contractor’s Interim Unconditional Lien Waiver.

This Contractor’s Interim Unconditional Lien Waiver has been executed by its duty authorized representative.

Applicable to Invoice(s) No. __

FOR CONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-3

MAJOR SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER
(To be executed by Major Subcontractors
with each invoice other than the invoice for final payment;
provided that, execution by Bulk Material Suppliers is only pursuant to Section 7.4.D.5 of the Agreement)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, ___________________________ (“Major Subcontractor”) who has, under an agreement with Bechtel Energy Inc.(“Contractor”), furnished certain materials, equipment, services, and/or labor for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Upon Major Subcontractor’s receipt of the sum of U.S.$___________________ (amount in invoice submitted with this Major Subcontractor’s Interim Conditional Lien Waiver), Major Subcontractor waives and releases any and all liens or claims of liens against the Project and the Property that Major Subcontractor has or may have against Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Contractor arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Major Subcontractor (including, without limitation, any Sub-subcontractor) in connection with the Project through the date of _______________, 20___ (date of the invoice submitted with this Major Subcontractor’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Major Subcontractor might have in respect of any amounts withheld by Contractor from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Contractor for the Project. Other exceptions are as follows:

________________________________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, Major Subcontractor shall be deemed not to have reserved any claim.)

Major Subcontractor represents and warrants that all employees, laborers, materialmen, Sub-subcontractors and subconsultants employed by Major Subcontractor in connection with the Project have been paid (or will be paid from such sums received in connection with such invoice) for all work, materials, equipment, services, labor and any other items performed or provided through _______________, 20__ (date of Major Subcontractor’s last prior invoice). Exceptions as follows:

________________________________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, all such payments have been made)

This Major Subcontractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Major Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Major

Subcontractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Major Subcontractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Major Subcontractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Major Subcontractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

Applicable to invoice(s) No. __

FOR MAJOR SUBCONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-4

MAJOR SUBCONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER
(To be executed by Major Subcontractors with each invoice other than the invoice for final payment;
provided that, execution by Bulk Material Suppliers is only required on a quarterly basis)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, ___________________________ (“Major Subcontractor”) who has, under an agreement with Bechtel Energy Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Major Subcontractor hereby waives and releases any and all liens or claims of liens against the Project and the Property that Major Subcontractor has or may have against Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Contractor arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Major Subcontractor (including, without limitation, any Sub-subcontractor) in connection with the Project through the date of _______________________, 20___ (date of the last invoice submitted by Major Subcontractor).

Major Subcontractor represents and warrants that all employees, laborers, materialmen, Sub-subcontractors and subconsultants employed by Major Subcontractor in connection with the Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided in accordance with the applicable subcontracts and sub-subcontracts through _______________, 20__ (date of Major Subcontractor’s last prior invoice).

This Major Subcontractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Major Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Major Subcontractor’s Interim Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Major Subcontractor’s Interim Unconditional Lien Waiver.

This Major Subcontractor’s Interim Unconditional Lien Waiver has been executed by its duly authorized representative.

Applicable to invoice(s) No. __

FOR MAJOR SUBCONTRACTOR :

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-5

MAJOR SUB-SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER
(To be executed by Major Sub-subcontractors with each invoice other than the invoice for final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, ___________________________ (“Major Sub-subcontractor”) who has, under an agreement with _______________(“Subcontractor”), furnished certain materials, equipment, services, and/or labor for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Upon Major Sub-subcontractor’s receipt of the sum of U.S.$___________________ (amount in invoice submitted with this Major Sub-subcontractor’s Interim Conditional Lien Waiver), Major Sub-subcontractor waives and releases any and all liens or claims of liens against the Project and the Property that Major Sub‑subcontractor has or may have against Sabine Pass Liquefaction Stage V, LLC (“Owner”), Bechtel Energy Inc. (“Contractor”) and Subcontractor arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Major Sub-subcontractor (including, without limitation, any sub-subcontractor) in connection with the Project through the date of _______________, 20___ (date of the invoice submitted with this Major Sub-subcontractor’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Major Sub-subcontractor might have in respect of any amounts withheld by Contractor from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Major Sub-subcontractor to or on account of Contractor for the Project. Other exceptions are as follows:

________________________________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, Major Sub-subcontractor shall be deemed not to have reserved any claim.)

Major Sub-subcontractor further represents and warrants that all employees, laborers, materialmen, sub-subcontractors and subconsultants employed by Major Sub-subcontractor in connection with the Project have been paid (or will be paid from such sums received in connection with such invoice) for all work, materials, equipment, services, labor and any other items performed or provided through _______________, 20__ (date of Major Sub-subcontractor’s last prior invoice). Exceptions are as follows:

________________________________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, all such payments have been made)

This Major Sub-subcontractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Major Sub-subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this

Major Sub-subcontractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Major Sub-subcontractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Major Sub-subcontractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Major Sub-subcontractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

Applicable to invoice(s) No. __

FOR MAJOR SUB-SUBCONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-6

MAJOR SUB-SUBCONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER
(To be executed by Major Sub-subcontractors with each invoice other than the invoice for final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, ___________________________ (“Major Sub-subcontractor”) who has, under an agreement with ______________ (“Subcontractor”), furnished certain materials, equipment, services, and/or labor for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Major Sub-subcontractor hereby waives and releases any and all liens or claims of liens against the Project and the Property that Major Sub-subcontractor has or may have against Sabine Pass Liquefaction Stage V, LLC (“Owner”), Bechtel Energy Inc. (“Contractor”) and Subcontractor arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Major Sub-subcontractor (including, without limitation, any sub-subcontractor) in connection with the Project through the date of _______________________, 20___ (date of the last invoice submitted by Major Sub-subcontractor).

Major Sub-subcontractor further represents and warrants that all employees, laborers, materialmen, sub-subcontractors and subconsultants employed by Major Sub-subcontractor in connection with the Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided in accordance with the applicable sub-subcontracts through _______________, 20__ (date of Major Sub-subcontractor’s last prior invoice).

This Major Sub-subcontractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Major Sub-subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Major Sub-subcontractor’s Interim Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Major Sub-subcontractor’s Interim Unconditional Lien Waiver.

This Major Sub-subcontractor’s Interim Unconditional Lien Waiver has been executed by its duly authorized representative.

Applicable to invoice(s) No. __

FOR MAJOR SUB-SUBCONTRACTOR :

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-7

CONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER
(To be executed by Contractor with the Invoice for final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, Bechtel Energy Inc. (“Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass Liquefaction Stage V, LLC (“Owner”), for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Upon Contractor’s receipt of the sum of U.S.$ (amount in Invoice for final payment submitted with this Contractor’s Final Conditional Lien and Claim Waiver), Contractor waives and releases any and all liens or claims of liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Contractor has, may have had or may have in the future against Owner arising out of the Agreement or the Project, whether or not known to Contractor on or before the execution of this Contractor’s Final Conditional Lien and Claim Waiver, except for the following disputed claims in the amount of U.S.$_______________________:
_____________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor represents and warrants that all of its obligations (including all work, materials, equipment, services, labor and any other items performed and due), legal, equitable, or otherwise, relating to or arising out of the Agreement, Project or Subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the Agreement, including warranties and correction of defective goods, components or services), including, but not limited to payment to employees of Contractor and payment of Taxes. Contractor represents that all Subcontractors, Sub-subcontractors, suppliers and employees of Contractor have been paid, or will be paid from such sums received in connection with its final Invoice, for all work, materials, equipment, services, labor and any other items performed or provided in connection with the Project.

This Contractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Contractor as of the date of execution of this document by Contractor.

This Contractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

Applicable to all Invoices.

FOR CONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-8

CONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER
(To be executed by Contractor prior to the receipt of final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, Bechtel Energy, Inc. (“Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass Liquefaction Stage V, LLC (“Owner”), for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Contractor has been paid in full for all work, materials, equipment, services and/or labor furnished in connection with the Project, and Contractor hereby waives and releases any and all liens or claims of liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Contractor has, may have had or will have in the future against Owner arising out of the Agreement or the Project, whether or not known to Contractor at the time of the execution of this Contractor’s Final Unconditional Lien and Claim Waiver, except for the following disputed claims in the amount of U.S.$_______________________:
_____________________________________________________________________________________________________________________________________________________________
(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor represents and warrants that all of its obligations (including all work, materials, equipment, services, labor and any other items performed and due), legal, equitable, or otherwise, relating to or arising out of the Agreement, Project or Subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the Agreement, including warranties and correction of defective goods, components or services), including, but not limited to payment to employees of Contractor and payment of Taxes.

This Contractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Unconditional Lien and Claim Waiver, and that it is fully informed with respect to the legal effect of this Contractor’s Final Unconditional Lien and Claim Waiver. Contractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Contractor as of the date of execution of this document by Contractor.

This Contractor’s Final Unconditional Lien and Claim Waiver has been executed by its duly authorized representative.

Applicable to all Invoices.

FOR CONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-9

MAJOR SUBCONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER
(To be executed by Major Subcontractors with their invoice for final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, (“Major Subcontractor”), has been engaged under an agreement with Bechtel Energy, Inc. (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Upon Major Subcontractor’s receipt of the sum of U.S.$ , Major Subcontractor waives and releases any and all liens or claims of liens against the Project and the Property, all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise against Sabine Pass Liquefaction Stage V, LLC (“Owner”) or Contractor, and any and all claims or rights against any labor and/or material bond which Major Subcontractor has, may have had or may have in the future arising out of the agreement between Major Subcontractor and Contractor or the Project, whether or not known to Major Subcontractor at the time of the execution of this Major Subcontractor’s Final Conditional Lien and Claim Waiver.

Major Subcontractor represents and warrants that all of its obligations (including all work, materials, equipment, services, labor and any other items performed and due), legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Major Subcontractor, the Project or Sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement between Major Subcontractor and Contractor, including warranties and correction of defective work), including, but not limited to payment to employees of Major Subcontractor and payment of Taxes.

This Major Subcontractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given and Major Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Major Subcontractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Major Subcontractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Major Subcontractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above. Major Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Major Subcontractor as of the date of execution of this document by Major Subcontractor.

This Major Subcontractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

Applicable to all invoices.

FOR MAJOR SUBCONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-10

MAJOR SUBCONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER
(To be executed by Major Subcontractors and as a condition of them receiving final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, (“Major Subcontractor”), has been engaged under an agreement with Bechtel Energy, Inc. (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Major Subcontractor has been paid in full for all work, materials, equipment, services and/or labor furnished by or on behalf of Major Subcontractor to or on account of Contractor for the Project, and Major Subcontractor hereby waives and releases any and all liens or claims of liens against the Project and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise against Sabine Pass Liquefaction Stage V, LLC (“Owner”) or Contractor, and any and all claims or rights against any labor and/or material bond which Major Subcontractor has, may have had or may have in the future arising out of the agreement between Major Subcontractor and Contractor or the Project, whether or not known to Major Subcontractor at the time of the execution of this Major Subcontractor’s Final Unconditional Lien and Claim Waiver.

Major Subcontractor represents and warrants that all of its obligations (including all work, materials, equipment, services, labor and any other items performed and due), legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Major Subcontractor, the Project or Sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement between Major Subcontractor and Contractor, including warranties and correction of defective work), including, but not limited to payment to employees of Major Subcontractor and payment of Taxes.

This Major Subcontractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given and Major Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Major Subcontractor’s Final Unconditional Lien and Claim Waiver, and that it is fully informed with respect to the legal effect of this Major Subcontractor’s Final Unconditional Lien and Claim Waiver. Major Subcontractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Major Subcontractor as of the date of execution of this document by Major Subcontractor.

This Major Subcontractor’s Final Unconditional Lien and Claim Waiver has been executed by its duly authorized representative.

Applicable to all invoices.

FOR MAJOR SUBCONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-11

MAJOR SUB-SUBCONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER
(To be executed by Major Sub-subcontractors with their invoice for final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, (“Major Sub-subcontractor”), has been engaged under an agreement with _______________ (“Subcontractor”), to furnish certain materials, equipment, services, and/or labor for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Upon Major Sub-subcontractor’s receipt of the sum of U.S.$ , Major Sub‑subcontractor waives and releases any and all liens or claims of liens against the Project and the Property, all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise against Sabine Pass Liquefaction Stage V, LLC (“Owner”), Bechtel Energy Inc. (“Contractor”) or Subcontractor, and any and all claims or rights against any labor and/or material bond which Major Sub-subcontractor has, may have had or may have in the future arising out of the agreement between Major Sub-subcontractor and Subcontractor or the Project, whether or not known to Major Sub-subcontractor at the time of the execution of this Major Sub-subcontractor’s Final Conditional Lien and Claim Waiver.

Major Sub-subcontractor represents and warrants that all of its obligations (including all work, materials, equipment, services, labor and any other items performed and due), legal, equitable, or otherwise, relating to or arising out of the agreement between Subcontractor and Major Sub-subcontractor, the Project or sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement between Major Sub-subcontractor and Subcontractor, including warranties and correction of defective work), including, but not limited to payment to employees of Major Sub‑subcontractor and payment of Taxes.

This Major Sub-subcontractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given and Major Sub-subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Major Sub-subcontractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Major Sub-subcontractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Major Sub-subcontractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above. Major Sub-subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Major Sub-subcontractor as of the date of execution of this document by Major Sub-subcontractor.

This Major Sub-subcontractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

Applicable to all invoices.

FOR MAJOR SUB-SUBCONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

SCHEDULE K-12

MAJOR SUB-SUBCONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER
(To be executed by Major Sub-subcontractor as a condition of them receiving final payment)

STATE OF LOUISIANA
COUNTY/PARISH OF CAMERON

The undersigned, (“Major Sub-subcontractor”), has been engaged under an agreement with ______________ (“Subcontractor”), to furnish certain materials, equipment, services, and/or labor for the engineering, procurement and construction of the Stage 5 Facilities and certain modifications and improvements to the SPL Liquefaction Facility, and the commissioning, start-up and testing of the Stage 5 Facilities (collectively, the “Project”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

_________________________________________________________________________________________________________________________________________________________________ (the “Property”).

Major Sub-subcontractor has been paid in full for all work, materials, equipment, services and/or labor furnished by or on behalf of Major Sub-subcontractor to or on account of Subcontractor for the Project, and Major Sub-subcontractor hereby waives and releases any and all liens or claims of liens against the Project and the Property, all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise against Sabine Pass Liquefaction Stage V, LLC (“Owner”), Bechtel Energy Inc. (“Contractor”) or Subcontractor, and any and all claims or rights against any labor and/or material bond which Major Sub-subcontractor has, may have had or may have in the future arising out of the agreement between Major Sub-subcontractor and Subcontractor or the Project, whether or not known to Major Sub-subcontractor at the time of the execution of this Major Sub-subcontractor’s Final Unconditional Lien and Claim Waiver.

Major Sub-subcontractor represents and warrants that all of its obligations (including all work, materials, equipment, services, labor and any other items performed and due), legal, equitable, or otherwise, relating to or arising out of the agreement between Subcontractor and Major Sub-subcontractor, the Project or sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement between Major Sub-subcontractor and Subcontractor, including warranties and correction of defective work), including, but not limited to payment to employees of Major Sub‑subcontractor and payment of Taxes.

This Major Sub-subcontractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given and Major Sub-subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Major Sub-subcontractor’s Final Unconditional Lien and Claim Waiver, and that it is fully informed with respect to the legal effect of this Major Sub-subcontractor’s Final Unconditional Lien and Claim Waiver. Major Sub-subcontractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Major Sub-subcontractor as of the date of execution of this document by Major Sub-subcontractor.

This Major Sub-subcontractor’s Final Unconditional Lien and Claim Waiver has been executed by its duly authorized representative.

Applicable to all invoices.

FOR MAJOR SUB-SUBCONTRACTOR:

Signed:_________________________________
By:____________________________________
Title:___________________________________
Date:___________________________________

ATTACHMENT L

FORM OF COMPLETION CERTIFICATES

SCHEDULE L-1

FORM OF RFFGI CERTIFICATE

Date:
Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

Re:     RFFGI Certificate for ________________________(insert applicable Subproject) of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project (the “Project”), dated as of [______], 20[__] (the “Agreement”), by and between Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”)

Pursuant to Section 11.1A of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for RFFGI with respect to ______________ (insert applicable Subproject) including: (i) Contractor has commissioned the systems and subsystems for RFFGI for such Subproject and completed the activities necessary to support the introduction of hydrocarbons, including the utility and process systems, safeguarding and shutdown systems have been pre-commissioned, commissioned and integrity verified, all as set forth in greater detail in Attachment A and Attachment M; (ii) with respect to Train 7, such Subproject is ready for acceptance of hydrocarbon feed and with respect to BOGR, such Subproject is ready for acceptance of Boil-Off Gas and fuel; (iii) Contractor has provided the required documents for FERC approval; and (iv) Contractor hereby delivers to Owner this RFFGI Certificate.

Contractor certifies that all requirements under the Agreement for RFFGI of______________ (insert applicable Subproject) were achieved on ______________, 20__.

Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for RFFGI of ______________ (insert applicable Subproject) have been achieved.

[Signature page follows.]

IN WITNESS WHEREOF, Contractor has caused this RFFGI Certificate to be duly executed and delivered as of the date first written above.

BECHTEL ENERGY INC.

By:
Name:
Title:

cc:    Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

Owner Acceptance or Rejection of RFFGI Certificate For [______________________] (insert applicable Subproject)

Pursuant to Section 11.3 of the Agreement, Owner ______ accepts or ______ rejects (check one) the RFFGI Certificate for ___________ (insert applicable Subproject).

If RFFGI was achieved with respect to ___________ (insert applicable Subproject), RFFGI was achieved on _____________, 20___.

Acceptance of this RFFGI Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of RFFGI for ___________ (insert applicable Subproject) is attached hereto.

For and on behalf of

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:
Date:

SCHEDULE L-2

FORM OF RFSU CERTIFICATE

Date:

Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

Re:     RFSU Certificate for ________________________(insert applicable Subproject) of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project (the “Project”), dated as of [______], 20[__] (the “Agreement”), by and between Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”)

Pursuant to Section 11.1B of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for RFSU with respect to ______________ (insert applicable Subproject), including: (i) Contractor has achieved and maintained Ready for Feed Gas Introduction for such Subproject; (ii) systems are commissioned and ready to start operating all as set forth in greater detail in Attachment A and Attachment M; (iii) Contractor has provided required documents for FERC approval; and (iv) Contractor hereby delivers to Owner this RFSU Certificate for such Subproject.

Contractor certifies that all requirements under the Agreement for RFSU of ______________ (insert applicable Subproject) were achieved on ______________, 20__.

Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for RFSU of ______________ (insert applicable Subproject) have been achieved.

[Signature page follows.]

IN WITNESS WHEREOF, Contractor has caused this RFSU Certificate to be duly executed and delivered as of the date first written above.

BECHTEL ENERGY INC.

By:
Name:
Title:

cc:    Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

Owner Acceptance or Rejection of RFSU Certificate For [______________________] (insert applicable Subproject)

Pursuant to Section 11.3 of the Agreement, Owner ______ accepts or ______ rejects (check one) the RFSU Certificate for ___________ (insert applicable Subproject).

If RFSU was achieved with respect to ___________ (insert applicable Subproject), RFSU was achieved on _____________, 20___.

Acceptance of this RFSU Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of RFSU for ___________ (insert applicable Subproject) is attached hereto.

For and on behalf of

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:
Date:

SCHEDULE L-3

FORM OF SUBSTANTIAL COMPLETION CERTIFICATE

Date	:
Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

Re: Substantial Completion Certificate for ________________________(insert applicable Subproject) of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project (the “Project”), dated as of [______], 20[__] (the “Agreement”), by and between Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”)

Pursuant to Section 11.2 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Substantial Completion with respect to ______________ (insert applicable Subproject), including: (i) RFFGI has been achieved for such Subproject; (ii) RFSU has been achieved for such Subproject; (iii) the Minimum Acceptance Criteria have been achieved; (iv) the Performance Guarantees have been achieved, or in the case that any Performance Guarantees have not been achieved for such Subproject, Contractor has provided a corrective work plan in accordance with Section 11.4A of the Agreement, and Contractor has turned over such Subproject pursuant to Section 11.4A of the Agreement; (v) Contractor and Owner have agreed upon a list of Punchlist items for such Subproject as set forth in Section 11.6B of the Agreement; (vi) Contractor has paid to Owner all Delay Liquidated Damages due and owing for such Subproject in accordance with Section 13.2 of the Agreement; (vii) Contractor has performed all Work related to such Subproject (including training, and the delivery of all documentation required for operation) in accordance with the requirements and specifications of the Agreement, other than Work which meets the definition of Punchlist; (viii) Contractor hereby delivers to Owner this Substantial Completion Certificate; and (ix) Contractor has obtained and has continued to maintain all Permits required to be obtained by Contractor in Section 3.12B of the Agreement for the Stage 5 Facilities.
Contractor certifies that all requirements under the Agreement for Substantial Completion of______________ (insert applicable Subproject) were achieved on _______ 20__.
Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for Substantial Completion of ______________ (insert applicable Subproject) have been achieved.
[Signature page follows.]

IN WITNESS WHEREOF, Contractor has caused this Substantial Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL ENERGY INC.

By:
Name:
Title:
cc:    Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

Owner Acceptance or Rejection of Substantial Completion Certificate For
[______________________] (insert applicable Subproject)

Pursuant to Section 11.3 of the Agreement, Owner ______ accepts or ______ rejects (check one) the Substantial Completion Certificate for ___________ (insert applicable Subproject).
If Substantial Completion was achieved with respect to ___________ (insert applicable Subproject), Substantial Completion was achieved on _____________, 20___.
Acceptance of this Substantial Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.
The basis for any rejection of Substantial Completion for ___________ (insert applicable Subproject) is attached hereto.

For and on behalf of

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:
Date:

SCHEDULE L-4

FORM OF FINAL COMPLETION CERTIFICATE

Date	:

Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

Re:     Final Completion Certificate — Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project (the “Project”), dated as of [______], 20[__] (the “Agreement”), by and between Sabine Pass Liquefaction Stage V, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”)

Pursuant to Section 11.7 of the Agreement, Contractor hereby certifies that all Work for the Stage 5 Facilities and all other obligations under the Agreement (except for that Work and obligations that survive the termination or expiration of the Agreement, including obligations for Warranties, correction of Defective Work and those covered by Section 11.10 of the Agreement), are fully and completely performed in accordance with the terms of the Agreement, including: (i) the achievement of Substantial Completion of all Subprojects; (ii) the achievement of all Performance Guarantees or payment of all Performance Liquidated Damages due and owing; (iii) the completion of all Punchlist items for all Subprojects; (iv) delivery by Contractor to Owner of a fully executed Final Conditional Lien and Claim Waiver in the form of Schedule K-7; (v) delivery by Contractor to Owner of all documentation required to be delivered under the Agreement, including Record As-Built Drawings and Specifications, test reports and the final operation and maintenance manuals for the Stage 5 Facilities; (vi) delivery to Owner, in content and form reasonably satisfactory to Owner, of copies of all requested Subcontracts (redacted in accordance with Section 2.4D of the Agreement); (vii) removal from the Land of all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities for which Contractor is responsible under Article 3 of the Agreement, other than as required by Contractor to fulfill its obligations under Section 12.3B of the Agreement; (viii) delivery by Contractor to Owner of fully executed Final Conditional Lien and Claim Waivers from all Major Subcontractors in the form of Schedule K-9; (ix) if requested by Owner, fully executed Final Conditional Lien and Claim Waivers from each Major Sub-subcontractor in a form substantially similar to the form of Schedule K-11; and (x) Contractor hereby delivers this Final Completion Certificate.
Contractor certifies that all requirements under the Agreement for Final Completion were achieved on _______ 20__.
Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for Final Completion have been achieved.
[Signature page follows.]

IN WITNESS WHEREOF, Contractor has caused this Final Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL ENERGY INC.

By:
Name:
Title:

cc:    Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

Owner Acceptance or Rejection of Final Completion Certificate

Pursuant to Section 11.7 of the Agreement, Owner ______ accepts or ______ rejects (check one) the Final Completion Certificate.
If Final Completion was achieved, Final Completion was achieved on _____________, 20___.
Acceptance of this Final Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.
The basis for any rejection of Final Completion is attached hereto.

For and on behalf of

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:
Date:

ATTACHMENT M

PRE-COMMISSIONING, COMMISSIONING, START-UP, TRAINING AND TURNOVER PROGRAM

[***]

M-1

ATTACHMENT N

OWNER-SUPPLIED EQUIPMENT

In accordance with Section 4.11 of the Agreement, Owner will provide the following Owner-Supplied Equipment as needed for the performance of the Work (but in no event prior to the applicable date for such items set forth below):

[***].

If a Change Order involves an adjustment to Contractor’s required delivery date for Owner-Supplied Equipment, then delivery dates upon which Owner-Supplied Equipment are required to be supplied shall also be adjusted accordingly, provided that such delivery dates shall in no event be earlier than the original delivery date listed above unless mutually agreed by Owner and Contractor. All such adjusted delivery dates shall be included in any Change Order that adjusts Contractor’s required delivery date for Owner-Supplied Equipment in its adjusted schedule.

N-1

DIVISION OF RESPONSIBILITY
[***]
N-2

ATTACHMENT O
INSURANCE REQUIREMENTS

1.Contractor’s Insurance.

A.    Types and Amounts of Insurance. Contractor shall, at its own cost and expense, procure and maintain in full force and effect at all times from the commencement of the Work through Final Completion (except for such longer periods of time as specified in this Attachment O) the following insurances, which may be provided in one or more policies of insurance and which in any case shall be on an occurrence basis and under forms of policies reasonably satisfactory to Owner.

(1)    Worker’s Compensation and Employers’ Liability Insurance. Contractor shall comply with Applicable Law with respect to worker’s compensation and employer’s liability requirements and other similar requirements for wherever the Work is performed and shall procure and maintain worker’s compensation and employer’s liability policies in accordance with Applicable Law and the requirements of the Agreement. These policies shall include coverage for all states and other applicable jurisdictions, voluntary compensation coverage and occupational disease and for all temporary and/or leased employees and alternative employer endorsement (WC 00 03 01, or equivalent). If the Work is to be performed on or near navigable waters, the policies shall include (and Contractor shall furnish a certificate of insurance showing compliance with) coverage for United States Longshore and Harbor Workers’ Compensation Act, the Jones Act, and any other Applicable Law regarding maritime law, including stating that a claim made against Owner or its underwriters by an employee of Contractor based on the doctrine of “borrowed servant” shall, for the purposes of this insurance only, be treated as a claim under Contractor’s policy. A maritime employers’ liability policy may be used to satisfy applicable parts of this requirement with respect to Work performed on or near navigable waters,

Limits:

Worker’s compensation: statutory; and
Employers’ liability insurance (including marine operations if applicable): amounts required by Applicable Law or U.S. $[***] any one accident, whichever is the greater.

(2)    Commercial General Liability Insurance. This policy shall be dedicated to the Stage 5 Facilities, insuring Owner Group, Contractor, Subcontractors and Sub-subcontractors (with architects, engineers and other consultants of any tier for their Site activities only), and shall cover liability for bodily injury (including death and disease) or loss of or damage to property arising from premises, operations, products-completed operations, personal and advertising injury and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) for damages arising out of the Work or the Project and shall, at a minimum, include coverage for (i) all premises and operations of Contractor; (ii) all products and completed operations of Contractor for [***]([***]) years after Final Completion; (iii) fire, explosion, collapse and underground damage; (iv) contractual liability; (v) have worldwide geographical limits (excluding countries under US sanction); and (vi) shall include defense and claim expenses, separation of insureds clause, sudden and accidental pollution and contamination, primary insurance clause, blanket contractual liability, non-vitiation, and include Owner’s officers, directors and employees as insured parties. The deductible shall not be greater than [***] U.S. Dollars (U.S.$[***]). The policy shall provide coverage for any Work performed by Contractor during the Defect Correction Period, including removing, repairing, replacing or correcting Defective Work. The aggregate limits shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be a Project term aggregate.

Limits:	U.S.$[***] combined single limit per occurrence;
U.S.$[***] general annual aggregate limit dedicated to Stage 5 Facilities; and
U.S.$[***] products and completed operations Stage 5 Facilities term aggregate.

(3)    Commercial Automobile Insurance. This policy shall include coverage for all owned, non-owned and hired vehicles, and liabilities for the death of or injury to any one person and liabilities for loss of or damage to property resulting from any one accident and otherwise comply with Applicable Law. If required by law, the policy must include an appropriate MCS-90 endorsement.

Limit:	U.S.$[***] combined single limit per occurrence.

(4)    Umbrella or Excess Liability Insurance. This policy shall be dedicated to the Stage 5 Facilities and written on a “following form” basis and shall provide coverage in excess of the coverages required to be provided by Contractor for employer’s liability insurance, commercial general liability insurance, maritime employer’s liability, and commercial automobile liability insurance. The aggregate limit shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be a Project aggregate.

Limits:	U.S. $[***] combined single limit each occurrence dedicated to the Stage 5 Facilities; and
U.S. $[***] aggregate limit dedicated to the Stage 5 Facilities

(5)    Aircraft Liability Insurance. If applicable, for all owned and non-owned aircraft (whether manned or unmanned), operated, chartered, or brokered in connection with the Work performed under the Agreement, Contractor shall purchase and maintain comprehensive aircraft liability insurance with bodily injury liability, property damage liability and passenger liability, and including coverage for contractual liability for those liabilities assumed by Contractor herein:

Limit:	U.S. $[***] combined single limit per occurrence. Minimum U.S. $[***] sublimit for unmanned aircraft

(6)    Watercraft Liability Insurance. If applicable, for all owned, hired or bare-boat chartered marine vessels in connection with the Work under the Agreement, Contractor or vessel owner shall purchase and maintain the following insurance coverages:

a.Hull and machinery insurance covering all owned and/or bareboat chartered watercraft used in performing work and/or services related to the Stage 5 Facilities. Such coverage shall be written on the American Institute Hull Clauses (6/2/1977) form, or equivalent, with the amount of coverage equal to the fair market value of the hull and machinery;

b.Protection and indemnity insurance to cover liabilities arising out of the ownership, operation and use of any vessel, including coverage for contractual liability for those liabilities assumed by Contractor herein, including sudden and accidental pollution liability, collision and tower’s liability, cargo owner’s legal liability (to the extent applicable), and removal of wreck insofar as required by applicable statute. Any “as owner” and “other than owner” clauses are to be deleted.

Limit:	U.S. $[***] per occurrence; which may be achieved through a combination of primary and excess insurance;

c.    Charterer’s legal liability insurance to cover liabilities arising out of operation and use of any time or voyage chartered vessel including coverage for contractual liability for those liabilities assumed by Contractor herein. The foregoing requirement shall not apply for vessels used solely to transport Equipment.

Limit:	U.S. $[***] per occurrence; which may be achieved through a combination of primary and excess insurance.

d.    Vessel pollution coverage shall be put in place for any owned and/or bareboat chartered vessels used by Contractor in connection with the Stage 5 Facilities, with limits of U.S. $[***] per occurrence, which may be achieved through a combination of primary and excess insurance.

e.    To the extent that operations or contractual liability (for those liabilities assumed by Contractor herein) or other provisions outlined are not addressed by insurance listed in clauses (a) and (b) above, Contractor shall delete the “watercraft exclusion” under the commercial general liability insurance in Section 1.A(2) above.

(7)    Contractor’s Pollution Liability Insurance. This policy shall be dedicated to the Stage 5 Facilities and shall provide coverage against claims for bodily injury (including bodily injury and death), property damage (including loss of use/revenue), natural resource damages and clean-up costs, both on and off the Site, caused by or arising out of pollution incidents arising from the activities of Contractor or any of its Subcontractors or Sub-subcontractors. Coverage shall apply to sudden and gradual pollution events, shall include all transportation-related events, and respond to cleanup both on and off the Site. Coverage shall include completed operations coverage for [***]([***]) years after Final Completion.

a.    Such insurance shall include by its terms or appropriate endorsements: completed operations limited cancellation clause; silt, soil and sediment as pollutants; any locations other than the Site or any other site where materials are received or stored; and discovery-triggered coverage for emergency response costs.

b.    Coverage must be evidenced for on and off-Site transportation which may result in a pollution incident/event and non-owned disposal site coverage (if applicable), and shall not include a lead-based paint or asbestos exclusion if such materials are included in the Equipment and materials supplied as part of the Work or are present at the Site or any Stage 5 Facilities-related site.

Limits:	U.S. $[***] per occurrence; and
U.S. $[***] aggregate limit dedicated to the Stage 5 Facilities.

(8)    Contractor’s Equipment Floater. Contractor shall maintain or self-insure, and shall cause all Subcontractors and Sub-subcontractors to maintain, equipment insurance covering all Construction Equipment (whether owned, rented, or borrowed) of Contractor, its Subcontractors or Sub-subcontractors. It is understood that this coverage shall not be included under the Builders Risk policy.

(9)    Builder's Risk Insurance. Property damage insurance on an “all risk” basis, including design, fabrication, construction, erection, installation, supply, testing and commissioning, insuring Contractor, Owner Group, Subcontractors and Sub-subcontractors (with engineers, consultants, vendors and suppliers for their Site activities only), as their interests may appear, including coverage against loss or damage from the perils of earth movement (including earthquake, landslide, subsidence and volcanic eruption), Windstorm, water damage, flood, startup and testing, strike, riot, civil commotion, malicious damage and terrorism.

a.    Property Covered: The insurance policy covering the Stage 5 Facilities shall provide coverage, including while in transit other than by sea or air, excepting property covered by marine cargo insurance, for (i) the buildings, structures, boilers, machinery, pressure vessels, Equipment, facilities, fixtures, supplies, materials, fuel, and all other properties of whatsoever nature or description constituting a part of the Stage 5 Facilities, (ii) free issue items used in connection with the Stage 5 Facilities, (iii) the inventory of spare parts to be included in the Stage 5 Facilities, (iv) property of others in the care, custody or control of Contractor or Owner in connection with the Stage 5 Facilities, (v) all preliminary works, temporary works and interconnection works, (vi) foundations and all other property below the surface of the ground, and (vii) electronic equipment, data and media.

b.    Additional Coverages: The insurance policy covering the Stage 5 Facilities shall insure (i) the cost of preventive measures to reduce or prevent a loss (sue & labor) in an amount not less than [***] U.S. Dollars (U.S.$[***]), (ii) operational and performance testing for a period not less than [***] ([***]) Days per Subproject, (iii) inland transit with sub-limits sufficient to insure the largest single shipment to or from the Site from anywhere within the United States of America, (iv) expediting expenses, (extraordinary expenses incurred after an insured loss to expedite the reinstatement, repair or replacement of the damaged property), including air freight, even if such expenses do not reduce the delay startup loss, in an amount not less than [***] percent ([***]%) of the loss amount, but subject to a maximum of [***] U.S. Dollars (U.S.$[***]), (v) off-Site storage and removal to place of safety with sub-limits sufficient to insure the full replacement value of any property or Equipment stored off-Site, (vi) the removal of debris with a sub-limit not less than [***] percent ([***]%) of the loss amount, but subject to a maximum of [***] U.S. Dollars (U.S.$[***]), (vii) increased cost of construction, (viii) enforcement of building codes, (ix) strikes, riots and civil commotion in amount not less than [***] U.S. Dollars (U.S.$[***]), (x) Equipment breakdown, (xi) firefighting expenses in an amount of not less than [***] U.S. Dollars (U.S.$[***]), (xii) repeat tests in an amount of not less than [***] U.S. Dollars (U.S.$[***]), and (xiii) damage to Owner’s existing property in an amount of not less than [***] U.S. Dollars (U.S.$[***]).

c.    Special Clauses: The insurance policy covering the Stage 5 Facilities shall include (i) a seventy-two (72) hour flood/windstorm/earthquake clause, (ii) unintentional errors and omissions clause, (iii) a 50/50 clause, (iv) a requirement that the insurer pay losses within [***] ([***]) Days after receipt of an acceptable proof of loss or partial proof of loss, (v) an other insurance clause making this insurance primary over any other insurance, (vi) a clause stating that the policy shall not be subject to cancellation by the insurer except for non-payment of premium, (vii) territorial limits to include anywhere in the United States and any fabrication yard within or outside the United States, (viii) a provision that in respect of any single occurrence where more than one deductible could apply, then only the highest single deductible shall apply, (ix) professional fees clause, (x) Lenders special conditions (non-vitiation and loss payee), (xi) currency clause providing for loss payments to be made in US dollars only, (xii) coverage for replacing plans and documents, (xiii) escalation cost clause covering increase in material/construction costs, and (xiv) interim payments provision providing partial payment of loss.

d.    Prohibited Exclusions: The insurance policy covering the Stage 5 Facilities shall not contain any (i) coinsurance provisions, (ii) exclusion for loss or damage resulting from freezing and mechanical breakdown, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril, or (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction and faulty workmanship, design or materials no more restrictive than the LEG 3/06, except LEG 2/96 to apply in respect of brazed aluminum heat exchangers and interconnecting collectors only, if applicable to the Stage 5 Facilities.

e.    Sum Insured: No later than NTP, the sum insured shall be the Contract Price of the Stage 5 Facilities. The insurance policy shall (i) value losses at replacement cost, without deduction for physical depreciation or obsolescence including custom duties, Taxes and fees, (ii) insure loss or damage from earth movement without a sub-limit, (iii) insure the Stage 5 Facilities for property loss or damage from Windstorm and water damage (including flood and storm surge) with a sub-limit of not less than the greater of (a) [***] U.S. Dollars (U.S.$[***]), or (b) the 250-year return period loss during critical phases as determined by a loss study performed by Contractor’s broker, and such sub-limit shall apply to the combined loss covered under Section 1.A(9) (Builder’s Risk) and Section 1.A(10) (Builder’s Risk Delayed Startup), and (iv) insure with a sub-limit not less than [***] U.S. Dollars (U.S.$[***]) for loss or damage from strikes, riots and civil commotion.

f.    Deductible: The insurance policy covering the Stage 5 Facilities shall have no deductible greater than [***] U.S. Dollars (U.S.$[***]) per occurrence; provided, however, (i) for Windstorm and water damage, the deductible shall not be greater than [***] percent ([***]%) of values at risk for the Stage 5 Facilities, subject to a minimum deductible of [***] U.S. Dollars (U.S.$[***]) and a maximum deductible of [***] U.S. Dollars (U.S.$[***]) for the Stage 5 Facilities and (ii) for tank fill, testing and commissioning and LEG 2/96 or LEG 3/06 Defects the deductible shall not be greater than [***] U.S. Dollars (U.S. $[***]) for the Stage 5 Facilities.

g.    Payment of Insurance Proceeds: The property damage proceeds under the builder’s risk policy shall be paid as follows with respect to any one occurrence:

(1)    the first [***] U.S. Dollars (U.S.$[***]) of amounts paid under the builder’s risk insurance policy for property damage to the Stage 5 Facilities shall be paid by the insurance carrier directly to Contractor, which shall be used by Contractor in connection with the repair, replacement or other necessary work in connection with the loss or damage to the Stage 5 Facilities; and

(2)    any amounts in excess of [***] U.S. Dollars (U.S.$[***]) for property damage to the Stage 5 Facilities shall (x) be paid by the insurance carrier directly to the Lender’s collateral agent (or if there is no collateral agent, a mutually agreed upon escrow agent), and Owner shall pay such insurance proceeds to Contractor for the completion by Contractor of repairs, replacement and other necessary work in accordance with the restoration plan prepared by Contractor and approved by Owner, the Lender’s administrative agent, and the Independent Engineer, and (y), provided that the conditions set forth in clause (x) have been satisfied, be paid by Owner to Contractor in accordance with the following schedule: (a) for the first [***] U.S. Dollars (U.S.$[***]) of the builder’s risk proceeds received by the Lender’s collateral agent (or escrow agent) for the Stage 5 Facilities, Owner shall have [***] ([***]) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; (b) for the [***] U.S. Dollars (U.S.$[***]) in builder’s risk proceeds received by the collateral agent (or escrow agent) for the Stage 5 Facilities in excess of the amounts referred to in clause (a) above, Owner shall have [***] ([***]) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; and (c) and for any builder’s risk proceeds received by the Lender’s collateral agent (or escrow agent) in excess of the amounts referred to in clause (b), Owner shall have [***] ([***]) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor. Notwithstanding the foregoing, under no circumstances shall Owner be required to pay any builder’s risk insurance proceeds to Contractor if Owner or Lender elects not to repair or rebuild the Stage 5 Facilities, except to the extent Contractor has incurred costs in excess of the [***] U.S. Dollars (U.S.$[***]) of the builder’s risk proceeds paid directly to Contractor for safety, protection and salvage for the Stage 5 Facilities. For the avoidance of doubt, if there is a delay in the approval of the restoration plan beyond the times specified in Section 1.A(9)g(2)(y) (a), (b) or (c) through no fault of Contractor, and Contractor satisfies all other conditions in this Section 1.A(9)g(2) for the payment of builder's risk proceeds received by the Lender’s collateral agent (or escrow agent), then Contractor shall be entitled to relief to the extent permitted under Section 6.2A.12 of the Agreement.

(10)    Builder’s Risk Delayed Startup Insurance. No later than NTP, delayed startup coverage insuring Owner and Lender, as their interests may appear, covering Owner’s net revenue (where such net revenue equals the amount paid or payable to Owner for products delivered or services rendered less variable expenses and acquisition costs dependent upon revenue) but in all cases in an amount equal to not less than [***] ([***]) Months (or such other period of time as determined by Owner and notified to Contractor) of Owner’s fixed costs and debt service as provided by Owner, as a result of any loss or damage insured by Section 1.A(9) above resulting in a delay in Substantial Completion beyond its anticipated date of Substantial Completion in an amount to be determined by Owner and Lender’s insurance advisor in consultation with Contractor and subject to commercial availability at a reasonable cost. The Contract Price assumes the procurement of [***] U.S. Dollars (U.S.$[***]) in delayed startup coverage. If Owner requires more or less coverage, Contractor shall procure such amount of coverage and the Contract Price shall be respectively increased by the amount of the increase in premiums associated with such increase in coverage or decreased by the amount of the decrease in premiums associated with such decrease in coverage, which such increase or decrease in the Contract Price occurring by Change Order. This coverage shall be on an actual loss-sustained basis. Any proceeds from delay in startup insurance shall be payable solely to the Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement. Any claims under the builder’s risk delayed startup insurance shall be handled and adjusted by Owner, with the cooperation by Contractor. Owner may communicate all financial information directly to Contractor’s insurance broker. Contractor shall not be entitled to receive any such information.

Such insurance shall (a) have a deductible of not greater than [***] ([***]) Days aggregate for all occurrences, except [***] ([***]) Days in the aggregate in the respect of Windstorms and water damage, during the builder’s risk policy period, (b) include an interim payments clause allowing for the monthly payment of a claim pending final determination of the full claim amount, (c) cover loss sustained when access to the Site is prevented due to an insured peril at premises in the vicinity of the Site for a period not less than [***] ([***]) Days, (d) cover loss sustained due to the action of a public authority preventing access to the Site due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of the Site for a period not less than [***] ([***]) Days, (e) insure loss caused by FLEXA named perils to finished Equipment (including machinery) while awaiting shipment at the premises of a Subcontractor or Sub-subcontractor, (f) not contain any form of a coinsurance provision or include a waiver of such provision, (g) cover loss sustained due to the accidental interruption or failure, caused by an insured peril of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Site for a period not less than [***] ([***]) Days, (h) contain Lenders special conditions (non-vitiation and loss payee), and (i) cover professional services.

(11)    Marine Cargo Insurance. Cargo insurance insuring Contractor, Owner Group, and all Subcontractors and Sub-subcontractors, as their interests may appear, on a “warehouse to warehouse” basis including land, air and marine transit anywhere in the world insuring “all risks” of loss or damage to all goods and/or merchandise, materials, spare parts, plant, machinery, Equipment (but not Construction Equipment) and/or components incidental to the construction, erection, commissioning and setting to work of the Stage 5 Facilities, on a C.I.F. basis plus [***] percent ([***]%) from the time the goods are in the process of being loaded for transit until they are finally delivered to the Site including shipment deviation, delay, forced discharge, re-shipment and transshipment. Such insurance shall (a) include coverage for war, strikes and civil commotion, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, debris removal, in each case subject to customary sub-limits, (b) contain a replacement by air extension clause, a 50/50 clause, a difference in conditions for C.I.F. shipments, an errors and omissions clause, an import duty clause, a non-vitiation clause (but subject to a paramount warranty for surveys of critical items), a Lenders loss payable clause, and a [***] percent ([***]%) accumulation clause subject to requirement that either insured is not aware or notifies when becoming aware, (c) include an insufficiency of packing clause (to the extent insufficient packing arose without an insured’s privity or knowledge), (d) provide coverage for sue and labor in an amount not less than [***] U.S. Dollars (U.S. $[***]), (e) insure for the replacement value of the largest single shipment on a C.I.F. basis plus [***] percent ([***]%), subject to a minimum limit of [***] U.S. Dollars (U.S.$[***]) per conveyance, and (f) have a coverage period of no less than [***] ([***]) months from the date of first shipment.

The property damage proceeds under the marine cargo policy shall be paid as follows with respect to any one occurrence:
a.the first [***] U.S. Dollars (U.S.$[***]) of amounts paid under the marine cargo insurance policy for property damage to the Stage 5 Facilities shall be paid by the insurance carrier directly to Contractor, which shall be used by Contractor in connection with the repair, replacement or other necessary work in connection with the Stage 5 Facilities; and

b.any amounts in excess of [***] U.S. Dollars (U.S.$[***]) for property damage to the Stage 5 Facilities shall (x) be paid by the insurance carrier directly to the collateral agent (or if there is no collateral agent, a mutually agreed upon escrow agent), and Owner shall pay such insurance proceeds to Contractor for the completion by Contractor of repairs, replacement and other necessary work in accordance with the restoration plan prepared by Contractor and approved by Owner, the Lender’s administrative agent, and the Independent Engineer, and (y) provided that the conditions set forth in clause (x) have been satisfied, be paid by Owner to Contractor in accordance with the following schedule: (a) for the first [***] U.S. Dollars (U.S.$[***]) of marine cargo proceeds received by the Lender’s collateral agent (or escrow agent) for the Stage 5 Facilities, Owner shall have [***] ([***]) Business Days after the collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; (b) for the [***] U.S. Dollars (U.S.$[***]) in marine cargo proceeds received by the collateral agent (or escrow agent) for the Stage 5 Facilities in excess of the amounts referred to in clause (a) above, Owner shall have [***] ([***]) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor; and (c) and for any marine cargo proceeds received by the Lender’s collateral agent (or escrow agent) in excess of the amounts referred to in clause (b), Owner shall have [***] ([***]) Business Days after the Lender’s collateral agent’s (or escrow agent’s) receipt of such proceeds to pay Contractor. Notwithstanding the foregoing, under no circumstances shall Owner be required to pay any marine cargo insurance proceeds to Contractor if Owner or Lender elects not to repair or rebuild the Stage 5 Facilities, except to the extent Contractor has incurred costs in excess of the [***] U.S. Dollars (U.S.$[***]) of marine cargo proceeds paid directly to Contractor for safety, protection and salvage for the Stage 5 Facilities. For the avoidance of doubt, if there is a delay in the approval of the restoration plan beyond the times specified in this Section 1.A(11)b(y) (a), (b) or (c) through no fault of Contractor, and Contractor satisfies all other conditions in this Section 1.A(11)b for the payment of marine cargo proceeds received by the collateral agent (or escrow agent), then Contractor shall be entitled to relief to the extent permitted under Section 6.2A.12 of the Agreement.

(12)    Marine Cargo Delayed Startup Insurance. Delayed startup insurance insuring Owner and Lender, as their interests may appear, for Owner’s net revenue (where such net revenue equals the amount paid or payable to Owner for products delivered or services rendered less variable expenses and acquisition costs dependent upon revenue) but in all cases in an amount equal to not less than [***] ([***]) Months (or such other period of time as determined by Owner and notified to Contractor) of Owner’s fixed costs and debt service as provided by Owner, due to a delay in achievement of Substantial Completion of a Subproject arising out of an event insured by the marine cargo insurance. Such insurance shall (a) cover the actual loss sustained due to blockage/closure of specified waterways, (b) include an interim payments clause allowing for the monthly payment of a claim where liability is admitted, pending final determination of the full claim amount, and (c) cover delay caused by loss, breakdown or damage to the hull, machinery or Equipment of the vessel or aircraft on which the insured property is being transported, resulting in a delay in achievement of Substantial Completion of a Subproject beyond its anticipated date of Substantial Completion in an amount to be determined by Owner and Lender insurance advisor in consultation with Contractor and subject to commercial availability at a reasonable cost. The Contract Price assumes the procurement of [***] U.S. Dollars (U.S.$[***]) in delayed startup coverage. If Owner requires more or less coverage, Contractor shall procure such amount of coverage and the Contract Price shall be respectively increased by the amount of the increase in premiums associated with such increase in coverage or decreased by the amount of the decrease in premiums associated with such decrease in coverage, which such increase or decrease in the Contract Price occurring by Change Order. Prior to the shipment of any Equipment under the Agreement but in any event no later than NTP, Contractor shall insure Project for an amount to be determined by Owner and Lender’s insurance advisor and subject to commercial availability at a reasonable cost. Such insurance shall have a deductible of not greater than [***] ([***]) Days aggregate for all occurrences during the policy period. Any proceeds from delay in startup insurance shall be payable solely to Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement. Any claims under the marine cargo delayed startup insurance shall be handled and adjusted by Owner, with the cooperation by Contractor. Owner may communicate all financial information directly to Contractor’s insurance broker. Contractor shall not be entitled to receive any such information.

B.    Insurance Companies. All insurance required to be obtained by Contractor pursuant to the Agreement shall be from an insurer or insurers reasonably acceptable to Owner and authorized to conduct business in the state where the Stage 5 Facilities will be located and shall be rated with at least (i) A.M. Best rating of A-/VIII or better, (ii) Standard and Poor’s rating of “A-” or better, (iii) a Fitch rating of “A-“ or better or (iv) a Moody’s rating of “A3” or better.

C.    Subcontractor’s and Sub-subcontractor’s Insurance Requirements.

(1)Contractor shall bring into effect a contractor-controlled insurance program (“CCIP”) that shall include workers’ compensation, employer’s liability, commercial general liability and excess liability, as noted herein, to cover operations at the Site, SPL Liquefaction Facility Site and Supporting Real Estate, all as more specifically set forth in the Agreement. Each enrolled party will have the benefit of the insurances placed in this CCIP, as more fully set forth in the CCIP manual. Contractor and Owner agree that, during the term of the Agreement, all personnel employed by Contractor and any Enrolled Subcontractors, respectively, shall be solely the employees of their respective entities and have no contractual relationship with the other or Owner. Owner, Contractor and all Enrolled Subcontractors expressly agree that the CCIP noted above is intended to be the primary means of protection for Contractor and any Enrolled Subcontractors for injury or death claims arising from the work asserted by employees of Contractor and/or any Enrolled Subcontractors. All insurance provided under the CCIP shall be primary and not excess to or on a contributing basis with any similar project specific insurance or self-insurance maintained by Contractor or any Enrolled Subcontractors. It is agreed that “Enrolled Subcontractors” means all Subcontractors and Sub-subcontractors performing Work on the Site, SPL Liquefaction Facility Site and Supporting Real Estate, who are to be enrolled in the CCIP. In all cases where Contractor’s employees (defined to include the direct, borrowed, special, or statutory employees of Contractor’s Subcontractors and their Sub-subcontractors) are performing Work in or offshore the State of Louisiana or are otherwise covered by the Louisiana Workers’ Compensation Act, La. R.S.23:1021, et seq., Owner and Contractor agree that the Work performed by Contractor, Contractor’s Subcontractors and their Sub-subcontractors, and Contractor’s and Subcontractors’ and their Sub-subcontractors’ employees pursuant to the Agreement are an integral part of and are essential to the ability of Contractor to generate Contractor’s goods, products, and services for the purpose of La. R.S. 23:1061(a)(l). Furthermore, Owner and Contractor agree that Contractor is the statutory employer of Contractor’s and Contractor’s Subcontractors’ and their Sub-subcontractors’ employees for purposes of La. R.S. 23: 1061(a)(3) for the Project, and that Contractor shall be entitled to the protections afforded a statutory employer under Louisiana law. Regardless of Contractor’s status as the statutory or special employer (as defined in La. R.S. 23:103 1(c)) of the employees of Contractor or Contractor’s Subcontractors and their Sub-subcontractors, and regardless of any other relationship or alleged relationship between such employees, Contractor shall be and remain at all times primarily responsible for the payment of all workers’ compensation and medical benefits to Contractor’s and Contractor’s Subcontractors’ and their Sub-subcontractors’ employees, and neither Contractor, Contractor’s Subcontractors and their Sub-subcontractors, nor their respective insurers or underwriters shall be entitled to seek contribution or indemnity for any such payments from Owner or any other member of the Owner Group. The workers’ compensation insurance provided by the CCIP shall be considered the sole exclusive remedy for any claims by all personnel employed by Contractor and any Enrolled Subcontractors against Owner, Contractor, Enrolled Subcontractors and their respective employees for injuries, including death, while performing work or services for the Project.

(2)Contractor shall ensure that each Subcontractor and Sub-subcontractor shall either be covered by the insurance provided by Contractor pursuant to the Agreement, or by insurance procured by a Subcontractor or Sub-subcontractor. Should a Subcontractor or Sub-subcontractor be responsible for procuring its own insurance coverage, Contractor shall ensure that each such Subcontractor or Sub-subcontractor shall procure and maintain insurance to the full extent required of Contractor under the Agreement and shall be required to comply with all of the requirements imposed on Contractor with respect to such Contractor-provided insurance on the same terms as Contractor, except that Contractor shall have the sole responsibility for determining the types and limits of coverage required to be obtained by such Subcontractors or Sub-subcontractors in accordance with reasonably prudent business practices. Upon Owner’s written request, Contractor shall promptly furnish to Owner certificates of insurance evidencing coverage for each Subcontractor and Sub-subcontractor. Any deficiency in the coverage, policy limits, or endorsements of said Subcontractor or Sub-subcontractor insurance will be the sole responsibility of Contractor. All such insurance shall be provided for at the sole cost of Contractor or its Subcontractors or Sub-subcontractors.

D.    Additional Insured and Named Insured. All insurance policies described in Sections 1.A(3), 1.A(5), 1.A(6) and 1.A(8) above shall include as additional insureds the Owner Group to the extent of the risks and liabilities assumed by Contractor under the Agreement. All insurance policies described in Sections 1.A(2), 1.A(4), 1.A(7), 1.A(9), 1.A(10), 1.A(11) and 1.A(12) shall include as named insureds the Owner Group. All policies described in Section 1.C(1) shall include as named insureds the Owner Group, it being understood that Owner Group’s employees will not be enrolled in the workers’ compensation policy in the CCIP.

E.    Waiver of Subrogation. All policies of insurance required under the Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against members of Owner Group for the risks and liabilities assumed by Contractor under the Agreement. Contractor waives, and shall require all of its Subcontractors and Sub-subcontractors to waive in their respective Subcontracts and Sub-subcontracts, any and all claims, damages, losses, costs, and expenses against Owner Group to the extent such claims, damages, losses, costs and expenses are covered by insurance procured by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to the Agreement.

F.    Contractor’s Insurance is Primary. The insurance policies of Contractor and its Subcontractors and Sub-subcontractors shall be primary and non-contributing to any other insurance available to members of Owner Group and shall apply and be in full force and effect regardless of other insurance.

G.    In Rem. The insurance policies of Contractor and any of its Subcontractors and Sub-subcontractors shall, where applicable, contain a clause providing that a claim “in rem” shall be treated as a claim against the respective Contractor, Subcontractor or Sub-subcontractor.

H.    Severability. The insurance policies of Contractor and of its Subcontractors and Sub-subcontractors shall, where applicable, contain a severability of interest clause or a standard cross liability endorsement.

I.    Non-Vitiation. The insurance policies of Contractor and of its Subcontractors and Sub-subcontractors shall provide a “Multiple Insured Clause.”

J.    Copy of Policy. At Owner’s written request, Contractor shall promptly provide Owner copies of each of the insurance policies described in Sections 1.A(2), 1.A(4), 1.A(7), 1.A(9), 1.A(10), 1.A(11), 1.A(12) and 1.C(1), including endorsements, of Contractor, or if the policies have not yet been received by Contractor, then with binders of insurance, duly executed by the insurance agent, broker or underwriter fully describing the insurance coverages as required herein.

K.    Subject to Change. At Owner’s request, Owner may, at its sole option, to the extent such requested insurance is available, increase Contractor’s insurance obligations under the Agreement and the payment of any incremental increase in the cost of such insurance shall be reimbursed by Owner at cost via a Change Order.

L.    No Cancellation. All policies providing coverage hereunder shall contain a provision that at least [***] ([***]) Days’ prior notice shall be given by insurers to the procuring Parties who shall forward to non-procuring Parties and additional insureds prior to such coverage being cancelled or allowed to expire. Contractor shall give at least [***] ([***]) Days’ prior notice to the non-procuring Parties and additional insureds prior to such coverage being materially restricted or materially reduced.

M.    Limitation of Liability. Types and limits of insurance shall not in any way limit any of Contractor’s obligations, responsibilities or liabilities under the Agreement.

N.    Jurisdiction. All insurance policies shall include coverage for jurisdiction within the United States of America or other applicable jurisdiction.

O.    Miscellaneous. Contractor and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Contractor or its Subcontractors or Sub-subcontractors hereunder. Contractor shall promptly give Owner notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy hereunder and arising out of or relating to the performance of the Work; provided, however, in no event shall such notice be more than [***] ([***]) Days after the occurrence of such casualty, claim, event, circumstance or occurrence. In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance or occurrence.

P.    Certificate of Insurance Requirements. No later than [***] ([***]) Days prior to the commencement of the Work at the Site, Contractor shall furnish to Owner a copy of the certificates of insurance that demonstrate Contractor’s compliance with the insurance requirements included herein. Additionally, at any time upon Owner’s request, Contractor shall furnish to Owner a copy of any of the certificates of insurance that demonstrate Contractor’s and its Subcontractors’ and Sub-subcontractors’ compliance with the insurance requirements included herein. Neither Owner’s review nor failure to review any such certificates shall constitute acquiescence thereto or be deemed to waive or diminish Owner’s rights under the Agreement. Such certificates shall be provided on the most recent edition of the ACORD form and contain a statement that the insurance coverage shall not be canceled or allowed to expire without at least [***] ([***]) Days prior written notice by insurers to the procuring parties. All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Agreement for notices.

Q.    Deductibles. All deductibles, self-insured retentions and self-insurance carried by Contractor under its insurance program are the sole responsibility of Contractor and will not be borne in any way by Owner; provided that with respect to a loss covered by the builder’s risk insurance policy (or would have been covered but for the existence of the deductible) for Windstorm, Owner shall be responsible for that portion of the deductible greater than [***] U.S. Dollars (U.S.$[***]) but less than [***] U.S. Dollars (U.S.$[***]). Contractor shall indemnify members of Owner Group in full for any amounts related to such deductibles, retentions and self-insurance. In addition, Subcontractors and Sub-subcontractors shall bear the cost of all deductibles and self-insured retentions provided by such Subcontractors and Sub-subcontractors in accordance with the Agreement.

R.    Owner’s Right to Remedy. In addition to the rights under Section 9.1E of the Agreement, if Contractor fails to provide or maintain insurance as required herein, including any insurance required to cover its Subcontractors and Sub-subcontractors, Owner shall have the right but not the obligation to purchase such insurance after Contractor is given [***] ([***]) Business Days to remedy the issue. In such event, the Contract Price shall be reduced by the amount paid for such insurance.

S.    Lender’s Requirements. Contractor agrees to cooperate with Owner as to any changes or additions to the insurance required to be provided by Contractor under the Agreement, which are made necessary by requirements imposed by Lenders of Owner, provided that any resulting costs of increased coverage shall be reimbursable by Owner via Change Order and provided further that no such requirements shall materially adversely affect Contractor’s risk exposure. All policies of insurance required to be maintained pursuant to this Attachment O shall contain terms and conditions reasonably acceptable to Owner after consultation with Lender.

T.    Disclosure to Insurers. Contractor shall ensure that full disclosure is made to the insurers providing insurance under the Agreement, including: (i) all information which such insurers specifically request to be disclosed; (ii) all information which is of a type which insurance brokers in relation to the relevant policy notify Contractor should be disclosed to such insurers; (iii) reports required by such insurers; and (iv) details of any significant problems encountered in the Work. Contractor shall put in place appropriate internal reporting procedures to ensure that full disclosure required by this Section 1.T is made by Contractor’s staff.

U.    Reduction of Limits. Information concerning reduction or erosion of limits due to claims paid under the general aggregate or the products and completed operations aggregate, or both, for each applicable insurance policies required to be provided by Contractor under the Agreement shall be furnished by Contractor to Owner as soon as reasonably possible following such reduction or erosion. With regard to insurances that have aggregate limits, Owner may, at any time, require Contractor to reinstate such limits that are eroded by loss, provided that, in such event Contractor shall be entitled to request a Change Order for the additional costs associated with the reinstatement of such limits and that such reinstatement options are commercially available in the insurance market.

V.    Claims. Contractor shall promptly give Owner notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim; provided, however, in no event shall such notice be more than [***] ([***]) Days after Contractor has received notice of a claim or intent to file a claim. In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, assist in the investigation of any such casualty, claim, event, circumstance or occurrence, and assist in the preparation and negotiation of any such claims.

W.    Miscellaneous

(1)    Contractor shall ensure that full disclosure is made to the insurers providing insurance to Owner under the Agreement, including: (i) all information which such insurers specifically request to be disclosed; (ii) all information which is of a type which insurance brokers in relation to the relevant policy notify Contractor should be disclosed to such insurers; (iii) reports required by such insurers; and (iv) details of any significant problems encountered in the Work which may be relevant to such insurance. Contractor shall put in place appropriate internal reporting procedures to ensure that full disclosure required by this Section 1.W is made by Contractor.

(2)    Contractor and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Owner hereunder. Contractor shall comply with the reasonable requirements of Owner’s insurers or their appointed surveyors in relation to any Site or cargo surveys required by such insurers.

2.    Owner’s Insurance.

A.    Types and Limits of Insurance. Owner shall, at its own cost and expense, secure and maintain in full force and effect at the times set forth below, the following insurance:

Property Insurance. Upon Substantial Completion of each Subproject, Owner will procure a property policy which will include a waiver of subrogation in favor of Contractor Group and Subcontractors and Sub-subcontractors with respect to such Subproject, wherein such waiver shall be effective through the Defect Correction Period for such Subproject and the applicable statute of limitations.

B.    Limitation of Insurance. Subject to Section 8.2 of the Agreement, the insurance provided by Owner shall not in any way limit or reduce Contractor’s legal or contractual liability to Owner.

ATTACHMENT P

CONTRACTOR PERMITS

In addition to the requirements specified in Section 3.12B of the Agreement, Contractor shall provide the Permits listed below, as required, within the times set forth below:

[***]

P-1

ATTACHMENT Q

OWNER PERMITS

Owner shall obtain the Owner Permits listed below.

[***]

Q-1

ATTACHMENT R

FORM OF IRREVOCABLE STANDBY LETTER OF CREDIT

[to be issued on letterhead of Issuing Bank]

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ________
DATE:             , 20____
AMOUNT OF: U.S.$ [                ]

BENEFICIARY: APPLICANT AND ACCOUNT PARTY:

SABINE PASS LIQUEFACTION STAGE V, LLC 845 TEXAS AVENUE, SUITE 1250 HOUSTON, TEXAS 77002 ATTN: [_______________] EMAIL: [***]	BECHTEL ENERGY INC. 2105 CITYWEST BLVD. HOUSTON, TEXAS 77042 PHONE: [***] ATTN: [***] EMAIL: [***]

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________ (THIS “LETTER OF CREDIT”) IN FAVOR OF SABINE PASS LIQUEFACTION STAGE V, LLC, AS BENEFICIARY, FOR AN INITIAL AMOUNT OF [ U.S. DOLLARS (U.S. $ )] [INSERT AMOUNT EQUAL TO [***] PERCENT ([***]%) OF THE CONTRACT PRICE UNDER THE AGREEMENT (AS DEFINED BELOW)] (THE “STATED AMOUNT”) AT THE REQUEST AND FOR THE ACCOUNT OF BECHTEL ENERGY INC., AS APPLICANT.

EACH INCREASE TO THE STATED AMOUNT, IF ANY, SHALL BE BY AMENDMENT TO THIS LETTER OF CREDIT, WITH SUCH INCREASE BEING BASED ON A WRITTEN NOTICE FROM BENEFICIARY TO ISSUING BANK IN THE FORM OF ANNEX VII ATTACHED HERETO. THE SUM OF ALL SUCH INCREASES (HEREINAFTER THE “AGGREGATE STATED AMOUNT INCREASE”) SHALL ALSO BE SET FORTH IN SUCH NOTICE.

WE ARE INFORMED THAT THIS LETTER OF CREDIT IS ISSUED ON BEHALF OF THE APPLICANT TO SUPPORT APPLICANT’S OBLIGATIONS UNDER THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG STAGE V LIQUEFACTION PROJECT (“PROJECT”), DATED AS OF [____________], 20[__], BY AND BETWEEN APPLICANT AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”). CAPITALIZED TERMS NOT DEFINED HEREIN HAVE THE MEANING SET FORTH IN THE AGREEMENT.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE BY PAYMENT AGAINST THE PRESENTATION OF YOUR DRAFT(S) DRAWN AT SIGHT ON [INSERT ISSUING BANK’S NAME AND ADDRESS] (THE “ISSUING BANK”) IN SUBSTANTIALLY THE FORM OF ANNEX I ATTACHED HERETO AND ACCOMPANIED BY A DRAWING CERTIFICATE PURPORTING TO BE DULY SIGNED BY BENEFICIARY IN SUBSTANTIALLY THE FORM OF ANNEX II OR ANNEX VI ATTACHED HERETO APPROPRIATELY COMPLETED. IN ADDITION, THIS LETTER OF CREDIT MAY BE PRESENTED BY FACSIMILE TRANSMISSION ([INSERT FACSIMILE NUMBER] / ATTN: [_____]) OR EMAIL ([INSERT EMAIL] / ATTN: [_____]) PROVIDED THAT SUCH PRESENTMENT BY FACSIMILE OR EMAIL IS FOLLOWED BY A CONFIRMATORY PHONE CALL TO [__________]/ATTN: [_____] , WITH ORIGINAL DEMAND DOCUMENTS TO FOLLOW BY COURIER TO [INSERT ADDRESS]/ATTN: [_____]. DOCUMENTS MUST BE PRESENTED TO ISSUING BANK IN ONE LOT.

PARTIAL DRAWINGS ARE PERMITTED. ALL BANKING CHARGES UNDER THIS LETTER OF CREDIT ARE FOR ACCOUNT OF THE APPLICANT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY AND NOT IN PART UPON NOTICE BY BENEFICIARY TO ISSUER HEREUNDER, SUBSTANTIALLY IN THE FORM OF ANNEX III ATTACHED HERETO APPROPRIATELY COMPLETED; PROVIDED, HOWEVER, THAT THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON IF SUCH TRANSFER TO, OR DRAWING UNDER THIS LETTER OF CREDIT BY, SUCH PERSON WOULD BE PROHIBITED OR BLOCKED UNDER ANY U.S. EXECUTIVE ORDER, LAW OR ANY RULE OR REGULATION OF THE OFFICE OF FOREIGN ASSETS CONTROL OF THE U.S. TREASURY DEPARTMENT OR THE U.S. COMMERCE DEPARTMENT, AND ANY ATTEMPTED TRANSFER WHICH VIOLATES THIS PROVISION SHALL BE NULL AND VOID.

THE STATED AMOUNT SHALL BE AUTOMATICALLY AND PERMANENTLY REDUCED BY THE AMOUNT OF ANY PAYMENTS RECEIVED BY BENEFICIARY PURSUANT TO THIS LETTER OF CREDIT [INSERT ENTIRE LETTER OF CREDIT REFERENCE, ALL NUMBERS AND LETTERS].

THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE BY AN AGGREGATE AMOUNT OF [ U.S. DOLLARS (U.S. $ )] [INSERT AMOUNT EQUAL TO [***] PERCENT ([***]%) OF THE CONTRACT PRICE] [PLUS [____] PERCENT ([____]%) OF ANY AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 7 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT FOR TRAIN 7), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 7 OR PAID TO BENEFICIARY ALL PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING FOR TRAIN 7 UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “FIRST REDUCTION CONDITIONS”).

THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE BY AN AGGREGATE AMOUNT OF [ U.S. DOLLARS (U.S. $ )] [INSERT AMOUNT EQUAL TO [***] PERCENT ([***]%) OF THE CONTRACT PRICE] [PLUS [____] PERCENT ([__]%) OF ANY AGGREGATE STATED AMOUNT INCREASE] UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE THAT (I) SUBSTANTIAL COMPLETION OF BOGR HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT TO BENEFICIARY OF ALL DELAY LIQUIDATED DAMAGES DUE AND OWING UNDER THE AGREEMENT FOR BOGR), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR BOGR OR PAID TO BENEFICIARY ALL PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING FOR BOGR UNDER THE AGREEMENT, WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED (SUCH CONDITIONS, THE “SECOND REDUCTION CONDITIONS”).

PROVIDED THAT ALL OF THE FIRST REDUCTION CONDITIONS AND SECOND REDUCTION CONDITIONS HAVE OCCURRED, AND (I) IF THE DEFECT CORRECTION PERIOD HAS NOT BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3C OF THE AGREEMENT OR (II) IF THE DEFECT CORRECTION PERIOD HAS BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3C OF THE AGREEMENT AND SUCH EXTENSION HAS EXPIRED, THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [***]U.S. DOLLARS (U.S. $[***]) UPON THE ISSUING BANK’S RECEIPT FROM BENEFICIARY OF WRITTEN NOTICE OF THE EXPIRATION OF THE DEFECT CORRECTION PERIOD FOR THE LAST SUBPROJECT TO ACHIEVE SUBSTANTIAL COMPLETION, AND PROVIDED FURTHER THAT NO EXISTING CLAIMS OF BENEFICIARY UNDER THE AGREEMENT REMAIN UNRESOLVED WHICH SHALL BE SUBSTANTIALLY IN THE FORM OF ANNEX V ATTACHED HERETO APPROPRIATELY COMPLETED.

ALL DEMANDS FOR PAYMENT MUST BE PRESENTED TO THE ISSUING BANK LOCATED AT [INSERT ISSUING BANK’S NAME AND ADDRESS], OR VIA FACSIMILE OR EMAIL, AS DESCRIBED ABOVE, NOT LATER THAN 5:00 P.M., EASTERN TIME (“E.T.”), PROVIDED, THAT PRESENTATION BY FACSIMILE OR EMAIL SHALL NOT BE COMPLETE UNTIL CONFIRMED BY A CALL TO THE FOLLOWING NUMBER: [__________].

THIS LETTER OF CREDIT SHALL EXPIRE ON [__________], 20[__] [INSERT A DATE AT LEAST ONE (1) YEAR FOLLOWING THE ISSUANCE OF THIS LETTER OF CREDIT] BUT SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED FOR A PERIOD OF ONE (1) YEAR ON [________], 20[__][INSERT THE SAME DATE AS THE DATE INSERTED INTO THE FIRST BRACKET OF THIS SENTENCE] AND ON EACH SUCCESSIVE EXPIRATION DATE THEREAFTER, UNLESS (A) AT LEAST [***]([***]) CALENDAR DAYS BEFORE THE THEN CURRENT EXPIRATION DATE WE NOTIFY BOTH BENEFICIARY AND APPLICANT, BY CERTIFIED MAIL, AT THEIR RESPECTIVE ADDRESSES SET FORTH ABOVE, THAT WE HAVE DECIDED NOT TO EXTEND THIS LETTER OF CREDIT BEYOND THE THEN CURRENT EXPIRATION DATE OR (B) BEFORE THE THEN CURRENT EXPIRATION DATE, BENEFICIARY PROVIDES WRITTEN NOTICE TO US IN SUBSTANTIALLY THE FORM OF ANNEX V OF ITS RELEASE OF THIS LETTER OF CREDIT. IN THE EVENT BENEFICIARY IS SO NOTIFIED BY US PURSUANT TO CLAUSE (A) OF THE IMMEDIATELY PRECEDING SENTENCE, ANY UNUSED PORTION OF THIS LETTER OF CREDIT SHALL BE IMMEDIATELY AVAILABLE FOR PAYMENT TO BENEFICIARY UPON BENEFICIARY’S PRESENTMENT OF DRAFTS DRAWN AT SIGHT IN SUBSTANTIALLY THE FORM OF ANNEX I AND FORM OF ANNEX VI ATTACHED HERETO APPROPRIATELY COMPLETED NO EARLIER THAN [***]([***]) CALENDAR DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE.

IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AT OR BEFORE 11:00 A.M., E.T., ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE [***] BUSINESS DAY FOLLOWING SUCH RECEIPT. IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AFTER 11:00 A.M., E.T., ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE [***] BUSINESS DAY FOLLOWING SUCH RECEIPT. “BUSINESS DAY” MEANS ANY DAY OTHER THAN A SATURDAY, A SUNDAY OR ANY OTHER DAY COMMERCIAL BANKS IN THE UNITED STATES OF AMERICA ARE AUTHORIZED OR REQUIRED TO BE CLOSED, AND A DAY ON WHICH PAYMENTS CAN BE EFFECTED ON THE FEDWIRE SYSTEM.

IF A DEMAND FOR PAYMENT MADE BY BENEFICIARY HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, THE ISSUER SHALL GIVE BENEFICIARY AND APPLICANT PROMPT NOTICE THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFORE AND THAT THE ISSUER WILL HOLD ANY DOCUMENTS AT BENEFICIARY’S DISPOSAL OR UPON BENEFICIARY’S INSTRUCTIONS RETURN THE SAME TO BENEFICIARY. UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, BENEFICIARY MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT.

WE WILL USE COMMERCIALLY REASONABLE EFFORTS TO PROMPTLY NOTIFY BENEFICIARY AND APPLICANT IF WE FILE A PETITION UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW OR IF WE HAVE AN INVOLUNTARY PETITION UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW FILED AGAINST US, AND SUCH PROCEEDING IS NOT DISMISSED OR STAYED ON OR BEFORE THE [***] COURT DAY AFTER ENTRY THEREOF. FOR THE WRITTEN NOTICE SPECIFIED IN PARAGRAPH 2 OF ANNEX II, THE CONTENTS OF SUCH NOTICE OR INVOICE, AS THE CASE MAY BE, SHALL NOT BE CONSIDERED AS A TERM OF DRAWING. THE ONLY PURPOSE FOR PRESENTATION OF SUCH NOTICE OR INVOICE IS TO NOTE THE DATE ON SUCH NOTICE OR INVOICE AND TO VERIFY THAT AT LEAST [***]([***]) CALENDAR DAYS HAVE ELAPSED SINCE ISSUANCE OF THE NOTICE OR RECEIPT OF THE INVOICE.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”), WHICH SHALL IN ALL RESPECTS BE DEEMED A PART HEREOF AS FULLY AS IF INCORPORATED IN FULL HEREIN, EXCEPT AS MODIFIED HEREBY. THIS LETTER OF CREDIT IS ALSO SUBJECT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL, AS TO MATTERS NOT GOVERNED BY ISP98, BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. THE UNCITRAL CONVENTION ON INDEPENDENT GUARANTEES AND STANDBY LETTERS OF CREDIT DOES NOT APPLY TO THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT, OR
AGREEMENT REFERRED TO HEREIN OTHER THAN THE ISP98.

[NAME OF ISSUING U.S. BANK]

BY:
NAME:
TITLE:

ANNEX I

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

DRAFT

______________________, 20___

PAY AT SIGHT TO ORDER OF THE UNDERSIGNED ___________________________ AND ____/100 U.S. DOLLARS (U.S.$______________). THIS DRAFT IS PRESENTED UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ DATED ____________________, ISSUED FOR THE ACCOUNT OF BECHTEL ENERGY INC.

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

ANNEX II

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

DRAWING CERTIFICATE

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LIQUEFACTION STAGE V, LLC (“BENEFICIARY”) AT THE REQUEST AND FOR THE ACCOUNT OF BECHTEL ENERGY INC. (“APPLICANT”).

IN ACCORDANCE WITH THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG STAGE V LIQUEFACTION PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BENEFICIARY AS OWNER AND APPLICANT AS CONTRACTOR (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED DOES HEREBY CERTIFY THAT:

1.	a.	APPLICANT IS IN DEFAULT, OR

	b.	APPLICANT OWES BENEFICIARY LIQUIDATED DAMAGES IN ACCORDANCE WITH THE AGREEMENT, OR

	c.	APPLICANT OWES BENEFICIARY AMOUNTS ARISING OUT OF OR RELATING TO A BREACH OF ANY OBLIGATION OF APPLICANT UNDER THE AGREEMENT; AND

2.	EXCEPT IN THE CASE OF THE BANKRUPTCY OF APPLICANT (IN WHICH CASE NO NOTICE IS REQUIRED), BENEFICIARY HAS PROVIDED APPLICANT WITH [***]([***]) BUSINESS DAYS WRITTEN NOTICE SPECIFYING THE NATURE OF SUCH DEFAULT OR THE OWING BY APPLICANT TO BENEFICIARY UNDER THE AGREEMENT FOR LIQUIDATED DAMAGES OR ANY OTHER LIABILITIES, DAMAGES, COSTS OR EXPENSES ARISING OUT OF OR RELATING TO A BREACH OF ANY OBLIGATION UNDER THE AGREEMENT BY APPLICANT AND STATING BENEFICIARY’S INTENT TO DRAW AGAINST THE LETTER OF CREDIT AND THE AMOUNT TO BE DRAWN; AND

3.	BENEFICIARY IS ENTITLED TO PAYMENT OF U.S.$[_______________], WHICH DOES NOT EXCEED THE CURRENT STATED AMOUNT.

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS _______ DAY OF __________________, 20___.

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

ANNEX III

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF TRANSFER NOTICE

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________
[NAME OF TRANSFEREE]
__________________________________________________________________________________
[ADDRESS]
__________________________________________________________________________________

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED TO DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

ENCLOSED IS REMITTANCE OF U.S.$[_____] VIA CERTIFIED CHECK IN PAYMENT OF YOUR TRANSFER COMMISSION AND IN ADDITION THERETO WE AGREE TO PAY TO YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER

SINCERELY,
_______________________________________
NAME OF BENEFICIARY
_______________________________________
AUTHORIZED NAME & TITLE
_______________________________________
AUTHORIZED SIGNATURE
_______________________________________
TELEPHONE NUMBER

THE ABOVE SIGNATURE, WITH TITLE AS STATED, CONFORMS TO THAT ON FILE WITH US AND IS AUTHORIZED FOR EXECUTION OF SUCH INSTRUMENTS.

NAME & ADDRESS OF BANK ___________________________
______________________________________________________
AUTHORIZED NAME & TITLE __________________________
AUTHORIZED SIGNATURE _____________________________

TELEPHONE NO. ______________________________________

THIS FORM MUST BE EXECUTED IN DUPLICATE.

ANNEX IV

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF NOTICE OF SUBSTANTIAL COMPLETION OF [INSERT TRAIN 7 OR BOGR (AS APPLICABLE)] OF THE SABINE PASS LNG STAGE 5 LIQUEFACTION PROJECT

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LIQUEFACTION STAGE V, LLC (“BENEFICIARY”), AND THE LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG STAGE V LIQUEFACTION PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BENEFICIARY AND BECHTEL ENERGY INC. (“APPLICANT”) (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”).

[IF TRAIN 7] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF TRAIN 7 HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL DELAY LIQUIDATED DAMAGES DUE AND OWING TO BENEFICIARY UNDER THE AGREEMENT FOR TRAIN 7), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR TRAIN 7 OR PAID ALL PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING FOR TRAIN 7 UNDER THE AGREEMENT.]

[IF BOGR] [IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (I) SUBSTANTIAL COMPLETION OF BOGR HAS OCCURRED (INCLUDING APPLICANT’S PAYMENT OF ALL DELAY LIQUIDATED DAMAGES DUE AND OWING TO BENEFICIARY UNDER THE AGREEMENT FOR BOGR), AND (II) APPLICANT HAS ACHIEVED THE PERFORMANCE GUARANTEES FOR BOGR OR PAID TO BENEFICIARY ALL PERFORMANCE LIQUIDATED DAMAGES DUE AND OWING FOR BOGR UNDER THE AGREEMENT.]

THE UNDERSIGNED HEREBY REQUESTS THAT THE STATED AMOUNT OF THIS LETTER OF CREDIT DECREASE BY AN AGGREGATE AMOUNT OF [_________] U.S. DOLLARS (U.S. $[_________]).

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title

ANNEX V

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF NOTICE FOR EXPIRATION OF THE DEFECT CORRECTION PERIOD OF THE LAST SUBPROJECT TO ACHIEVE SUBSTANTIAL COMPLETION OF THE SABINE PASS LNG STAGE 5 LIQUEFACTION PROJECT

DATE:	______________________________

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LIQUEFACTION STAGE V, LLC (“BENEFICIARY”), AND THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG STAGE V LIQUEFACTION PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BECHTEL ENERGY INC. (“APPLICANT”) AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”).

IN ACCORDANCE WITH THE TERMS OF THE LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU THAT (A) THE EXPIRATION OF THE DEFECT CORRECTION PERIOD FOR THE LAST SUBPROJECT TO ACHIEVE SUBSTANTIAL COMPLETION AS SET FORTH IN THE AGREEMENT HAS OCCURRED AND EITHER (I) THE DEFECT CORRECTION PERIOD HAS NOT BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3C OF THE AGREEMENT OR (II) IF THE DEFECT CORRECTION PERIOD HAS BEEN EXTENDED FOR ANY WORK PURSUANT TO SECTION 12.3C OF THE AGREEMENT, SUCH EXTENSION HAS EXPIRED, AND (B) NO EXISTING CLAIMS OF BENEFICIARY UNDER THE AGREEMENT REMAIN UNRESOLVED.

THE UNDERSIGNED HEREBY REQUESTS TERMINATION OF THIS LETTER OF CREDIT WITHIN [***] ([***]) DAYS AFTER RECEIPT OF THIS NOTICE FROM BENEFICIARY AND CONFIRMATION TO APPLICANT OF SAID TERMINATION.

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

ANNEX VI

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

DRAWING CERTIFICATE

DATE:	______________________________, 20____

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LIQUEFACTION STAGE V, LLC (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG STAGE V LIQUEFACTION PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BECHTEL ENERGY INC. (“APPLICANT”) AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED DOES HEREBY CERTIFY THAT:

1.    EITHER

(A)    BENEFICIARY HAS BEEN NOTIFIED THAT YOU HAVE DECIDED NOT TO EXTEND THE LETTER OF CREDIT BEYOND THE CURRENT EXPIRATION DATE AND [***]([***]) OR LESS CALENDAR DAYS REMAIN BEFORE THE EXPIRATION DATE OF THE CURRENT LETTER OF CREDIT AND APPLICANT HAS NOT DELIVERED TO BENEFICIARY A REPLACEMENT LETTER OF CREDIT SUBSTANTIALLY IDENTICAL TO THE LETTER OF CREDIT (I.E., IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________) FROM A COMMERCIAL BANK IN THE UNITED STATES OF AMERICA RATED AT LEAST INVESTMENT GRADE (AS DEFINED IN THE AGREEMENT) WHICH EXTENDED THE EXPIRATION DATE FOR THE SHORTER OF (A) A PERIOD OF ONE (1) YEAR OR (B) THE EXPIRATION OF THE DEFECT CORRECTION PERIOD FOR THE LAST SUBPROJECT TO ACHIEVE SUBSTANTIAL COMPLETION (AS MAY BE EXTENDED PURSUANT TO SECTION 12.3C OF THE AGREEMENT); OR

(B)    THE ISSUING BANK FOR THE LETTER OF CREDIT NO LONGER HAS A RATING OF AT LEAST INVESTMENT GRADE (AS DEFINED IN THE AGREEMENT) AND [***]([***]) CALENDAR DAYS OR MORE HAVE LAPSED SINCE THE DATE IN WHICH THE RATING FELL BELOW INVESTMENT GRADE AND APPLICANT HAS NOT EITHER:

(I)DELIVERED TO BENEFICIARY A REPLACEMENT LETTER OF CREDIT SUBSTANTIALLY IDENTICAL TO THE LETTER OF CREDIT (I.E., IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________) FROM A COMMERCIAL BANK IN THE UNITED STATES OF AMERICA RATED AT LEAST INVESTMENT GRADE (AS DEFINED IN THE AGREEMENT) WITH AN EXPIRATION DATE FOR THE SHORTER OF (A) A PERIOD OF ONE (1) YEAR OR (B) THE EXPIRATION OF THE DEFECT CORRECTION PERIOD FOR THE LAST SUBPROJECT TO ACHIEVE SUBSTANTIAL COMPLETION (AS MAY BE EXTENDED PURSUANT TO SECTION 12.3C OF THE AGREEMENT); OR

(II)DELIVERED TO BENEFICIARY AN EQUIVALENT INSTRUMENT THAT IS PERMITTED BY BENEFICIARY IN ITS SOLE DISCRETION; AND

2.    BENEFICIARY IS ENTITLED TO PAYMENT OF U.S. $[_______________], WHICH DOES NOT EXCEED THE CURRENT STATED AMOUNT.

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS _______ DAY OF __________________, 20___.

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

ANNEX VII

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

FORM OF NOTICE FOR AN INCREASE IN THE STATED AMOUNT

DATE:	______________________________, 20___

TO:	[ISSUING BANK NAME]

[ISSUING BANK ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________________________

LADIES AND GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LIQUEFACTION STAGE V, LLC (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG STAGE V LIQUEFACTION PROJECT, DATED AS OF [__________], 20[__], BY AND BETWEEN BECHTEL ENERGY INC. (“APPLICANT”) AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED DOES HEREBY CERTIFY THAT:

1.APPLICANT AND BENEFICIARY HAVE AGREED VIA CHANGE ORDER UNDER THE AGREEMENT TO INCREASE THE STATED AMOUNT IN THE AMOUNT OF U.S. $[_______________].

2.THE NEW STATED AMOUNT IS U.S. $[_______________].

3.THE AGGREGATE OF ALL INCREASES TO THE STATED AMOUNT IS U.S. $[INSERT AMOUNT IN NO. 1 PLUS AMOUNTS, IF ANY, IN NO. 3 OF PRIOR NOTICE FOR AN INCREASE IN THE STATED AMOUNT, IF ANY] (THE “AGGREGATE STATED AMOUNT INCREASE”).

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS NOTICE AS OF THIS _______ DAY OF __________________, 20___.

SABINE PASS LIQUEFACTION STAGE V, LLC

By:
Name:
Title:

ATTACHMENT S

PERFORMANCE TESTS AND COMMISSIONING TESTS

[***]

S-1

ATTACHMENT T

MINIMUM ACCEPTANCE CRITERIA, PERFORMANCE GUARANTEES AND PERFORMANCE LIQUIDATED DAMAGES
[***]
T-1

ATTACHMENT U

FORM OF PARENT GUARANTEE

This guarantee and indemnity agreement (hereinafter referred to as the “Guarantee”) effective on this the [__] Day of [_____] 20[__], is entered into by BECHTEL GLOBAL ENERGY, INC., a corporation organized and existing under the laws of the state of Delaware, United States of America, having its registered office located at Brandywine Plaza 1521 Concord Pike, Suite 201, Wilmington, New Castle County, DE, 19803, U.S.A. (hereinafter referred to as “Guarantor”), in favor of Sabine Pass Liquefaction Stage V, LLC (hereinafter referred to as “Owner”).

In consideration of Owner entering into the Engineering, Procurement and Construction agreement between Owner and Guarantor’s wholly owned affiliate BECHTEL ENERGY INC. (“Contractor”) for the Sabine Pass LNG Stage 5 Liquefaction Project and dated the [__] Day of [_____] 20[__] (“Agreement”) and accepting this Guarantee in respect of such Agreement it is agreed as follows:

1.In this Guarantee:

(a)unless otherwise defined herein, terms defined in the Agreement have the same meanings when used herein; and

(b)references to the “Agreement” mean the relevant Agreement as supplemented, amended or extended from time to time.

2.Guarantor hereby covenants and agrees unconditionally and irrevocably with Owner, its successors and assigns that:

(a)Contractor shall properly and diligently observe the provisions of and perform its obligations and discharge its liabilities, whether actual or contingent, now or hereafter arising under or in connection with the Agreement (whether arising by way of payment, indemnity or otherwise) (“Guaranteed Obligations”).

(b) If Contractor fails to perform or defaults in any manner whatsoever in the due and proper performance of any Guaranteed Obligations, or commits any breach of any Guaranteed Obligations, Guarantor shall, forthwith upon written request from Owner so to do, secure or cause (including, as may be necessary, by contracting with a third party) the assumption and proper and diligent performance and discharge of those Guaranteed Obligations remaining unfulfilled.

(c) Guarantor shall pay to Owner on demand all monies due and owing by Contractor to Owner under the Agreement or pursuant to any claims made by Owner arising under or in connection with the Agreement.

3.This Guarantee shall be given as a primary obligation of Guarantor and not merely as surety and accordingly Owner shall not be obliged before enforcing this Guarantee to: (i) take any action in court or by way of arbitration or otherwise against Contractor; (ii) to take enforcement action or make any claim against or any demand on Contractor or exhaust any remedies against Contractor; (iii) to enforce any other security held by Owner in respect of the Guaranteed Obligations of Contractor under the Agreement; or (iv) to exercise any diligence against Contractor.

4.As a separate and independent obligation, Guarantor shall, on demand, indemnify and hold Owner harmless from and against any and all losses, damages, liability and expenses, of whatsoever nature (including, without limitation, all legal fees and expenses on an indemnity basis) suffered or incurred by Owner:

(a)in any way connected with: (i) any breach by Contractor of any Guaranteed Obligation and/or (ii) any breach by Guarantor of any obligations in this Guarantee, whether or not any such breach is caused, in whole or in part, by negligence of Guarantor; and

(b) if any of Contractor’s Guaranteed Obligations is or becomes unenforceable, invalid or illegal, the amount of loss, damage, liability or expense shall be equal to the amount which Owner would otherwise have been entitled to recover from Contractor, had such Guaranteed Obligations been fully enforceable.

5.Notwithstanding any other provision of this Guarantee, but except in relation to any (i) expenses and legal fees referred to in Section 4(a), (ii) Insolvency Event of Contractor, or (iii) invalidity, unenforceability or illegality of the Agreement as a whole (such as Contractor’s lack of authority to enter into the Agreement), Guarantor shall not have any greater liability to Owner than Guarantor would have had to Owner under the Agreement had Guarantor been an original party to the Agreement in place of Contractor and the Agreement been fully enforceable. Guarantor shall be entitled in respect of the obligations, duties, and liabilities under this Guarantee to raise, and rely as though it was Contractor on, any claims, rights, privileges, defenses, excuses or limitations available to Contractor under the Agreement, provided that any award or judgment between Contractor and Owner under the Agreement (whether in arbitration or litigation, by default or otherwise) shall be conclusive and binding for the purposes of determining Guarantor’s obligations under the Guarantee but no such judgment shall be required to enforce Guarantor’s obligations under this Guarantee.

6.This Guarantee shall be in addition to, and not in substitution for, and will not merge with, any rights or remedies that Owner may have against Contractor arising under the Agreement or otherwise, and Guarantor shall not be released from the obligations hereunder by reason of any time or forbearance granted by Owner to Contractor or Guarantor. This Guarantee is a continuing guarantee and indemnity and extends to any and all of Contractor’s Guaranteed Obligations under or arising in connection with the Agreement.

7.Notwithstanding any performance, payment or payments made by Guarantor hereunder (or any set-off or application of funds of Guarantor by Owner), Guarantor shall not be entitled to be subrogated to any of the rights of Contractor (or of any rights of Owner hereunder), or any collateral, security, or guarantee or right of set-off held by Owner, for the performance or payment of the obligations guaranteed hereunder, nor shall Guarantor seek or be entitled to assert or enforce any right of contribution, reimbursement, indemnity or any other right to payment from Contractor as a result of Guarantor’s performance of its obligations pursuant to this Guarantee until all Guaranteed Obligations are performed or paid in full. If any amount shall be paid to Guarantor on account of such subrogation, contribution, reimbursement or indemnity rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been performed and paid in full, such amount shall be held by Guarantor in trust for Owner, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Owner in the exact form received by Guarantor (duly endorsed by Guarantor to Owner, if required), to be applied against the Guaranteed Obligations, whether or not matured, in such order as Owner may determine.

8.Guarantor makes the following representations and warranties:

(a)It has the power to enter into and perform its obligations under this Guarantee;

(b)It has taken all necessary corporate action to authorize the entry into and performance of this Guarantee and to carry out the transactions and discharge the obligations contemplated by this Guarantee; and

(c)This Guarantee is its valid and binding obligation enforceable in accordance with its terms, and Guarantor acknowledges and agrees that Owner has agreed to enter into the Agreement and to accept this Guarantee in reliance on these representations and warranties.

9.If any payment by Contractor or Guarantor or any other surety or discharge given by Owner is avoided or reduced as a result of insolvency or similar event, (a) the liability of Guarantor shall continue as if the payment or discharge had not occurred, and (b) Owner shall be entitled to recover the value or amount of that security or payment from Guarantor as if the payment or discharge had not occurred.

10.The liability of Guarantor hereunder shall not in any way be reduced, released, discharged, diminished or affected by:

(a)The granting of any waiver, time or indulgence to Guarantor or to Contractor by Owner;

(b)The effecting of any compromise, discharge or release whatsoever with Contractor by Owner or any other person;

(c)Suspension or termination (in whole or in part) of Contractor’s services or work under the Agreement;

(d)Any breach of the Agreement by Owner or any other thing done or neglected to be done by Owner;

(e)Any lack of power, authority or legal personality or change in the constitution or business organization of Contractor or the illegality of any relevant contracts or obligation;

(f)Any variation to the Scope of Work or services under the Agreement (including, without limitation, by way of a Change Order);

(g)The amendment, novation, supplement or extension of any terms or conditions of the Agreement by Owner;

(h)Any disability, incapacity, insolvency, administration or similar proceedings with respect to Contractor;

(i)Any reorganization, change in ownership, merger, consolidation, change in status or like arrangement in respect of either Contractor or Guarantor;

(j)Any assignment of this Guarantee or the Agreement, or the granting or creation of any mortgage, pledge, charge or other encumbrance over or in respect of this Guarantee or the Agreement or any of Owner’s rights or benefits under or pursuant to this Guarantee or the Agreement; or

(k)Any act, omission, matter or thing which, but for this Section 10, would reduce, release, discharge, diminish or affect any of Guarantor’s obligations under this Guarantee.

11.Without Owner’s written consent (not to be unreasonably withheld, conditioned or delayed), Guarantor shall not convey, sell, lease or transfer its properties or assets to any Person to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor’s ability to fulfill its obligations under this Guarantee (“Material Transaction”). For the avoidance of doubt, a sale of property, assets or Affiliates for market value in an arm’s length transaction (a) by Guarantor or (b) by an Affiliate of Guarantor shall not be considered a Material Transaction as long as Guarantor or a wholly owned subsidiary of Guarantor receives all of the proceeds from such sale. In case of a proposed Material Transaction, Guarantor shall provide Owner with reasonable advance notice of such proposed Material Transaction. Guarantor shall then meet with Owner and, pursuant to a written confidentiality agreement, will provide to Owner all necessary information, reasonably requested by Owner, regarding the proposed Material Transaction for the purpose of receiving Owner’s written consent to such Material Transaction (and as described above such consent shall not be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, such restriction on conveyances, sales, leases and transfers shall include conveyances, sales, leases or transfers to Guarantor’s Affiliates other than any of Guarantor’s wholly owned subsidiaries.

12.All payments under this Guarantee shall be made to the account specified in the relevant demand of the Agreement and shall be made free of any withholding or deduction and Guarantor shall have no right of set-off, deduction, abatement or counterclaim except for those rights it exercises on behalf of Contractor under the Agreement.

13.Any notices or communications to be made by Guarantor or Owner to the other under or in connection with this Guarantee shall be in writing and made to the other at the following addresses:

Guarantor:

Bechtel Global Energy, Inc.
[2105 CityWest Blvd.]
[Houston, Texas 77042]
Phone: [***]
Email: [***]
Attn: [***]

With a copy to:

Bechtel Energy Inc.
2105 CityWest Blvd.
Houston, Texas 77042
Phone: [***]
Email: [***]
Attn: [***]

Owner:

Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Phone: [***]
Email: [***]
Attn: [***]
With a copy to:

Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Phone: [***]
Email: [***]
Attn: [***]

Any notice or communication delivered or made by one person to the other under this Guarantee shall be effective:

(a)If by way of facsimile, when received as evidenced by confirmation; or

(b)If by way of letter, when it has been left at the relevant address.

14.Any provision of this Guarantee which is prohibited, illegal, invalid or unenforceable in any jurisdiction is ineffective as to that jurisdiction only to the extent of the prohibition, illegality, invalidity or unenforceability and will not invalidate any other provision of the Guarantee so long as the material purposes of this Guarantee can be determined and effectuated.

15.Guarantor shall, promptly on demand, pay to Owner the amount of all costs, charges and expenses incurred in connection with the enforcement or exercise of any rights under this Guarantee.

16.No failure to exercise, nor delay in exercising, any right or remedy under this Guarantee shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of any right or remedy.

17.This Guarantee shall be governed by and construed in accordance with the laws of the state of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the state of Texas.

18.Any claim, dispute, controversy, difference, disagreement, or grievance (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, connected with or relating in any way to this Agreement (including the construction, validity, interpretation, termination, enforceability or breach of this Agreement) (“Dispute”) shall be decided by final and binding arbitration. Such arbitration shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 18, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The arbitration held under this Guarantee shall be decided by three (3) arbitrators, appointed as follow: each Party shall be permitted to choose one (1) arbitrator, and the two (2)

arbitrators chosen by the Parties shall choose the third arbitrator in accordance with the AAA Rules, who will serve as the chairperson of the tribunal. If Contractor and Guarantor are both parties to the arbitration, then Contractor and Guarantor shall collectively appoint one arbitrator, and Owner shall appoint the second arbitrator (and the third will be appointed by the first two, as set forth above). The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties and the successors and permitted assigns of any of them. At either Party’s option, any other Person may be joined as an additional party to any arbitration conducted under this Section 18, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. Guarantor agrees, upon Owner’s election, to the joinder of Contractor as an additional party to any arbitration conducted under this Section 18 and to the joinder of Guarantor to any arbitration between Owner and Contractor arising out of or relating to the Project. Requests for joinder of Contractor as an additional party to the arbitration between the Parties must be submitted to the AAA within [***] ([***]) Days after the establishment of the panel (including the appointment of the third arbitrator and the resolution of any challenges for cause). For the selection of arbitrators in any arbitration involving one or more of Contractor and Guarantor, the Parties agree that Contractor and Guarantor shall be considered as one party. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

19.This Guarantee constitutes the entire agreement of Guarantor and Owner with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings, both written and oral, between Guarantor and Owner with respect to the subject matter hereof.

20.This Guarantee is solely for the benefit of Owner and its respective successors and permitted assigns, and this Guarantee shall not otherwise be deemed to confer upon or give to any other third party any remedy, claim, reimbursement, cause of action, or other right, except as provided in Section 21 hereof.

21.This Guarantee may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except that Owner may assign this Guarantee to any of its Affiliates by providing notice to Guarantor. Furthermore, Owner may, for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Guarantee to any Lender without Guarantor’s consent. When duly assigned in accordance with the foregoing, this Guarantee shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Guarantor or Owner pursuant to this Section 21 shall not relieve Guarantor or Owner (as applicable) of any of its obligations or liabilities under this Guarantee. Any assignment not in accordance with this Section 21 shall be void and without force or effect. Guarantor shall, on or before issuance of NTP under the Agreement, enter into an acknowledgement and consent with Lender’s collateral agent, substantially in the form of Schedule U-1 to this Guarantee, as may be amended mutatis mutandis to conform to the acknowledgement and consent form agreed by Contractor under the Agreement.

22.Guarantor acknowledges and agrees that Owner is entitled to the benefit of this Guarantee and the covenants, guarantees, indemnities and other promises that are given and made in it by Guarantor, without Owner having signed this Guarantee.

23.This Guarantee may only be amended by a written agreement that is signed by or on behalf of both Owner and Guarantor.

24.This Guarantee shall continue in full force and effect until all of the Guaranteed Obligations of Contractor under the Agreement and all obligations, liabilities and guarantees of Guarantor under this Guarantee have been fulfilled or otherwise resolved, at which point this Guarantee shall expire of its own terms and shall be returned to Contractor.

25.Guarantor shall not take any photographs of any part of the Sabine Pass Facilities or the Stage 5 Facilities, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Work under the Agreement or any part of the Sabine Pass Facilities or the Stage 5 Facilities without the prior written consent of Owner. Guarantor acknowledges and agrees that Owner shall be required, from time to time, to make disclosures and press releases and applicable filings with the SEC in accordance with applicable securities laws, that Owner believes in good faith are required by Applicable Law or the rules of any stock exchange. If any such disclosure, press release or filing includes any reference to Guarantor, then Owner shall provide as much notice as is practicable to Guarantor to provide it with an opportunity to comment; provided, however, the final determination shall remain with Owner. Guarantor acknowledges that Owner shall be required from time to time to make filings in compliance with applicable securities laws, including a copy of this Guarantee.

[Signature page follows.]

IN WITNESS of which this Guarantee has been duly executed by a duly authorized representative of Guarantor and delivered on the Day above written.

BECHTEL GLOBAL ENERGY, INC.

By:__________________________
Name:_______________________
Title:________________________

Acknowledged by:
SABINE PASS LIQUEFACTION STAGE V, LLC

By:__________________________
Name:_______________________
Title:________________________

SCHEDULE U-1

GUARANTOR FORM OF ACKNOWLEDGMENT AND
CONSENT AGREEMENT WITH LENDER

Bechtel Global Energy, Inc. (the “Contracting Party”) hereby acknowledges the existence of (but has not reviewed) the Common Security and Account Agreement, dated as of [_______], 20[__] (as from time to time amended, supplemented or modified, the “Common Security and Account Agreement”), among Sabine Pass Liquefaction Stage V, LLC (the “Loan Party”) and [_______] as security trustee (in such capacity, the “Security Trustee”), for the benefit of various secured parties (collectively, the “Secured Parties”) providing financing to the Loan Party [and certain of its affiliates], and hereby executes this Acknowledgement and Consent Agreement (the “Consent”) and agrees as follows:

1.The Contracting Party hereby acknowledges and consents in accordance with the terms and conditions set forth below to the Loan Party’s pledge and collateral assignment of all its right, title and interest in, to and under (but not, except as provided herein, its obligations, liabilities or duties with respect to) the Parent Guarantee dated [______], 20[__] (the “Assigned Agreement”), given in respect of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project, dated as of [______], 20[__], between Bechtel Energy Inc. and the Loan Party (as amended, restated, modified or supplemented by change order or otherwise as permitted thereunder, and in effect from time to time, the “EPC Contract”) to the Security Trustee pursuant to the Common Security and Account Agreement. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Assigned Agreement.

2.The Contracting Party represents and warrants as of the date hereof as follows:

a.The Contracting Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify has or could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects, taxes or business.

b.The Contracting Party is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on its performance of any obligations under this Consent or the Assigned Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the current actual knowledge of the Contracting Party) threatened against the Contracting Party that, if adversely determined, could reasonably be expected to have a material adverse effect on its ability to perform under this Consent or the Assigned Agreement.

c.No consent or approval of, or other action by or any notice to or filing with, any Governmental Instrumentality (except those previously obtained) was required in connection with the execution and delivery by the Contracting Party of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent, or, to the best actual current knowledge of the Contracting Party, the performance of its obligations under this Consent.

d.Neither the execution and delivery of this Consent and the Assigned Agreement by the Contracting Party, the consummation of the transactions herein contemplated by the Contracting Party, nor compliance with the terms and provisions hereof by the Contracting Party, will:

U-1-1

i.conflict with, result in a breach of or default under, or require any consent (other than consents already obtained and those permits, licenses, approvals, consents and exemptions that the Contracting Party is permitted to obtain in the ordinary course of business in the performance of its obligations under the Assigned Agreement) under: (A) the charter or by-laws of the Contracting Party, (B) any Applicable Law, (C) any order, writ, injunction or decree of any court applicable to the Contracting Party, or (D) any agreement or instrument to which the Contracting Party is a party or by which it is bound or to which it or any of its property or assets is subject in any such case under this clause (i) that has or could reasonably be expected to result in a material adverse effect upon the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement; or

ii.result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party.

e.The Contracting Party has all necessary power and authority to execute, deliver and perform its obligations under this Consent and the Assigned Agreement; the execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary action on its part; and this Consent and the Assigned Agreement have been duly and validly executed and delivered by the Contracting Party and each constitutes a legal, valid and binding obligation of the Contracting Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity. There are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

f.The Contracting Party is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to guarantee the completion of the work under the EPC Contract and perform its obligations hereunder.

g.To the Contracting Party’s current actual knowledge, the Loan Party (a) has complied with all conditions precedent required to be complied with by or on behalf of the Loan Party on or prior to the date hereof pursuant to the Assigned Agreement and (b) is not in default under any covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.

h.The Contracting Party is not, to its current actual knowledge, in default under any covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, to the current actual knowledge of the Contracting Party, (a) there exists no event or condition that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Loan Party to terminate or suspend its obligations under the Assigned Agreement, and (b) there are no claims, except for ongoing matters listed in Schedule 1 to this Consent, that may become change orders to the Assigned Agreement, or rights of set-off pending by any party to the Assigned Agreement.

i.The Contracting Party affirms that it has no written notice or current actual knowledge of any pledge or assignment relative to the right, title and interest of the Loan Party in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

U-1-2

3.
a.From and after the date hereof and unless and until the Contracting Party shall have received written notice from the Security Trustee that the lien of the Common Security and Account Agreement has been released in full and provided that an event of default by the Loan Party shall have occurred and is continuing pursuant to the financing documents executed in connection with the Common Security and Account Agreement, the Security Trustee shall have the full right and power to enforce directly against the Contracting Party (subject to all of the Contracting Party’s defenses and other rights under the Assigned Agreement in accordance with the terms thereof) all obligations of the Contracting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Loan Party under the Assigned Agreement, all in accordance with the terms thereof; provided that no such performance shall be construed as an assumption by the Security Trustee or any Secured Party of any covenants, agreements or obligations of the Loan Party under or in respect of the Assigned Agreement, except to the extent the Assigned Agreement shall have been expressly assumed by the Security Trustee pursuant to paragraph 5 hereof. Any action taken by the Security Trustee in accordance with this paragraph 3(a) shall be binding on the Loan Party. If the Contracting Party receives any demands, notices or requests made from the Security Trustee in accordance with this paragraph 3(a) which are conflicting with that made by the Loan Party, the Security Trustee’s demands, notices and requests shall control over those conflicting demands, notices or requests made by the Loan Party.

b.The Contracting Party agrees that it cannot terminate or suspend its obligations under the Assigned Agreement.

4.Notwithstanding any provision in the Assigned Agreement to the contrary, in the event of a proper assignment or novation of the rights and obligations under the EPC Contract to a third party, or in the event of the execution of a new EPC Contract pursuant to the terms of paragraph 4 of that certain acknowledgment and consent agreement, dated [_______], 20[__] between Bechtel Energy Inc. and the Security Trustee, the Contracting Party will enter into a new agreement with the Security Trustee or, at the Security Trustee’s request, with the Security Trustee’s nominee, effective as of the date of such assignment, novation or execution, with substantially the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement; provided that the Security Trustee shall have made a request to the Contracting Party for such new agreement within [***] ([***]) days after the date of such assignment or novation of the EPC Contract or execution of a new EPC Contract.

5.Provided that an event of default by Loan Party shall have occurred and is continuing pursuant to the financing documents executed in connection with the Common Security and Account Agreement, the Contracting Party agrees that the Security Trustee may (but shall not be obligated to) pursuant to the terms of the Common Security and Account Agreement assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the rights and interest of the Loan Party thereafter arising under the Assigned Agreement. If the rights and interest of the Loan Party in the Assigned Agreement shall be assumed, sold or transferred as provided herein, then the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Loan Party under the Assigned Agreement. The Security Trustee shall not take actions under this paragraph 5 until after the initial disbursement of any of the Secured Parties’ loans.

6.The Contracting Party shall make all payments due to the Loan Party under the Assigned Agreement to [___________________], acting as the account bank, to (a) prior to the project completion date (as notified by the Loan Party or the Security Trustee to the Contracting Party), [Account Name from Common Security and Account Agreement]([Bank Name], Account No. [_____________], ABA No.
U-1-3

[_______________], Swift Address: [________________], CHIPS ABA: [________________], CHIPS UID: [________________], Account Name: [________________], Attn: [________________]) and (b) on and after the project completion date (as notified by the Loan Party or the Security Trustee to the Contracting Party), [Account Name from Common Security and Account Agreement]([Bank Name], Account No. [_____________], ABA No. [_______________], Swift Address: [________________], CHIPS ABA: [________________], CHIPS UID: [________________], Account Name: [________________], Attn: [________________]) or to such other Person and at such other address as the Security Trustee may (subject to the terms of the Common Security and Account Agreement) from time to time specify in writing to the Contracting Party. All parties hereto agree that each payment by the Contracting Party to the account bank of amounts due to the Loan Party from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement and, to the extent applicable, the EPC Contract.

7.This Consent may be amended or modified only by an instrument in writing signed by the Contracting Party, the Loan Party and the Security Trustee.
8.The Contracting Party shall deliver to the Security Trustee concurrently with the delivery thereof to the Loan Party, a copy of the following items if and when provided by the Contracting Party to the Loan Party pursuant to the Assigned Agreement: (a) notification prior to cancellation, non-renewal or a material change in the insurance coverage required under the terms of the Assigned Agreement; (b) notification of termination; (c) notification of suspension of all of the Work; (d) notification of default by the Loan Party; (e) notification of claims, demands, actions or causes of actions asserted against the Contracting Party for which the Loan Party has indemnification obligations; and (f) notification of request for arbitration.

9.The Contracting Party shall provide to the Security Trustee any information or documentation as reasonably requested by the Security Trustee in connection with the financing of the Loan Party’s obligations under the Assigned Agreement including, without limitation, the following: (a) an opinion of counsel of Contracting Party customary for a project financing with respect to the authorization, execution, delivery and enforceability, and other similar issues, of the Assigned Agreement and this Consent; (b) a certificate of an authorized officer of Contracting Party certifying that (i) all amounts due and payable under the Assigned Agreement have been paid other than those amounts payable in respect of the current invoice and (ii) no event or condition exists to the Contracting Party’s current actual knowledge which constitutes a default by the Loan Party under the Assigned Agreement; and (c) a copy of a certificate of good standing of, and payment of franchise taxes by, the Contracting Party issued by the Secretary of State of Delaware.

10.Notice to any party hereto shall be deemed to be delivered on the earlier of: (a) the date of personal delivery and (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, in each case as evidenced by the return receipt:

The Security Trustee:	[________________]
[________________], [________________]
[________________]

U-1-4

The Loan Party:	Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Phone: [***]
Email: [***]
Attn: [***]

with a copy to:

Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Phone: [***]
Email: [***]
Attn: [***]

The Contracting Party:	Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, Texas 77042
Attn: [***]
Email: [***]

with a copy to:

Bechtel Energy Inc.
2105 CityWest Boulevard
Houston, Texas 77042
Attn: [***]
Email: [***]

11.This Consent shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Contracting Party, the Loan Party, the Security Trustee and the Secured Parties (provided, however, that the Contracting Party shall not assign or transfer it rights hereunder without the prior written consent of the Security Trustee).

12.This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Consent shall become effective at such time as the Security Trustee shall have received counterparts hereof signed by all of the intended parties hereto.

13.For purposes of this Consent, the term “day” or “days” shall mean calendar days unless otherwise defined herein.

14.No failure on the part of any party or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15.If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such
U-1-5

jurisdiction and shall be liberally construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

16.The agreements of the parties hereto are solely for the benefit of the Contracting Party, the Loan Party, the Security Trustee and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties and their successors and assigns permitted hereunder) shall have any rights hereunder.

17.Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that if the Loan Party assigns any or all of its rights and obligations under the Assigned Agreement to an affiliate at any time, the Loan Party may assign or transfer any or all corresponding rights and obligations under this Consent to such affiliate.

18.This Consent shall terminate upon the indefeasible payment in full of all amounts owed in connection with the Common Security and Account Agreement.

19.THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY ARTICLE 18 OF THE ASSIGNED AGREEMENT. THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20.EACH OF THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NONE OF THE CONTRACTING PARTY, THE SECURITY TRUSTEE, NOR THE LOAN PARTY, SHALL BE LIABLE UNDER THIS CONSENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”), AND THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY DO HEREBY RELEASE EACH OTHER FROM ANY LIABILITY FOR SUCH
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CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION IS NOT INTENDED TO PRECLUDE RECOVERIES AS PERMITTED PURSUANT TO SECTION 20.4 OF THE EPC CONTRACT WITH RESPECT TO OBLIGATIONS UNDER THE EPC CONTRACT ONLY.

(Signature page follows.)

U-1-7

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the __ day of _________, 20__.

[__________________________],
as the Security Trustee

By:__________________________
Name:
Title:

U-1-8

BECHTEL GLOBAL ENERGY, INC.,
as the Contracting Party

By:__________________________
Name:
Title:

U-1-9

ACKNOWLEDGED and AGREED

SABINE PASS LIQUEFACTION STAGE V, LLC,
as the Loan Party

By:__________________________
Name:
Title:

U-1-10

SCHEDULE 1

ONGOING MATTERS
U-1-11

ATTACHMENT V

OWNER-FURNISHED ITEMS

[***]

V-1

ATTACHMENT W

CAPITAL SPARE PARTS LIST

[***]

W-1

SCHEDULE W-1

LIST OF CAPITAL SPARE PRESSURE RELIEF VALVES FOR BOGR

[***]

W-2

ATTACHMENT X

MEETING AND REPORTING REQUIREMENTS

[***]

X-1

ATTACHMENT Y

QUALITY PLAN

QUALITY ASSURANCE AND QUALITY CONTROL

ARTICLE I
CONTRACTOR QUALITY MANAGEMENT

1.1.Contractor Quality Management System. Contractor shall prepare and implement the Quality Plan in accordance with Section 3.18 of the Agreement and this Attachment Y. To the extent applicable, the Quality Plan shall conform to the requirements of ISO 9001 and Contractor’s quality system developed for the Project, based on the quality systems of Contractor.

ARTICLE II
QUALITY ORGANIZATION

2.1.Contractor Quality Personnel.

A.Contractor shall designate a member of the Project management team to oversee quality assurance and quality control activities for the duration of the Agreement. Based on the designated equipment inspection class, Contractor shall appoint inspection personnel to oversee quality assurance and quality control activities at Bulk Material Supplier, Vendor, and Contractor-Supplied Equipment fabrication locations (“Supplier Quality Representatives” or “SQR”). All personnel acting on behalf of Contractor as SQR shall be suitably qualified and experienced for the tasks given and the applicable Contractor-Supplied Equipment being inspected.

B.Third-party inspection companies contracted to carry out inspections/surveillances or other aspects of the Quality Plan on behalf of Contractor shall be qualified in accordance with Contractor’s standards.

2.2.Contractor Quality Organization. The respective roles of quality assurance and quality control personnel and their interfaces shall be described in the Quality Plan in terms of responsibility and authority with respect to the Work and compliance with the Agreement. The overall organization of quality assurance and quality control personnel for the Project and the level and detail of individual roles and responsibilities shall be described for each phase and location of the Work in the Quality Plan.

2.3.Quality Meetings and Reporting. Contractor quality assurance and control matters shall be addressed as a stand-alone agenda item during regular progress meetings as well as in the Monthly Progress Reports. As required, Contractor shall arrange and manage specific meetings to inform on, and discuss with Owner, progress and follow up on any quality assurance and quality control matters of concern. Contractor shall invite and allow Owner, as well as any other parties or personnel reasonably requested by Owner, to attend all Contractor quality assurance and quality control meetings.

ARTICLE III
CONTRACTOR QUALITY MANAGEMENT OF THE PROJECT

Contractor shall prepare a quality surveillance plan to cover surveillance of its own Work and the work of its Subcontractors. Contractor shall also prepare and implement a Project specific internal/external audit schedule. Owner will provide input to Contractor on which witness points/surveillances it will participate. If additional risks or issues are encountered during the Project, Contractor shall, subject to Owner’s review and approval, amend the witness points/surveillances to address such additional risks or issues accordingly. Contractor shall design the quality assurance and quality control systems to integrate with (inputs to) the Project risk management program and lessons learned from previous projects. Contractor shall submit for Owner’s approval the Quality Plan and Contractor’s construction inspection and test plans.

ARTICLE IV
QUALITY CONTROL RECORDS AND PROJECT DATA

On a Monthly basis, Contractor shall provide Owner with a supplier quality anomalies report, in a format substantially similar to such report provided under the [***] project. Data, information and records required by the Quality Plan shall be prepared and maintained by Contractor and will be issued to Owner. Contractor shall ensure Owner has access to review all quality assurance, quality control, and inspection related information and Project data.

ARTICLE V
DEVIATIONS AND NONCONFORMANCE

Contractor shall develop and implement a tracking and monitoring system to address all non-conformances and noncompliance with the Quality Plan. All corrective actions shall be logged and fully tracked from initial identification to close out. Contractor shall provide Owner with access via enterprise content management system (ECMS) to review deviations and nonconformance reports.

ARTICLE VI
QUALITY IN SUBCONTRACTING AND PROCUREMENT

6.1.Contractor Pre-Order Activities.

A.Contractor’s purchasing procedures shall contain provisions ensuring that:

1.No Major Subcontract is entered into with a Subcontractor that is not listed in Attachment G or otherwise previously approved by Owner in writing; and

2.Subcontracts shall be subject to a review by Contractor quality personnel with respect to certification and documentation requirements. Contractor shall be responsible for review and approval of technical completeness.

B.Contractor shall, in accordance with the surveillance level, determine what Subcontractors require pre-qualification. Contractor shall issue the list of potential subcontractors that are deemed to require pre-qualification to Owner for review. Owner reserves the right to undertake a joint pre-award assessment or shop survey of any Subcontractor.

C.Owner’s receipt and review of any Subcontractor, Sub-subcontractor, Subcontract, or Sub-subcontract shall not relieve Contractor of any obligations under the Agreement nor shall such action constitute a waiver of any right or duty afforded Owner under the Agreement or approval of or acquiescence in a breach thereunder.

6.2.Contractor Purchasing Requirements. Contractor’s purchasing procedure shall contain provisions ensuring that no Subcontract is entered into without the inclusion of specific quality requirements, including those for certification, traceability, manufacturing records, and installation and maintenance documentation, each as required by the Quality Plan. Owner reserves the right to be involved in clarification meetings, pre-assessments, pre-award meetings, pre-inspection meetings, shop surveys and audits where technical information is discussed.

6.3.Contractor Quality Surveillance on Supply Chain. The extent of quality surveillance by Contractor shall be defined for each Subcontract in accordance with the quality surveillance level of the Contractor-Supplied Equipment being ordered, per Attachment A. Contractor shall be responsible for carrying out quality surveillance at the premises of the Subcontractor in accordance with the Subcontract. If a pre-inspection meeting with a Subcontractor is required to establish the quality requirements due to significant quality concerns in connection with the Contractor-Supplied Equipment under such Subcontract, Contractor shall conduct such pre-inspection meeting prior to any work commencing at the Subcontractors’ location. These pre-inspection meetings may be attended by Owner, or any representative of Owner, at Owner’s sole discretion. Owner may request additional witness points pursuant to Section 12.2B of the Agreement.

6.4.Vendor Certificates and Documentation. Contractor shall review all Subcontractor deliverables including quality records, traceability, and certificates against the applicable Subcontract. Subcontractors’ work shall not be accepted for incorporation into the Project unless accompanied by the relevant certificate and/or quality records, suitably endorsed and approved by Contractor, as required in the applicable Subcontract. Any Subcontractor’s work that is not accompanied by the correct documentation and identification (tagging) shall be considered to be in noncompliance. Contractor will determine the path forward with such work pending receipt of the correct documentation, unless an agreed “positive recall” process is in place. (Positive recall is a term used in quality systems, most notably ISO 9001. It defines the concept that if a producer or manufacturer has a product or process that requires inspection and it wishes to postpone the inspection process, it must have a system in place that will ensure that the postponed inspection process will take place at some point prior to final product/process acceptance.)

ARTICLE VII
QUALITY SURVEILLANCE BY OWNER

7.1.Audit of Contractor Management System by Owner. Owner reserves the right to request that Contractor audit the management systems of its Subcontractors to ensure compliance with the Quality Plan and ISO 9001.

7.2.Monitoring and Inspection by Owner. Owner may participate in pre-inspection meetings, inspection and test plan activities, Contractor and Subcontractor assessments, documentation and as-built reviews, inspection test record activities, function test activities, mechanical completion and ready for first gas introduction activities, including pre-commissioning, commissioning, final inspections, walk downs and Punchlist completion, verification and the witnessing of any tests, including pressure test, clean and dry, welding procedure specifications (WPS), welding procedures and welder qualification testing, weld parameter verification, nondestructive testing (NDT), coating tests and trials, function testing, calibration of instruments and Performance Testing. Any non-compliance with the Quality Plan that is identified by Owner shall be corrected, without prejudice to Owner’s rights in accordance with Section 12.3A of the Agreement. Inspection and or verification activities (including final inspections, walk downs and Punchlist completion) performed by Owner does not in any way relieve Contractor of its responsibilities in conforming with the requirements of the Agreement.

7.3.Monitoring and Inspection by Independent Verification Body. Where Owner engages an independent verification body (“IVB”) to perform overall Project verification activities and monitoring of the Quality Plan, Contractor shall give the IVB representative full access to the Site and other locations where

Work is being performed or where Contractor-Supplied Equipment or Owner-Supplied Equipment (once received by Contractor pursuant to Section 3.33 of the Agreement) are being stored pursuant to the requirements of the Agreement. IVB shall sign non-disclosure agreements and Contractor is not required to grant the IVB representative access until such non-disclosure agreements are signed between Owner and the IVB and Contractor and the IVB. Any non-compliance with the Quality Plan that is identified by the IVB and confirmed by Owner and Contractor shall be corrected, without prejudice to Owner’s rights in accordance with Section 12.3A of the Agreement.

7.4.Independent Verification of Hazardous Materials. Contractor is responsible for ensuring that any independent design verification or fabrication inspection for Hazardous Materials that is required by Applicable Law is performed.

7.5.Contractor’s Full Responsibility. No act or omission related to this Attachment Y by Owner or any IVB relieves Contractor from its full responsibility under the Agreement for compliance with quality management.

ATTACHMENT Z

REAL ESTATE MATTERS

A.The Sabine Pass Facilities Site and the Stage 5 Project Site are depicted on Exhibit Z-1.

B.The “Duck Blind Road” means the road identified as such on Exhibit Z-1.

C.The “Heavy Haul Road” means the road identified as such on Exhibit Z-2.

D.The Supporting Real Estate is depicted on Exhibit Z-2.

E.Metes and bounds descriptions of the Site are set forth in the following documents: [***].

F.Contractor may discharge hydro test water, flush water, wick drain water and storm water from on-Site construction activities into the Contractor-installed storm water tie-in into Owner’s existing storm water infrastructure. Contractor shall perform such discharges in accordance with Applicable Law.

G.Landowner Access:

a.Persons Provided Access. Contractor shall in all cases provide access to the Site and Supporting Real Estate and, subject to Section 4.3 of the Agreement, coordinate the Work with the following Landowners and their representatives in accordance with the terms of this Attachment Z and Section 3.24 of the Agreement:

[***]

More information and the specific location of certain Landowner’s interest can be found on the following documents that have been provided by Owner to Contractor:

[***]

b.Access Requirements. Without limiting its obligations under Section 3.24 of the Agreement, Contractor shall provide access to the Landowners listed above and their representatives as follows:

1.Contractor shall provide access to, on and transit through the Site and Supporting Real Estate to such Persons for the purpose of accessing the existing pipelines and other existing Landowner facilities on the Site and Supporting Real Estate.

2.Contractor may, at its option and cost, provide escorts to such Persons when they are transiting through the Site and Supporting Real Estate, but Contractor is not obligated to do so.

3.Owner shall ensure that such Persons will not set up additional facilities, buildings, or other structures on the portions of the Stage 5 Project Site or materially interfere with Contractor’s Work.

4.The Parties acknowledge that changes in the use of roads may also change the Parties responsibilities in relation to the maintenance of roads, ramps and levees. Consequently, Exhibit Z-2 may be modified by mutual agreement of the Parties based on changes in the scope or execution philosophy during the progression of the Work, subject to a Change Order pursuant to Article 6 of the Agreement.

H.Additional Documents. Owner will promptly provide to Contractor copies of any new easements, leases, rights of way or other property interests and licenses that affect or govern the Land after the Agreement Date. Any new easements, leases, rights of way or other property interests and licenses provided to Contractor after the Agreement Date (including such property interests or related documents identified in this Attachment Z as to be provided) are subject to a Change Order pursuant to Article 6 of the Agreement. Contractor may use Owner’s access and utilities rights contained in the surveys previously provided to Contractor and identified in this Attachment Z and any additional documents provided by Owner.

EXHIBIT Z-1

STAGE 5 PROJECT SITE

[***]

EXHIBIT Z-2

SUPPORTING REAL ESTATE

[***]

ATTACHMENT AA

FORM OF ACKNOWLEDGMENT AND
CONSENT AGREEMENT

Bechtel Energy Inc. (the “Contracting Party”) hereby acknowledges the existence of (but has not reviewed) the Common Security and Account Agreement, dated as of [ ], 20[ ] (as from time to time amended, supplemented or modified, the “Common Security and Account Agreement”), among Sabine Pass Liquefaction Stage V, LLC (the “Loan Party”)[, [____________], as [____________],] and [____________] as security trustee (in such capacity, the “Security Trustee”), for the benefit of various secured parties (collectively, the “Secured Parties”) providing financing to the Loan Party[ and certain of its Affiliates], and hereby executes this Acknowledgement and Consent Agreement (the “Consent”) and agrees as follows:

1.The Contracting Party hereby acknowledges and consents in accordance with the terms and conditions set forth below to the Loan Party’s pledge and collateral assignment of all its right, title and interest in, to and under (but not, except as provided herein, its obligations, liabilities or duties with respect to) the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project, dated as of [ ], 20[ ], between the Contracting Party and the Loan Party (as amended, restated, modified or supplemented by Change Order or otherwise as permitted thereunder, and in effect from time to time, the “Assigned Agreement”) to the Security Trustee pursuant to the Common Security and Account Agreement. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings prescribed to such terms in the Assigned Agreement.

2.The Contracting Party represents and warrants as of the date hereof as follows:

a.The Contracting Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify has or could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects, taxes or business.

b.The Contracting Party is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on its performance of any obligations under this Consent or the Assigned Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the current actual knowledge of the Contracting Party) threatened against the Contracting Party that, if adversely determined, could reasonably be expected to have a material adverse effect on its ability to perform under this Consent or the Assigned Agreement.

c.The Contracting Party is the holder of all licenses required to permit it to operate or conduct its business in Louisiana now and as contemplated by the Assigned Agreement. No consent or approval of, or other action by or any notice to or filing with, any Governmental Instrumentality (except those previously obtained) was required in connection with the execution and delivery by the Contracting Party of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent, or, to the best actual current knowledge of the Contracting Party, the performance of its obligations under this Consent. The Contracting Party has obtained all permits, licenses, approvals, consents and exemptions with respect to the performance of its obligations under the Assigned Agreement required by Applicable Law in effect as of the date hereof, except those permits, licenses, approvals, consents and exemptions that the

Contracting Party is permitted to obtain in the ordinary course of business in the performance of its obligations under the Assigned Agreement (collectively, the “Ordinary Course Consents”).

d.Neither the execution and delivery of this Consent and the Assigned Agreement by the Contracting Party, the consummation of the transactions herein contemplated by the Contracting Party, nor compliance with the terms and provisions hereof by the Contracting Party, will:

(i)     conflict with, result in a breach of or default under, or require any consent (other than consents already obtained and the Ordinary Course Consents) under: (A) the charter or by-laws of the Contracting Party, (B) any Applicable Law, (C) any order, writ, injunction or decree of any court applicable to the Contracting Party, or (D) any agreement or instrument to which the Contracting Party is a party or by which it is bound or to which it or any of its property or assets is subject in any such case under this clause (i) that has or could reasonably be expected to result in a material adverse effect upon the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement; or

(ii)    result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party.

e.The Contracting Party has all necessary power and authority to execute, deliver and perform its obligations under this Consent and the Assigned Agreement; the execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary action on its part; and this Consent and the Assigned Agreement have been duly and validly executed and delivered by the Contracting Party and each constitutes a legal, valid and binding obligation of the Contracting Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity. There are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

f.The Contracting Party is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

g.To the Contracting Party’s current actual knowledge, the Loan Party (a) has complied with all conditions precedent required to be complied with by or on behalf of the Loan Party on or prior to the date hereof pursuant to the Assigned Agreement, and (b) is not in default under any covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.

h.The Contracting Party is not, to its current actual knowledge, in default under any covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, to the current actual knowledge of the Contracting Party, (a) there exists no event or condition that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Loan Party to terminate or suspend its obligations under the Assigned Agreement, and (b) there are no claims, except for ongoing matters listed in Schedule 1, that may become Change Orders to the Assigned Agreement, or rights of set-off pending by any party to the Assigned Agreement.

i.The Contracting Party affirms that it has no written notice or current actual knowledge of any pledge or assignment relative to the right, title and interest of the Loan Party in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

3.
a.From and after the date hereof and unless and until the Contracting Party shall have received written notice from the Security Trustee that the lien of the Common Security and Account Agreement has been released in full and, provided that an event of default by the Loan Party shall have occurred and is continuing pursuant to the financing documents executed in connection with the Common Security and Account Agreement, the Security Trustee shall have the right, but not the obligation, to pay all sums due under the Assigned Agreement by the Loan Party and to perform any other act, duty or obligation required of the Loan Party thereunder (to the same extent as the Loan Party has the right to perform any such other act, duty or obligation thereunder) at any time and, without limiting the generality of the foregoing, shall have the full right and power to enforce directly against the Contracting Party (subject to all of the Contracting Party’s defenses and other rights under the Assigned Agreement in accordance with the terms thereof) all obligations of the Contracting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Loan Party under the Assigned Agreement, all in accordance with the terms thereof; provided that no such payment or performance shall be construed as an assumption by the Security Trustee or any Secured Party of any covenants, agreements or obligations of the Loan Party under or in respect of the Assigned Agreement, except to the extent the Assigned Agreement shall have been expressly assumed by the Security Trustee pursuant to paragraph 5 hereof. Any action taken by the Security Trustee in accordance with this paragraph 3(a) shall be binding on the Loan Party. If the Contracting Party receives any demands, notices or requests made from the Security Trustee in accordance with this paragraph 3(a) which are conflicting with that made by the Loan Party, the Security Trustee’s demands, notices and requests shall control over those conflicting demands, notices or requests made by the Loan Party.

b.The Contracting Party agrees that it will not terminate or suspend its obligations under the Assigned Agreement without giving the Security Trustee concurrent notice with notice(s) provided the Loan Party pursuant to the applicable provisions of the Assigned Agreement, and, in the case of the termination of obligations, an opportunity to cure as provided in paragraphs 3(c) and 3(d) below.

c.If (i) the Contracting Party is entitled to terminate the Assigned Agreement for an event under Section 16.5 of the Assigned Agreement (“Termination Event”), (ii) the Contracting Party desires to terminate its obligations under the Assigned Agreement, and (iii) notice(s) with respect to clauses (i) and (ii) shall have been provided to the Security Trustee by the Contracting Party as provided in paragraph 3(b) above, then, and in any such case, the Security Trustee may elect to exercise its right to cure by providing within [***] ([***]) days after the receipt by it of the notices referred to in the preceding clause (iii), to the Contracting Party, written notice stating that the Security Trustee has elected to exercise such right to cure (or cause to be cured), together with a written statement of the Security Trustee that it will promptly commence to cure (or cause to be cured) all Termination Events susceptible of being cured (including, as appropriate, by the payment of money damages), and that it will, during the cure period, diligently attempt in good faith to complete (or cause to be completed) the curing of, to the reasonable satisfaction of the Contracting Party, all such Termination Events. If the Contracting Party is entitled to suspend performance of the Work for an event under Section 16.4 of the Assigned Agreement (“Suspension Event”), the Contracting Party may, provided that notice to the Security Trustee shall have been provided to the Security Trustee as provided in paragraph 3(b) above, suspend performance of the Work in accordance with the terms of the Assigned Agreement until such time as (a) the Loan Party has cured the Suspension Event, or (b) the Security Trustee has cured (or caused to be cured) such Suspension Event in accordance with paragraph 3(d). The preceding sentence shall in no way limit any rights the Contracting Party may otherwise have to terminate the Assigned Agreement, subject to the other provisions of this Consent. Notwithstanding anything to the contrary in this paragraph 3(c), in no event shall this paragraph 3(c) be interpreted to change the Contracting Party’s rights to suspend performance of the Work under the Assigned Agreement or terminate the Assigned Agreement, except to the extent of the Security Trustee’s right to effect a cure in accordance with paragraph 3(c) for a Termination Event or Suspension Event and paragraph 3(d) for a Termination Event.

d.The Security Trustee shall have a period equal to [***] ([***]) days in the event of default in payment of undisputed amounts under Section 16.5 of the Assigned Agreement or [***]([***]) days in other cases, after the delivery of the notice by the Security Trustee referred to in paragraph 3(c) in which to cure the Termination Event(s) specified in such notice; provided that if such cure of any non-payment default can only be effected through a foreclosure on the Project Facilities (as defined in the Common Security and Account Agreement), then, provided that the Security Trustee makes, and continues to make, timely payment to the Contracting Party of all sums due under the Assigned Agreement, and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs reasonably incurred by the Contracting Party thereafter, the Security Trustee shall have such additional reasonable period of time as is necessary to effect such foreclosure. Notwithstanding the foregoing, no such cure of a payment shall be construed as an assumption by the Security Trustee or any Secured Party of any covenants, agreements or obligations of the Loan Party under or in respect of the Assigned Agreement.

e.If, before the Security Trustee shall have cured any Termination Event pursuant to paragraph 3(d), the Loan Party shall have cured such Termination Event, the Contracting Party promptly shall provide the Security Trustee with notice of such cure and the discontinuance of such Termination Event.

f.In the event any delay and incremental costs are due and payable to the Contracting Party under the terms of this Consent, the Contracting Party shall take all reasonable steps necessary to mitigate such delay and incremental costs.

g.The Security Trustee's right to cure Loan Party defaults under the Assigned Agreement or otherwise take action on behalf of the Loan Party under this paragraph 3 shall not arise until after the initial disbursement of any of the Secured Parties' loans.

4.
a.Notwithstanding any provision in the Assigned Agreement to the contrary, in the event of the rejection or termination of the Assigned Agreement by a receiver of the Loan Party or otherwise pursuant to bankruptcy or insolvency proceedings, then, provided that the Security Trustee shall have made payment to the Contracting Party of all sums due under the Assigned Agreement and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs incurred by the Contracting Party during the period of time required for the following activities, the Contracting Party will enter into a new agreement with the Security Trustee or, at the Security Trustee’s request, with the Security Trustee’s nominee, effective as of the date of such rejection, with substantially the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement; provided that the Security Trustee shall have made a request to the Contracting Party for such new agreement within [***] ([***]) days after the date the Security Trustee receives notice from the Contracting Party of the rejection of the Assigned Agreement and provided further that the Contracting Party shall have been provided assurances of payment and security for payment reasonably satisfactory to the Contracting Party.

b.If the Security Trustee or its nominee is prohibited by any process or injunction issued by any court having jurisdiction of any bankruptcy or insolvency proceeding involving the Loan Party, from continuing the Assigned Agreement in place of the Loan Party or from otherwise exercising any of its rights or remedies hereunder or under the Common Security and Account Agreement in respect of the Assigned Agreement, then, provided that the Security Trustee shall have made payment to the Contracting Party of all sums due under the Assigned Agreement and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs incurred by the Contracting Party thereafter, the times specified herein for the exercise by the Security Trustee of any right or benefit granted to it hereunder (including without limitation the time period for the exercise of any cure rights granted hereunder) shall be extended for the period of such prohibition; provided that the Security Trustee is diligently pursuing such rights or remedies (to the extent permitted) in such bankruptcy or insolvency proceeding or otherwise.

c.The Security Trustee shall not take action under this paragraph 4 until after the initial disbursement of any of the Secured Parties' financing.

5.Provided that an event of default by Loan Party shall have occurred and is continuing pursuant to the financing documents executed in connection with the Common Security and Account Agreement, the Contracting Party agrees that the Security Trustee may (but shall not be obligated to) pursuant to the terms of the Common Security and Account Agreement assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the interests, rights and all of the obligations of the Loan Party thereafter arising under the Assigned Agreement, provided that as conditions precedent to or concurrent with any such assignment or transfer, (a) the Security Trustee shall have made or caused to be made payment to the Contracting Party of all sums due hereunder or under the Assigned Agreement, and, subject to paragraph 3(f) hereof, all reasonable delay and incremental costs incurred by the Contracting Party during the period of time preceding such assignment or transfer, if any, and (b) the assuming party shall have executed an agreement in writing to be bound by and to assume all of the obligations to the Contracting Party arising or accruing thereunder from and after the date of such assumption, and shall have provided the Contracting Party with assurances of future payment and security for future payment reasonably satisfactory to the Contracting Party. If the interests, rights and obligations of the Loan Party in the Assigned Agreement shall be assumed, sold or transferred as provided herein, then the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Loan Party under the Assigned Agreement; provided that if the Security Trustee (or any entity acting on behalf of the Security Trustee or any of the other Secured Parties) assumes the Assigned Agreement as provided above, such party shall not be liable for the performance of the obligations thereunder except to the extent of all of its right, title and interest in and to the Project (as defined in the Common Security and Account Agreement). Notwithstanding any such assumption or disposition by the Security Trustee, a purchaser, an assignee or a transferee, the Loan Party shall not be released or discharged from and shall remain liable for any and all of its obligations to the Contracting Party arising or accruing under the Assigned Agreement prior to such assumption and the Contracting Party retains all rights under the Assigned Agreement relating to any breach thereof by the Loan Party or the assuming party. The Security Trustee shall not take action under this paragraph 5 until after the initial disbursement of any of the Secured Parties’ loans.

6.The Contracting Party shall make all payments due to the Loan Party under the Assigned Agreement to [___________________], acting as the account bank, to (a) prior to the project completion date (as notified by the Loan Party or the Security Trustee to the Contracting Party), [Account Name from Common Security and Account Agreement]([Bank Name], Account No. [_____________], ABA No. [_______________], Swift Address: [________________], CHIPS ABA: [________________], CHIPS UID:

[________________], Account Name: [________________], Attn: [________________]) and (b) on and after the project completion date (as notified by the Loan Party or the Security Trustee to the Contracting Party), [Account Name from Common Security and Account Agreement]([Bank Name], Account No. [_____________], ABA No. [_______________], Swift Address: [________________], CHIPS ABA: [________________], CHIPS UID: [________________], Account Name: [________________], Attn: [________________]) or to such other Person and at such other address as the Security Trustee may (subject to the terms of the Common Security and Account Agreement) from time to time specify in writing to the Contracting Party. All parties hereto agree that each payment by the Contracting Party to the account bank of amounts due to the Loan Party from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement.

7.This Consent may be amended or modified only by an instrument in writing signed by the Contracting Party, the Loan Party and the Security Trustee.

8.The Contracting Party shall deliver to the Security Trustee concurrently with the delivery thereof to the Loan Party, a copy of the following items if and when provided by the Contracting Party to the Loan Party pursuant to the Assigned Agreement: (a) notification prior to cancellation, non-renewal or a material change in the insurance coverage required under the terms of the Assigned Agreement; (b) notification of termination; (c) notification of suspension of all of the Work; (d) notification of default by the Loan Party; (e) notification of claims, demands, actions or causes of actions asserted against the Contracting Party for which the Loan Party has indemnification obligations; and (f) notification of request for arbitration.

9.The Contracting Party shall provide to the Security Trustee any information or documentation as reasonably requested by the Security Trustee in connection with the financing of the Loan Party’s obligations under the Assigned Agreement including, without limitation, the following: (a) an opinion of counsel of Contracting Party customary for a project financing with respect to the authorization, execution, delivery and enforceability, and other similar issues, of the Assigned Agreement and this Consent; (b) a certificate of an authorized officer of Contracting Party certifying that (i) all amounts due and payable under the Assigned Agreement have been paid other than those amounts payable in respect of the current invoice and (ii) no event or condition exists to the Contracting Party’s current actual knowledge which constitutes a default by the Loan Party under the Assigned Agreement; and (c) a copy of a certificate of good standing of, and payment of franchise taxes by, the Contracting Party issued by the Secretary of State of Delaware.

10.Notice to any party hereto shall be deemed to be delivered on the earlier of: (a) the date of personal delivery and (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, in each case as evidenced by the return receipt:

The Security Trustee:	[________________] [________________], [________________] [________________]

The Loan Party:	Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Telephone: [***]
Attn: [___________]
Email: [***]
with a copy to:
Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [***]
Email: [***]

The Contracting Party:	Bechtel Energy Inc. 2105 CityWest Boulevard Houston, Texas 77042 Attn: [***] Email: [***] with a copy to: [Bechtel Corporation] 2105 CityWest Boulevard Houston, Texas 77042 Attn: [***] Email: [***]

11.This Consent shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Contracting Party, the Loan Party, the Security Trustee and the Secured Parties (provided, however, that the Contracting Party shall not assign or transfer it rights hereunder without the prior written consent of the Security Trustee).

12.This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Consent shall become effective at such time as the Security Trustee shall have received counterparts hereof signed by all of the intended parties hereto.

13.For purposes of this Consent, the term “day” or “days” shall mean calendar days unless otherwise defined herein.

14.No failure on the part of any party or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15.If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

16.The agreements of the parties hereto are solely for the benefit of the Contracting Party, the Loan Party, the Security Trustee and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties and their successors and assigns permitted hereunder) shall have any rights hereunder.

17.Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that if the Loan Party assigns any or all of its rights and obligations under the Assigned Agreement to an Affiliate at any time, the Loan Party may assign or transfer any or all corresponding rights and obligations under this Consent to such Affiliate.

18.This Consent shall terminate upon the indefeasible payment in full of all amounts owed in connection with the Common Security and Account Agreement.

19.THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY ARTICLE 18 OF THE ASSIGNED AGREEMENT. THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20.EACH OF THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NONE OF THE CONTRACTING PARTY, THE SECURITY TRUSTEE, NOR THE LOAN PARTY, SHALL BE LIABLE UNDER THIS CONSENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL,

INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”), AND THE CONTRACTING PARTY, THE SECURITY TRUSTEE AND THE LOAN PARTY DO HEREBY RELEASE EACH OTHER FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION IS NOT INTENDED TO PRECLUDE RECOVERIES AS PERMITTED PURSUANT TO SECTION 20.4 OF THE ASSIGNED AGREEMENT WITH RESPECT TO OBLIGATIONS UNDER THE ASSIGNED AGREEMENT ONLY.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the __ day of _________, 20__.

[__________________________],
as the Security Trustee

By:____________________________
Name:
Title:

BECHTEL ENERGY INC.,
as the Contracting Party

By:____________________________
Name:
Title:

ACKNOWLEDGED and AGREED

SABINE PASS LIQUEFACTION STAGE V, LLC,
as the Loan Party

By:____________________________
Name:
Title:

SCHEDULE 1

ONGOING MATTERS

ATTACHMENT BB

RELY UPON INFORMATION

The information listed below is herein identified as Rely Upon Information pursuant to Section 4.6A of the Agreement:

[***]

BB-1

ATTACHMENT CC

LIST OF CONTRACTOR-SUPPLIED EQUIPMENT

The following list identifies all the Contractor-Supplied Equipment (including bulk materials) for the Project as of the Agreement Date. If Owner elects to participate in the Project Facility Expense Rebate, the individual anticipated pieces of Contractor-Supplied Equipment that may be exempt of Louisiana Sales and Use Tax as noted in Section 4.8 of the Agreement will be denoted as Manufacturing Machinery and Equipment (MME) in the list below by Owner. Within the overall list, some items will be considered most likely to be taxable and will be denoted as “T” by Owner. Within [***] ([***]) Days after LNTP No. 1, Contractor shall prepare and submit to Owner the price per item in the column below. Pursuant to Section 4.8 of the Agreement, Owner will be responsible for determining whether to seek any exemption of Louisiana Sales and Use Tax and Contractor shall not contact or otherwise communicate with any Governmental Instrumentality regarding such MME exemptions without Owner’s involvement. Contractor shall support Owner in providing technical input as reasonably requested.

Contractor shall promptly provide Owner notice of any additional items developed during the detailed design independent of the categories noted herein. Following Owner’s receipt of such notice, the Parties shall, promptly upon Owner’s request, update this Attachment CC by Change Order to include such additional items as separate line items, and any such items (or portions thereof) that Owner reasonably expects are eligible for an exemption from Louisiana Sales and Use Tax shall be classified as Tax Exempt Equipment by Owner. Additionally, in the event Contractor discovers any tagged Contractor-Supplied Equipment not listed in this Attachment CC is required for the Project, Contractor shall promptly provide Owner written notice thereof. Following Owner’s receipt of such notice, the Parties shall update this Attachment CC by Change Order to include any such tagged Contractor‑Supplied Equipment, and any such Contractor-Supplied Equipment that Owner reasonably expects eligible for an exemption from Louisiana Sales and Use Tax shall be classified as Tax Exempt Equipment.

CC-1

PRICED LIST OF CONTRACTOR-SUPPLIED EQUIPMENT

[***]

NOTES:
CC-2

ATTACHMENT DD

FORM OF FIXED ASSET PRICE ALLOCATION SCHEDULE

Contractor shall track all cost for the Project by Subproject and Contractor-Supplied Equipment list, which shall include major parts for each component of the Contractor-Supplied Equipment.

Any additional items developed during the detailed design independent of the categories provided in Contractor’s previous submittals of the Fixed Asset Price Allocation Schedule shall be added as separate line items. Additionally, if Contractor discovers any tagged Contractor-Supplied Equipment not listed in Contractor’s previous submittals of the Fixed Asset Price Allocation Schedule, such tagged Contractor-Supplied Equipment shall be added.

DD-1

FIXED ASSET PRICE ALLOCATION SCHEDULE

MAJOR AREA	FACILITY DESCRIPTION	ASSET DESCRIPTION	TAG NUMBER	TOTAL VALUE
ISBL

ISBL Total				[_____]
OSBL

OSBL Total				[_____]
Grand Total				[_____]
DD-2

ATTACHMENT EE

SCHEDULED ACTIVITIES

WORK IN SPL LIQUEFACTION FACILITY

The table below identifies elements of Work to be undertaken on systems in the SPL Liquefaction Facility in respect of which such Work must be planned as specified in Section 3.27 of the Agreement prior to the performance of such Work; provided, however, that for any tie‑in work listed in Attachment V, the access dates and access rights in Attachment V shall control and supersede the requirements of Section 3.27 of the Agreement. Capitalized terms not defined in the Agreement shall have the meaning set forth in [***].

[***]

EE-1

ATTACHMENT FF

BASF ASSIGNMENT AGREEMENT

[***]

FF-1

ATTACHMENT GG

PROVISIONAL SUMS

The Aggregate Provisional Sum consists of the Provisional Sums below, each separated into a Provisional Sum Equipment Price and Provisional Sum Labor and Skills Price as follows:

Provisional Sum	Markup	Provisional Sum Amount (U.S.$)	Provisional Sum Equipment Price Amount (U.S.$)	Provisional Sum Labor and Skills Price as follows (U.S.$)
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
TOTAL		[***]	[***]	[***]

With respect to all Provisional Sums, Contractor shall provide backup documentation, as applicable, upon Owner’s request to reasonably substantiate any costs incurred related to such Provisional Sums. For Provisional Sums, Contractor is entitled to actual costs incurred plus the applicable markup noted above (and no additional markups or amounts included, including no markup for escalation or contingency); provided
GG-1

that (i) the markup amounts for the Non-U.S. Duties and Tariffs Provisional Sum, U.S. Duties and Tariffs Provisional Sum and the Louisiana Sales and Use Tax Provisional Sum in the aggregate are subject to the Taxes, Duties and Tariffs Administration Cap and (ii) the markup amount for the Insurance Provisional Sum is subject to the Insurance Markup Cap. Upon adjustment of the Contract Price pursuant to this Attachment GG, the Aggregate Provisional Sum shall also be adjusted to reflect any Provisional Sums adjustments that have occurred by mutually agreed Change Order.

[***]

GG-2

ATTACHMENT HH

FORM OF NOVATION AGREEMENT

THIS NOVATION AGREEMENT (the “Agreement”) is made this [___] Day of [_______], 20[__] (the “Effective Date”).

AMONG:

(1)[_______________________], a [_______] organized under the laws of the State of [_______] having its principal place of business at [________________________] (“Outgoing Party”);

(2)Bechtel Energy Inc., a Delaware corporation having an address at 2105 CityWest Boulevard, Houston, Texas 77042 (“Continuing Party”); and

(3)[_______________________], a [_______] organized under the laws of the State of [_______] having its principal place of business at [________________________] (“Incoming Party”),

each being referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Outgoing Party and Continuing Party are the present parties to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project, dated as of the [___] Day of [_______] 20[__] (the “Novated Contract”), relating to the engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of one (1) liquefaction unit (Train 7) and one (1) Boil-Off Gas re-liquefaction unit (BOGR) in Cameron Parish, Louisiana.

WHEREAS, the Parties hereto have agreed that with effect from the Effective Date that Outgoing Party shall cease to be a party to the Novated Contract and that Incoming Party shall become a party thereto in place of Outgoing Party and accordingly, Outgoing Party shall be released and discharged from the Novated Contract upon the terms and to the extent set out in this Agreement.

AGREED TERMS

1.INTERPRETATION

1.1The following rules of interpretation apply in this Agreement.

1.2As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof.

1.3Unless expressly stated otherwise, reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in this Agreement (and not in any Attachments or Schedules to this Agreement) and reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement.

1.4Words in the singular include the plural and, in the plural, include the singular.

1.5References to this Agreement include this Agreement as amended or varied in accordance with its terms.

1.6Unless specified otherwise, all capitalized terms not defined herein shall have the meanings given to them in the Novated Contract.

2.NOVATION

2.1Outgoing Party shall cease to be a party to the Novated Contract and Incoming Party shall become a party to it in place of Outgoing Party.

2.2Incoming Party hereby undertakes and covenants as a separate obligation with each of Outgoing Party and Continuing Party to perform the Novated Contract and to assume, observe, perform, discharge and be bound by all liabilities, obligations, duties and claims of Outgoing Party arising under the Novated Contract in the place of Outgoing Party whether actual, accrued, contingent or otherwise and whether arising on, before or after the Effective Date and to be bound by the terms thereof in every way as if Incoming Party had at all times been a party to the Novated Contract in place of Outgoing Party and each act or omission of Outgoing Party under the Novated Contract had been an act or omission of Incoming Party.

2.3Continuing Party and Incoming Party hereby release and discharge Outgoing Party from all obligations and liabilities of Outgoing Party under the Novated Contract and all claims and demands whatsoever in respect thereof and Continuing Party accepts the performance thereof by Incoming Party in place of performance by Outgoing Party and hereby undertakes to Incoming Party to perform the Novated Contract and be bound by the terms thereof in every way as if Incoming Party was a party to the Novated Contract in place of Outgoing Party.

2.4Continuing Party hereby accepts the right of Incoming Party to enforce in its own name all rights, claims and demands whatsoever whether actual, accrued, contingent or otherwise that arise out of or in connection with the Novated Contract whether or not such right, claim or demand arises on, before or after the Effective Date.

3.WARRANTIES

3.1Continuing Party represents and warrants that:

3.1.1The Novated Contract (together with all amendments, variations and modifications) and this Agreement each constitute the valid, enforceable and legally binding obligations of Continuing Party.

3.1.2Continuing Party has full rights, power and authority and has taken all necessary corporate action and gained all requisite consents required to enter into and execute this Agreement.

3.2     Outgoing Party represents and warrants that:

3.2.1    Outgoing Party has transferred its ownership interest in the Stage 5 Facilities to Incoming Party.
3.3     Incoming Party represents and warrants that:

3.3.1Incoming Party is authorized to bind and does bind all owners with an interest in the Project,     or an interest in the product of the Work (or who may claim any such interest through Incoming Party), including the Stage 5 Facilities, to the releases, limitations on liability and other protections of Continuing Party set forth in the Novated Contract. Incoming Party represents and warrants that Incoming Party’s successors, assigns and any future recipient of any ownership in the Project or the Stage 5 Facilities shall be bound by the releases, limitations on liability and other protections of Continuing Party set forth in the Novated Contract, and that Incoming Party shall obtain the express written agreement of such participants to be bound by such releases, limitations of liability and other protections of Continuing Party.

3.3.2Incoming Party has sufficient funds, which may be through financing, to fulfill its payment obligations under the Novated Contract as payments become due thereunder.

4.CONFIRMATION OF TERMS

4.1Continuing Party and Outgoing Party hereby confirm to Incoming Party that the entire current terms of the Novated Contract [(including Change Orders Nos. [___] and amendments dated [___])] are those appearing in the document a copy of which is annexed hereto as Schedule 1 and signed on behalf of Continuing Party and Incoming Party for identification and there has been no other amendment thereof (whether written or oral and whether or not legally binding) and no subsisting waiver of any of such terms has been given by Continuing Party or Outgoing Party. [Note: Bracketed text to be removed if inapplicable.]

4.2Continuing Party and Incoming Party hereby confirm the terms of the Novated Contract and all Change Orders (as such term is defined in the Novated Contract) thereto with the exception only of the substitution of parties hereby effected.

5.LIMITATION PERIODS

5.1Nothing in this Agreement shall have the effect of extending any limitation period set out in, or applicable to, the Novated Contract and nothing in this Agreement shall operate to enable any claims to be brought against Incoming Party whether in tort, contract or otherwise which, but for this Agreement, would be statute barred if made against Outgoing Party.

6.CHANGE ORDERS

6.1Incoming Party shall have all rights, obligations and liabilities under any Change Order entered into with Continuing Party pursuant to the Novated Contract, and Outgoing Party shall have no obligations or liabilities with respect to such Change Order.

7.GOVERNING LAW AND DISPUTE RESOLUTION

7.1This Agreement, including the interpretation and enforcement thereof, and the resolution of all disputes between the Parties arising out of or resulting from this Agreement, shall be governed by, interpreted and construed in accordance with the laws of Texas, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Texas. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and shall be disclaimed in and excluded from any Subcontracts entered into by Continuing Party in connection with the Work or the Stage 5 Facilities.

7.2In the event that any claim, dispute, controversy, difference, disagreement, or grievance (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, connected with or relating in any way to this Agreement (including the construction, validity, interpretation, termination, enforceability or breach of this Agreement) (“Dispute”) cannot be resolved informally within [***]([***]) Days after the Dispute arises, any Party may give written notice of the Dispute (“Dispute Notice”) to the other Parties requesting that a senior executive from each Party meet to resolve the Dispute. Each such senior executive shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within [***]([***]) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. Such negotiations shall be held in Houston, Texas or at another location mutually agreed in writing. In no event shall this Section 7.2 be construed to supersede Article 18 of the Novated Contract, and Article 18 of the Novated Contract shall address any Disputes (as defined in the Novated Contract) under the Novated Contract. The Parties agree that if any such Dispute is not resolved within [***] ([***]) Days after a Party’s request for such meeting between senior executives, then either Party may by notice to the other Party, refer the Dispute to be decided by final and binding arbitration in accordance with Section 7.3.

7.3Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 7.3, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The arbitration held under this Agreement shall be decided by three (3) arbitrators, appointed as follows: each Party shall be permitted to choose one (1) arbitrator, and the two (2) arbitrators chosen by the Parties shall choose the third arbitrator in accordance with the AAA Rules, who will serve as the chairperson of the tribunal. If Continuing Party and Guarantor are both parties to the arbitration, then Continuing Party and Guarantor shall collectively appoint one (1) arbitrator. If Incoming Party and Outgoing Party are both parties to the arbitration, then Incoming Party and Outgoing Party shall collectively appoint the second arbitrator (and the third arbitrator will be appointed by the first two (2) arbitrators, as set forth above). The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Parties and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by an opposing Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties and the successors and permitted assigns of any of them. At a Party’s option, (i) any other Person may be joined as an additional party to any arbitration conducted under this Section 7.3, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties, and (ii) any arbitration conducted under this Agreement may be consolidated with any arbitration conducted under the Novated Contract, with the arbitration under the Novated Contract continuing, provided that there are common issues of fact or law involved in such arbitrations. Continuing Party agrees, upon Incoming Party’s or Outgoing Party’ election, to the joinder of Guarantor as an additional party to any arbitration conducted under this Section 7.3 and to the joinder of Continuing Party to any arbitration between Incoming Party or Outgoing Party and Guarantor arising out of or relating to the Project. Requests for joinder of Guarantor as an additional party to the arbitration between the Parties must be submitted to the AAA within [***]([***]) Days after the establishment of the panel (including the appointment of the third arbitrator and the resolution of any challenges for cause). For the selection of arbitrators in any arbitration involving one or more of Continuing Party and Guarantor, the Parties agree that Contractor and Guarantor shall be considered as one party. If a consolidation of arbitrations under this Agreement and the Novated Contract occur, for the purposes of selecting arbitrators, Outgoing Party and Incoming Party shall be considered one party. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

7.4Notwithstanding any Dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of the Dispute. Incoming Party shall, subject to its right to withhold or offset amounts pursuant to the terms of the Novated Contract, continue to pay Continuing Party undisputed amounts in accordance with the Novated Contract. In no event shall the occurrence of any negotiation, litigation or arbitration prevent or limit either Party from exercising its rights under the Novated Contract, including Incoming Party and Continuing Party’s right to terminate pursuant to Article 16 of the Novated Contract.

8.COUNTERPARTS

8.1This Agreement may be executed in any number of counterparts and by the different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

9.NOTICES

9.1Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be either (a) hand delivered; (b) delivered by same-Day or overnight courier; or (c) delivered by certified mail, return receipt requested, to the other Party at the address set forth below. Notices, demands, offers and other communications may be delivered via email as a courtesy; however, delivery in such manner shall not be deemed to fulfill the notice requirements of this Section 9.1.

To Continuing Party:	Bechtel Energy Inc. 2105 CityWest Boulevard Houston, Texas 77042 Attn: [***] Email: [***] with a copy to: [Bechtel Energy Inc.] 2105 CityWest Boulevard Houston, Texas 77042 Attn: [***] Email: [***]

To Incoming Party:	[___________] [___________] [___________] Attn: [___________] Email: [___________]

To Outgoing Party:	[___________] [___________] [___________] Attn: [_______] Email: [***] with a copy to: [___________] [___________] [___________] Attn: [___________] Email: [___________]
9.2Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to be received: (1) if delivered by hand, by same-Day or overnight courier service, or certified mail on the date actually received at the address of the intended recipient; or (2) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number.

10.MISCELLANEOUS

10.1Each Party hereto shall from time to time after the date hereof, at the reasonable request of any other Party hereto, execute and deliver to such other Party such additional instruments of transfer, conveyance and assignment as shall be reasonably requested by such Party to transfer, convey and assign more effectively the rights and obligations the subject of this Agreement and otherwise to effect the transaction contemplated by this Agreement.

10.2Each reference in this Agreement to the Novated Contract shall be construed and shall have effect as a reference to the same as it may have been supplemented and/or amended prior to the Effective Date.

10.3Unless otherwise provided in this Agreement, words and expressions defined in the Novated Contract shall have the same meaning where used in this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF this Agreement has been executed by authorised representatives of the Parties on the Effective Date.

For and on behalf of: Incoming Party: [_______________________]	For and on behalf of: Outgoing Party: [_______________________]

By:	By:
Name:	Name:
Title:	Title:

For and on behalf of: Continuing Party: Bechtel Energy Inc.

By:
Name:
Title:

SCHEDULE 1

CHANGE ORDERS

ATTACHMENT II

BASF SUBLICENSE AGREEMENT
[***]

II-1

ATTACHMENT JJ

CHART ASSIGNMENT AGREEMENT

[***]

JJ-1

ATTACHMENT KK

NOT USED

KK-1

ATTACHMENT LL

FTZ AGREEMENT

If Owner elects in writing to take advantage of the benefits of a foreign trade zone at or near the Site, then this Attachment LL shall govern the rights and obligations of the Parties. At Owner’s election, it can exercise its rights hereunder via a Unilateral Change Order or a mutual Change Order. The Contract Price does not include the costs associated with Contractor’s compliance with this Attachment LL (and such costs shall, upon Owner’s election to utilize the foreign trade zone, be incorporated into the Contract Price via Change Order). In no event will there be any adjustment to the Guaranteed Substantial Completion Dates as a result of Owner exercising its rights in this Attachment LL.

1.If elected for use by Owner in accordance with the above statement, the purpose of this Attachment LL is to grant Contractor use of Foreign Trade Zone No. [_____] in [__________] (the “FTZ”), which is more specifically defined in Exhibit A of this Attachment LL, (the “Zone Site”). The [_______________] was awarded a grant of authority by the United States Foreign Trade Zones Board (the “FTZ Board”) to establish, operate and maintain the FTZ and has designated Cheniere Energy Partners, L.P. (“Cheniere”) to oversee the operations of the Zone Site as the Zone Operator within the meaning of the Foreign Trade Zones Act of 1934, 19 U.S.C. Sec. 81 et. seq., as amended, and 19 C.F.R. Section 146.4, and with respect to procedures and activities occurring at the Zone Site. Owner is authorized to use the FTZ pursuant to the FTZ user agreement by and between Cheniere and Owner, which also expressly authorizes Owner to permit Contractor to use the FTZ. Contractor’s use of the FTZ and the Zone Site shall be limited to activities directly related to Contractor’s performance of the Work under the Agreement.

2.Compliance with Laws: Without limiting Contractor’s rights to claim relief as specified in the Agreement if a Change in Law occurs after the Agreement Date, each Party shall perform its obligations under this Attachment LL in a manner consistent with good business practices and in full compliance with the Foreign Trade Zones Act and any regulations adopted by the FTZ Board thereunder, the laws and regulations governing U.S Customs and Border Protection (“CBP”), and any applicable laws of the State of Louisiana and the United States of America as in existence, or enacted, or amended during the term of the Agreement (collectively, together with CBP, the “Applicable Authority”).

3.Contractor Responsibilities: Contractor’s responsibilities with respect to the FTZ operations at the Zone Site include:

a.To the extent permitted by Applicable Law, engage in reasonable efforts to cooperate with and assist Owner and Cheniere in connection with any and all requests for approval of future expansion or modification of the boundary of the Zone Site or the scope of authorized activities within the Zone Site;

b.Zone Site maintenance of an Inventory Control and Recordkeeping System (ICRS) that meets the requirements of Applicable Authority;

c.Timely preparation and submission of the in-bond filing to move imported materials from the port of arrival to the Zone Site;

d.Within [***]([***]) Business Days of the departure date of any shipment of materials destined for the FTZ, provision of copies of the in-bond filing and supporting documentation to Owner, Cheniere, or any third-party consultant or advisor designated by Owner or Cheniere, subject to Section 5 of this Attachment LL, including the bill of lading for such shipment;

e.Timely preparation and submission of all necessary FTZ-related reports and forms with CBP (including admissions, transfers, and removals to or from the Zone Site), ensuring accurate and complete reporting of information;

f.Provision of copies of all filings with CBP and relevant supporting documentation in accordance with the requirements of Applicable Authority, including, but not limited to, the following:

i.For materials placed into commerce at frontier (i.e., materials admitted for consumption): Contractor shall, subject to Section 5 of this Attachment LL, provide Owner, Cheniere, and/or any third-party consultant or advisor designated by Owner or Cheniere with copies of CBP Form 7501 on or before the [***] ([***]th) Business Day following the entry date of any such shipment reported on CBP Form 7501;

ii.For any shipment of materials transported in-bond Contractor shall, subject to Section 5 of this Attachment LL, provide Owner, Cheniere, and/or any third-party consultant or advisor designated by Owner or Cheniere with copies of CBP Form 7512 on or before the [***] ([***]th) Business Day following the entry date of any such shipment reported on CBP Form 7512;

iii.Contractor shall, subject to Section 5 of this Attachment LL, provide Owner, Cheniere, and/or any third-party consultant or advisor designated by Owner or Cheniere with copies of CBP Form 214 on or before the [***] ([***]th) Business Day following the admission date of any such shipment reported on CBP Form 214;

iv.For any materials in foreign-status subsequently admitted into commerce for consumption: Contractor shall, subject to Section 5 of this Attachment LL, provide Owner and/or Owner’s designated third-party consultants or advisors with copies of CBP Form 7501 on or before the [***] ([***]th) Business Day following the entry date of any such admitted materials as reported on CBP Form 7501;

g.Notwithstanding anything to the contrary herein, when materials are admitted to the Zone Site, the order sum shall not include any U.S. Duties and Tariffs that Contractor may be required to pay or collect under Applicable Law or pursuant to Governmental Instrumentality imposed mandates concerning the import/export of any materials sold. Contractor is solely responsible for reporting any and all such U.S. Duties and Tariffs payable and shall act, as the U.S. importer of record for all such materials admitted into the Zone Site. Following removal of materials from the Zone Site, Contractor shall pay CBP for all U.S. Duties and Tariffs due on such removal upon making entry in accordance with the Agreement;

h.On a regular basis, provision of inventory reports for all materials located at the Zone Site to Owner, Cheniere, Owner’s tax consultant, and any consultant designated by Owner or Cheniere, including designation of materials admitted for consumption and materials admitted in foreign status, provided that Section 5 of this Attachment LL shall apply if such report discloses the actual cost incurred by Contractor or its Subcontractor for any item of Contractor-Supplied Equipment, and/or materials or equipment incorporated into such Contractor-Supplied Equipment;

i.Provision of necessary information to Owner for its preparation and filing of the annual report to the FTZ Board in sufficient time to enable Owner (and Cheniere as Zone Operator) to meet applicable reporting deadlines, provided that Section 5 of this Attachment LL shall apply if such report discloses the actual cost incurred by Contractor or its Subcontractor for any item of Contractor-Supplied Equipment, and/or materials or equipment incorporated into such Contractor-Supplied Equipment;

j.Maintenance of confidentiality and data protection requirements by Contractor and all parties, individuals, or agents acting on behalf of Contractor with regard to all activities in or related to the Zone Site;

k.Notification to Owner and Cheniere within [***] ([***]) Business Days of any CBP request that directly affects operation of the Zone Site, requests for Site visit, or any other action related to compliance with CBP requirements (i) at the Zone Site, or (ii) FTZ Zone activities; and

l.Assistance with and full cooperation during any CBP compliance review, request for information, notice of action, audit, or other inquiry or action, as requested by Owner or Cheniere.

4.US Customs and Border Protection: Contractor and Owner acknowledge and agree that a good working relationship with CBP is essential to an effective operation of a Foreign Trade Zone and each Party shall use reasonable commercial efforts to maintain such a relationship. Contractor agrees to perform its duties and responsibilities in full cooperation with CBP.

5.Records: Parties shall maintain all Books and Records in connection with their responsibilities hereunder for a minimum term of [***] ([***]) years from the date of last entry, admission, removal, export, or re-export, whichever is latest. Owner shall maintain its Books and Records pertaining to any such materials for a minimum term of [***] ([***]) years after such materials have been removed from the Zone Site, including the final entry upon Substantial Completion. Contractor shall keep and promptly make available to Owner and Cheniere such Books and Records during the term of the Agreement and for a period of [***] ([***]) years thereafter or such greater period as may be required under this section and/or Applicable Authority. If any Books and Records, Taxes, or information required by Owner and Cheniere under this Attachment LL would disclose the actual cost of Contractor-Supplied Equipment, and/or materials or equipment incorporated into Contractor-Supplied Equipment, Contractor shall only be required to provide such Books and Records, Taxes and information to Owner’s tax and accounting departments, tax counsel, Owner’s or Cheniere’s designated third-party consultants or advisors, and to the following employee positions in Owner’s supply chain department: Supply Chain Delivery Director and Supply Chain Delivery Advisor; on the understanding that such personnel in such designated departments, tax counsel, designated third-party consultants or advisors and the foregoing designated employee positions in Owner’s supply chain department shall not disclose to other Owner personnel the actual cost incurred by Contractor or its Subcontractor for any item of Contractor-Supplied Equipment, and/or materials or equipment incorporated into such Contractor-Supplied Equipment, unless otherwise mutually agreed by the Parties. If upon reasonable notice, Owner or Cheniere, appoint an independent accounting firm to audit Contractor’s Books and Records, Taxes, and information, such an independent public accounting firm and their representatives shall first execute a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind. The record keeping requirements of this section shall survive the termination or expiration of the Agreement.

6.Documentation upon Expiration or Termination: At the expiration or termination of Contractor’s use of the FTZ for any reason, Contractor shall promptly provide to Owner and Cheniere all relevant records and documents maintained by Contractor and needed by Owner or Cheniere in connection with the operation of the Zone Site. In addition, Contractor, shall provide assistance and information as reasonably requested by Owner or Cheniere in order to ensure a compliant transition of all documentation and reporting requirements under Applicable Authority. This provision shall survive the expiration or termination of Contractor’s right to use the FTZ.

7.Additional Cost for Complying with FTZ: Owner agrees that Contractor shall have the right to recover additional, reasonable, documented, and necessary direct costs to the extent such direct costs arise in connection with Contractor’s compliance with the FTZ requirements in this Attachment LL.

EXHIBIT A

ZONE SITE

[***]

ATTACHMENT MM

COMMODITY PRICE RISE AND FALL
[***]

MM-1

ATTACHMENT NN

HIGH VALUE ORDER TRUE UP

1.Definitions.

The capitalized terms in this Attachment NN shall have the meaning as set forth below. Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

“Change In HVO Schedule” is calculated by subtracting the Original HVO Schedule from the Updated HVO Schedule, but such subtraction shall not be performed until Contractor removes from such Updated HVO Schedule any impacts (if any) that are a result of a change in Subcontractor’s scope, design, quantities, specifications or terms and conditions (but for the avoidance of doubt, changes made by Owner via a Change Order shall not be subtracted).

“Change In HVO Value” is calculated by subtracting the Original HVO Quote from the Updated HVO Quote, but such subtraction shall not be performed until Contractor removes from such Updated HVO Quote any impacts (if any) that are a result of a change in Subcontractor’s scope, design, quantities, specifications or terms and conditions (but for the avoidance of doubt, changes made by Owner via a Change Order shall not be subtracted).

“High Value Order” or “HVO” means specific material requisitions, as outlined in Schedule NN‑1.

“High Value Order Equipment” means Contractor-Supplied Equipment procured under a Subcontract for a High Value Order.

“High Value Order Subcontractors” or “HVO Subcontractors” are the Subcontractors listed in Schedule NN‑1 for the procurement of the High Value Order Equipment.

“Original Combined HVO Quote” means the quote for the High Value Order Equipment for the applicable High Value Order that was received by Contractor prior to the Agreement Date and which the Contract Price and Guaranteed Substantial Completion Dates are based upon, which includes the Original HVO Quote and the Original HVO Schedule.

“Original HVO Quote” means the Subcontractor’s quote for the High Value Order Equipment for the applicable High Value Order that was received by Contractor prior to the Agreement Date and which the Contract Price is based upon.
“Original HVO Schedule” means the Subcontractor’s schedule for the High Value Order Equipment for the applicable High Value Order that was received by Contractor prior to the Agreement Date and which the Guaranteed Substantial Completion Dates are based upon.

“Updated Combined HVO Quote” means the quote received by Contractor from the Subcontractor and submitted by Contractor to Owner pursuant to Section 2 below, which contains the Updated HVO Quote and the Updated HVO Schedule and which is binding and valid for the period described in Section 2 below.

“Updated HVO Quote” means the price received by Contractor from the Subcontractor and submitted by Contractor to Owner pursuant to Section 2 below, which is binding and valid for the period described in Section 2 below.

“Updated HVO Schedule” means the schedule received by Contractor from the Subcontractor and submitted by Contractor to Owner pursuant to Section 2 below, which is binding and valid for the period described in Section 2 below.

2.High Value Order True Up Procedure

Each High Value Order has an Original Combined HVO Quote that contains the Original HVO Quote and Original HVO Schedule on which the Contract Price and Guaranteed Substantial Completion Dates are based.

If the validity period for the Original Combined HVO Quote for High Value Order Equipment has either expired or will expire prior to Owner’s planned issuance of an LNTP (authorizing the purchase of such High Value Order Equipment) or NTP, Contractor shall require Updated Combined HVO Quotes from each HVO Subcontractor (other than Capital Spare Parts). Contractor shall receive such Updated HVO Quote from each such HVO Subcontractor and submit such Updated Combined HVO Quotes to Owner no later than [***] ([***]) Days after Contractor’s written request to each HVO Subcontractor. Contractor shall ensure that such Updated Combined HVO Quotes have a price (Updated HVO Quote) and schedule (Updated HVO Schedule) that is fixed and valid for the period commencing upon [***] ([***]) Days after such written request and ending no earlier than [***] ([***]) Days after such written request. Contractor shall endeavor that each HVO Subcontractor’s Updated Combined HVO Quote is valid for the period commencing upon [***] ([***]) Days after Contractor’s written request and ending no earlier than [***] ([***]) Days after such Contractor’s written request, but at a minimum such validity period shall commence upon [***] ([***]) Days after such Contractor’s request and end no earlier than [***] ([***]) Days after such Contractor’s written request. In connection with obtaining the Updated Combined HVO Quotes, Contractor shall invite Owner to meetings with the applicable HVO Subcontractors, at such times as Owner and Contractor agree are appropriate, to assist Contractor in negotiation of the best possible pricing and schedule terms, provided that Owner may not make adjustments to other contracting terms and conditions upon which the Original Combined HVO Quote was based. Owner will have access via the data room to the final bid tabs for the Original HVO Quotes and Original HVO Schedules for each HVO Subcontractor, and the final negotiated Updated HVO Quotes and Updated HVO Schedule for each HVO Subcontractor, and Contractor shall present the outcomes of the HVO Subcontractor quotes in a joint meeting with Owner utilizing the data room environment and provide an objective analysis and fully transparent explanation as to the variance in the “quote-to-quote” outcome, so as to allow Owner to understand and verify Contractor’s justification for any proposed Change Order pursuant to Section 3 below.

Contractor shall submit to Owner a letter in the form of Schedule NN‑2 (“HVO Proposal Letter”) that contains all Updated Combined HVO Quotes received by Contractor. Such HVO Proposal Letter shall include each such HVO Subcontractor’s Updated HVO Quote and Updated HVO Schedule as well as the information described below. The Contract Price and Guaranteed Substantial Completion Dates are only subject to adjustment for changes due to fluctuations in market conditions after the date of the respective Original Combined HVO Quote, as shown in Schedule NN‑1. For the avoidance of doubt, Contractor shall receive no adjustments to the Contract Price or Guaranteed Dates to the extent the Updated HVO Quote and Updated HVO Schedule includes impacts related to any changes in an HVO Subcontractor’s scope, design, quantities, specifications or terms and conditions (but for the avoidance of doubt, any changes made by Owner via a Change Order shall be included), and any adjustments related to the foregoing matters shall be for Contractor’s account and not passed onto Owner. With each Updated Combined HVO Quote, Contractor shall provide to Owner the Original Combined HVO Quote (including the Original HVO Quote and Original HVO Schedule) for each HVO Subcontractor, and the Updated Combined HVO Quote (including the Updated HVO Quote and Updated HVO Schedule). If there is no Original Combined HVO Quote, Contractor shall indicate the amount estimated for the relevant High Value Order Equipment prior to the Agreement Date, included in Schedule NN‑1 or, in the case of Capital Spare Parts, in Attachment W. If Owner elects to proceed with the commitment of an HVO based on the Updated Combined HVO Quote, then Owner shall request such at any time during the validity period described in this Section 2, and the Parties shall execute a

Change Order in accordance with the Agreement as follows (and such Change Order shall also include any impacts to the Guaranteed Substantial Completion Dates pursuant to Section 3 below). Owner shall not refuse such commitment unless Owner has identified another subcontractor acceptable to Contractor that is capable of performing the applicable HVO scope and within the required schedule. No adjustment to the Contract Price shall occur as a result of the procedures in this Attachment NN unless Owner makes such commitment request.

Notwithstanding anything to the contrary in the Agreement, if Owner does not elect to provide the commitment of an HVO on or prior to the award schedule set forth in Schedule NN-1, Contractor shall be entitled to relief in accordance with Section 6.2A.1 of the Agreement as a result of the delay in election to provide the commitment.

3.High Value Order True Up-Change In HVO Price and HVO Schedule

After receiving the HVO Proposal Letter for the applicable HVO which compares the Original Combined HVO Quote and the Updated Combined HVO Quote, and during the validity period described in the above Section 2, Owner may request (which request by Owner, for purposes of clarity, may occur prior to issuance of NTP) that Contractor proceed with the commitment of any such HVO. If Owner elects to go forward to proceed with such commitments during the applicable validity period, the Parties shall execute a Change Order in accordance with the Agreement to include any impacts to the Contract Price pursuant to Section 3.a) below and the Guaranteed Substantial Completion Dates pursuant to Section 3.b) below as follows.

a) High Value Order True Up – Changes In HVO Price

(i)With respect to all HVOs, if the cumulative aggregate Change in HVO Value for all such HVOs is negative (i.e., cumulative aggregate Updated HVO Quotes is less than the cumulative aggregate Original HVO Quotes), Owner shall be entitled to a Change Order reducing the Contract Price by the sum of such difference and [***] percent ([***]%) of such difference; or
(ii)With respect to all HVOs, if the cumulative aggregate Change in HVO Value for all such HVOs is positive (i.e., cumulative aggregate Updated HVO Quotes is greater than the cumulative aggregate Original HVO Quotes), Contractor shall be entitled to a Change Order increasing the Contract Price by the sum of such difference and [***] percent ([***]%) of such difference.

b) High Value Order True Up – Changes In HVO Schedules

With respect to all HVOs, after taking into account the impact of all changes in the Updated HVO Schedules (but only after Contractor removes from such Updated HVO Schedules any impacts (if any) that are a result of a change in HVO Subcontractor’s scope, design, quantities, specifications or terms and conditions (but for the avoidance of doubt, any Owner requested changes made to the scope of supply for such HVO Subcontractor shall be included)), if there is a change in the Updated HVO Schedules for such HVO Subcontracts such that, based on the Monthly Updated Project Schedule and using critical path analysis, the dates of delivery of the High Value Order Equipment in the aggregate for all such HVO Subcontracts impacts the critical path, then Contractor shall be entitled to a Change Order adjusting the applicable Guaranteed Substantial Completion Date and Contract Price to the extent permitted under Section 6.8A of the Agreement.

If there is no change in the Updated HVO Schedules for such HVOs, then Contractor shall not be entitled to a Change Order to adjust the Guaranteed Substantial Completion Dates.

4.Change in HVO Subcontractor
Subject to Section 2.4B of the Agreement and Owner’s prior approval, Contractor may select an alternate Subcontractor for any HVO, only if (i) Contractor holds a competitive bid between the alternate Subcontractor and the HVO Subcontractor listed in this Attachment NN and (ii) Contractor receives Owner’s approval. Such selected Subcontractor bid shall be deemed to be the Updated Combined HVO Quote for the purposes of this Attachment NN. Contractor shall, with Owner’s approval, select the Subcontractor with the lowest price, as long as the schedule for such Subcontractor is compatible with Contractor’s schedule and the Subcontractor is technically acceptable to Contractor and Owner. For the avoidance of doubt, if Contractor selects an alternate Subcontractor for such HVO due to the original HVO Subcontractor not providing a schedule compatible with Contractor’s schedule or such original HVO Subcontractor declining to bid, then this Attachment NN shall apply to the alternate Subcontractor, with the alternate Subcontractor’s quote deemed to be the Updated Combined HVO Quote of the applicable High Value Order Subcontractor.

SCHEDULE NN-1

High Value Orders
[***]

SCHEDULE NN-2

FORM OF HVO PROPOSAL LETTER FROM CONTRACTOR

[Letter to be Placed on Contractor’s Letterhead]
_______, 20[__]

Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [________]

RE: HVO Proposal Letter for [All HVO Subcontractors] [Note: If not for all HVO Subcontractors, list only those applicable HVO Subcontractors.]

Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 5 Liquefaction Project, dated [_______], 20[__] (“Agreement”)

Dear Sabine Pass Liquefaction Stage V, LLC,

Pursuant to the requirements of the Agreement, Bechtel Energy Inc. (“Contractor”) is providing this HVO Proposal Letter for all High Value Order Equipment that Contractor has received Updated Combined HVO Quotes. This HVO Proposal Letter has been prepared in accordance with Agreement, including Attachment NN.

Table 1, attached to this letter, shows the information provided by each High Value Order Subcontractor for each such High Value Order Equipment requested by Contractor, as well as information completed by Contractor. Contractor has attached to this letter the HVO Proposal Letter from each such High Value Order Subcontractor, each of which was completed in accordance with Schedule NN‑3 of the Agreement. The validity of each Updated Combined HVO Quote is shown in Table 1. Also attached to this letter is the Original Combined HVO Quote (including the Original HVO Quote and Original HVO Schedule) for each High Value Order Subcontractor, and the Updated Combined HVO Quote (including the Updated HVO Quote and Updated HVO Schedule). If there is no Original Combined HVO Quote, Contractor shall indicate the amount estimated for the relevant High Value Order Equipment at the Agreement Date, included in Table 1. If there is no Original Combined HVO Quote, Schedule NN‑3 shall be amended to refer only to the Updated Combined HVO Quote and all references to the Original Combined HVO Quote shall be deleted.

As reflected in Table 1, the cumulative adjustment in the Contract Price as a result of the Change in HVO Prices for all High Value Order Equipment shown in Table 1 is [a decrease of U.S.$__________] [an increase of U.S.$_________]. Contractor confirms that the Change in HVO Prices does not include any impacts that are the result of a change in the scope, design, quantities, specifications or terms and conditions for any High Value Order Subcontractor.

The Change in HVO Schedule (if any) for each High Value Order Equipment in Table 1 is shown in Table 1. Contractor confirms that the Change in HVO Schedule does not include any impacts that are the result of a change in the scope, design, quantities, specifications or terms and conditions for any High Value Order Subcontractor. To the extent there was any Change in HVO Schedule for any High Value Order Equipment, Contractor states that it has evaluated such Change in HVO Schedule and determined, in accordance with the Agreement, that there [is no change to any of the Guaranteed Substantial Completion Dates] [is a change to the Guaranteed Substantial Completion Dates, as follows: ___________]. [Attached to this letter is the information required under the Agreement that supports Contractor’s claim for an adjustment to the Guaranteed Substantial Completion Dates.]

Based on the foregoing, if Owner provides notice to Contractor, no later than [_________, 20__], that it elects to proceed with the commitments for such High Value Order Equipment, the Contract Price for the Agreement will [decrease U.S.$__________] [increase U.S.$_________] and the Guaranteed Substantial Completion Dates for the Agreement [will not change] [will change as follows: __________________]. Upon receipt of such notice by Contractor, the Parties will promptly execute a Change Order reflecting such adjustments in the Contract Price and Guaranteed Substantial Completion Dates for the Agreement.

This HVO Proposal Letter is provided and executed by an authorized representative of Contractor.

Sincerely,

_________________________
Name: ___________________
Title: ____________________
Date: ____________________

cc:    Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, TX 77002
Attn: [***]

Attachments:

•Table 1

•HVO Proposal Letters from each High Value Order Subcontractor

•Original Combined HVO Quote from each High Value Order Subcontractor

•The Updated Combined HVO Quote from each High Value Order Subcontractor

Table 1
High Value Orders
[***]

SCHEDULE NN-3

FORM OF HVO PROPOSAL LETTER FROM SUBCONTRACTORS

[Letter to be Placed on Subcontractor Letterhead]
_______, 20[__]

Sabine Pass Liquefaction Stage V, LLC
845 Texas Avenue, Suite 1250
Houston, Texas 77002
Attn: [__________]

RE: Sabine Pass Stage 5 Liquefaction Facility – High Value True Up for [insert name of Equipment] Equipment

Dear Sabine Pass Liquefaction Stage V, LLC,

Pursuant to Bechtel Energy Inc.’s (“Contractor”) request, we, [insert Subcontractor name] (“High Value Order Subcontractor”) are providing this notification to Sabine Pass Liquefaction Stage V, LLC (“Owner”) for that certain [describe the Equipment] Equipment (“High Value Order Equipment”).

On [____________, Year], we provided a quote (“Original Combined HVO Quote”) to Contractor for the High Value Order Equipment, pursuant to [quote _________], which was binding until [_________]_Year (”Original Binding Period”). Such Original Combined HVO Quote contained:
•a quote of [U.S.$__________] (“Original HVO Quote”); and
•a schedule for delivery of such High Value Order Equipment (“Original HVO Schedule”), as follows:
◦[Insert schedule here]

On [__________, 20[__]], at Contractor’s request, we updated our Original Combined HVO Quote (“Updated Combined HVO Quote”) and provided such Updated Combined HVO Quote to Contractor. Our Updated Combined HVO Quote is comprised of the following:
•a quote of [U.S.$__________] (“Updated HVO Quote”);
•a schedule for delivery of such High Value Order Equipment (“Updated HVO Schedule”), as follows:
◦[insert schedule here]

•With the Updated Combined HVO Quote being binding and irrevocable on High Value Order Subcontractor from [_________20[__]] through and including [__________, 20__] (“Updated Binding Period”).

Accordingly, High Value Order Subcontractor represents to Owner and Contractor:

•The difference between the Updated HVO Quote and the Original HVO Quote is: [U.S.$________].
◦Such difference does not include any impacts related to any changes in High Value Order Subcontractor’s scope, design, quantities, specifications or terms and conditions

•The difference, if any, between the Updated Original HVO Schedule and the Original HVO Schedule is as follows: [_________________________].
◦Such difference does not include impacts related to any changes in the High Value Order Subcontractor’s scope, design, quantities, specifications or terms and conditions.

•If a framework agreement or similar agreement is currently in place between Owner or its affiliate and High Value Order Subcontractor or its affiliates, such Original Combined HVO Order and Updated Combined HVO Order are in compliance with such agreements.

This notice is provided and executed by an authorized representative of the High Value Order Subcontractor.

Sincerely,

_________________________
Name: ___________________
Title: ____________________
Date: ____________________

cc:    [***], Sabine Pass Liquefaction Stage V, LLC, 845 Texas Avenue, Suite 1250, Houston, TX
77002

[_______], Bechtel Energy Inc., 2105 CityWest Boulevard, Houston, TX 77042

[***], Bechtel Energy Inc., 2105 CityWest Boulevard, Houston, TX 77042

ATTACHMENT OO

[***]
OO-1